As filed with the SEC on March  , 1996                Registration No. 33-*****
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            BT FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Pennsylvania                         6022                       25-1441348
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)       Identification No.)


  BT Financial Plaza, 551 Main Street, Johnstown, Pennsylvania 15901, (814) 532-3801
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                John H. Anderson
                      Chairman and Chief Executive Officer
                            BT Financial Corporation
BT Financial Plaza, 551 Main Street, Johnstown, Pennsylvania 15901, (814) 532-3801
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
   Dennis M. Sheedy, Esq.                             Edward L. Lublin, Esq.
 Kirkpatrick & Lockhart LLP                        Manatt, Phelps & Phillips LLP
    1500 Oliver Building                                1501 M Street, N.W.
Pittsburgh, Pennsylvania 15222                         Washington, D.C. 20005
   (412) 355-6500                                           (202) 463-4314

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                               _________________

                                        CALCULATION OF REGISTRATION FEE
==========================================================================================================================
 Title of each class of               Amount to be          Proposed maximum         Proposed maximum         Amount of
 securities to be registered          registered(1)        offering price per       aggregate offering       registration
                                                                unit(2)                  price(2)                fee
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $5.00
   per share .................           212,000               $16.98                   $3,600,720            $1,242.00
--------------------------------------------------------------------------------------------------------------------------
 Preferred Share Purchase
   Rights....................            212,000                N.A.                     N.A.                  N.A.
===========================================================================================================================

(1)    Represents the maximum number of shares of common stock and preferred share purchase rights of the registrant which may be issued to holders of The Armstrong County Trust Company common stock upon consummation of the merger described in this registration statement.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee, in accordance with Rule 457(f)(2), on the basis of the book value per share of The Armstrong County Trust Company common stock as of December 31, 1995 less cash in the amount of $596.25 to be paid per share of The Armstrong County Trust Company Common Stock.  For purposes of estimating the offering price and the registration fee, the preferred share purchase rights are not deemed to have any material value apart from the registrant's common stock with which such rights are associated.

                                   ____________________

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

                            BT FINANCIAL CORPORATION

        CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A) OF REGULATION C AND
ITEM 501(B) OF REGULATION S-K SETTING FORTH THE LOCATION IN THE JOINT PROXY STATEMENT/PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-4.

                                                                                                      Location in Proxy
                                                                                                      ------------------
                             Form S-4 Item Number and Caption                                        Statement/Prospectus
                             --------------------------------                                        --------------------
 A.     INFORMATION ABOUT THE TRANSACTION

 1.     Forepart of Registration Statement and Outside Front
          Cover Page of Prospectus . . . . . . . . . . . . . . . . . . . . . .  Outside Front Cover Page; Cross Reference Sheet;
                                                                                Outside Front Cover Page of Proxy
                                                                                Statement/Prospectus
 2.     Inside Front and Outside Back Cover Pages of
          Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Available Information; Incorporation of Certain
                                                                                Documents by Reference; Table of Contents
 3.     Risk Factors, Ratio of Earnings to Fixed Charges
          and Other Information  . . . . . . . . . . . . . . . . . . . . . . .  Summary; Comparative Per Share Data; Comparative
                                                                                Market Prices; Selected Financial Information

 4.     Terms of the Transaction . . . . . . . . . . . . . . . . . . . . . . .  Summary; The Merger; The Merger Agreement;
                                                                                Comparison of Shareholder Rights; Description of
                                                                                BT Financial Capital Stock

 5.     Pro Forma Financial Information  . . . . . . . . . . . . . . . . . . .  Summary; Unaudited Pro Forma Condensed Combined
                                                                                Financial Information

 6.     Material Contracts with the Company Being Acquired . . . . . . . . . .  Summary; The Meeting; The Merger; The Merger
                                                                                Agreement

 7.     Additional Information Required for Reoffering by
          Persons and Parties Deemed to be Underwriters  . . . . . . . . . . .                           *

 8.     Interests of Named Experts and Counsel . . . . . . . . . . . . . . . .                           *

 9.     Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities . . . . . . . . . . . . . . . . . . .                           *

 B.     INFORMATION ABOUT THE REGISTRANT

 10.    Information with Respect to S-3 Registrants  . . . . . . . . . . . . .  Outside Front Cover Page; Summary; Selected
                                                                                Financial Information; Certain Information
                                                                                Regarding BT Financial

 11.    Incorporation of Certain Information by Reference  . . . . . . . . . .  Incorporation of Certain Documents by Reference

 12.    Information with Respect to S-2 or S-3 Registrants . . . . . . . . . .                           *

 13.    Incorporation of Certain Information by Reference  . . . . . . . . . .                           *

 14.    Information with Respect to Registrants Other
          Than S-2 or S-3 Registrants  . . . . . . . . . . . . . . . . . . . .                           *

 C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED

 15.    Information with Respect to S-3 Companies  . . . . . . . . . . . . . .                           *

 16.    Information with Respect to S-2 or S-3
          Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           *

 17.    Information with Respect to Companies Other Than
          S-3 or S-2 Companies . . . . . . . . . . . . . . . . . . . . . . .     Summary; Armstrong Selected Financial Information;
                                                                                 Certain Information Regarding Armstrong; Index to
                                                                                 Armstrong and Moxham Financial Statements
 D.     VOTING AND MANAGEMENT INFORMATION

 18.    Information if Proxies, Consents or
          Authorizations are to be Solicited . . . . . . . . . . . . . . . .     Incorporation of Certain Documents By Reference;
                                                                                 Summary; The Meeting; The Merger

 19.    Information if Proxies, Consents or
          Authorizations are not to be Solicited or
          in an Exchange Offer . . . . . . . . . . . . . . . . . . . . . . .                              *

---------------------

 *      Not applicable or the answer is negative.

                              THE ARMSTRONG COUNTY
                                 TRUST COMPANY
                               227 Market Street
                             Kittanning, PA  16201


                                March/April __, 1996


Dear Shareholder:

  You are cordially invited to attend a special meeting of the shareholders of The Armstrong County Trust Company ("Armstrong") to be held at Armstrong's executive offices, 227 Market Street, Kittanning, Pennsylvania, at 2 p.m., Eastern Time, on March/April __, 1996.

  The purpose of the meeting is to vote on adoption and approval of the Agreement and Plan of Reorganization dated October 24, 1995, by and among Armstrong, BT Financial Corporation, a Pennsylvania corporation ("BT Financial"), and Johnstown Bank and Trust Company, a Pennsylvania bank and trust company wholly owned by BT Financial ("Johnstown Bank"), as amended by the First Amendment to Agreement and Plan of Reorganization dated March __, 1996 (the "Merger Agreement"), providing for the acquisition of Armstrong by BT Financial through the merger of Armstrong into Johnstown Bank.

  The Merger Agreement provides that at the effective time of the merger each outstanding share of Armstrong common stock ("Armstrong Common Stock") will be converted into 26.5 shares of BT Financial common stock ("BT Financial Common Stock") and $596.25 in cash (the "Merger Considerations"), unless the average closing price per share of BT Financial Common Stock on the Nasdaq Market ("NASDAQ") as reported in THE WALL STREET JOURNAL for the twenty (20) consecutive trading days ending on the fifth trading day immediately preceding the Closing Date (the "Valuation Period") is less than $27.50 or more than $34.00.

  If the average per share price of BT Financial Common Stock is less than $27.50 for the Valuation Period, Armstrong may request that BT Financial adjust the Merger Consideration by increasing the number of shares of BT Financial Common Stock or the amount of cash included in the Merger Consideration, or both, so as to maintain a total consideration of $1,325.00 per share of Armstrong Common Stock based on the average price per share for BT Financial Common Stock for the Valuation Period. If BT Financial does not so adjust the Merger Consideration, Armstrong may terminate the Merger Agreement, and neither party will have any further liability under the Merger Agreement.

  If the average price per share of BT Financial Common Stock for the Valuation Period is more than $34.00, BT Financial will have the option to adjust the Merger Consideration by reducing the number of shares of BT Financial Common Stock or cash included in the Merger Consideration, or both, as determined by Armstrong, so that the total consideration does not exceed $1,497.25 per share of Armstrong Common Stock based on the average price per share of BT Financial Common Stock for the Valuation Period. If at any time prior to the Closing Date or the ninety (90) day period immediately following the Closing Date, BT Financial enters into, or announces plans to enter into any agreement that would result in an acquisition of BT Financial or substantially all of its business by another entity, the Merger Consideration will remain equal to
26.5 shares of BT Financial Common Stock and $596.25 in cash for each share of Armstrong Common Stock.

  BT Financial is a multi-bank holding company organized under the laws of the Commonwealth of Pennsylvania with headquarters in Johnstown, Pennsylvania. At September 30, 1995, BT Financial had total assets of approximately $1.1 billion, total deposits of approximately $956 million and shareholders' equity of approximately $99 million. BT Financial Common Stock is quoted on NASDAQ under the symbol "BTFC". The closing price for BT Financial Common Stock on March/April __, 1996 was $__ per share.

  Armstrong is a bank and trust company organized under the laws of the Commonwealth of Pennsylvania. At December 31, 1995, Armstrong had total assets of approximately $52 million, total deposits of approximately $39 million and shareholder's equity of approximately $8 million.

  The Board of Directors of Armstrong believes that the merger is in the best interests of Armstrong and its shareholders and recommends that you vote FOR the approval and adoption of the Agreement and Plan of Reorganization and the transactions contemplated thereby. The attached Proxy Statement/Prospectus explains the proposed merger in detail. Please carefully review and consider all of this information.

  It is especially important that your shares be represented and voted at the special meeting. Please complete, sign, date and promptly return the enclosed proxy card even if you currently plan to attend the special meeting. You may revoke your proxy at any time before it is voted by giving written notice to Armstrong. If you attend the meeting and vote in person, your vote will supersede your proxy.

                                        Sincerely,


                                        Coleman J. Clougherty
                                        Chairman, President and
                                        Chief Executive Officer

                       THE ARMSTRONG COUNTY TRUST COMPANY
                               227 Market Street
                        Kittanning, Pennsylvania  16201

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON MARCH/APRIL __, 1996

  NOTICE IS HEREBY GIVEN that a special meeting (the "Meeting") of shareholders of The Armstrong County Trust Company, a Pennsylvania bank and trust company ("Armstrong"), will be held on March/April __, 1996, at the executive offices of Armstrong at 227 Market Street, Kittanning, Pennsylvania, commencing at
2 p.m., local time, to consider and vote upon the following:

   1. A proposal to adopt and approve an Agreement and Plan of Reorganization dated as of October 24, 1995 by and among Armstrong, BT Financial Corporation, a Pennsylvania corporation ("BT Financial") and Johnstown Bank and Trust Company, a Pennsylvania Bank and trust company wholly-owned by BT Financial ("Johnstown Bank"), as amended by the First Amendment to Agreement and Plan of Reorganization dated March __, 1996 (the "Merger Agreement"), pursuant to which Armstrong will merge with and into Johnstown Bank (the "Merger") with Johnstown Bank being the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the enclosed Proxy Statement/Prospectus; and

   2. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  Only holders of record of shares of Armstrong Common Stock at the close of business on March/April __, 1996 are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  Any shareholder entitled to vote at the Meeting will have the right to dissent from the Merger and to obtain payment for the fair value of his shares upon compliance with the applicable provisions of Pennsylvania law. For a summary of the rights of Armstrong shareholders to dissent, see "The Merger--Rights of Dissenting Shareholders" in the attached Proxy Statement/Prospectus. A copy of Subchapter D of Chapter 15 and Section 1930 of the Pennsylvania Business Corporation Law of 1988, which relates to dissenters' rights, is included in the attached Proxy Statement/Prospectus as Annex C.


                         By Order of the Board of Directors,


                         Bonnie K. Rupp
                         Secretary
March/April __, 1996

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE THAT SHAREHOLDER OWNS SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE MEETING WILL BE VOTED WITH RESPECT TO THE MATTER IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION.

                  ____________________________________________

                                PROXY STATEMENT
                                       OF
                       THE ARMSTRONG COUNTY TRUST COMPANY
                  ____________________________________________

                                   PROSPECTUS
                                       OF
                            BT FINANCIAL CORPORATION
                  ____________________________________________

  This Proxy Statement/Prospectus is being furnished to holders of shares of common stock, par value $50.00 per share ("Armstrong Common Stock"), of The Armstrong County Trust Company, a Pennsylvania bank and trust company ("Armstrong"), in connection with the solicitation of proxies by the Board of Directors of Armstrong (the "Armstrong Board") for use at a special meeting of Shareholders (the "Meeting") to be held on March/April __, 1996, at the executive offices of Armstrong at 227 Market Street, Kittanning, Pennsylvania, and at any adjournment or postponement thereof. The purpose of the meeting is to consider and take action on the proposed merger (the "Merger") of Armstrong into Johnstown Bank and Trust Company ("Johnstown Bank"), a Pennsylvania bank and trust company wholly-owned by BT Financial Corporation, a Pennsylvania corporation ("BT Financial"), pursuant to the terms of the Agreement and Plan of Reorganization dated as of October 24, 1995 as amended by the First Amendment to Agreement and Plan of Reorganization dated March __, 1996 (the "Merger Agreement") by and among Armstrong, BT Financial and Johnstown Bank, as more fully described elsewhere in this Proxy Statement/Prospectus.

  This Proxy Statement/Prospectus also constitutes a prospectus of BT Financial Corporation, a Pennsylvania corporation ("BT Financial"), relating to a maximum of 212,000 shares of common stock, par value $5.00 per share ("BT Financial Common Stock"), of BT Financial to be issued to Armstrong shareholders.

  The outstanding shares of BT Financial Common Stock are, and the shares offered hereby will be, included for quotation on the Nasdaq Market ("NASDAQ"). The closing price of BT Financial Common Stock on NASDAQ as reported in THE WALL STREET JOURNAL on March/April __, 1996 was $________ per share.

  This Proxy Statement/Prospectus and the enclosed proxy card are first being mailed to Shareholders on or about March/April __, 1996.

  All information contained in this Proxy Statement/Prospectus relating to BT Financial and its subsidiaries has been supplied by BT Financial, and all information contained in this Proxy Statement/Prospectus relating to Armstrong has been supplied by Armstrong.
               ________________________________________________

  THE SHARES OF BT FINANCIAL COMMON STOCK TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF BT FINANCIAL COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF BT FINANCIAL AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.
                ________________________________________________

        The date of this Proxy Statement/Prospectus is March/April __, 1996.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BT FINANCIAL, ARMSTRONG OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR A SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BT FINANCIAL OR ARMSTRONG SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  This Proxy Statement/Prospectus does not cover any resale of shares of BT Financial Common Stock received by any person upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

  BT Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by BT Financial with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, 7 World Trade Center, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed rates. In addition, BT Financial Common Stock is included for quotation on NASDAQ and such reports, proxy statements and other information concerning
BT Financial should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  BT Financial has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of BT Financial Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C., or from the Commission's regional offices in New York or Chicago, by the means described above for obtaining reports, proxy statements and other information filed pursuant to the Exchange Act. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete. In each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document and each such statement is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by BT Financial (File No. 0-12377) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

  1. Proxy Statement for its Annual Meeting of Shareholders held on May 14,
     1995;

  2. Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

  3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995;

  4. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995;

  5. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995; and

  6. Current Report on Form 8-K dated December 14, 1995 (as amended).

  7. Current Report on Form 8-K dated January 12, 1996.

  All documents and reports filed by BT Financial pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date when the Meeting has finally been adjourned shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the dates of filing of such documents and reports. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document or report which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS FILED BY BT FINANCIAL WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN OR THEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, DIRECTED TO BT FINANCIAL CORPORATION, BT FINANCIAL PLAZA, 551 MAIN STREET, JOHNSTOWN, PENNSYLVANIA 15901 (TELEPHONE NUMBER: (814) 532-3801),
ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH/APRIL __, 1996.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
 Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
 Incorporation of Certain Documents by Reference  . . . . . . . . . . . . . . . . . . . . . .  2
 Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 Selected Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
 Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
 Comparative Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
 The Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Reasons for the Merger; Recommendation of the Armstrong
    Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Opinion of Armstrong Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . 29
  Regulatory Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Resale Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Indemnification Obligations of Armstrong  . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Armstrong Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
  Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
 Unaudited Pro Forma Condensed Combined Financial Information . . . . . . . . . . . . . . . . 44
 Description of BT Financial Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . 52
 Comparison of Shareholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
 Certain Information Regarding BT Financial   . . . . . . . . . . . . . . . . . . . . . . . . 61
 Certain Information Regarding Armstrong  . . . . . . . . . . . . . . . . . . . . . . . . . . 66

                                                                                             Page
                                                                                             ----
 Armstrong Market Prices and Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . .   68
 Management's Discussion and Analysis
   of Financial Condition and Results of Operations of Armstrong  . . . . . . . . . . . . .   70
 Management of Armstrong  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
 Principal Owners of Armstrong Voting Securities  . . . . . . . . . . . . . . . . . . . . .   77
 Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
 Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

 Index to Armstrong and Moxham Financial Statements

 Annexes
  A  Agreement and Plan of Reorganization
  B  First Amendment to Agreement and Plan of Reorganization
  C  Opinion of Bahia Advisors, Inc.
  D  Pennsylvania BCL Provisions for Dissenting Shareholders

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus or contained in the Annexes hereto. Armstrong shareholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety.

THE COMPANIES

  BT FINANCIAL

  BT Financial is a multi-bank holding company located in Johnstown, Pennsylvania with three state chartered banking subsidiaries that are members of the Federal Reserve System: Johnstown Bank, Laurel Bank ("Laurel Bank") and Fayette Bank ("Fayette Bank"). These banking subsidiaries conduct business through a network of 63 offices located throughout southwestern Pennsylvania and provide a full range of financial services to individuals, businesses and governmental bodies, including demand, savings and time deposits, secured and unsecured loans, and electronic data processing of payrolls. Lending services include credit cards and consumer, real estate, commercial and industrial loans. BT Management Trust Company, a trust company subsidiary, provides corporate pension and personal trust and trust related services. The principal executive offices of BT Financial are located at BT Financial Plaza, 551 Main Street, Johnstown, Pennsylvania 15901, and its telephone number is (814) 532-3801. As of September 30, 1995, BT Financial had consolidated total assets of $1.1 billion, consolidated total deposits of $956 million and consolidated shareholders' equity of $99 million. See "Incorporation of Certain Documents by Reference" and "Certain Information Regarding BT Financial."

  On December 14, 1995, BT Financial acquired The Huntington National Bank of Pennsylvania ("Huntington Bank") from Huntington Bancshares West Virginia, Inc., for $25,500,000 in cash. Huntington Bank was merged with and into Fayette Bank. As of September 30, 1995, Huntington Bank had total assets of $106 million, total deposits of $81 million and total stockholder's equity of $16 million. The acquisition of Huntington Bank was accounted for under the purchase method of accounting.

  BT Financial has also entered into an Agreement and Plan of Reorganization (the "Moxham Agreement") dated January 12, 1996, with Moxham Bank Corporation, a multi-bank holding company headquartered in Johnstown, Pennsylvania ("Moxham"), which provides for the merger of Moxham with and into BT Financial (the "Moxham Merger"). At the effective time of the Moxham Merger, each outstanding share of Moxham Common Stock is to be converted into 1.15 shares of BT Financial Common Stock, and each share of Moxham Preferred Stock is to be converted into 6.325 shares of BT Financial Common Stock. Immediately following the Moxham Merger, Moxham's subsidiary banks, The Moxham National Bank of Johnstown and The First National Bank of Garrett, will be merged with and into Johnstown Bank. The acquisition of Moxham is to be accounted for under the pooling of interests method of accounting. As of September 30, 1995, Moxham had total assets of approximately $242 million, total deposits of approximately $217 million and total shareholders' equity of approximately
$19 million.

  On a pro forma basis giving effect to BT Financial's acquisition of Huntington Bank and BT Financial's pending acquisitions of Armstrong and Moxham, BT Financial would have had, on a consolidated basis as of September 30, 1995, approximately $1.5 billion in assets, $1.3 billion in deposits and $125 million in shareholders' equity.

  ARMSTRONG

  Armstrong is a Pennsylvania bank and trust company and a member of the FDIC that conducts business through its main office in Kittanning, Pennsylvania. As a commercial bank, Armstrong provides loan and deposit services to individuals and small to medium sized businesses in its Kittanning, Pennsylvania market area. The principal executive offices of Armstrong are located at 227 Market Street, Kittanning, Pennsylvania 16201, and its telephone number is (412) 548-1555. As of December 31, 1995, Armstrong had total assets of approximately

$52 million, total deposits of approximately $39 million and shareholders' equity of approximately $8 million. See "The Merger--Background of the Merger" and "Certain Information Regarding Armstrong."

THE MEETING; RECORD DATE; VOTE REQUIRED

  The Meeting is scheduled to be held on March/April __, 1996, at the executive offices of Armstrong at 227 Market Street, Kittanning, Pennsylvania, commencing at 2 p.m., local time.

  Only holders of record of shares of Armstrong Common Stock at the close of business on March/April __, 1996 are entitled to notice of and to vote at the Meeting. As of December 31, 1995, there were 8,000 shares of Armstrong Common Stock outstanding held by 49 holders of record. Each holder of record of shares of Armstrong Common Stock as of the record date is entitled to cast one vote per share on each matter to be acted upon or which may properly come before the Meeting.

  The purpose of the Meeting is to consider and vote upon a proposal to adopt and approve the Merger Agreement. The affirmative vote of the Shareholders entitled to cast at least two-thirds of the votes which all Shareholders are entitled to cast thereon is required to adopt and approve the Merger Agreement.

  Each director and executive officer of Armstrong who owns shares of Armstrong Common Stock has advised Armstrong that he or she intends to vote or direct the vote of all shares of Armstrong Common Stock over which he or she has voting control FOR adoption and approval of the Merger Agreement. As of March/
April __, 1996, the directors and executive officers of Armstrong were the beneficial owners of 5,155, or approximately 64.44%, of the outstanding shares of Armstrong Common Stock. If all shares of Armstrong Common Stock are present at the Meeting and the directors and executive officers of Armstrong all vote as they have stated that they intend to vote, the affirmative vote of only an additional 178 shares (or 2.23%) of Armstrong Common Stock would be necessary to adopt and approve the Merger Agreement.

THE MERGER

  EFFECTS OF THE MERGER

  At the effective time of the Merger, Armstrong will merge with and into Johnstown Bank. Johnstown Bank will be the surviving bank in the Merger and will continue its corporate existence under Pennsylvania law under its present name.

  Pursuant to the Merger Agreement, each issued and outstanding share of Armstrong Common Stock (other than any such shares in respect of which the holders thereof have objected to the Merger and otherwise complied with the applicable requirements of Pennsylvania law ("Dissenters' Shares") and treasury shares) will be converted into the right to receive 26.5 shares of BT Financial Common Stock and $596.25 in cash (the "Merger Consideration"), unless the average closing price per share of BT Financial Common Stock on NASDAQ as reported in THE WALL STREET JOURNAL for the twenty (20) consecutive trading days ending on the fifth trading day immediately preceding the closing date (the "Valuation Period") is less than $27.50 or more than $34.00.

  If the average per share price of BT Financial Common Stock is less than $27.50 for the Valuation Period, Armstrong may request that BT Financial adjust the Merger Consideration by increasing the number of shares of BT Financial Common Stock or the amount of cash included in the Merger Consideration, or both, so as to maintain a total consideration of $1,325.00 per share of Armstrong Common Stock based on the average price per share for BT Financial Common Stock for the Valuation Period. If BT Financial elects not to adjust the Merger Consideration, Armstrong may terminate the Merger Agreement, and neither party will have any further liability under the Merger Agreement.

  If the average price per share of BT Financial Common Stock for the Valuation Period is more than $34.00, BT Financial shall have the option to adjust the Merger Consideration by reducing the number of shares of BT Financial Common Stock or cash included in the Merger Consideration, or both, as determined by Armstrong, so that the total consideration does not exceed $1,497.25 per share of Armstrong Common Stock based on the average price per share of BT Financial Common Stock for the Valuation Period. If, however, at any time prior to the Closing Date or the ninety (90) day period immediately following the closing date, BT Financial enters into, or announces its plans to enter into any agreement that would result in an acquisition of BT Financial or substantially all of its business by another entity, the Merger Consideration shall remain equal to 26.5 shares of BT Financial Common Stock and $596.25 in cash for each share of Armstrong Common Stock.

  In negotiating the components and amount of the Merger Consideration, BT Financial was interested in paying a combination of BT Financial Common Stock and cash to avoid the dilution of earnings that would result from an all-stock transaction and to minimize the reduction in capital that would result from an all-cash transaction. Similarly, Armstrong was interested in a transaction that would be partially tax-free and would result in Armstrong shareholders receiving a marketable security. The exact mix of stock and cash was a result of arms-length negotiations between the parties.

  Upon consummation of the Merger, all issued and outstanding shares of Armstrong Common Stock will cease to exist. See "The Merger Agreement--The Merger." Shareholders who properly exercise dissenters' rights will have only the right to receive from BT Financial payment for the "fair value" of their shares of Armstrong Common Stock as determined in accordance with the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). See "The Merger--Rights of Dissenting Shareholders."

  Fractional shares of BT Financial Common Stock will not be issued in the Merger. A Shareholder otherwise entitled to a fractional share of BT Financial Common Stock will receive, in lieu thereof, a cash payment therefor equal to such fraction multiplied by the closing sales price on NASDAQ for a share of BT Financial Common Stock on the Closing Date (as defined in the Merger Agreement) as reported in THE WALL STREET JOURNAL, or, if BT Financial Common Stock is not traded on such date, the next succeeding day on which such stock is traded. See "The Merger Agreement--Exchange Procedures."

  Based upon the number of shares of BT Financial Common Stock and Armstrong Common Stock on a fully diluted basis as of December 31, 1995, the price per share of BT Financial Common Stock as of the same date and the Merger Consideration, Armstrong shareholders will have the right to own approximately 5.54% of the outstanding shares of BT Financial Common Stock immediately following consummation of the Merger (assuming no Dissenters' Shares).

  REASONS FOR THE MERGER

  BT Financial. The acquisition of Armstrong is a natural expansion of BT Financial's geographic market into an area that is contiguous to BT Financial's current market. See "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Armstrong Board of Directors."

  Armstrong. The Board of Directors of Armstrong has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Armstrong and its Shareholders. The Armstrong Board of Directors believes that the Merger will enable the Shareholders to realize significant value when compared to the value of Armstrong Common Stock should the Merger not occur. For a more detailed discussion of the factors considered by the Armstrong Board in reaching its decision with respect to the Merger Agreement and the Merger, see "The Merger--Reasons for the Merger; Recommendation of the Armstrong Board of Directors."

  RECOMMENDATION OF THE ARMSTRONG BOARD OF DIRECTORS

  The Armstrong Board unanimously voted to approve the Merger Agreement and the Merger as being in the best interests of Armstrong and Armstrong shareholders and recommends a vote by Armstrong shareholders FOR adoption and approval of the Merger Agreement. For a discussion of the factors considered by the Armstrong Board in reaching its decision with respect to the Merger Agreement and the Merger and the other transactions contemplated thereby, see "The Merger--Reasons for the Merger; Recommendation of the Armstrong Board of Directors."

  OPINION OF ARMSTRONG FINANCIAL ADVISOR

  On October 24, 1995, Bahia Advisors, Inc., Armstrong's financial advisor ("Bahia"), delivered its written opinion to the Armstrong Board to the effect that, as of the date thereof, the Merger Consideration is fair to the Shareholders from a financial point of view. A copy of the opinion of Bahia which sets forth the assumptions made, matters considered and limits of its review is attached to this Proxy Statement/Prospectus as Annex C. See "The Merger--Opinion of Armstrong Financial Advisor."

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Members of Armstrong's management and the Armstrong Board have interests in the Merger in addition to the interests of Armstrong shareholders generally. BT Financial has agreed to indemnify all current officers and directors of Armstrong for one year after the effective time of the Merger and to provide officers' and directors' liability insurance coverage to those officers and directors for one year after the effective time of the Merger. In addition, if the Merger is consummated, members of Armstrong's management and the Armstrong Board will own approximately 1.14% of the shares of BT Financial Common Stock on a fully diluted basis. Mr. Clougherty will also be entitled to receive a lump sum cash payment of $200,000, in connection with the termination of his employment with Armstrong on the Closing Date. See "The Merger--Interests of Certain Persons in the Merger."

  EFFECTIVE TIME OF THE MERGER; TERMINATION OF THE MERGER AGREEMENT

  It is anticipated that the Merger will become effective as soon as practicable after the requisite Shareholder and regulatory approvals have been obtained, and all applicable regulatory waiting periods have expired. There may be a substantial period of time between when the Meeting is held and the consummation of the Merger. See "The Merger--Regulatory Considerations" and "The Merger Agreement--Conditions."

  The Merger Agreement will terminate automatically if the Merger has not been consummated and, therefore, the effective time of the Merger has not occurred, by [June 30, 1996] (unless extended by mutual consent) or may be terminated prior to such time by BT Financial or Armstrong upon the occurrence of one or more of certain events, although the parties expect that the Merger will be consummated before [June 30, 1996]. If the Merger has not been consummated by [June 30, 1996], Armstrong shareholders will be notified by letter whether the Merger has been abandoned or if the parties have agreed to extend the termination date and what that date then is. The Merger Agreement does not limit the possible number of extensions of the termination date or the periods for which extension of the termination date may occur. See "The Merger Agreement--Termination."

  CONDITIONS TO THE MERGER

  The obligations of BT Financial, Johnstown Bank and Armstrong to consummate the Merger are subject to the satisfaction of certain significant conditions, including: obtaining requisite Shareholder and regulatory approvals; the absence of any action, proceeding, regulation or legislation to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, the Merger Agreement or the Merger, which, in the good faith judgment of BT Financial, would make it inadvisable to consummate the Merger or the other transactions contemplated by the Merger Agreement; the absence of any injunction which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement, which, in the good faith judgment of Armstrong, would make it inadvisable to consummate those transactions; and the number of Dissenters' Shares being less than 800 shares of Armstrong Stock as of the Closing Date, representing 10% of the Armstrong Common Stock expected to be outstanding on such date. Any condition may be waived in writing by the Party entitled to the benefit thereof. See "The Merger Agreement--Conditions."

  REGULATORY CONSIDERATIONS

  Consummation of the Merger is subject to, and conditioned upon, receipt of all required regulatory approvals and expiration of all applicable regulatory waiting periods necessary to consummate the Merger, including receipt of approvals from the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Pennsylvania Department of Banking. Although applications for such approvals have been filed with the relevant regulatory authorities, there can be no assurance that the required regulatory approvals will be obtained, and, if obtained, with what conditions. As of the date hereof, neither the Federal Reserve nor the Pennsylvania Department of Banking has approved the Merger. See "The Merger--Regulatory Considerations" and "The Merger Agreement--Conditions."

  DISSENTERS' RIGHTS

  Under the Pennsylvania Banking Code and the BCL, the Shareholders have the right to object to the Merger and demand to be paid in cash the "fair value" of their shares of Armstrong Common Stock if they comply fully with all the requirements of Subchapter D of Chapter 15 of the BCL ("Subchapter 15D"). A copy of the provisions of Subchapter 15D and Section 1930 of the BCL are attached hereto as Annex D. See "The Merger--Rights of Dissenting Shareholders." It is a condition to BT Financial's obligation to consummate the Merger that the number of Dissenters' Shares be less than 800 shares of Armstrong Common Stock as of the Closing Date, representing 10% of the Armstrong Common Stock expected to be outstanding on such date. See "The Merger Agreement--Conditions." BT Financial has reserved the right to waive this condition at any time.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  It is expected that the exchange of shares of Armstrong Common Stock for shares of BT Financial Common Stock will qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). If the exchange does so qualify, one result will be that no gain or loss will be recognized by any Armstrong shareholder upon the exchange of that Armstrong shareholder's shares of Armstrong Common Stock for shares of BT Financial Common Stock pursuant to the Merger, except in respect of cash received for fractional shares. Another result will be that an Armstrong shareholder will recognize gain with respect to the cash portion of the Merger Consideration received, but not in excess of the amounts of cash received.
See "The Merger--Certain Federal Income Tax Consequences." Consummation of the Merger is conditioned upon an opinion of Kirkpatrick & Lockhart LLP, counsel to BT Financial, concerning the material federal income tax consequences expected to result from the Merger, of which that section of this Proxy Statement/Prospectus is, in part, a summary. A copy of that opinion is filed as an exhibit to the Registration Statement.

  ACCOUNTING TREATMENT

  The Merger will be accounted for as a purchase for accounting purposes. See "The Merger--Accounting Treatment."

  COMPARISON OF SHAREHOLDER RIGHTS

  Two major differences between the rights of shareholders of BT Financial and the rights of shareholders of Armstrong are that provisions of the BCL, federal law and the BT Financial articles and bylaws affect business combinations and control share acquisitions involving BT Financial, but not Armstrong, and BT Financial, but not Armstrong, has a shareholder rights plan. An effect of BT Financial's shareholder rights plan may be to prevent the use of certain takeover tactics to acquire BT Financial without the approval of BT Financial's Board of Directors. For a more detailed description of the differences between the rights of shareholders of the two companies and a description of the BT Financial Common Stock, see "Comparison of Shareholder Rights" and "Description of the Capital Stock--BT Financial."

                         SELECTED FINANCIAL INFORMATION

  The following tables set forth selected historical financial information (unaudited) for BT Financial, for each of the five years in the period ended December 31, 1994 and the nine-month periods ended September 30, 1995 and 1994, and for Armstrong, for each of the five years in the period ended December 31, 1995. The selected historical financial information (unaudited) for BT Financial for the nine-month periods ended September 30, 1995 and 1994 reflect, in the opinion of the management of BT Financial, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of BT Financial for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period. The selected historical financial information should be read in conjunction with the audited financial statements and other financial information for BT Financial, incorporated by reference in this Proxy Statement/Prospectus, and for Armstrong, included elsewhere in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Armstrong" and "Index to Armstrong and Moxham Financial Statements."

  The following tables set forth selected unaudited pro forma combined financial information giving effect to the Merger under the purchase method of accounting for the year ended December 31, 1994 and the nine-month period ended September 30, 1995. The unaudited pro forma financial information is prepared based on an exchange ratio in the Merger of 26.5 shares of BT Financial Common Stock for each share of Armstrong Common Stock, which is subject to possible increase in certain limited circumstances. See "The Merger Agreement--The Merger."

  The selected unaudited pro forma combined financial information also gives effect to BT Financial's acquisition of Huntington Bank on December 14, 1995, which was accounted for under the purchase method of accounting, for the year ended December 31, 1994 and the nine-month period ended September 30, 1995 and BT Financial's pending acquisition of Moxham, which is expected to be accounted for under the pooling of interests method of accounting, for the years ended December 31, 1992, 1993 and 1994 and for the nine-month period ended
September 30, 1995.  The unaudited pro forma financial information assumes that
1.15 shares of BT Financial Common Stock will be issued for each share of Moxham Common Stock and 6.325 shares of BT Financial Common Stock will be issued for each share of Moxham Preferred Stock.

  The unaudited pro forma condensed combined financial statements do not give effect to anticipated cost savings in connection with the Merger, and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma combined financial information is derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein and should be read in conjunction with those statements. See "Unaudited Pro Forma Condensed Combined Financial Information."

                            BT FINANCIAL CORPORATION
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                                                              At or for Nine Months
                                            At or for the Year Ended December 31,               Ended September 30,
                               ----------------------------------------------------------     ----------------------
                               1990      1991(6)     1992(7)       1993(8)           1994          1995          1994
                               ----      ----        ----          ----              ----          ----          ----
                                         (Dollars in thousands, except per share data)
 RESULTS OF
 OPERATIONS
 Interest income            $72,634      $70,780     $69,694       $66,254        $73,239       $60,763       $54,042
 Interest expense            40,731       36,457      29,136        23,143         26,212        24,917        18,925
                            -------      -------     -------        ------         ------       -------       -------
 Net interest income         31,903       34,323      40,558        43,111         47,027        35,846        35,117
 Provision for loan
  losses                      1,225        1,414       2,858         1,975            904         1,159           557
                            -------      -------     -------        ------         ------       -------       -------

 Net interest income
  after provision
  for loan losses            30,678       32,909      37,700        41,136         46,123        34,687        34,560
 Other income                 4,546        5,208       5,922         6,894          6,974         5,462         5,324
 Other expenses              25,883       28,082      31,499        33,840         37,519        27,588        28,157
                            -------      -------     -------       -------        -------        ------        ------

 Income before
  income taxes                9,341       10,035      12,123        14,190         15,578        12,561        11,727
 Provision for income
  taxes                       2,246        2,507       3,532         4,846          4,672         4,073         3,623
                            -------      -------     -------        ------         ------       -------       -------
 Income before
  cumulative effect
  of change in
  accounting for
  income taxes                7,095        7,528       8,591         9,344         10,906         8,488         8,104

 Cumulative effect of
  change in
  accounting for
  income taxes                   --           --          --           113             --            --            --
                            -------      -------     -------        ------         ------       -------       -------
 Net income                 $ 7,095      $ 7,528     $ 8,591       $ 9,457        $10,906        $8,488        $8,104
                            =======      =======     =======       =======        =======        ======        ======

 BALANCE SHEET DATA
  (Period End)
 Total assets              $791,104     $891,654    $906,948    $1,087,559     $1,107,575    $1,110,400    $1,094,266
 Loans, net of
  unearned interest         517,076      553,384     567,211       698,408        742,657       776,412       719,614

 Investment securities      121,260      186,736          --            --             --            --            --
 Securities available
  for sale                       --           --     219,800       231,508        248,281       208,928       258,270
 Securities held-to-
  maturity                       --           --          --            --         22,911        43,151        16,948
 Total deposits             689,978      781,761     809,023       956,961        948,233       955,820       957,138
 Total long-term debt        12,396       10,613       8,147        12,482          9,920         7,480         9,920
 Total shareholders'
  equity                     60,150       65,019      70,650        91,943         87,309        98,686        88,360

                                                                                              At or for Nine Months
                                            At or for the Year Ended December 31,               Ended September 30,
                               ----------------------------------------------------------     ----------------------
                               1990      1991(6)     1992(7)       1993(8)           1994          1995          1994
                               ----      ----        ----          ----              ----          ----          ----
 PER SHARE DATA(1)
 Net income                 $  2.03      $  2.18     $  2.48       $  2.72        $  2.85         $2.22         $2.12
 Cash dividends
  declared                      .72          .77         .86           .99           1.10           .90           .80
 Period-end book
  value(2)                    17.39        18.80       20.43         24.03          22.82        $25.79        $23.09
 Average shares
  outstanding             3,492,932    3,458,390   3,458,390     3,479,574      3,826,581     3,826,581     3,826,581


 FINANCIAL RATIOS
 Return on average
  assets                       .90%         .93%        .97%         1.05%          1.01%         1.03%         1.01%
 Return on average
  shareholders'              12.21%       12.10%      12.71%        12.69%         12.30%        12.06%        12.13%
  equity
 Net yield on earning
  assets(3)                   4.61%        4.78%       5.12%         5.28%          4.80%         4.76%         4.82%
 Common stock
  dividend payout            35.72%       35.32%      34.51%        36.39%         38.60%        40.57%        37.77%
 Average
  shareholders'
  equity                      7.35%        7.64%       7.64%         8.24%          8.25%         8.53%         8.33%
  to average assets
 Primary capital
  ratio                       8.19%        7.82%       8.41%         9.05%          8.48%         9.50%         8.67%
  at period end(4)
 Net charge-offs to
  average loans, net
  of unearned                  .16%         .25%        .36%          .29%           .12%          .12%          .08%
 interest
 Nonperforming loans
  to total loans, net
  of unearned                  .71%        1.02%        .60%          .46%           .54%          .37%          .61%
  interest(5)
 Reserve for loan
  losses to period-
  end loans, net of            .97%         .93%       1.08%         1.03%           .97%          .97%         1.00%
  unearned interest
-----------------------------

(1) Per share data has been restated to reflect the 5% stock dividends distributed on September 11, 1992, July 26, 1993 and October 14, 1994.

(2) Book Value per share, excluding the effect of net unrealized holding gains (losses) on securities available for sale, was $24.53 and $22.78 at December 31, 1994 and 1993, respectively.

(3) Net interest income stated on a fully taxable equivalent basis divided by average earning assets.

(4) The sum of shareholders' equity and the reserve for loan losses divided by the sum of total assets and the reserve for loan losses.

(5)      Nonperforming loans include nonaccrual loans and restructured loans.

(6) Reflects the acquisitions of certain loans and deposits of Peoples Federal Savings Bank on September 6, 1991 and the deposits of one branch of Atlantic Financial Savings F.A. on November 15, 1991.

(7)      Reflects the acquisition of Peoples Bank One on August 14, 1992.

(8)      Reflects the acquisition of FirstSouth Bancorp, Inc. on December 10,
         1993.


                         ARMSTRONG COUNTY TRUST COMPANY
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                     At or for the Year Ended December 31,
                                     ------------------------------------------------------------
                                     1991          1992          1993          1994           1995
                                     ----          ----          ----          ----           ----
                                         (Dollars in thousands, except per share data)
 RESULTS OF OPERATIONS
 Interest income                   $2,406        $2,471        $2,478        $2,563         $3,285
 Interest expense                   1,195         1,063           932           856          1,485
                                    -----         -----         -----         -----         ------
 Net interest income                1,211         1,408         1,546         1,707          1,800
 Provision for loan losses             --            --            --            --             38
                                  -------       -------        ------        ------         ------

 Net interest income
  after provision for
  loan losses                       1,211         1,408         1,546         1,707          1,762
 Other income                          56            38            33            79            246
 Other expenses                       674           667           732           975          1,171
                                   ------        ------         -----         -----          -----

 Income before income taxes           593           779           847           811            837
 Provision for income taxes           145           180           246           230            190
                                   ------           ---         -----         -----          -----
 Income before cumulative
  effect of change in
  accounting for income taxes         448           599           601           581            647
 Cumulative effect of change
  in accounting for income
  taxes                                --            --           169            --             --
                                    -----         -----         -----          ----           ----
 Net income                         $ 448         $ 599         $ 770          $581           $647
                                    =====         =====         =====          ====           ====

 BALANCE SHEET DATA
  (Period End)
 Total assets                     $32,202       $38,531       $39,050       $40,795        $51,543
 Loans, net of unearned
  interest                          4,394         6,217         6,448         9,131         11,055
 Investment securities             22,779        25,464        23,542            --             --
 Securities available for
  sale                                 --            --            --        26,837         36,930
 Securities held-to-
  maturity                             --            --            --         1,825          1,355
 Total deposits                    25,023        31,067        31,275        33,357         38,663
 Accrued interest and
 other liabilities                    498           434           328           422            509
 Total shareholders'
 equity                             6,681         7,080         7,602         7,017          8,371

                                                     At or for the Year Ended December 31,
                                     ------------------------------------------------------------
                                     1991          1992          1993          1994           1995
                                     ----          ----          ----          ----           ----
 PER SHARE DATA
 Net income                       $ 56.00      $  74.88      $  96.25      $  72.66       $  80.90
 Cash dividends declared            22.00         25.00         29.00         55.75          60.75
 Period-end book value
  (regulatory capital)             835.13        885.00        950.25        967.13         987.38
 Period-end book value
  (Including FASB-115)             835.13        885.00        950.25        877.13       1,046.34
 Average shares
  outstanding                       8,000         8,000         8,000         8,000          8,000

 FINANCIAL RATIOS
 Return on average assets           1.40%         1.69%         1.99%         1.46%          1.40%
 Return on average
  shareholders' equity              6.84%         8.71%        10.49%         7.95%          8.41%

 Equity capital (regulatory)
  to total assets                  20.75%        18.37%        19.47%        18.97%         15.32%
 Equity capital (including
  FASB-115) to total assets        20.75%        18.37%        19.47%        17.20%         16.24%


                            BT FINANCIAL CORPORATION
               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                              FOR ALL TRANSACTIONS
                                  (UNAUDITED)

                                                                                               Nine Months Ended
                                      1992(1)             1993(1)             1994(2)         September 30, 1995(2)
                                      ----                ----                ----            ------------------
 RESULTS OF
 OPERATIONS
 Interest income                    85,293              81,013              98,881                  82,342
 Interest expense                   36,308              29,134              37,950                  36,256
                                    ------              ------              ------                  ------
 Net interest income                48,985              51,879              60,931                  46,086
 Provision for loan
   losses                            3,178               2,168               1,307                   1,772
                                    ------              ------              ------                  ------

 Net interest income
  after provision
  for loan losses                   45,807              49,711              59,624                  44,314
 Other income                        7,026               8,205               9,021                   7,069
 Other expenses                     38,493              41,563              50,456                  37,187

 Income before
  income taxes                      14,340              16,353              18,189                  14,196
 Provision for income
  taxes                              3,988               5,081               5,347                   4,467
 Income before
   cumulative effect
   of change in
   accounting for
   income taxes                     10,352              11,272              12,842                   9,729
 Cumulative effect of
  change in
  accounting for
  income taxes
                                      --                    86                --                      --
                                    ------              ------              ------                  ------
 Net income                         10,352              11,358              12,842                   9,729

 BALANCE SHEET DATA
  (Period End)
 Total assets                   $1,102,327          $1,306,551          $1,493,345              $1,504,437
 Loans, net of
  unearned interest                684,209             832,421             982,434               1,015,310
 Investment
  securities                       270,710             295,646             374,309                 363,741
 Securities available
  for sale                         270,710             295,646             351,398                 320,590
 Securities held-to-
  maturity                            --                  --                22,911                  43,151
 Total deposits                    985,894           1,156,650           1,256,259               1,291,089
 Total long-term debt                8,000              12,360              22,420                  19,980
 Total shareholders'
  equity                            86,324             109,099             111,640                 125,439

                                                                                               Nine Months Ended
                                      1992(1)             1993(1)             1994(2)         September 30, 1995(2)
                                      ----                ----                ----            ------------------
 RESULTS OF
 OPERATIONS
 Per Share Data
 Net income                          $2.30               $2.48               $2.49                     1.88
 Cash dividends
  declared                             .86                 .99                1.10                      .90
 Period-end book
  value                              19.35               22.54               21.66                    24.30
 Average shares
  outstanding                    4,493,144           4,580,788           5,150,822                5,161,952

(1)  Reflects pending acquisition of Moxham.
(2) Reflects acquisition of Huntington Bank on December 14, 1995 and pending acquisitions of Armstrong and Moxham.

                           COMPARATIVE PER SHARE DATA

         Set forth below is selected income, book value and cash dividends per common share data: (i) on an historical basis for BT Financial and Armstrong;
(ii) on an unaudited pro forma combined basis for BT Financial giving effect to the Merger, assuming the Merger had been effective for the year ended December 31, 1994 and the nine months ended September 30, 1995; (iii) on an unaudited pro forma combined basis for BT Financial, assuming the Merger and BT Financial's acquisition of Huntington Bank had been effective for the year ended December 31, 1994 and the nine months ended September 30, 1995, and assuming BT Financial's pending acquisition of Moxham had been effective for all periods presented; (iv) on an unaudited pro forma equivalent basis for Armstrong, assuming that the Merger had been effective for the year ended December 31, 1994 and the nine months ended September 30, 1995; and (v) on an unaudited pro forma equivalent basis for Moxham, assuming that the Moxham Merger had been effective for the year ended December 31, 1994 and the nine months ended September 30, 1995 and assuming BT Financial's pending acquisition of Moxham had been effective for all periods presented. The unaudited pro forma combined per share information are based on the issuance of
26.5 shares of BT Financial Common Stock for each share of Armstrong Common Stock, 1.15 shares of BT Financial Common Stock for each share of Moxham Common Stock and 6.325 shares of BT Financial Common Stock for each share of Moxham Preferred Stock. The information set forth below should be read in conjunction with the respective financial statements of BT Financial incorporated by reference in, and of Armstrong included elsewhere in, this Proxy Statement/Prospectus and with the unaudited pro forma condensed combined information included under "Unaudited Pro Forma Condensed Combined Financial Information." See "Selected Financial Information," and "Index to Armstrong and Moxham Financial Statements."

            Pro Forma and Pro Forma Equivalent Per Common Share Data

                                                   Year Ended December 31
                                        ------------------------------------------         Nine Months Ended
                                             1992            1993         1994(1)         September 30, 1995(1)
                                             ----            ----         ----           ----------------------
 Net income per common share
  before cumulative effect of
  accounting principle change:

  BT Financial:
   Historical                                 $ 2.48         $  2.72     $  2.87             $ 2.20

   Pro forma BT Financial and
    Armstrong                                                               2.75               2.13
   Pro forma BT Financial and
    Moxham                                      2.30            2.48        2.58               1.93
   Pro forma all transactions                                               2.49               1.88

  Armstrong:
   Historical                                                              72.63              67.50
   Pro forma equivalent
    Armstrong and BT                                                       72.88              56.45
    Financial

  Moxham:
   Historical                                   1.96            1.98        1.81               1.16
   Pro forma equivalent
    Moxham and BT Financial                     2.65            2.85        2.97               2.22

 Book value per common share:

  BT Financial:
   Historical                                                              22.82              25.79
   Pro forma BT Financial and
    Armstrong                                                              23.51              26.33
   Pro forma BT Financial
    and Moxham                                                             21.04              23.80
   Pro forma all transactions                                              21.66              24.30

  Armstrong:
   Historical                                                             877.13           1,018.25


                                                   Year Ended December 31
                                        ------------------------------------------         Nine Months Ended
                                             1992            1993         1994(1)        September 30, 1995(1)
                                             ----            ----         ----           ----------------------
   Pro forma equivalent
    Armstrong and BT                                                    623.02                    697.75
    Financial

  Moxham:
   Historical                                                            17.48                     19.84
   Pro forma equivalent
    Moxham and BT Financial                                              24.20                     27.37

 Cash dividends declared per
  common share:

  BT Financial:
   Historical                                    .86             .99        1.10                     .90
   Pro forma BT Financial
    and Armstrong                                                           1.10                     .90
   Pro forma BT Financial
    and Moxham                                   .86             .99        1.10                     .90
   Pro forma all transactions                                               1.10                     .90

  Armstrong:
   Historical                                                              55.75                   50.75
   Pro forma equivalent
    Armstrong and BT                                                       29.15                   23.85
    Financial

  Moxham:
   Historical                                    .51             .58         .58                     .48
   Pro forma equivalent
    Moxham and BT Financial                      .99            1.14        1.27                    1.04

(1)  Includes the acquisition of Huntington Bank on December 14, 1995.


                           COMPARATIVE MARKET PRICES

         The BT Financial Common Stock is included for quotation on NASDAQ. There is no established trading market for the Armstrong Common Stock.

         The table below sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of BT Financial Common Stock based on published financial sources.

                                                                   BT Financial
                                                                   Common Stock
                                                              ---------------------
                                                                 High         Low
                                                                 ----         ---
 1993
 First Quarter . . . . . . . . . . . . . . . . . . . . . . .    $30 1/2      $24 1/2
 Second Quarter  . . . . . . . . . . . . . . . . . . . . . .       33         28 3/4
 Third Quarter . . . . . . . . . . . . . . . . . . . . . . .       33           30
 Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . .     31 1/2         30

 1994
 First Quarter . . . . . . . . . . . . . . . . . . . . . . .    $31 3/4        $30
 Second Quarter  . . . . . . . . . . . . . . . . . . . . . .       31           28
 Third Quarter . . . . . . . . . . . . . . . . . . . . . . .     30 1/2         28
 Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . .     29 3/4       26 1/2

 1995
 First Quarter . . . . . . . . . . . . . . . . . . . . . . .    $29 3/4        $26
 Second Quarter  . . . . . . . . . . . . . . . . . . . . . .     31 1/2         29
 Third Quarter . . . . . . . . . . . . . . . . . . . . . . .     37 1/4       30 1/4
 Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . .     37 1/2       33 1/2

         The closing sales prices for the BT Financial Common Stock set forth above have not been retroactively adjusted to reflect 5% stock dividends distributed on July 26, 1993 and October 14, 1994.

         Since the market price of BT Financial Common Stock is subject to fluctuation, the market value of the shares of BT Financial Common Stock that holders of shares of Armstrong Common Stock will receive in the Merger may increase or decrease prior to and after the Merger.

         On October 23, 1995, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing sales price per share of BT Financial Common Stock on NASDAQ as reported in THE WALL STREET JOURNAL was $36.00. On March/April __, 1996, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing sales price per share of BT Financial Common Stock on NASDAQ as reported in THE WALL STREET JOURNAL was $_________.

         Armstrong Common Stock is not listed on any exchange, quotation system or over-the-counter market and is not actively traded. Armstrong is aware of the sales prices in the following transactions: On June 25, 1993, a trade of 200 shares at $1,100 per share; on February 16, 1994, a trade of 1 share at $1,000 per share; and on November 22, 1995, the last known trade prior to the execution of the Merger Agreement and the public announcement thereof, a trade of 2,384 shares at $995.14 per share. The November 22, 1995 trade occurred pursuant to a certain Stock Exchange and Redemption Agreement (the "Exchange Agreement"), dated August 16, 1995, by and among The Farmers National Bank of Kittanning ("Farmers"), certain shareholders of Farmers (the "Farmers Shareholders") and certain shareholders of Armstrong (the "Armstrong Shareholders"), including Jerome Lombardi and Lynn Durham, both directors of Armstrong. The Exchange Agreement provided for the Farmers Shareholders to exchange all of the shares of the Armstrong Common Stock they owned for all of the shares of Farmers common stock ("Farmers Common Stock") owned by the Armstrong Shareholders. The remaining shares of Farmers Common Stock owned by the Armstrong Shareholders were redeemed by Farmers. Following the receipt of the requisite regulatory and shareholder approvals, the transactions closed resulting in the acquisition of

1,172 and 1,212 additional shares of the Armstrong Common Stock by Mr. Lombardi and Ms. Durham, respectively. To the knowledge of Armstrong, since the execution and delivery of the Merger Agreement, there have been no trades of Armstrong Common Stock, except pursuant to the Exchange Agreement.

         ARMSTRONG SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR BT FINANCIAL COMMON STOCK PRIOR TO THE MEETING.

                                  THE MEETING

         This Proxy Statement/Prospectus is being furnished to Armstrong shareholders in connection with the solicitation of proxies by the Armstrong Board for use at the Meeting to be held on March/April __, 1996 at the executive offices of Armstrong at 227 Market Street, Kittanning, Pennsylvania, and at any adjournment or postponement thereof. This Proxy Statement/ Prospectus and the enclosed proxy card are first being mailed to Shareholders on or about March/April __, 1996.

         At the Meeting, Armstrong shareholders will consider and vote upon a proposal to adopt and approve the Merger Agreement and such other business as may properly come before the Meeting or any adjournment or postponement thereof. The Armstrong Board unanimously voted to approve the Merger Agreement and the Merger and recommends a vote by the Shareholders FOR adoption and approval of the Merger Agreement.

VOTING AT THE MEETING; RECORD DATE

         The Armstrong Board has fixed March/April __, 1996 as the record date for determination of holders of record of shares of Armstrong Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Armstrong Common Stock at the close of business on that date are entitled to notice of and to vote at the Meeting. As of March/
April __, 1996 there were 8,000 shares of Armstrong Common Stock outstanding held by 49 holders of record. Each holder of record of shares of Armstrong Common Stock as of the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on the proposal to adopt and approve the Merger Agreement and any other matters properly submitted for a vote of the Shareholders at the Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Armstrong Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the Shareholders entitled to cast at least two-thirds of the votes which all Shareholders are entitled to cast thereon is required to adopt and approve the Merger Agreement. An abstention, whether done in person or by proxy, or a failure to vote will have the effect of a vote against the Merger Agreement.

         Each director and executive officer of Armstrong who owns shares of Armstrong Common Stock has advised Armstrong that he or she intends to vote or direct the vote of all shares of Armstrong Common Stock over which he or she has voting control FOR adoption and approval of the Merger Agreement. As of March/April __, 1996, the directors and executive officers of Armstrong were the beneficial owners of 5,155, or approximately 64.44%, of the outstanding shares of Armstrong Common Stock. If all shares of Armstrong Common Stock are present at the Meeting and the directors and executive officers of Armstrong all vote as they have stated that they intend to vote, the affirmative vote of only an additional 178 shares (or 2.23%) of the Armstrong Common Stock would be necessary to adopt and approve the Merger Agreement.

PROXIES

         All shares of Armstrong Common Stock which are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked as of such time, will be voted at the Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on any proxies solicited by the Armstrong Board which are received prior to or at the Meeting, those proxies will be voted FOR adoption and approval of the Merger Agreement.

         It is not anticipated that any matter other than the proposal to adopt and approve the Merger Agreement will be brought before the Meeting. If any other matter is properly presented at the Meeting for consideration, including, among other things, a motion to adjourn the Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy card and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Armstrong, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy card, (ii) duly executing a later dated proxy card relating to the same shares and delivering it to the Secretary of Armstrong before the taking of the vote at the Meeting or (iii) attending the Meeting and giving the Secretary of Armstrong a written notice of revocation bearing a later date than the proxy card, before the taking of the vote at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy from a Shareholder should be sent so as to be delivered to The Armstrong County Trust Company, 227 Market Street, Kittanning, Pennsylvania 16201, Attention: Secretary, or hand delivered to the Secretary of Armstrong, before the taking of the vote at the Meeting.

         SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEETING. ALL PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE MEETING WILL BE VOTED WITH RESPECT TO THE MATTER IDENTIFIED ON THE PROXY CARDS IN ACCORDANCE WITH ANY INSTRUCTIONS THEREON AND, IF NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

         All expenses of this solicitation will be paid by Armstrong. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Armstrong in person or by telephone, telegram or other means of communication. Those directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with that solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by those custodians, nominees and fiduciaries, and Armstrong will reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

         SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

         The past decade has been a period of rapid change in the banking industry in general, and especially for the banking industry in Pennsylvania. This period has been characterized by accelerated consolidation throughout the United States and in Pennsylvania, and by intensified competition from domestic and foreign banks and from non-bank financial services organizations. This period also has been characterized by increasing requirements for investments in technology in order to meet customer needs on an efficient, competitive basis.

         Part of BT Financial's long-term strategic plan has been to acquire existing banks, savings and loan associations, savings banks and branches thereof in areas contiguous to the geographical areas that its banking subsidiaries currently serve. In connection with this strategic plan, BT Financial periodically reviews possible candidates for acquisition.

         The Board of Directors of Armstrong has continually reviewed the strategic alternatives for maximizing shareholder value. During 1993, the Board retained Sequoia Advisors, Inc. ("Sequoia"), a financial consulting firm that was owned by one of the principals of Bahia, to analyze a variety of strategic options available to Armstrong. The range of options suggested by Sequoia and considered by the Board of Armstrong included pursuing a course of independence and growing internally, as well as selling Armstrong in a business combination.

         In December 1993, John H. Anderson, Chairman and Chief Executive Officer of BT Financial, had preliminary discussions with representatives of Armstrong about the possibility of an affiliation between BT Financial, Armstrong and another institution. These preliminary discussions continued throughout the spring of 1994. During the spring of 1994, the Board of Armstrong received unsolicited, preliminary proposals to acquire Armstrong from BT Financial and two other financial institutions. The proposal from BT Financial entailed an acquisition of Armstrong and another bank by means of a simultaneous merger of Armstrong and the other bank into a newly formed bank subsidiary of BT Financial. If this proposal had been accepted, each Armstrong shareholder would have received
23.8 shares of BT Financial Common Stock and $687.50 in cash in exchange for each share of Armstrong stock. Based on a then-current market price of BT Financial Common Stock of approximately $31.00 per share, this offer would have resulted in a price of $1,425.30 per share of Armstrong Common Stock, which was 1.54 times the book value for each of these banks. The Board of Armstrong conducted preliminary discussions throughout the spring of 1994 with BT Financial and the other two institutions that had submitted proposals.
However, none of these preliminary proposals resulted in a formal offer or a definitive agreement to acquire Armstrong.

         In July 1994, holders of a significant block of the outstanding common stock of Armstrong (the "Selling Shareholders") retained Bahia to find a buyer for their Armstrong Common Stock. On behalf of the Selling Shareholders, Bahia approached a number of financial institutions in Pennsylvania, Ohio and New York, including BT Financial, concerning the possibility of acquiring this block of Armstrong stock. Several of these financial institutions, including BT Financial, executed confidentiality agreements with Bahia acting on the Selling Shareholders' behalf, and conducted a substantial amount of off-site due diligence.

         On February 22, 1995, the Board of Directors of BT Financial authorized the management of BT Financial to make an offer to acquire
Armstrong at a price of $1,325.00 per share, consisting of 26.5 shares of BT Financial Common Stock, which was then trading at a price of approximately $27.00 per share, and $596.25 in cash per share, for a total consideration of $10.6 million. As a result of Bahia's efforts, in March 1995, BT Financial submitted a preliminary proposal to Bahia to acquire 100% of the outstanding common stock of Armstrong on this basis. Bahia informed the Board of Armstrong of BT Financial's interest. Thereafter, Bahia and representatives of BT Financial had a number of discussions concerning the possibility of BT Financial acquiring Armstrong.

         The parties subsequently began to negotiate the terms of an acquisition agreement. During this period, BT Financial also began its due diligence investigation for the purpose of valuing Armstrong as an acquisition candidate. Although the parties had some preliminary conversations concerning price in February of 1995, it was not until the completion of BT Financial's due diligence investigation and in the context of a fully negotiated acquisition agreement that the parties agreed on the amount of the Merger Consideration. In negotiating the components and amount of the Merger Consideration, BT Financial was interested in paying a combination of BT Financial Common Stock and cash to avoid the dilution of earnings that would result from an all-stock transaction and to minimize the reduction in capital that would result from an all-cash transaction. Similarly, Armstrong was interested in a transaction that would be partially tax-free and would result in the Shareholders receiving a marketable security. The exact mix of stock and cash was a result of arms-length negotiations between the parties.

         On October 24, 1995, the Armstrong Board met, reviewed the final version of the Merger Agreement, discussed the terms of the transactions contemplated thereby and authorized the officers of Armstrong to execute and deliver that agreement and to work to accomplish the transactions contemplated thereby. The Merger Agreement was executed on the same day.

REASONS FOR THE MERGER; RECOMMENDATION OF THE ARMSTRONG BOARD OF DIRECTORS

         BT FINANCIAL

         In BT Financial's view, the Merger will extend BT Financial's geographic market into an area that is contiguous to BT Financial's current market. At present, BT Finanical's subsidiary banks conduct business through a network of 63 offices located throughout Southwestern Pennsylvania. Subsequent to the Merger, the

Armstrong office in Kittanning, Pennsylvania, will be operated as a branch of Johnstown Bank. Johnstown Bank currently has one other branch in Armstrong County.

         ARMSTRONG

         The Board of Directors of Armstrong has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Armstrong and its Shareholders. The Board of Directors therefore unanimously recommends that Shareholders vote FOR adoption and approval of the Merger Agreement. The Armstrong Board of Directors believes that the Merger will enable the Shareholders to realize significant value when compared to the value of Armstrong Common Stock should the Merger not occur.

         In reaching its determination that the Merger Agreement is fair to, and in the best interests of, Armstrong and the Shareholders, the Armstrong Board of Directors considered a number of factors, both from a short-term and long-term perspective, including, without limitation, the following:

         1. The Armstrong Board of Director's familiarity with and review of Armstrong's business, financial condition, results of operation, and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

         2. The current and prospective environment in which Armstrong operates, including national, state and local economic conditions, Armstrong's competitive environment, the increased regulatory burdens on financial institutions generally, the trend towards consolidation in the financial services industry in general and among financial institutions in Pennsylvania and the likely effect of the foregoing factors on Armstrong's potential growth, development, productivity and profitability;

         3. The business, financial condition, results of operation, market valuations and acquisition history of BT Financial and the opportunity for the Shareholders to participate in any future growth of BT Financial by obtaining BT Financial Common Stock in the Merger;

         4. A comparison of the products and services provided by Armstrong and BT Financial, as well as the costs associated with and relative level of resources available to Armstrong and BT Financial, respectively, to maintain and provide future enhancements to, and develop new products and services within its markets;

         5. The anticipated tax-free receipt of shares of BT Financial Common Stock in the Merger (see "Certain Federal Income Tax Consequences");

         6. The absence of an established trading market for the Armstrong Common Stock compared to the market for BT Financial Common Stock which is included for quotation on NASDAQ;

         7. The provision in the Merger Agreement permitting Armstrong to terminate the Merger Agreement if Armstrong did not receive an opinion from an investment advisor, in form and content satisfactory to Armstrong, to the effect that the Merger is fair, from a financial point of view, to Armstrong shareholders; and

         8. The possibility of a Special Dividend being declared prior to the effective time of the Merger if Armstrong's income exceeds a certain level. See "The Merger Agreement--Dividends".

OPINION OF ARMSTRONG FINANCIAL ADVISOR

         The Armstrong Board retained Bahia as its financial advisor in connection with the Merger and requested Bahia to render its opinion as to whether the Merger Consideration to be paid to Armstrong shareholders is fair from a financial point of view. In requesting Bahia's advice and opinion, the Armstrong Board did not give any special instructions to or impose any limitations upon the scope of the investigation which Bahia might wish to conduct to enable it to give its opinion. Bahia has delivered to Armstrong its written opinion dated October 24, 1995, to the effect that, based upon and subject to the matters set forth therein, as of the date thereof, the Merger Consideration is fair to Armstrong shareholders from a financial point of view. A copy of Bahia's opinion is attached as Annex C hereto and incorporated by reference herein and Bahia's opinion should be read in its entirety by Armstrong shareholders.

         Bahia was selected by Armstrong to act as its financial advisor because of Bahia's expertise in the valuation of businesses and their securities in connection with mergers and acquisitions of financial institutions. Bahia has not previously acted as a financial advisor to Armstrong. Sequoia Advisors, Inc. ("Sequoia"), which was owned by one of the principals of Bahia, provided Armstrong with financial and strategic advice during 1993. Bahia will receive from Armstrong a fee of $175,000, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger. In addition, Armstrong has agreed to indemnify and hold harmless Bahia and its directors, officers and employees (the "Bahia Indemnitees") from and against any and all losses, claims, damages, costs, liabilities and expenses related to or arising out of its services in connection with the Merger. Armstrong will not be responsible for any such losses, claims, damages, costs, liabilities or expenses that are determined to have solely resulted from Bahia's willful misconduct, gross negligence or breach of fiduciary duty in performing its services. If for any reason the foregoing indemnification is unavailable to the Bahia Indemnitees or insufficient to hold them harmless, then Armstrong has agreed to contribute to the amount paid or payable to the Bahia Indemnitees as a result of such claim, damage, loss, cost, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by Armstrong, on the one hand, and Bahia on the other hand, but also the relative fault of Armstrong and Bahia as well as any relevant equitable consideration.

         In the course of preparing its opinion, Bahia has reviewed and analyzed, among other things, the following:

         1.      the Merger Agreement;

         2. BT Financial's Annual Reports, BT Financial's Annual Reports on Form 10-K and related financial information for the five years ended December 31, 1994, BT Financial's Quarterly Reports on Form 10-Q and related unaudited financial information for the three month periods ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995 and June 30,
                 1995, as well as unaudited financial information for each of the one month periods ended July 31, 1995, August 31, 1995 and September 30, 1995, respectively;

         3. Armstrong's Annual Reports, and related financial information for the five years ended December 31, 1994, Armstrong's Quarterly Reports and related unaudited financial information for the three month periods ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995 and June 30, 1995 as
                 well as unaudited financial information for each of the one month periods ended July 31, 1995, August 31, 1995 and September 30, 1995, respectively;

         4. Certain other public and non-public information, including financial and operating forecasts, relating to Armstrong and BT Financial including: (i) the historical and current financial condition and results of operations of Armstrong and BT Financial, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on stockholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the allowance for loan losses; and (ii) the assets and liabilities of Armstrong and BT Financial, including, the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity;

         5. Discussions with members of senior management of Armstrong and BT Financial concerning the financial condition, business, assets and prospects of Armstrong and BT Financial, respectively;

         6. The historical market prices and trading activity for shares of BT Financial Common Stock;

         7. A comparison of the results of operation, asset composition, and financial condition of Armstrong with those of certain Pennsylvania-based financial institutions that were deemed relevant to Armstrong;

         8. Such other financial studies and analyses, such other investigations performed by Bahia and such other matters as were deemed necessary to the rendering of its opinion;

         9. The valuation of BT Financial Common Stock, and a comparison of this valuation with those of 15 publicly traded Pennsylvania banks with assets between $500 million and $5 billion;

         10. A comparison of the results of operation and financial condition of BT Financial with those of 15 publicly traded Pennsylvania banks with assets between $500 million and $5 billion; and

         11. A comparison of the proposed financial terms of the Merger contemplated by the Merger Agreement with the financial terms of three groups of other merger and acquisition transactions. The first group included 16 transactions announced or completed between January 1994 and August 1995 where the target was a commercial bank, headquartered in Pennsylvania, and had total assets of $200 million or less. The second group included 6 transactions announced or completed between January 1994 and August 1995 where the target was a commercial bank, headquartered in Pennsylvania, and had total assets of $200 million or less, an equity/assets ratio of 10% or more, and a return on average assets ratio of 1.00% or better. The final group included 21 transactions announced or completed between January 1994 and August 1995 where the target was a commercial bank, headquartered in Pennsylvania, and had total assets of $1 billion or less.

         In rendering its opinion, Bahia relied, without independent verification, on the accuracy and completeness of the information concerning Armstrong and BT Financial furnished by the respective institutions to Bahia for review for purposes of its opinion, as well as publicly available information on other financial institutions and economic data. With respect to the financial forecasts Bahia reviewed for each institution, Bahia assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of each respective institution. Armstrong and BT Financial did not restrict Bahia as to the material it was permitted to review. Bahia did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Armstrong or BT Financial. Bahia expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the Merger Agreement to be consummated. Bahia's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of October 24, 1995; events occurring after that date could materially affect the assumptions used in preparing the opinion.

         In rendering its opinion, Bahia assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on Armstrong or BT Financial that would have a material adverse effect on the contemplated benefits of the Merger. Bahia also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Armstrong or BT Financial after the Merger.

         BAHIA'S OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL
POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY ARMSTRONG SHAREHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MEETING. THE SUMMARY OF THE OPINION OF BAHIA SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Armstrong Board, Armstrong shareholders should be aware that members of Armstrong's management and the Armstrong Board have interests in the Merger that are in addition to the interests of Armstrong shareholders generally. The Armstrong Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         INDEMNIFICATION

         After the effective time of the Merger, BT Financial, as the successor to Armstrong, will indemnify and hold harmless any former directors, officers, employees or agents of Armstrong who have rights to indemnification under the articles of incorporation and bylaws of Armstrong and the BCL from and against any and all claims, losses, liabilities or damages arising out of or in connection with any of their activities in such capacities or on behalf of, or at the request of, Armstrong prior to the effective time of the Merger ("Claims") in accordance with and to the extent required under the articles of incorporation and bylaws of BT Financial and the BCL. Further, BT Financial will be obligated to advance expenses incurred with respect to the foregoing, as they are incurred, in each case only to the extent such advances are required under the articles of incorporation and bylaws of BT Financial as in effect on October 24, 1995 and the BCL. The obligations of BT Financial described in the preceding sentences will continue in full force and effect following the effective time of the Merger for a period of one year, although all rights to indemnification in respect of any Claim asserted or made within such period will continue until the final disposition of such Claim. BT Financial will also provide officers' and directors' liability insurance coverage for all former directors and officers of Armstrong, whether or not they become part of the BT Financial organization after the effective time of the Merger, to the same extent as such coverage is provided to Johnstown Bank's officers and directors, for one year following the effective time of the Merger.

         BT Financial will also indemnify and hold harmless Armstrong and each person, if any, who controls Armstrong within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which BT Financial or such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement/Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission relates to BT Financial or (b) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any Shareholder to the extent that any such statement or omission relates to BT Financial, and will reimburse Armstrong and each such controlling person for any legal or other expenses reasonably incurred by Armstrong or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. BT Financial will not, however, be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Proxy Statement/Prospectus or any amendment or supplement thereto or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by Armstrong specifically for use therein.

         EMPLOYMENT AGREEMENTS

         On August 3, 1994, the Armstrong Board passed a resolution entitling Mr. Coleman J. Clougherty to severance pay. In the Merger Agreement, BT Financial agreed to pay Mr. Clougherty $200,000, so long as Mr. Clougherty agrees to waive in writing his right to severance pay and any other obligations Armstrong has to him.

REGULATORY CONSIDERATIONS

         Consummation of the Merger is subject to, and conditioned upon, among other things, receipt of requisite approvals from the Federal Reserve and the Pennsylvania Department of Banking and the expiration of all regulatory waiting periods applicable to the Merger. As of the date hereof, applications seeking regulatory approval of the Merger have been filed with the necessary regulatory authorities, but neither agency has yet approved the Merger.

         Section 18(c) of the Federal Deposit Insurance Act of 1950, as amended (the "FDIA"), provides that the Federal Reserve shall not approve any proposed merger transaction which would result in a monopoly, the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade.

        In conducting its review of any application for approval, the Federal Reserve is required to consider the financial and managerial resources and future prospects of the banks concerned and the convenience and needs of the community to be served. In addition, under the Community Reinvestment Act of 1977, the Federal Reserve must take into account the record of performance of the existing and proposed institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of such institution. The Federal Reserve has also indicated that it will not approve a significant acquisition unless the resulting institution has adequate capitalization, taking into account, among other things, asset quality.

         The FDIA also requires the Federal Reserve to notify the Attorney General of the United States of the approval of any transaction such as the Merger and generally permits an action to be brought under the antitrust laws by the Attorney General with respect to any such transaction within 30 days after the date of approval by the Federal Reserve which period may be shortened to no less than 15 days after such approval by the Federal Reserve with the concurrence of the Attorney General. Transactions such as the Merger may generally not be consummated until the conclusion of this 30-day (or shorter) period.

         The FDIA provides for the publication of notices relating to the federal filing noted above. If an interested party were permitted to intervene with respect to the Merger, administrative and judicial proceedings could substantially delay the regulatory approvals required for consummation of the Merger.

         The approval of the Pennsylvania Department of Banking also must be obtained in connection with the Merger. Pursuant to the provisions of the Pennsylvania Banking Code, the Pennsylvania Department of Banking is required to approve or disapprove a proposed acquisition within 60 days after receipt of the application, the articles of merger and the applicable fee, or within an additional period of not more than thirty days after an amendment to the application is received within the initial sixty-day period. The Pennsylvania Department of Banking must evaluate factors similar to those considered by the Federal Reserve in determining whether to approve the Merger.

         As of the date hereof, applications seeking regulatory approval have been filed with the necessary regulatory authorities, but neither agency has yet approved the Merger. There can be no assurance that the necessary regulatory authorities will approve the Merger, and if the Merger is approved, there can be no assurance as to the dates of such approvals. There can also be no assurance that any such approval will not contain a condition or requirement that would cause such approval to fail to satisfy one of the conditions to consummation of the Merger set forth in the Merger Agreement. There can likewise be no assurance that neither the Department of Justice nor any complaining parties will challenge the Merger, or if such a challenge is made, as to the results thereof.

RIGHTS OF DISSENTING SHAREHOLDERS

         Any owner of shares of Armstrong Common Stock has the right under
Section 1607 of the Pennsylvania Banking Code and Subchapter 15D of the BCL to object to the Merger and demand to be paid in cash the fair value of such shares upon complying in full with the provisions of Subchapter 15D. THE FOLLOWING DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SUBCHAPTER 15D OF THE BCL OR SECTION 1607 OF THE PENNSYLVANIA CODE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE PROVISIONS, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C. THOSE PROVISIONS MUST BE STRICTLY COMPLIED WITH OR A SHAREHOLDER'S DISSENTERS' RIGHTS MAY BE LOST.

         If an owner of shares of Armstrong Common Stock wants to exercise the right to dissent, such owner must satisfy all of the following conditions. First, the owner must file with Armstrong prior to the vote with respect to the Merger a written notice of his intention to demand that he be paid the fair value of his shares of Armstrong Common Stock if the Merger takes place. Neither a vote in person or by proxy against adoption and approval of the Merger Agreement nor an abstention from voting with respect to, or a failure to vote for adoption and approval of, the Merger Agreement will constitute such a written notice. Second, the owner must not effect any change in the beneficial ownership of his shares of Armstrong Common Stock from the date of filing such written notice continuously through the effective time of the Merger. Finally, the owner must not vote in person or by proxy for adoption and approval of the Merger Agreement. Neither an abstention from voting with respect to, nor a failure to vote in person or by proxy against adoption and approval of, the Merger Agreement will constitute a vote for adoption and approval of the Merger Agreement. Unless an owner follows all these steps, he will not acquire any right to payment of the fair value of his shares and will be conclusively presumed to have consented to the Merger and will be bound by its terms. A written notice of an intention to demand payment of fair value should be sent prior to the Meeting to The Armstrong County Trust Company, 227 Market Street, Kittanning, Pennsylvania 16201, Attention: Secretary.

         A person who is the beneficial owner, but not the record holder, of shares of Armstrong Common Stock and who desires to exercise the rights of a dissenting shareholder may assert those rights with respect to shares held on that person's behalf and shall be treated as a dissenting shareholder under the terms of Section 15D if he submits to Armstrong a written consent of the record holder of those shares to such treatment no later than the time dissenters' rights are asserted with respect to those shares. A beneficial owner may not dissent with respect to less than all shares of which such person is the owner, whether or not the shares so owned are registered in such person's name.

         A record holder for more than one beneficial owner may assert dissenters' rights as to less than all of the shares registered in his name only if that holder dissents with respect to all shares beneficially owned by a person that are held by him and discloses the name and address of that person. In that event, the record holder will be treated as if the shares as to which he has dissented and the other shares held by him were registered in the names of different persons.

         If the Merger Agreement is adopted and approved by the requisite vote of the Shareholders, Armstrong or BT Financial will mail a "further notice" to each owner who followed all of the steps described above (a "Dissenter"). The "further notice" will: (i) state the location where and the date by which a demand for payment must be sent and certificates formerly representing shares of Armstrong Common Stock ("Certificates") must be deposited in order to obtain payment, which date will not be less than 30 days after the date of mailing of the "further notice"; (ii) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received; (iii) supply a form for demanding payment that includes a request for certification of the date on which the Dissenter acquired beneficial ownership of his shares of Armstrong Common Stock; and (iv) include a copy of Subchapter 15D. If a Dissenter fails to timely demand payment or (in the case of certificated shares) fails to timely deposit his Certificates as required by the "further notice," that person will not have any right to receive payment of the fair value of his shares.

         If any shares are not represented by certificates, Armstrong or BT Financial may restrict their transfer from the time of receipt of demand for payment until effectuation of the Merger or the release of restrictions under the terms of Section 1577(a) of the BCL (relating to failure to effectuate the Merger).

         The dissenter shall retain all other rights of a shareholder until those rights are modified by the Merger.

         If the Merger has not been consummated within 60 days after the date set in the "further notice" for demanding payment and depositing Certificates, Armstrong or BT Financial will return any deposited Certificates and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. At any time thereafter, Armstrong or BT Financial may send a new "further notice" containing the provisions described above to all Dissenters.

         Promptly after the Effective Time of the Merger, or upon timely receipt of demand for payment if the Merger has already occurred, BT Financial will either (i) pay the amount that BT Financial estimates is the fair value of the Dissenters' Shares to the Dissenters who timely made demand for payment and (if their shares are certificated) timely deposited their Certificates, or (ii) provide written notice to those Dissenters that no payment will be made. This payment or written notice will be accompanied by a closing balance sheet and statement of income of Armstrong for a fiscal year ending not more than 16 months before the date of payment or notice, the latest available interim financial statements of Armstrong, a statement of BT Financial's estimate of the fair value of the Dissenters' Shares, a notice of the right of a Dissenter to demand payment or supplemental payment, as the case may be, and a copy of Subchapter 15D. If BT Financial does not pay its estimate of the fair value of the shares of Armstrong Common Stock of any Dissenter, it must return his deposited Certificates to him and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. BT Financial may make a notation on any returned Certificate or its records relating to any such uncertificated shares that a demand for payment of fair value with respect to that Certificate has been made. If shares with respect to which notation has been made shall be transferred, each new Certificate therefor or the records relating to any transferred uncertificated shares will bear a similar notation, together with the name of the original dissenting holder or owner thereof. A transferee will not acquire by transfer any rights other than those that the original Dissenter had after making demand for payment of fair value.

         If BT Financial gives notice of its estimate of the fair value of the shares without remitting such amount, or remits payment of its estimate of the fair value of a Dissenter's shares and the Dissenter believes that BT Financial's estimate of the fair value of his shares of Armstrong Common Stock is less than their fair value, that Dissenter should send BT Financial his own estimate of their fair value. A Dissenter's estimate will constitute a demand for payment of his estimate of the fair value of his shares of Armstrong Common Stock or for payment of the difference between the two estimates if BT Financial has paid that Dissenter its estimate. If a Dissenter does not file with BT Financial his own estimate within 30 days after the mailing to him of the payment of BT Financial's estimated fair value or its written notice thereof, that Dissenter will not be entitled to receive any amount greater than the payment remitted by BT Financial or the amount stated in that notice.

         Within 60 days after the latest of (i) the effective time of the Merger, (ii) timely receipt of any demands for payment of fair value in response to a "further notice," or (iii) timely receipt of a Dissenter's estimate of the fair value of his shares of Armstrong Common Stock, if any demands for payment remains unsettled, BT Financial may file an application for relief in the Court of Common Pleas of Cambria County, Pennsylvania (the "Allegheny Court"), requesting that the fair value of the remaining Dissenters' Shares be determined. All Dissenters whose demands for payment of the fair value of their Dissenters' Shares have not been settled will be made parties to such proceeding. A copy of the application shall be served on each such Dissenter. If a Dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa. C.S. 53 (relating to bases of jurisdiction and interstate and international procedure). The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each Dissenter who is made a party to such proceeding will be entitled to recover the amount by which the fair value of his Dissenters' Shares exceeds any amount previously paid to that Dissenter by BT Financial for his shares, plus interest.

         If BT Financial fails to file an application with the Cambria Court prior to the expiration of that 60-day period, any Dissenter who has made a demand for payment of the fair value of his Dissenters' Shares and has not already settled his claim against BT Financial may file an application with the Cambria Court in the name of BT Financial within 30 days after expiration of that 60-day period. If no such Dissenter files an application within that 30-day period, all remaining Dissenters will be paid BT Financial's estimate of the fair value of their Dissenters' Shares and will not be entitled to any additional amounts. In any proceeding before the Cambria Court, the fair value of the Dissenters' Shares to be determined by the Cambria Court is the fair value of those shares immediately prior to the effective time of the Merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

         The costs and expenses of any proceeding to determine the fair value of the remaining Dissenters' Shares will be determined by the Cambria Court and assessed against BT Financial, although all or any part of those costs and expenses may be apportioned and assessed as the Cambria Court deems appropriate against any Dissenters who are parties to the proceeding and whose actions in demanding supplemental payments the Cambria Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The fees and expenses of counsel and experts for the respective parties may be assessed as the Cambria Court deems appropriate against BT Financial and in favor of any or all Dissenters if BT Financial failed to comply substantially with the requirements of Subchapter 15D and may be assessed against BT Financial or any Dissenter, in favor of any other party, if the Cambria Court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter 15D. If the Cambria Court decides that any Dissenter's counsel provided substantial benefits to other Dissenters, but that the fees of such counsel should not be assessed against BT Financial, then the Cambria Court may award that counsel reasonable fees to be paid out of the amounts awarded to those other Dissenters.

         It is a condition to BT Financial's obligation to consummate the Merger that the number of Dissenters' Shares be less than 800 shares of Armstrong Common Stock as of the Closing Date, representing 10% of the Armstrong Common Stock expected to be outstanding on such date. See "The Merger Agreement--Conditions." BT Financial has reserved the right to waive this condition at any time.

RESALE RESTRICTIONS

         The shares of BT Financial Common Stock to be issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any Shareholder who may be deemed to be an affiliate of Armstrong for purposes of Rule 145 under the Securities Act as of the date of the Meeting. Armstrong affiliates may not sell shares of BT Financial Common Stock acquired in the Merger except pursuant to an effective registration statement under the Securities Act covering those shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Armstrong generally include individuals or entities that control, are controlled by, or are under common control with, Armstrong and may include certain officers and directors of Armstrong as well as the principal Shareholders. Under the Merger Agreement, BT has agreed that Armstrong affiliates will have rights to incidental registration and registration on request pursuant to which these affiliates may resell their shares of BT Financial Common Stock under an effective registration statement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Kirkpatrick & Lockhart LLP, counsel to BT Financial, will render an opinion to BT Financial as to the principal federal income tax consequences expected to result from the Merger.

         The following is a summary of such opinion. This summary is qualified in its entirety by reference to the full text of such opinion, including the assumptions upon which such opinion is based. Such opinion is included as an exhibit to the Registration Statement. Neither such opinion nor this summary address any tax considerations under foreign, state or local laws, or the tax considerations to shareholders other than individual United States citizens who hold their shares of Armstrong Common Stock within the meaning of Section 1221 of the Code.

         No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the Merger. Shareholders should be aware that the opinion of Kirkpatrick & Lockhart LLP is not binding on the Internal Revenue Service and the Internal Revenue Service is not precluded from taking a different position. Shareholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Kirkpatrick & Lockhart LLP is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

         The federal income tax consequences discussed below are conditioned upon, and the opinion of Kirkpatrick & Lockhart LLP is based upon, the accuracy, as of the date hereof and at, as of and after the effective time of the Merger, of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all events that are contemplated under the Merger Agreement): (A) that, pursuant to the Merger, the former shareholders of Armstrong receive shares of BT Financial Common Stock having a value on the date on which the effective time of the Merger occurs of not less than forty-two percent (42%) of the value of the Armstrong Common Stock as of the same date; (B) that following the Merger, BT Financial will continue the historic business of Armstrong or use a significant portion of Armstrong's historic business assets in a business; and (C) that a bona fide corporate business purpose exists for the Merger.

         BT Financial and Armstrong believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the effective time of the Merger. If either BT Financial or Armstrong learns before the effective time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the Merger.

         Kirkpatrick & Lockhart LLP has rendered an opinion to BT Financial, based upon the assumptions set forth therein, that the Merger will have the following federal income tax consequences:

         (i) No gain or loss will be recognized by Armstrong or BT Financial as a result of the Merger.

         (ii) No gain or loss will be recognized by any Shareholder upon the exchange of that Shareholder's shares of Armstrong Common Stock for shares of BT Financial Common Stock pursuant to the Merger.

         (iii) Shareholders will recognize gain with respect to the cash portion of the Merger Consideration (the "Cash Consideration") received, but not in excess of the amount of the Cash Consideration received.

         (iv) The basis of the shares of BT Financial Common Stock received by a Shareholder (including any fractional shares) will be the same as the basis of the shares of Armstrong Common Stock surrendered in exchange therefor (a) decreased by the amount of the Cash Consideration, and (b) increased by (1) the amount, if any, of the Cash Consideration that was treated as a dividend and (2) the amount of gain recognized by that Shareholder on the exchange (not including any portion of such gain that is treated as a dividend).

         (v) If shares of Armstrong Common Stock were capital assets in the hands of a Shareholder immediately prior to the Merger, the holding period of the shares of BT Financial Common Stock received by that Shareholder in the Merger will include the holding period of the shares of Armstrong Common Stock surrendered in exchange therefor.

         (vi) A Shareholder who dissents from the proposed Merger and receives solely cash in exchange for that Shareholder's shares of Armstrong Common Stock will be treated as having received that cash as a distribution in redemption of those shares subject to the provisions and limitations of Section 302 of the Code. If the distribution is eligible for treatment as a distribution in redemption of that Shareholder's shares, that Shareholder will recognize gain to the extent of the consideration received less that Shareholder's adjusted basis in those shares.

         (vii) The receipt by a Shareholder of cash in lieu of a fractional share of BT Financial Common Stock will be treated as if that fractional share was issued to that holder in the Merger and thereafter redeemed by BT Financial for cash. That receipt of cash by a Shareholder will be treated as a distribution by BT Financial in full payment in exchange for the fractional share as provided in
         Section 302(a) of the Code. If the distribution is eligible for treatment as a distribution in redemption of a Shareholder's fractional share, that Shareholder will recognize gain to the extent of the consideration received less that Shareholder's allocable adjusted basis in that fractional share.

         If the shares of Armstrong Common Stock exchanged are a capital asset, any gain recognized will be capital gain to the extent described below. The capital gain will be long-term if the shares of Armstrong Common Stock have been held by the applicable Shareholder for more than one year. The determination of whether a Shareholder would recognize a capital gain and/or dividend income is made by reference to the redemption rules of Section 302 of the Code. Under Section 302, all of the cash representing gain recognized on the exchange will be taxed as capital gain if the deemed redemption is a "substantially disproportionate redemption" of stock with respect to a Shareholder or is "not essentially equivalent to a dividend." For this purpose, the Merger will be viewed as if each Shareholder had received only BT Financial Common Stock in the Merger and as if BT Financial had thereafter redeemed appropriate portions of the BT Financial Common Stock in exchange for the cash received by that Shareholder. The deemed redemption is a "substantially disproportionate redemption" if that Shareholder's deemed percentage share of the outstanding BT Financial Common Stock after the Merger but before the deemed redemption is reduced by more than 20% as a result of the deemed redemption. The deemed redemption is "not essentially equivalent to a dividend" if that Shareholder experiences a "meaningful reduction" in his proportionate interest in BT Financial by reason of the deemed redemption. In general, there are no fixed rules for determining when a meaningful reduction has occurred.

         In determining whether a Shareholder has a "substantially disproportionate redemption" or experiences a "meaningful reduction" in his proportionate interest in BT Financial, shares of BT Financial Common Stock which are considered to be owned by that Shareholder pursuant to certain constructive stock ownership rules set forth in Code Section 318, as well as shares actually owned, must be taken into account. In general, under Code
Section 318, a Shareholder constructively owns any stock which that Shareholder has an option to acquire, or any stock owned directly or indirectly by (1) that Shareholder's spouse (unless legally separated under court decree), children, grandchildren or parents; (2) a partnership, trust or estate in which that Shareholder has an interest to the extent of that Shareholder's interest; or
(3) a corporation to the extent of that Shareholder's interest, but only if that Shareholder actually or constructively owns 50% or more in value of the corporation's stock. Also, a Shareholder that is a partnership, trust or estate will be considered to own stock owned by its partners, grantors or beneficiaries, as the case may be, and a Shareholder which is a corporation will be considered to own stock owned by any of its shareholders who owned 50% or more in value of the corporation's stock. An S corporation and its shareholders are treated as if they were a partnership and partners, respectively. In many instances, stock owned constructively as a result of the attribution rules can be attributed again to another (for example, stock owned due to family attribution can further be attributed to a partnership), but in other circumstances, there is no "double" attribution.

         If any of the cash received by a Shareholder has the effect of a dividend, the portion of the gain recognized equal to that Shareholder's share of undistributed corporate earnings and profits is treated as dividend income and the balance of the gain is capital gain. It is unclear whether it is the earnings and profits of Armstrong which are considered or some combination of those of Armstrong and BT Financial. It is possible that the cash distributed might exceed the applicable earnings and profits. No loss will be recognized.

         Unless an exception is available under applicable law or regulations, 31% of the cash portion of the Merger Consideration payable to a Shareholder will be withheld unless that payee provides a tax identification number (social security number or employer identification number) and certifies that such number is correct on a Form W-9 which will be provided in the letter of transmittal that will be used to exchange shares of Armstrong Common Stock for the Merger Consideration.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME, PROPERTY, TRANSFER AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, BT Financial will record the acquisition of Armstrong at its cost at the effective time of the Merger, which cost would include the cash paid in the Merger, the fair value of the shares of BT Financial Common Stock issued in the Merger and all direct acquisition costs. The acquisition cost will be allocated to the acquired assets and liabilities of Armstrong based upon their fair values at the effective time of the Merger in accordance with generally accepted accounting principles. Acquisition cost in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized over a period of 15 years for financial accounting purposes. The reported income of BT Financial would include the operations of Armstrong after the effective time of the Merger. See "Unaudited Pro Forma Condensed Combined Financial Information."

                              THE MERGER AGREEMENT

         The following is a summary of certain provisions of the Merger Agreement as amended by the First Amendment, copies of which are attached as Annex A and B hereto and are incorporated by reference herein. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER

         Upon satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger, Armstrong will merge with and into Johnstown Bank, with Johnstown Bank being the surviving corporation. At the effective time of the Merger, the separate corporate existence of Armstrong will cease and Johnstown Bank will succeed to all the rights, privileges, immunities and franchises, and all the property and assets, real, personal and mixed, of Armstrong, without the necessity for any separate conveyance or other transfer. After the Merger, Johnstown Bank will be responsible and liable for all liabilities and obligations of Armstrong of every kind and description, and neither the rights of creditors, nor any liens on the property of Armstrong, will be impaired by the Merger.

         At the effective time of the Merger, each share of Armstrong Common Stock then outstanding (except Dissenters' Shares and treasury shares) will be converted into the Merger Consideration. On the Closing Date, by virtue of the Merger, and without any action on the part of Armstrong shareholders, each of the then issued and outstanding shares of Armstrong Common Stock will cease to exist and will be deemed canceled, retired and eliminated, and all rights in respect thereof (other than with respect to Dissenters' Shares) will cease except the right to receive BT Financial Common Stock and cash (based upon the Merger Consideration), regardless of whether the certificates representing such shares are surrendered to BT Financial by Armstrong shareholders. The Merger Consideration will be adjusted immediately prior to the effective time of the Merger, if necessary, to reflect any consolidation, split-up, other subdivision or combination of BT Financial Common Stock, any dividend payable in BT Financial Common Stock, or any capital reorganization involving the reclassification of BT Financial Common Stock subsequent to the date of the Merger Agreement and prior to such time. In the Merger Agreement, each outstanding share of Armstrong Common Stock will be converted into the Merger Consideration, unless the average closing price per share of BT Financial Common Stock on NASDAQ as reported in THE WALL STREET JOURNAL for the Valuation Period is less than $27.50 or more than $34.00. If the average per share price of BT Financial Common Stock is less than $27.50 for the Valuation Period, Armstrong may request that BT Financial adjust the Merger Consideration by increasing the number of shares of BT Financial Common Stock or the amount of cash included in the Merger Consideration, or both, so as to maintain a total consideration of $1,325.00 per share of Armstrong Common Stock based on the average price per share for BT Financial Common Stock for the Valuation Period. If BT Financial does not elect to adjust the Merger Consideration, Armstrong may terminate the Merger Agreement, and neither party will have any further liability under the Merger Agreement. If the average price per share of BT Financial Common Stock for the Valuation Period is more than $34.00, BT Financial shall have the option to adjust the Merger Consideration by reducing the number of shares of BT Financial Common Stock or cash included in the Merger Consideration, or both, as determined by Armstrong, so that the total consideration does not exceed $1,497.25 per share of Armstrong Common Stock based on the average price per share of BT Financial Common Stock for the Valuation Period; provided however, if at any time prior to the Closing Date or the ninety (90) day period immediately following the closing date, BT Financial enters into, or announces its plans to enter into any agreement that would result in an acquisition of BT Financial or substantially all of its business by another entity, the Merger Consideration shall remain equal to 26.5 shares of BT Financial Common Stock and $596.25 in cash for each share of Armstrong Common Stock.

         At the effective time of the Merger, the articles of incorporation and bylaws of Johnstown Bank as in effect immediately prior thereto will be the articles of incorporation and bylaws of the surviving corporation. The directors and principal officers, respectively, of the Resulting Company from and after the Effective Time of the Merger will be the directors and principal officers of Johnstown Bank immediately prior thereto.

EXCHANGE PROCEDURES

         After the effective time of the Merger, each holder of a Certificate, upon surrender of such Certificate to BT Financial or its exchange agent, together with a duly executed and completed letter of transmittal (which will be mailed to the holders of Certificates promptly following the effective time of the Merger), will be entitled to receive a certificate or certificates representing the number of whole shares of BT Financial Common Stock and the cash (payable by check) to which such holder is entitled as described above, plus cash (payable by check) in lieu of any fractional share of BT Financial Common Stock to which such holder would otherwise be entitled. Fractional shares of BT Financial Common Stock will not be issued. In lieu of a fractional share of BT Financial Common Stock, each relevant Armstrong shareholder will receive a cash payment equal to the applicable fraction multiplied by the closing sale price on NASDAQ for BT Financial Common Stock on the Closing Date as reported in THE WALL STREET JOURNAL, or, if BT Financial Common Stock is not traded on such date, the next succeeding day on which such stock is traded. No interest will be paid or accrued on the cash payable upon surrender of Certificates.

         Until surrendered in accordance with the requirements of the Merger Agreement, the Certificates (except for Certificates representing Dissenters' Shares and treasury shares) will from and after the effective time of the Merger represent for all purposes only the right to receive shares of BT Financial Common Stock and cash as described above. Upon surrender of a Certificate, there will be paid to the record holder of the certificate for shares of BT Financial Common Stock issued in exchange therefor (i) on the date of such exchange, the amount of dividends theretofore accrued and payable with respect to such full shares of BT Financial Common Stock as of any date subsequent to the effective time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) on the appropriate payment date, the amount of dividends declared with a record date after the effective time of the Merger but prior to such surrender and a payment date subsequent to such surrender. No interest will be payable with respect to any such dividends.

         At the effective time of the Merger, (i) each share of Armstrong Common Stock held in treasury will be canceled, retired and cease to exist and no consideration will be paid therefor, and (ii) each Dissenters' Share will be treated as described above (see "The Merger--Rights of Dissenting
Shareholders").

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains representations and warranties of Armstrong, BT Financial and Johnstown Bank which are customary in transactions of this type, including, but not limited to, representations and warranties concerning: (a) their respective organization and capitalization; (b) the due authorization, execution and delivery and the enforceability of the Merger Agreement; and (c) consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement. The Merger Agreement also contains customary representations and warranties by Armstrong and BT Financial, including, but not limited to representations and warranties concerning: (a) the documents to be filed with the Commission and other regulatory agencies; (b) the conduct of business in the ordinary course and absence of certain changes; (c) financial statements; and (d) compliance with laws. Lastly, the Merger Agreement contains representations and warranties of Armstrong such as (a) loans; (b) loan loss reserve; (c) core deposits; (d) related party transactions; (e) fidelity bonds; and (f) investments.

CERTAIN COVENANTS

         Armstrong has agreed that, except with the prior written consent of BT Financial, it will not: (i) issue any capital notes or shares of its capital stock, declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any other distribution of, on, or with respect to, its capital stock, except that Armstrong may distribute regular quarterly cash dividends for any full calendar quarter beginning with the quarter ending December 31, 1995 of the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned by Armstrong during that quarter and a closing dividend equal to the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned during the period between the end of the last full calendar quarter for which a dividend was paid and ten (10) days prior to the Closing Date; (ii) merge with, consolidate with, sell its assets to, or acquire substantially all the assets of, any other corporation, bank or person, or enter into any other transaction not in the ordinary course of business; (iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock; (iv) create any pension or profit sharing plan, bonus, deferred compensation, death benefit or retirement plan, or any other fringe benefit for, enter into any employment contract (written or otherwise) with, or grant any bonuses to, any officer, director or employee; (v) amend its articles of incorporation or bylaws except as may be necessary to consummate the transactions contemplated by the Merger Agreement or as required by law; (vi) incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of business; (vii) increase the rate of compensation of any director, officer, employee or agent or enter into any agreement to increase the rate of compensation of any director, officer or employee, other than normal increases in the ordinary course of business and consistent with past practice; (viii) unless permitted by BT Financial, take any action which would entitle any employee to receive severance pay prior to the Closing Date; (ix) intentionally do anything or intentionally fail to do anything which will cause a breach or a default under any contract, agreement, commitment or obligation to which it is a party or by which it may be bound; (x) except for securities transactions effected in the ordinary course of business with the prior consent of BT Financial (which consent shall not be unreasonably withheld), make any capital expenditures in excess of $15,000 in the aggregate; (xi) modify or extend any service bureau contracts, hardware/software maintenance agreements, lease agreements or other contracts that involve annual payments by Armstrong that exceed $15,000 per contract or $50,000 in the aggregate; (xii) change its lending, borrowing, investment, asset/liability management or other material banking policies in any material respect, except as may be required by changes in applicable law, regulation or regulatory directives and except that, in connection with the closing of the transactions contemplated hereby, Armstrong shall cooperate in good faith with BT Financial to adopt policies, practices and procedures consistent with those utilized by BT Financial and its affiliates; (xiii) open any branch offices; (xiv) fail to pay any tax or any other liability or charge when due, other than charges contested in good faith by appropriate proceedings; or (xv) make, change or revoke any tax election or make any agreement or settlement with any taxing authority.

         BT Financial has agreed that any full-time employee of Armstrong (except Coleman Clougherty) whose employment with the Johnstown Bank is terminated, other than for cause, by BT Financial within six months after the Merger, and not offered a comparable job with BT Financial or an affiliate of BT Financial, will be paid severance pay equal to one week's compensation multiplied by each year of service with Armstrong, not exceeding three months salary (except for certain officers who will be entitled to a maximum of six months salary).

         BT Financial has also agreed that all employees of Armstrong immediately prior to the Merger who are employed by Johnstown Bank following the Merger ("Transferred Employees") will be entitled to participate in BT Financial's employee benefit plans, as to which they are eligible, without fulfilling any vesting requirement, although such employees will not be entitled to any credit for their length of service, compensation, job classification or position with Armstrong. BT Financial has agreed that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Armstrong on the date of the Merger and then change coverage to a BT Financial medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in BT Financial's health plans.

         BT Financial has further agreed that Armstrong affiliates will have rights to incidental registration and registration upon request. Pursuant to such rights, Armstrong affiliates may resell their shares of BT Financial Common Stock under an effective registration statement.

ACQUISITION PROPOSALS

         Armstrong has agreed that neither it nor any of its directors, officers or other affiliates (as defined in Rule 12b-2 under the Exchange Act) (each, an "Affiliate") will, and that it will cause its employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by Armstrong and any individual member or employee of the foregoing) (each, an "Agent") not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of them or their respective shareholders) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, Armstrong (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or (iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal. Notwithstanding this undertaking, neither Armstrong nor the Armstrong Board, is prohibited from (i) fulfilling its fiduciary duties under Pennsylvania or federal law to the Shareholders, or (ii) permitting to occur the transactions contemplated by the Exchange Agreement. See "Comparative Market Prices." Armstrong must notify BT Financial immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any of the above-referenced individuals or entities.

INDEMNIFICATION OBLIGATIONS OF ARMSTRONG

         Armstrong will indemnify and hold harmless BT Financial and Johnstown Bank and each person, if any, who controls BT Financial or Johnstown Bank within the meaning of the Securities Act ("BT Financial Indemnitees") against any losses, claims, damages or liabilities, joint or several, to which the BT Financial Indemnitees may become subject, which (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, this Proxy Statement/Prospectus or any amendment or supplement hereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission was provided in writing by Armstrong to BT Financial, or (b) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any Shareholder to the extent that any such statement or omission was provided in writing by Armstrong BT Financial. Armstrong is also obligated to reimburse BT Financial Indemnitees for any legal or other expenses reasonably incurred by BT Financial in connection with investigating or defending any such loss, claim, damage, liability or action. Armstrong will not be liable in any such case to the extent that any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, this Proxy Statement/Prospectus or any amendment or supplement hereto, or any related preliminary prospectus, that was made or omitted in reliance upon and in conformity with written information furnished by BT Financial or Johnstown Bank specifically for use herein or therein.

         If recovery is not available under the indemnification provisions of the Merger Agreement described above for any reason other than as set forth therein, BT Financial will be entitled to contribution from Armstrong for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there will be considered the relative benefits received by each party from the transactions contemplated by the Merger Agreement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Armstrong, Johnstown Bank and BT Financial have agreed that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocations.

ARMSTRONG DIVIDENDS

         Under the Merger Agreement, Armstrong may pay regular quarterly cash dividends for any full calendar quarter beginning with the quarter ending December 31, 1995 of the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned by Armstrong during that quarter and a closing dividend equal to the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned during the period between the end of the last full calendar quarter for which a dividend was paid and ten (10) days prior to the Closing Date. In addition, Armstrong is permitted to declare and distribute during the first quarter of 1996 a special dividend in the amount of $161,236.

CONDITIONS

         The obligations of BT Financial and Johnstown Bank to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by law), on or before the Closing Date, of each of the following conditions, among others: (a) each of the covenants to be performed by Armstrong under the Merger Agreement on or before the Closing Date having been duly performed; (b) the representations and warranties made by Armstrong in the Merger Agreement being true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date); (c) Armstrong shall have furnished to BT Financial a certified copy of the resolutions duly adopted by the Armstrong Board of Directors authorizing and approving the Merger Agreement and the transactions contemplated thereby; (d) the Merger Agreement having been adopted and approved by the affirmative vote of two-thirds of the votes entitled to be cast by all Shareholders; (e) BT Financial and Johnstown Bank having received in form and substance satisfactory to BT Financial all necessary federal and state governmental and regulatory approvals and other consents necessary to permit consummation of the Merger (including, but not limited to, approvals of the Federal Reserve and the Pennsylvania Department of Banking), no such approvals and consents requiring BT Financial or any such subsidiary to enter into any agreement or stipulation that is inconsistent with prior Pennsylvania Department of Banking or Federal Reserve practice or procedure, and all applicable waiting periods required by law having expired or elapsed; (f) no action, proceeding, regulation or legislation having been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, the Merger Agreement, the consummation of the transactions contemplated thereby or the Merger, which, in the good faith judgment of BT Financial, makes it inadvisable to consummate such transactions; (g) subject to the cure provisions of Section 2.07(f) of the Merger Agreement, BT Financial shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to BT Financial hereunder, or in the information to be furnished by Armstrong and contained in the Registration Statement; (h) since the date of the Merger Agreement, there having not occurred any material adverse change in the business, financial condition, results of operations or prospects of Armstrong other than changes resulting from or attributable to (i) changes in laws or regulations, generally accepted accounting principles, or interpretations thereof that affect the banking industry generally or (ii) the payment of any severance benefits to Mr. Clougherty or any other key employee pursuant to any employment arrangement, if such payment is made by Armstrong at the request of BT Financial; (i) the Registration Statement having been declared effective by the Commission, being exempt or having been declared effective in each state having jurisdiction thereover, and no stop order proceeding being pending or threatened with respect thereto; (j) the number of Dissenters' Shares as of the Closing Date being less than 800 shares of Armstrong Common Stock, representing 10% of the Armstrong Common Stock expected to be outstanding on such date, but in no event shall the total cash consideration paid by BT Financial for Armstrong Common Stock exceed fifty percent (50%) of the total consideration paid by BT Financial; (k) Mr. Clougherty having waived in writing all rights to severance pay and any other obligations Armstrong has to him in exchange for the agreement by BT Financial to pay him $200,000 on the Closing Date (see "The Merger--Interests of Certain Persons in the Merger"); (l) Armstrong having paid all expenses incurred thereby in connection with the transactions contemplated by or described in the Merger Agreement, except for reasonable out-of-pocket expenses actually incurred that the parties acknowledge have not been billed on or before the Closing Date; (m) an opinion of Armstrong counsel on the matters specified in Section 6.01(j) of the Merger Agreement; and (n) a tax opinion from Kirkpatrick & Lockhart LLP on the matters specified in Section 6.01(n) of the Merger Agreement.

         The obligations of Armstrong to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by law), on or before the Closing Date, of each of the following conditions, among others: (a) each of the covenants to be performed by BT Financial and Johnstown Bank under the Merger Agreement on or before the Closing Date having been duly performed; (b) the representations and warranties made by BT Financial and Johnstown Bank in the Merger Agreement being true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date); (c) BT Financial and Johnstown Bank shall have furnished to Armstrong a copy of the resolutions duly adopted by their respective Board of Directors authorizing the Merger Agreement and the transactions contemplated thereby and by the shareholder of Johnstown Bank approving the Merger Agreement and the transactions contemplated thereby; (d) BT Financial, Armstrong and Johnstown Bank having received in form and substance satisfactory to Armstrong all necessary federal and state governmental and regulatory approvals, shareholder approvals and other consents necessary to permit consummation of the Merger (including, but not limited to, approvals of the Federal Reserve, the Pennsylvania Department of Banking and the Shareholders), and all applicable waiting periods required by law having expired or elapsed; (e) no injunction having been issued by any court or governmental agency which prohibits or restricts the consummation of the transactions contemplated by the Merger Agreement which, in the good faith judgment of Armstrong, would make it inadvisable to consummate such transactions; (f) Armstrong shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to Armstrong hereunder, or in the information to be furnished by BT Financial or Johnstown Bank and contained in the Registration Statement; (g) since the date of the Merger Agreement, there having not occurred any material adverse change in the financial condition of BT Financial on a consolidated basis which would render consummation of the Merger impracticable, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof that affect the banking industry generally; (h) the Registration Statement having been declared effective by the Commission, being exempt or having been declared effective in each state having jurisdiction thereon, and no stop order proceeding being pending or threatened with respect thereto; (i) Armstrong having received, as of the date of mailing of this Proxy Statement/Prospectus, an opinion from its financial advisor, in form and content satisfactory to it, to the effect that the Merger is fair, from a financial point of view, to the

Shareholders; and (j) opinion of counsel to BT Financial and Johnstown Bank on the matters specified in Section 6.02(i) of the Merger Agreement.

         Under the Merger Agreement, BT Financial has the right to perform a Phase II environmental assessment on the property owned by Armstrong that was previously operated as a bulk storage depot (the "Lentz Property") and a Phase I environmental assessment on all other Armstrong property. If the results of these assessments reveal an environmental condition with potential liability in excess of $200,000 on the Lentz Property, or in excess of $100,000 on the other Armstrong property, BT Financial may terminate the Merger Agreement.

TERMINATION

         The Merger Agreement and the transactions contemplated thereby may be terminated at any time prior to the Effective Time of the Merger by the mutual consent of the Boards of Directors of Armstrong, BT Financial and Johnstown Bank. If, at any time, Armstrong, BT Financial and Johnstown Bank agree in writing on a Closing Date on which all conditions precedent to consummation of the Merger are expected to be satisfied or waived and one of them postpones that Closing Date for a reasonable period of time (which will be no more than 30 days and in no event will end later than [June 30, 1996]) to enable it to perform any obligations under the Merger Agreement and either Armstrong, BT Financial or Johnstown Bank refuses to consummate the Merger because all conditions precedent to its obligations to close have not been met on the Closing Date as postponed, then such person may immediately terminate the Merger Agreement. In any event, the Merger Agreement and the transactions contemplated thereby will terminate automatically on [June 30, 1996] if the Merger has not been consummated on or before such date, unless extended by mutual consent of Armstrong, BT Financial and Johnstown Bank. The parties, however, expect that the Merger will be consummated before [June 30, 1996]. If the Merger has not been consummated by [June 30, 1996], Armstrong shareholders will be notified by letter whether the Merger has been abandoned or if the parties have agreed to extend the termination date and what that date then is. The Merger Agreement does not limit the possible number of extensions of the termination date or the periods for which extension of the termination date may occur.


         In the event of any termination of the Merger Agreement: (i) certain confidentiality provisions and other provisions relating to expenses in the Merger Agreement will survive; (ii) if BT Financial terminates the Merger Agreement due to the failure to satisfy a condition precedent regarding (a) Armstrong's performance of its covenants, (b) Armstrong's representations and warranties, (c) the failure to deliver Armstrong's certified resolutions regarding the Merger Agreement, or (d) failure to deliver the opinion of Kirkpatrick & Lockhart LLP that the Merger will be treated as a tax-free reorganization under Section 368 of the Code and no gain or loss will be recognized by the Shareholders as a result of their receipt of BT Financial Common Stock, and satisfaction of such condition was within the control of Armstrong, then Armstrong will reimburse BT Financial for its attorneys' fees and other expenses reasonably incurred in connection with the transactions described in the Merger Agreement (to the extent not already paid by Armstrong to BT Financial or any of its subsidiaries) and such failure will constitute a breach of the Merger Agreement and BT Financial will have all rights available in law and at equity for such breach of contract; (iii) if Armstrong terminates the Merger Agreement due to the failure to satisfy a condition precedent regarding (a) BT Financial's performance of its covenants, (b) BT Financial's representations and warranties or (c) the failure to deliver BT Financial's certified resolutions regarding the Merger Agreement, and satisfaction of such condition was within the control of BT Financial or any of its subsidiaries, then BT Financial will reimburse Armstrong for its attorneys' fees and other expenses reasonably incurred in the transactions described in the Merger Agreement and such failure will constitute a breach of the Merger Agreement and Armstrong will have all rights available in law and at equity for such breach of contract; (iv) if BT Financial terminates the Merger Agreement due to the failure to satisfy one or more of certain conditions precedent regarding shareholder approval of the Merger Agreement, material errors, misstatements or omissions by Armstrong, changes in Armstrong's financial condition, the failure to deliver the opinion of Armstrong's counsel, the exceeding of the requisite number of Dissenters' Shares or the amount of cash consideration, or Armstrong's payment of certain expenses, then Armstrong will reimburse BT Financial for its attorneys' fees and other expenses reasonably incurred in connection with the transactions described in the Merger Agreement (to the extent not already paid by Armstrong to BT Financial or any of its subsidiaries) not to exceed $150,000, and upon payment in full thereof, Armstrong will have no further liability or obligation to BT Financial under the Merger Agreement; and (v) if Armstrong terminates the Merger Agreement due to the failure to satisfy one or more of certain conditions precedent regarding material errors, misstatements or omissions by BT Financial or Johnstown Bank, changes in BT Financial's financial condition, or the failure to deliver the opinion of BT Financial's and Johnstown Bank's counsel, then BT Financial will reimburse Armstrong for its attorneys' fees and other expenses reasonably incurred in connection with the Merger and certain transactions described in the Merger Agreement not to exceed $150,000 and upon payment in full thereof, BT Financial will have no further liability or obligation to Armstrong under the Merger Agreement.

EXPENSES

         Except as described under "Termination" above, all expenses incurred by Armstrong, BT Financial or Johnstown Bank in connection with or related to the authorization, preparation and execution of the Merger Agreement, the solicitation of Shareholder approval and all other matters related to the closing of the transactions contemplated by the Merger Agreement, including, without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such person, will be borne solely and entirely by the person that has incurred the same.

AMENDMENT AND WAIVER

         Any of the terms or conditions of the Merger Agreement may be waived at any time by the person which is entitled to the benefit thereof, or any of those terms or conditions may be amended or modified in whole or in part at any time before or after the vote of the Shareholders on the Merger Agreement to the extent permitted by law by agreement in writing, executed in the same manner as the Merger Agreement after authorization to do so by the Board of Directors of each party thereto; provided, however, that such action will be taken only if, in the judgment of the Boards of Directors of each party taking the action, such waiver or such amendment or modification will not have a material adverse effect on the benefits intended under the Merger Agreement to such party and its shareholders following approval of the Merger Agreement by the Shareholders, unless the Merger Agreement, as modified, is resubmitted to the Shareholders for their adoption and approval.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following tables set forth unaudited pro forma condensed combined financial information for BT Financial that gives effect to the Merger, BT Financial's acquisition of Huntington on December 14, 1995, and BT Financial's pending acquisition of Moxham. Both the Merger and BT Financial's acquisition of Huntington will be accounted for under the purchase method of accounting. The unaudited pro forma condensed combined income statement gives effect to the Merger and the acquisition of Huntington for the year ended December 31, 1994 and the nine-month period ended September 30, 1995. The Merger Agreement provides for an exchange ratio of 26.5 shares of BT Financial Common Stock for each share of Armstrong Common Stock. This exchange ratio is subject to change in certain circumstances. See "The Merger Agreement--The Merger." The accompanying unaudited pro forma condensed combined financial information reflects an equivalent per share of Armstrong Common Stock at that exchange ratio.

         The unaudited pro forma condensed combined financial statements also reflect BT Financial's pending acquisition of Moxham, which is expected to be accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Moxham as reported on its consolidated balance sheet, will be carried over onto the Consolidated Balance Sheet of BT Financial after addressing conformity issues, and no goodwill or other intangible assets will be created. BT Financial will include in its consolidated statement of income the consolidated results of operations of Moxham for the entire fiscal year in which the effective date of the Moxham Merger occurs after addressing conformity issues. BT Financial will also combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Moxham for prior periods after
addressing conformity issues.   The unaudited pro forma condensed combined
income statement gives effect to the acquisition of Moxham for the three years ended December 31, 1994 and the nine month period ended September 30, 1995. The accompanying unaudited pro forma condensed combined financial information assumes that in BT Financial's pending acquisition of Moxham 1.15 shares of BT Financial Common Stock will be issued for each share of Moxham Common Stock and 6.325 shares of BT Financial Common Stock will be issued for each share of Moxham Preferred Stock.

         This unaudited pro forma condensed combined financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the unaudited pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial information as necessary to comply with the disclosure requirements of the Commission. Where applicable, the pro forma adjustments have been separately taxed at the statutory rate of 35%. The unaudited pro forma condensed combined financial information has been prepared using the historical consolidated financial statements and notes thereto, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The unaudited pro forma condensed combined financial statements do not give effect to anticipated cost savings in connection with the Merger and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

         The unaudited pro forma condensed combined financial information set forth below should be read in conjunction with the audited financial statements, including the notes thereto, of BT Financial that are incorporated by reference in this Proxy Statement/Prospectus and of Armstrong and of Moxham that appear elsewhere in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference," "Selected Financial Information," and "Index to Armstrong and Moxham Financial Statements." The unaudited pro forma condensed combined financial information set forth below gives effect to the Merger under the purchase accounting method.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                 (In thousands)
                                  (Unaudited)

                                                             BT                                                 BT
                                                          Financial                                          Financial   Pro Forma
                                            Moxham           and                              Armstrong         and       Combined
                      BT                  Pro Forma         Moxham      BT                    Pro Forma      Armstrong      All
                  Financial(1)   Moxham  Adjustments      Pro Forma  Financial(1)  Armstrong Adjustments      Combined Transactions
                  ------------   ------  -----------      ---------  ------------  --------- -----------      -------- ------------
ASSETS:
 Cash and cash
  equivalents           43,374    8,278                    51,652        43,374      1,147        (350)(6)      44,171      52,449
 Money Market
  Investments            4,848    2,278                     7,126         4,848        170                       5,018       7,296
 Investment
  securities           262,145   68,183       (17)(2)     330,311       262,145     37,776      (4,346)(7)     295,575     363,741
 Loans, net of
  unearned
  interest             851,444  153,824      (748)(3)   1,004,520       851,444     10,790                     862,234   1,015,310
   Reserve for
    loan losses         (8,562)  (1,942)                  (10,504)       (8,562)      (135)                     (8,697)    (10,639)
 Premises and
  equipment             25,762    5,863                    31,625        25,762        316                      26,078      31,941
 Other assets           34,109    5,274       140(4)       39,523        34,109        634       4,182(6)(8)    38,925      44,339
                     ---------  -------   -------       ---------     ---------   --------     -------       ---------   ---------
   Total Assets      1,213,120  241,758      (625)      1,454,253     1,213,120     50,698        (514)      1,263,304   1,504,437
                     =========  =======   =======       =========     =========   ========     =======       =========   =========

LIABILITIES:
 Deposits:
  Non-interest
   bearing             137,117   22,908                   160,025       137,117      4,610                     141,727     164,635
  Interest
   bearing             899,285  193,847                 1,093,132       899,285     33,322                     932,607   1,126,454
                     ---------  -------   -------       ---------     ---------   --------     -------       ---------   ---------
    Total deposits   1,036,402  216,755                 1,253,157     1,036,402     37,932                   1,074,334   1,291,089
  Funds borrowed        50,492    2,675                    53,167        50,492      4,000                      54,492      57,167
  Other
   liabilities           7,560    2,184       398(2)(4)    10,142         7,560        620                       8,180      10,762
  Long-term debt        19,980      748      (748)(3)      19,980        19,980          0                      19,980      19,980
                     ---------  -------   -------       ---------     ---------   --------     -------       ---------   ---------
    Total
     liabilities     1,114,434  222,362      (350)      1,336,446     1,114,434     42,552           0       1,156,986   1,378,998

SHAREHOLDERS'
 EQUITY:
  Preferred stock            0    1,378    (1,378)(5)           0             0          0                           0           0
  Common stock          19,133    1,801     3,815(5)       24,749        19,133        400         660(9)       20,193      25,809
  Surplus               33,320    3,691    (2,447)(2)(5)   34,564        33,320        850       5,722(9)       39,892      41,136
  Retained earnings     46,474   12,606      (260)(5)      58,820        46,474      6,622      (6,622)(9)      46,474      58,820
  Net unrealized
   holding gains
   (losses) on
   securities
   available-
   for-sale               (241)     (80)       (5)(2)        (326)         (241)       274        (274)(8)        (241)       (326)
                     ---------  -------   -------       ---------     ---------   --------     -------       ---------   ---------
    Total
     shareholders'
     equity             98,686   19,396      (275)        117,807        98,686      8,146        (514)        106,318     125,439
                     ---------  -------   -------       ---------     ---------   --------     -------       ---------   ---------
    Total
     liabilities
     and
     shareholders'
     equity          1,213,120  241,758      (625)      1,454,253     1,213,120     50,698        (514)      1,263,304   1,504,437
                     =========  =======   =======       =========     =========   ========     =======       =========   =========
   Book value
    per share            25.79    19.84                     23.80         25.79   1,018.25                       26.33       24.30
   Shares
    outstanding      3,826,581  977,637   145,734(5)    4,949,952     3,826,581      8,000     204,000(9)    4,038,581   5,161,952

(1) The BT Financial balance sheet figures include the pro forma results of BT Financial's acquisition of Huntington Bank. This acquisition was closed on 12/14/95. These pro forma results were previously filed February 27, 1996 on Form 8-K.

(2) Reflects the elimination of 792 shares of Moxham Common Stock owned by BT Financial.

(3)  Reflects the elimination of a loan from Johnstown Bank to Moxham.

(4) Reflects the recording of liability for additional supplemental retirement benefits due certain officers upon a change in control.

(5) Reflects the issuance of 1.15 shares of BT Financial Common Stock for each share of Moxham Common Stock, including shares issued after the conversion of 14,000 shares of Moxham Preferred Stock. Excludes 792 current shares of Moxham Common Stock that is owned by BT Financial. A total of 1,123,371 shares of BT Financial Common Stock will be issued to Moxham shareholders.

(6) Reflects estimated legal, accounting and severance costs of the acquisition.

(7) Represents the sale of certain investment securities to fund the cash paid to Armstrong shareholders, based upon a market value of $36.00 for BT Financial Common Stock on or around September 1995.

(8) Represents goodwill associated with the Armstrong acquisition. Asset valuations different than book value are currently estimated to be minimal.

(9) Represents the issuance of 26.5 shares of BT Financial Common Stock (212,000 shares in total) for each share of Armstrong Common Stock and cash paid to Armstrong shareholders for a total value of $11.98 million. Pro forma adjustments to eliminate shares of Armstrong Common Stock and issue shares of BT Financial Common Stock are represented as follows:

    Common stock                                   (400)          1,060
    Surplus                                        (850)          6,572
    Retained earnings                            (6,622)             --
    Net unrealized holding gains (losses) on
      securities available-for-sale                (274)             --
                                                 ------           -----
          TOTAL SHAREHOLDERS' EQUITY             (8,146)          7,632

               PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                (In thousands, except shares and per share data)
                                (Unaudited)


                                                                                                          BT Financial   Pro Forma
                                            Moxham     BT Financial                            Armstrong       and       Combined
                      BT                  Pro Forma     and Moxham       BT                    Pro Forma    Armstrong       All
                  Financial(1)   Moxham  Adjustments    Pro Forma    Financial(1)  Armstrong  Adjustments   Pro Forma  Transactions
                  ------------   ------  -----------    ----------   ------------  ---------  -----------   ---------  ------------
INTEREST INCOME
 Loans, including
  fees                  53,593   10,496        (52)(2)       64,037        53,593        597                    54,190       64,634
 Investment
  securities            12,812    2,798                      15,610        12,812      1,748      (212)(4)      14,348       17,146
 Money market
  investments              415      140                         555           415          7                       422          562
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
   Total interest
    income              66,820   13,434        (52)          80,202        66,820      2,352      (212)         68,960       82,342
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------

INTEREST EXPENSE
 Deposits               25,313    6,669                      31,982        25,313        955                    26,268       32,937
 Borrowings              1,888      178                       2,066         1,888         66                     1,954        2,132
 Long-term debt          1,187       52        (52)(2)        1,187         1,187          0                     1,187        1,187
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
   Total interest
    expense             28,388    6,899        (52)          35,235        28,388      1,021         0          29,409       36,256
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
NET INTEREST INCOME     38,432    6,535                      44,967        38,432      1,331      (212)         39,551       46,086
Provision for loan
 losses                  1,519      230                       1,749         1,519         23                     1,542        1,772
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
 Net interest
  income after
  provision for
  loan losses           36,913    6,305                      43,218        36,913      1,308      (212)         38,009       44,314
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------

OTHER INCOME:
Net security gains
 (losses)                   40       66                         106            40        170                       210          276
 Other                   5,724    1,034                       6,758         5,724         35                     5,759        6,793
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
  Total other
   income                5,764    1,100          0            6,864         5,764        205         0           5,969        7,069
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------

 OTHER EXPENSES:
 Salaries and
  employee
  benefits              15,244    3,425                      18,669        15,244        328                    15,572       18,997
 Occupancy and
  equipment
  expense                4,952      896                       5,848         4,952         93                     5,045        5,941
 Amortization of
  intangible assets      1,413       23                       1,436         1,413          0       214(5)        1,627        1,650
 Other operating
  expenses               8,409    1,863                      10,272         8,409        327                     8,736       10,599
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
   Total other
    expenses            30,018    6,207          0           36,225        30,018        748       214          30,980       37,187
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------

 Income Before
  Income Taxes          12,659    1,198                      13,857        12,659        765      (426)         12,998       14,196
 Provision for
  income taxes           4,247       69                       4,316         4,247        225       (74)(6)       4,398        4,467
                     ---------  -------    -------        ---------     ---------      -----   -------       ---------    ---------
   Net Income            8,412    1,129          0            9,541         8,412        540      (352)          8,600        9,729
                     =========  =======    =======        =========     =========      =====   =======       =========    =========

 Net income
  per share               2.20     1.16                        1.93          2.20      67.50                      2.13         1.88
 Dividends paid
  per share                .90     0.48                         .90           .90      50.75                       .90          .90
 Weighted average
  shares
  outstanding        3,826,581  975,012    145,734(3)     4,947,327     3,826,581      8,000   204,000(7)    4,038,581    5,161,952

               PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR
                          YEAR ENDED DECEMBER 31, 1994
                    (In thousands, except per share amounts)
                                (Unaudited)

                                                            BT                                                 BT
                                                         Financial                                         Financial &
                      BT                     Pro         &  Moxham      BT                       Pro        Armstrong   Pro Forma
                  Financial(1)   Moxham   Forma Adj      Pro Forma  Financial(1)  Armstrong   Forma Adj     Pro Forma    Combined
                  ------------   ------   ---------      ---------  ------------  ---------   ---------     ---------    --------
INTEREST INCOME
Loans, including
 fees                   62,322   12,372         (63)(2)     74,631        62,322        659                    62,981      75,290
Investment
 securities             17,253    3,371                     20,624        17,253      1,845        (283)(4)    18,815      22,186
Money market
 investments             1,235      111                      1,346         1,235         59                     1,294       1,405
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------
  Total interest
   income               80,810   15,854         (63)        96,601        80,810      2,563        (283)       83,090      98,881
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

INTEREST EXPENSE
Deposits                27,119    6,689                     33,808        27,119        853                    27,972      34,661
Borrowings               1,522      229                      1,751         1,522          3                     1,525       1,754
Long-term debt           1,535       63         (63)(2)      1,535         1,535          0                     1,535       1,535
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------
  Total interest
   expense              30,176    6,981         (63)        37,094        30,176        856           0        31,032      37,950
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

NET INTEREST INCOME     50,634    8,873                     59,507        50,634      1,707        (283)       52,058      60,931
Provision for loan
 losses                  1,043      264                      1,307         1,043          0                     1,043       1,307
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

  Net interest
   income after
   provision for
   loan losses          49,591    8,609           0         58,200        49,591      1,707        (283)       51,015      59,624
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

OTHER INCOME
Net security gains
 (losses)                  249      154                        403           249         37                       286         440
Other                    7,260    1,279                      8,539         7,260         42                     7,302       8,581
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------
  Total other
   income                7,509    1,433           0          8,942         7,509         79           0         7,588       9,021
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

OTHER EXPENSES
Salaries and
 employee benefits      20,008    4,333                     24,341        20,008        422                    20,430      24,763
Occupancy and
 equipment expense       6,374    1,159                      7,533         6,374        102                     6,476       7,635
Amortization of
 intangible assets       2,042       16                      2,058         2,042          0         285(5)      2,327       2,343
Other operating
 expenses               12,694    2,570                     15,264        12,694        451                    13,145      15,715
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------
  Total other
   expenses             41,118    8,078           0         49,196        41,118        975         285        42,378      50,456
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

INCOME BEFORE
 INCOME TAXES           15,982    1,964           0         17,946        15,982        811        (568)       16,225      18,189
 Provision for
  income taxes           5,005      211                      5,216         5,005        230         (99)(6)     5,136       5,347
                     ---------  -------     -------      ---------     ---------      -----     -------     ---------    --------

  NET INCOME            10,977    1,753           0         12,730        10,977        581        (469)       11,089      12,842
                     =========  =======     =======      =========     =========      =====     =======     =========    ========

Net income
 per share                2.87     1.81                       2.58          2.87      72.63                      2.75        2.49
Dividends paid
 per share                1.10     0.58                       1.10          1.10      55.75                      1.10        1.10
Weighted average
 shares outstanding  3,826,581  967,959     144,282(3)   4,938,822     3,826,581      8,000     204,000(7)  4,038,581   5,150,822

               PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR
                          YEAR ENDED DECEMBER 31, 1993
                (In thousands, except shares and per share data)
                                  (Unaudited)

                                                                                                   Pro Forma        Pro Forma
                                                              BT Financial(1)      Moxham         Adjustments       Combined
                                                              ---------------      ------         -----------       ---------
INTEREST INCOME
Loans, including fees                                              49,590          11,535               (61)(2)      61,064
Investment securities                                              14,467           2,913                            17,380
Money market investments                                            2,197             372                             2,569
                                                                  -------         -------            ------         -------
      Total interest income                                        66,254          14,820               (61)         81,013
                                                                  -------         -------            ------         -------
INTEREST EXPENSE
Deposits                                                           22,471           5,956                            28,427
Borrowings                                                            336              35                               371
Long-term debt                                                        336              61               (61)(2)         336
                                                                  -------         -------            ------         -------
      Total interest expense                                       23,143           6,052               (61)         29,134
                                                                  -------         -------            ------         -------
NET INTEREST INCOME                                                43,111           8,768                            51,879
Provision for loan losses                                           1,975             193                             2,168
                                                                  -------         -------            ------         -------
      Net interest income after provision for
      loan losses                                                  41,136           8,575                 0          49,711
                                                                  -------         -------            ------         -------
OTHER INCOME
Net security gains (losses)                                            (4)            138                               134
Other                                                               6,898           1,173                             8,071
                                                                  -------         -------            ------         -------
      Total other income                                            6,894           1,311                 0           8,205
                                                                  -------         -------            ------         -------
OTHER EXPENSE
Salaries and employee benefits                                     17,183           4,123                            21,306
Occupancy and equipment expense                                     5,418           1,089                             6,507
Amortization of intangible assets                                   1,104              23                             1,127
Other operating expenses                                           10,135           2,488                            12,623
                                                                  -------         -------            ------         -------
      Total other expenses                                         33,840           7,723                 0          41,563
                                                                  -------         -------            ------         -------
INCOME BEFORE INCOME TAXES                                         14,190           2,163                 0          16,353
Provision for income taxes                                          4,846             235                             5,081
                                                                  -------         -------            ------         -------
Income before cumulative effect of accounting
  principle changes                                                 9,344           1,928                 0          11,272
Cumulative effect of change in accounting for
  Income taxes                                                        113             (27)                               86
                                                                  -------         -------            ------         -------
      Net Income                                                    9,457           1,901                 0          11,358
                                                                  =======         =======            ======         =======
Net income per share                                                 2.72            1.98                              2.48
Dividends paid per share                                             0.99            0.58                              0.99
Weighted average shares outstanding                             3,479,574         958,370           142,844(3)    4,580,788

               PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR
                          YEAR ENDED DECEMBER 31, 1992
                (In thousands, except shares and per share data)
                                (Unaudited)

                                                                                            Pro Forma         Pro Forma
                                                          BT Financial        Moxham       Adjustments        Combined
                                                          ------------        ------       -----------        ---------
INTEREST INCOME
Loans, including fees                                        49,459          11,730                            61,189
Investment securities                                        16,133           2,800                            18,933
Money market investments                                      4,102           1,141             (72)(2)         5,171
                                                            -------         -------         -------           -------
      Total interest income                                  69,694          15,671             (72)           85,293
                                                            -------         -------         -------           -------
INTEREST EXPENSE
Deposits                                                     28,042           7,160                            35,202
Borrowings                                                      594              12                               606
Long-term debt                                                  500              72             (72)(2)           500
                                                            -------         -------         -------           -------
      Total interest expense                                 29,136           7,244             (72)           36,308
                                                            -------         -------         -------           -------
NET INTEREST INCOME                                          40,558           8,427               0            48,985
Provision for loan losses                                     2,858             320                             3,178
                                                            -------         -------         -------           -------
      Net interest income after provision for
      loan losses                                            37,700           8,107               0            45,807
                                                            -------         -------         -------           -------
OTHER INCOME
Net security gains (losses)                                     211             159                               370
Other                                                         5,711             945                             6,656
                                                            -------         -------         -------           -------
      Total other income                                      5,922           1,104               0             7,026
                                                            -------         -------         -------           -------
OTHER EXPENSE
Salaries and employee benefits                               16,149           3,878                            20,027
Occupancy and equipment expense                               5,038           1,023                             6,061
Amortization of intangible assets                               804              23                               827
Other operating expenses                                      9,508           2,070                            11,578
                                                            -------         -------         -------           -------
      Total other expenses                                   31,499           6,994               0            38,493
                                                            -------         -------         -------           -------
INCOME BEFORE INCOME TAXES                                   12,123           2,217               0            14,340
Provision for income taxes                                    3,532             456                             3,988
                                                            -------         -------         -------           -------
      Net Income                                              8,591           1,761               0            10,352
                                                            =======         =======         =======           =======
Net income per share                                           2.48            1.96                              2.30
Dividends paid per share                                       0.86            0.51                              0.86
Weighted average shares outstanding                       3,458,390         900,579         134,175(3)      4,493,144

   FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

(1) The BT Financial income statement figures for the nine months ended 09/30/95, and for the year ended 12/31/94, include the pro forma results of BT Financial's acquisition of Huntington Bank. The acquisition was closed on 12/14/95. These pro forma results were previously filed on February 27, 1996 on Form 8-K.

(2) Reflects the elimination of interest income and expense from term debt at Moxham borrowed from BT Financial.

(3)  Reflects the adjustment to weighted average shares due to the issuance of
     1.15 shares of BT Financial Common Stock for each share of Moxham Common Stock, including shares issued for the conversion of 14,000 shares of Moxham Preferred Stock. Excludes 792 shares of Moxham Common Stock owned by BT Financial.

(4) Reflects the reduction in income from the sale of certain investment securities at an estimated average rate of 6.5% to fund the cash paid to Armstrong shareholders.

(5) Reflects the amortization of goodwill over a 15 year period and organization costs over a 5 year period. Purchase adjustments to other assets and liabilities are estimated to be minimal and are not reflected in the pro forma income statements.

(6)  Reflects tax effect of item (4).

(7)  Reflects the adjustment to weighted average shares due to the issuance of
     26.5 shares of BT Financial Common Stock for each share of Armstrong Common Stock or 212,000 shares in total.

                   DESCRIPTION OF BT FINANCIAL CAPITAL STOCK

CAPITAL STOCK

         The authorized capital stock of BT Financial consists of 10,000,000 shares of common stock having a par value of $5.00 per share, and 2,000,000 shares of preferred stock having no par value. The number of shares of BT Financial Common Stock outstanding as of December 31, 1995 was 3,826,581. No shares of BT Financial's preferred stock are outstanding. Except to the extent required by governing law, rule or regulation or by NASDAQ rules (described below), the shares of capital stock of BT Financial may be issued from time to time by the Board of Directors of BT Financial without further approval of the shareholders of BT Financial. The Board of Directors of BT Financial also has the full authority permitted by law to divide the authorized and unissued shares of preferred stock, no par value, of BT Financial into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, redemption rights and other special rights of any such series that may be desired.

         VOTING RIGHTS. Holders of shares of BT Financial Common Stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders of BT Financial. Holders of shares of BT Financial Common Stock, are not entitled to cumulate votes for the election of directors.

         CLASSIFICATION OF THE BOARD OF DIRECTORS. The Board of Directors is divided into four classes, as nearly equal in number as possible, and the term of office of one class expires in each year.

         PREEMPTIVE RIGHTS. Holders of shares of BT Financial Common Stock do not have any preemptive rights to subscribe for or to purchase any additional securities of BT Financial.

         DIVIDENDS. Subject to any rights and preferences of any class of stock having preference over the BT Financial Common Stock, holders of shares of BT Financial Common Stock will be entitled to such dividends as may be declared by the Board of Directors of BT Financial out of funds lawfully available therefor. Cash available for dividend distribution to the holders of BT Financial Common Stock must initially come from dividends paid to BT Financial by its subsidiaries. Accordingly, restrictions on payment of cash dividends by BT Financial are affected by any restrictions on the payment of dividends by BT Financial's subsidiaries.

         LIQUIDATION. Upon any liquidation, dissolution or winding up of the affairs of BT Financial, whether voluntary or involuntary, holders of shares of BT Financial Common Stock will be entitled to receive pro rata the remaining assets of BT Financial after all debts and liabilities have been paid and after the holders of any class of stock having preference over the BT Financial Common Stock have been paid in full any sums to which they may be entitled.

         NASDAQ LISTING. BT Financial Common Stock is included for quotation on NASDAQ. In order to maintain such inclusion, approval of BT
Financial's shareholders would be required for the issuance of additional shares of BT Financial Common Stock or securities convertible into BT Financial Common Stock if the issuance of such securities (1) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (2) is in connection with the acquisition of a company in which a director, officer or substantial shareholder of BT Financial has a 5% or greater interest (or such persons collectively have a 10% or greater interest) and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more; (3) is in connection with a transaction other than a public offering at a price less than the greater of book or market value, and will equal 20% or more of the common stock or 20% or more of the voting power outstanding before issuance; or (4) would result in a change in control of BT Financial. Under NASDAQ rules, shareholder approval would also be required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other security holders of BT Financial or employees of BT Financial participate. The NASDAQ rules do not require approval of the Merger by BT Financial shareholders.

         Also under NASDAQ Rules, BT Financial may not issue any class of security or take other corporate action with the effect of nullifying, restricting or disparately reducing the per share voting rights of its outstanding registered common stock. Prohibited actions include, but are not limited to, the adoption of time-phased voting plans, the adoption of capped voting rights, and the issuance of super-voting stock. The following actions are presumed to have a nullifying, restricting or disparately reducing effect:

(1) corporate action to impose any restriction on the voting power of shares of common stock held by a beneficial or record holder based on the length of time such shares have been held by such holder or based on the number of shares held by such holder; (2) any issuance of securities through an exchange offer for shares of an outstanding class of common stock in which the shares issued have voting rights greater than or less than the per share voting rights of any outstanding class of common stock; (3) any issuance of securities pursuant to a stock dividend, or any other type of distribution of stock in which the securities issued have voting rights greater than the per share voting rights of any outstanding class of common stock. The following actions are presumed not to have a nullifying, restricting or disparately reducing effect: (1) the issuance of securities pursuant to an initial registered public offering; (2) the issuance of any class of securities, through a registered public offering, with voting rights not greater than the per share voting rights of any outstanding class of common stock; (3) the issuance of any class of securities to effect a bona fide merger or acquisition, with voting rights not greater than the per share voting rights of any outstanding class of common stock; or
(4) corporate action pursuant to state law requiring a domestic corporation to condition the voting rights of a beneficial or record holder of a specified threshold percentage of voting stock on the approval of the corporation's independent shareholders.

BT FINANCIAL SHAREHOLDER RIGHTS PLAN

         On March 27, 1991, the Board of Directors of BT Financial declared a dividend distribution of one right for each outstanding share of BT Financial Common Stock (each a "Right," and collectively, the "Rights"). The Rights were distributed on April 15, 1991 to shareholders of record on that date. Each Right entitles its registered holder to purchase from BT Financial a unit equal to nine one-thousandths (.009) of a share of BT Financial Series A Preferred Stock at a price of $45.35 per unit (the "Exercise Price"). The Rights are not exercisable until the Distribution Date (as defined below).
The Rights will expire at the close of business on April 15, 2001, unless earlier redeemed or exchanged by BT Financial as described below. Rights will be issued with the shares of BT Financial Common Stock to be issued in the Merger, unless a Distribution Date occurs first. All currently outstanding shares of BT Financial Common Stock have Rights associated therewith.

         The Rights will be evidenced by certificates for BT Financial Common Stock until the close of business on the tenth day (the "Distribution Date") following the earlier to occur of (i) the date on which a person or group of affiliated or associated persons ("Acquiring Person"), other than (A) BT Financial, (B) any subsidiary of BT Financial, (C) any employee benefit plan or employee stock plan of BT Financial or of any subsidiary of BT Financial, (D) any trust or trustee, or person acting as trustee or other entity organized, appointed, established or holding BT Financial's voting stock pursuant to the terms of any such plan or (E) any person or group of affiliated or associated persons which is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a Statement on Schedule 13G with respect to its or their beneficial ownership of voting stock of BT Financial, whether or not such person or group has filed a Statement on Schedule 13G, unless such person or any of its affiliates or associates has filed a Statement on Schedule 13D with respect to beneficial ownership by any one or more of them of 10% or more of the voting power of BT Financial ("Exempt Person"), has acquired, or obtained the right to acquire, beneficial ownership of shares of voting stock having 10% or more of the voting power of BT Financial and the public announcement of such or (ii) the commencement of, or public announcement of an intention to make, a tender or exchange offer (other than a tender or exchange offer by an Exempt Person) which, if consummated, would result in the beneficial ownership of shares of voting stock having 10% or more of the voting power of BT Financial, even if no shares are actually purchased pursuant to such offer. Until the Distribution Date, the Rights may only be transferred together with shares of BT Financial Common Stock and the surrender for transfer of any certificate for shares of BT Financial Common Stock having associated Rights will constitute the transfer of such Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of BT Financial Common Stock having associated Rights as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

         The BT Financial Series A Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of BT Financial's preferred stock. BT Financial Series A Preferred Stock may not be issued except upon exercise of Rights. Each share of BT Financial Series A Preferred Stock will be entitled to receive when, as and if declared, a quarterly cash dividend in an amount equal to the greater of $.25 or 110.25 times any cash dividends, and 110.25 times the amount (payable in kind) of all non-cash distributions (other than dividends payable in equity securities), paid on shares of BT Financial Common Stock during the preceding quarter. Whenever dividends are in arrears, BT Financial will be unable (i) to purchase or redeem any shares of stock ranking junior to the Series A Preferred Stock or (ii) to purchase any shares of Series A Preferred Stock or any shares ranking on a parity with them, except in accordance with an offer made to all holders of such shares upon such terms as the Board of Directors shall determine in good faith will result in fair and equitable treatment among the respective series and classes. BT Financial may at any time redeem such parity stock for shares of stock ranking junior to the Series A Preferred Stock. In the event of liquidation, the holders of shares of BT Financial Series A Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $5,000 plus accrued and unpaid dividends or

110.25 times the payment to be made per share of BT Financial Common Stock. Each share of BT Financial Series A Preferred Stock will have 110.25 votes, voting together with the shares of BT Financial Common Stock. In the event of any merger, consolidation or other transaction in which the shares of BT Financial Common Stock are exchanged, each share of BT Financial Series A Preferred Stock will be entitled to receive 110.25 times the amount received per share of BT Financial Common Stock. The rights of the BT Financial Series A Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

         The number of shares of BT Financial Series A Preferred Stock issuable upon exercise of the Rights and the Exercise Price are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the BT Financial Common Stock. The Exercise Price is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of shares of BT Financial Common Stock.

         Unless the Rights are earlier redeemed or exchanged, if (a) at any time after there is an Acquiring Person, BT Financial were to be involved in a merger or other business combination (in which any shares of BT Financial Common Stock are changed into or exchanged for other securities or assets) or
(b) more than 50% of the assets or earning power of BT Financial and its subsidiaries (taken as a whole) were to be sold or transferred to an Acquiring Person in one or a series of related transactions, the Rights Agreement provides that proper provision must be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a Fair Market Value (as such term is defined in the Rights Agreement) at the time of such transaction equal to two times the Exercise Price.

         In addition, unless the Rights are earlier redeemed or exchanged, if BT Financial were to be the surviving corporation in a merger or other business combination with an Acquiring Person and the BT Financial Common Stock remained outstanding (none of which shares were changed into or exchanged for other securities or assets) or if an Acquiring Person engages in any of a number of "self-dealing" transactions with BT Financial specified in the Rights Agreement or if any person (other than an Exempt Person) or group of affiliated or associated persons becomes the beneficial owner of shares of voting stock having more than 10% of BT Financial's voting power (other than by purchase pursuant to an all cash tender offer for all the voting stock which purchase increases such person's beneficial ownership to 85% or more of the outstanding voting power of BT Financial's voting stock) or if during such time as there is any Acquiring Person, there is a reclassification of securities (including any reverse stock split) or any recapitalization or reorganization of BT Financial or any merger or consolidation of BT Financial with any of its Subsidiaries or any other transaction or series of transactions involving BT Financial or any of its subsidiaries any of which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity of BT Financial or any of its subsidiaries or securities exercisable for or convertible into equity securities of BT Financial or its subsidiaries beneficially owned directly or indirectly by any Acquiring Person or any affiliate and/or associate of any Acquiring Person, the Rights Agreement provides that proper provision must be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of BT Financial Series A Preferred Stock having a Fair Market Value at the time of such transaction equal to two times the Exercise Price.

         Fractional shares of BT Financial Series A Preferred Stock may, at the election of BT Financial, be evidenced by depositary receipts. BT Financial may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

         At any time at or prior to the close of business on the fifteenth day after a public announcement that a person has become an Acquiring Person, BT Financial may redeem the Rights in whole, but not in part, at a price of $.009 per Right (the "Redemption Price"), should the BT Financial Board of Directors determine in its sole discretion that redemption is in the best interests of BT Financial and its shareholders, whether or not (i) any of the Rights have theretofore been exercised, or (ii) exercise thereof at the time would be deemed economic, or (iii) any of the transactions referred to in Section 11 or 13 of the Rights Agreement has then been proposed. Immediately upon the action of the Board of Directors of BT Financial authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Board of Directors of BT Financial may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (except for Rights beneficially owned by an Acquiring Person or by an associate or affiliate of one and which have become void) for BT Financial Common Stock at an exchange ratio (the "Rights Exchange Ratio") of one share of BT Financial Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after March 27, 1991. Notwithstanding the foregoing, the Board of Directors is not empowered to effect such exchange at any time after any person (other than an Exempt Person), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the then outstanding voting power. Immediately upon the action of the Board of Directors of BT Financial ordering the exchange of any rights, the right to exercise such rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of BT Financial Common Stock equal to the number of such Rights held by such holder multiplied by the Rights Exchange Ratio. In any such exchange, BT Financial may substitute Series A Preferred Stock (or shares having the same rights, privileges and preferences) for BT Financial Common Stock exchangeable for rights at the rate set forth in the Rights Agreement.

         Until a Right is exercised, the holders, as such, will have no rights as a shareholder of BT Financial, including, without limitation, the right to vote or to receive dividends.

         BT Financial may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates prior to the Distribution Date to amend or supplement any provision which BT Financial may deem necessary or desirable or, subsequent to the Distribution Date, to amend or supplement any provision which BT Financial may deem necessary or desirable and which will not adversely affect the interests of holders of Rights (other than an Acquiring Person or any affiliate or associate thereof).

         This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement that is attached to BT Financial's Registration Statement on Form 8-A dated April 26, 1991, which is incorporated herein by reference. A copy of that Registration Statement can be obtained in the manner set forth under "Incorporation of Certain Documents by Reference."

PROVISIONS AFFECTING BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

         The BCL, certain federal laws and a number of provisions of BT Financial's articles and bylaws address matters of corporate governance and certain of the rights of shareholders so as to significantly restrict the ability of any person to acquire the beneficial ownership of more than a certain minimum of any class of equity security of BT Financial outstanding. The following discussion is a general summary of provisions relating to stock ownership and transfers, the Board of Directors and business combinations, that may be deemed to have such "anti-takeover" effects. These and other provisions affect shareholder rights and should be given careful attention.
The following description of certain of these provisions is necessarily general and reference should be made in each case to the appropriate provision of the BCL, the federal law or the articles and bylaws of BT Financial.

         PENNSYLVANIA LAW

     The BCL contains a number of "anti-takeover" sections that apply to registered corporations relating to: control share acquisitions; the disgorgement of profits by certain controlling persons; the approval of transactions with interested shareholders; the ability of shareholders to put their stock following a control transaction; business combinations; severance compensation; and preservation of labor contracts. A corporation that was a registered corporation on April 27, 1990 could opt-out of the "control share acquisition" or "disgorgement of profits" provisions by an explicit amendment of its bylaws adopted by its board of directors on or before July 26, 1990. A corporation that became a registered corporation after April 27, 1990 could opt out by an explicit provision in its original articles of incorporation or by an explicit amendment to its articles of incorporation adopted on or before 90 days after the corporation first becomes a registered corporation. BT Financial has opted out of the "control share acquisitions" and "disgorgement of profits" sections of the BCL and along with them the provisions regarding severance compensation and the preservation of labor contracts.

     The approval of transactions with an interested shareholder section of the BCL provides that certain transactions with an "interested shareholder," including mergers, consolidations, share exchanges and sales of assets must be approved by the holders of a majority of disinterested shares in addition to any other approvals that may be required. This requirement does not apply if the transaction is approved by a disinterested majority of the board of directors, if the consideration paid to the other shareholders in the transaction is not less than the highest amount paid by the interested shareholder in acquiring shares or if, immediately prior to the adoption of a plan of merger or consolidation and thereafter until the effective date, another corporation that is a party to the merger or consolidation owns directly or indirectly 80% or more of each class of the constituent corporation, the business combination section has been satisfied (if applicable), and the board of directors of the constituent corporation has approved the plan. An "interested shareholder" includes any shareholder who is a party to the transaction or who is treated differently from the other shareholders and affiliates of the interested shareholder.

         Under the provision of the BCL that permits shareholders to put their shares, shareholders of a registered corporation that becomes subject to a "control transaction" can demand from the controlling person or group payment in cash for his or her shares of an amount equal to the fair value of his or her shares on the date that the "control transaction" occurred. A "control transaction" for such purposes is the acquisition of 20% of a corporation's voting shares by a person or group, with several exceptions.

         The business combination section of the BCL prohibits any business combination with an interested shareholder other than: a business combination approved by the board prior to the date on which the interested shareholder first became such or where the purchase of the shares that first made the interested shareholder such had been approved by the board prior to the date of such purchase; a business combination approved by the affirmative vote of a majority of the disinterested shareholders if the interested shareholder has beneficially owned 80% or more of the voting stock for three months and owns such amount at the time of the vote, and if shareholders receive specified minimum values for their shares; a business combination approved by a unanimous vote of common shareholders; a business combination approved by a majority of disinterested shareholders no earlier than five years after the interested shareholder became such; or a business combination approved at a shareholders' meeting held no earlier than five years after the interested shareholder became such if shareholders receive specified minimum values for their shares. Business combinations include: mergers, consolidations, share exchanges and divisions; sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets having specified values; share transfers having specified values; liquidation; dissolution; transactions that increase the interested shareholder's voting power; and the provision of any benefit not in proportion to shareholdings. An interested shareholder is generally any beneficial owner of 20% of the voting shares of a corporation or an affiliate or associate of a corporation that at any time within the five year period prior to the date in question beneficially owned 20% of the voting shares of the corporation.

         FEDERAL LAW

         The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and, within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending, for up to another 30 days, the period during which such a disapproval may be issued. This period may be further extended under certain circumstances. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove action.

         Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

         In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding shares of BT Financial Common Stock, or such lesser number of shares as constitute control over BT Financial.

         TRANSACTIONS WITH INTERESTED PERSONS OF BT FINANCIAL

     Article 8 of the articles of incorporation of BT Financial (the "BT Financial Articles") states that any merger or consolidation between an Interested Person (as defined below) or an affiliate or associate of an Interested Person or an associate of any such affiliate or an affiliate of an associate of an Interested Person and BT Financial or one of its subsidiaries or any disposition of all or substantially all or a substantial part of the assets of BT Financial or one of its subsidiaries to an Interested Person or an affiliate or associate of an Interested Person or an associate of any such affiliate or an affiliate of an associate of an Interested Person must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of BT Financial entitled to vote for the election of directors. This supermajority vote requirement does not apply if the transaction is approved by a majority of the entire Board of Directors of BT Financial prior to the time that an Interested Person becomes such or by a majority of the entire Board of Directors of BT Financial without counting the vote of any director who is an Interested Person or an affiliate, associate or agent thereof or an associate or agent of any such affiliate prior to consummation of the transaction. An Interested Person is defined in the BT Financial Articles as any person that beneficially owns 20% or more of the outstanding shares of capital stock of BT Financial entitled to vote for the election of directors. The BCL has a comparable provision that would not apply to Armstrong.

         TENDER OFFERS FOR AND OTHER PROPOSALS TO ACQUIRE BT FINANCIAL

         When considering any tender offer for BT Financial Common Stock or any transaction discussed under "Transactions with Interested Persons of BT Financial" the Board of Directors of BT Financial must consider all factors it deems relevant, and may, but is not obligated to, consider the following factors: (a) the amount and nature of the consideration (if any) to be received by shareholders in relation to the then current market price, the Board's estimate of the then current value of BT Financial in a freely negotiated transaction and the Board's estimate of the future value of BT Financial as an independent entity; and (b) the social and economic effects of the transaction on the employees, depositors, customers, creditors and other constituents of BT Financial and on the communities served by BT Financial.

         "SUPERMAJORITY" PROVISIONS CONCERNING CHARTER AMENDMENTS

         Under the BCL, amendments to the articles of incorporation of a registered corporation such as BT Financial may only be proposed by its board of directors. Except for certain amendments which do not require shareholder approval and unless a greater vote is required by its articles of incorporation, amendments of the articles of incorporation of a Pennsylvania corporation must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote as a class, the affirmative vote of a majority of the votes cast in each such class vote.

         The BT Financial Articles require the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of BT Financial entitled to vote for the election of directors of BT Financial, given in person or by proxy at a meeting duly called for the purpose of voting thereon, to amend or repeal any provision of the sections of the BT Financial Articles relating to: transactions with Interested Persons; factors to be considered by the Board of Directors of BT Financial in reviewing tender offers and other transactions; classification of the Board of Directors of BT Financial; the directors' ability to make, amend or repeal bylaws; indemnification; or the amendment or repeal of the BT Financial Articles. All other BT Financial Articles may be amended as provided in the BCL.

         "SUPERMAJORITY" PROVISIONS CONCERNING BYLAW AMENDMENTS

         The shareholders of a Pennsylvania corporation who are entitled to vote have the power to adopt, amend and repeal the bylaws of the corporation. The authority to adopt, amend and repeal bylaws of a corporation may be expressly vested by the bylaws in the board of directors, subject to the power of the shareholders to override any such action and except that a board of directors may not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders under the BCL, unless the articles of incorporation of that corporation expressly give the board that authority.

         The BT Financial Articles provide that the Board of Directors of BT Financial has the power to make, amend and repeal the bylaws as it deems necessary or convenient for the regulation and management of BT Financial to the extent not inconsistent with law or the BT Financial Articles. Such power is subject to the power of the shareholders of BT Financial to amend or repeal bylaws of BT Financial by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of BT Financial entitled to vote for the election of directors of BT Financial, given in person or by proxy at a meeting duly called for the purpose of voting thereon.

         SHAREHOLDER NOMINATIONS FOR DIRECTORS

         BT Financial's bylaws provide that, with certain exceptions, nominations of candidates for election as Directors of BT Financial, other than those made by management of BT Financial, must be in writing and filed with the Secretary of BT Financial not less than 40 days prior to any shareholders' meeting called for the election of Directors or ten days after the giving of notice of such meeting in accordance with Article 33 of the bylaws of BT Financial, whichever is later. This provision could be viewed as "anti-takeover" in nature, since it may make it more difficult for shareholders to nominate candidates and may give an advantage to incumbent management's nominees.

                  COMPARISON OF SHAREHOLDERS RIGHTS

         The rights of the shareholders of Armstrong are governed by the Pennsylvania Banking Code and the articles of incorporation and bylaws of Armstrong. As a result of the Merger, shareholders of Armstrong who receive BT Financial Common Stock in the merger will become shareholders of BT Financial, and as such, their rights as shareholders will be governed by the BCL and the articles and bylaws of BT Financial. Certain differences in the rights of shareholders of BT Financial and Armstrong arise from the distinctions between the Banking Code and BCL and the articles and bylaws of each. Although it is impracticable to note all of the differences, the following is a summary of certain significant differences.

         The Articles of Incorporation of Armstrong authorize the issuance of 8,000 shares of common stock, $50.00 par value per share, all of which are issued and outstanding. Upon the consummation of the Merger, the shares of Armstrong Common Stock will be canceled, and the holders of Armstrong Common Stock will receive shares of BT Financial Common Stock and cash. See "The Merger Agreement-The Merger." The BT Financial articles authorize the issuance of 10,000,000 shares of BT Financial Common Stock, par value $5.00 per share, and 2,000,000 shares of preferred stock, having no par value. On December 31, 1995, 3,826,581 shares of BT Financial Common Stock and no shares of Preferred Stock were outstanding.

         DIVIDENDS. Holders of Armstrong Common Stock are entitled to dividends as and when declared by the Board of Directors of Armstrong out of funds legally available therefor. Subject to such preferences, limitations and relative rights as may be fixed for any series of preferred stock that may be issued, holders of BT Financial Common Stock are entitled to receive such dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Cash available for dividend distribution to the holders of BT Financial's Common Stock and preferred stocks, must initially come from dividends paid to BT Financial by BT Financial's subsidiaries. Accordingly, BT Financial's ability to pay cash dividends can be affected by restrictions on the payment of dividends by BT Financial's subsidiaries. See "Description of BT Financial Capital Stock--Capital Stock--Dividends."

         VOTING; ELECTION OF DIRECTORS. Holders of Armstrong Common Stock and holders of BT Financial Common Stock are entitled to one vote for each share held. Holders of Armstrong Common Stock have cumulative voting rights in the election of directors. Holders of BT Financial Common Stock do not. The Bylaws of BT Financial provide for the classification of directors into four classes, as nearly equal in number as possible, with the term of office of one class expiring in each year. Armstrong's board is not classified and its directors serve one year terms. Unlike the BT Financial bylaws, the Armstrong bylaws do not contain a provision limiting shareholder nominations for elections of directors, although Armstrong's articles do require that directors be shareholders. Also unlike the BT Financial articles and bylaws, the Armstrong articles and bylaws have no provisions requiring supermajority votes on any matters. However, Armstrong's bylaws require that bylaw amendments be submitted to the Armstrong Board before they are voted on by Shareholders.

         LIQUIDATION. As with BT Financial Common Stock, in the event of any liquidation, dissolution or winding up of Armstrong, holders of Armstrong Common Stock will be entitled to share ratably in all assets available for distribution after the payment of debts, liabilities and preferences.

         PREEMPTIVE RIGHTS. Like BT Financial Common Stock, Armstrong Common Stock has no preemptive rights.

         ANTI-TAKEOVER PROVISIONS OF THE BCL. Unlike BT Financial, none of the anti-takeover sections of the BCL apply to Armstrong. However, Section
206 of the Pennsylvania Banking Code is similar to the BCL section governing approval of transactions with interested shareholders. In addition,
Section 1610 of the Pennsylvania Banking Code is similar to the provision of the BCL allowing shareholders to put their shares following a control transaction. See "Description of BT Financial Capital Stock-Provisions Affecting Business Combinations and Control Share Acquisitions-Pennsylvania Law" for a description of the relevant BCL provisions.

         Section 1610 of the Banking Code, which applies to Armstrong, provides that any holder of voting shares of a bank that becomes subject to a "control transaction" may make written demand on, and is entitled to receive cash from, the control person or group equal to the fair value of each voting share as of the day prior to the date on which the control transaction occurs. A "control transaction" refers to the acquisition by a person or group of the status of a controlling person or group. This status is obtained when a person, or a group of persons acting in concert, has voting power (which can include an option or contract) over voting shares of the bank that would entitle the holders thereof to cast at least 30% of the votes that all shareholders would be entitled to cast in an election of directors.

         Section 112 of the Banking Code is similar, but not identical, to the Change in Bank Control Act of 1978, as amended, which is described in "Description of BT Financial Capital Stock--Provisions Affecting Business Combinations and Control Share Acquisitions." Section 112 requires the approval of the Pennsylvania Department of Banking before any person can acquire or make a proposal to acquire more than (a) 10% of any class of outstanding shares of a bank or (b) 5% of any such class, if the bank had net operating loss carryforwards in excess of 20% of its total stockholders' equity, as reported in its latest publicly available annual financial statements.

         Additionally, neither the articles nor the bylaws of Armstrong include provisions limiting transactions with interested persons, prescribing the factors to be considered by the Armstrong Board with respect to tender offers or other proposals, requiring a supermajority to amend Armstrong's articles or bylaws or limiting shareholder nominations of directors. See "Description of BT Financial Capital Stock - Provisions Affecting Business Combinations and Control Share Acquisitions." While Armstrong's articles and bylaws do not prescribe factors to be considered by the Armstrong Board with respect to tender offers and other proposals, the statutory provisions applicable to banks permit Armstrong's directors to consider the effects of an action on constituencies other than shareholders.

         APPROVAL OF FUNDAMENTAL CHANGES. Under the Pennsylvania Banking Code, all mergers and consolidations that will result in institutions that are subject to the Banking Code must be approved by a majority of the board of directors and by the shareholders entitled to cast at least two thirds of the votes which all shareholders are entitled to cast. Under the BCL a proposed plan of merger or consolidation must be approved by the board of directors and by a majority of the votes cast by shareholders entitled to vote thereon.
In some cases, the approval of the board is sufficient.

         Under the Pennsylvania Banking Code, a plan of dissolution requires the affirmative vote of two thirds of the votes which all shareholders are entitled to cast on the plan. Under the BCL, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required to approve a proposal for voluntary dissolution. In addition, the proposal of dissolution must be recommended by resolution of the board.

         In the case of both mergers and consolidations and voluntary dissolution under the BCL, the requirement of board approval or recommendation can be satisfied by the written agreement or consent of all shareholders entitled to vote thereon. The Pennsylvania Banking Code contains no such provision.

         DISSENTERS' RIGHTS. The Pennsylvania Banking Code incorporates the dissenters' rights provisions of the BCL. Therefore, the dissenters' rights of BT Financial shareholders and Armstrong shareholders are governed by the rights and remedies and limitations on such rights and remedies provided in the BCL. The BCL provides for dissenters' rights in a variety of transactions including mergers or consolidations to which a corporation is a party (other than mergers not requiring a shareholder vote). However, except in the case of a merger or consolidation in which their shares would be converted into something other than shares of the surviving or new corporation (or cash in lieu of fractional shares), shareholders are not entitled to dissenters' rights in any of the transactions mentioned above if their stock is either listed on a national securities exchange or held of record by 2,000 or more shareholders. While BT Financial Common Stock is not listed on the New York or American Stock Exchanges, BT Financial currently has in excess of 2,000 shareholders of record. Armstrong Common Stock is not listed on the New York or American Stock Exchanges and is not held by more than 2,000 shareholders of record, and, therefore, Armstrong shareholders would have dissenters' rights in circumstances in which BT Financial's Shareholders would not.

         RIGHTS. Each share of BT Financial Common Stock has attached to it one Right issued pursuant to the Rights Agreement. See "Description of BT Financial Capital Stock - BT Financial Rights." No such rights are attached to the shares of Armstrong Common Stock.

         RIGHT TO CALL A SPECIAL MEETING. The BCL provides that a special meeting of the shareholders of a registered corporation may be called at any time (i) by the board of directors, (ii) by such officers or other persons as may be designated in the bylaws of that corporation, or (iii) by any shareholder of a registered corporation that is an "interested shareholder" who is calling a special meeting for the purpose of approving a "business combination" (both as defined in Section 2553 of the BCL). The bylaws of BT Financial provide that special meetings of the shareholders of BT Financial may be called by the Chairman of the BT Financial Board of Directors, the President of BT Financial, the BT Financial Board of Directors or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at an annual or special meeting of shareholders. The bylaws of Armstrong provide that special meetings of the Shareholders may be called by the Board of Directors or President of Armstrong and shall be called by the President of Armstrong upon request in writing of three or more Shareholders.

         DUTIES AND LIABILITIES OF DIRECTORS. The BCL permits a corporation to include in its bylaws a provision adopted by its shareholders which eliminates the personal liability of directors for monetary damages for any action taken (or any failure to take any action) unless (i) the directors have breached or failed to perform the duties of their offices under the BCL and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, a corporation may not eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to local, state or federal law. BT Financial's and Armstrong's bylaws provide that a director will not be personally liable for monetary damages for any action taken, or failure to take any action, except that there is no elimination of, or limitation on, the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by law.

         The BCL permits a corporation, unless otherwise restricted in its bylaws, to indemnify any person involved in any third party or derivative action, by reason of the fact that person is or was a representative of the corporation or is or was serving at the request of that corporation as a representative of another corporation or enterprise, against expenses (in both third party and derivative actions), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In general, under the BCL, no indemnification is allowable in derivative actions to the extent a person has been adjudged liable to the corporation, unless, and only to the extent that, the applicable court finds him entitled to indemnification against expenses despite such adjudication. To the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any third party or derivative action, indemnification against expenses is mandatory. The BCL permits a corporation to provide additional indemnification rights to persons seeking indemnification whether or not that corporation would have the power to indemnify such persons under any other provision of the BCL, including with respect to derivative actions, so long as the act or failure to act giving rise to the indemnification right did not constitute willful misconduct or recklessness. Neither the BT Financial articles and bylaws nor the Armstrong bylaws restrict the indemnification permitted by law.

         Under the BCL, unless otherwise provided in the articles of a corporation, if a bylaw of that corporation adopted by the shareholders provides for a classified board of directors, directors generally may be removed from office only for cause by the vote of shareholders entitled to vote on the matter. The BT Financial Articles and bylaws each provide for a classified board. The BT Financial Articles contain a provision permitting removal of directors without cause by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of BT Financial entitled to vote for the election of directors, given in person or by proxy, at a meeting duly called for the purpose of voting thereon. Neither the Armstrong articles nor bylaws contain such a provision. The Pennsylvania Banking Code allows for removal without cause of the entire board or an individual director. The removal of the entire board requires a majority vote of shares entitled to vote. An individual director may not be removed if there are cast against his removal the votes of a sufficient number of shares which, if cumulatively voted at an annual election, would be sufficient to elect one or more directors.

         Under the BCL, any director or shareholder may apply to a court for the removal of a director. Under the Pennsylvania Banking Code, a suit must be filed by a majority of the board of directors or holders of at least 10% of the outstanding shares.

                   CERTAIN INFORMATION REGARDING BT FINANCIAL

BUSINESS

         BT Financial is a multi-bank holding company located in Johnstown, Pennsylvania, which was incorporated under the laws of the Commonwealth of Pennsylvania on December 16, 1982.

         BT Financial has three banking subsidiaries: Johnstown Bank, Laurel Bank and Fayette Bank (referred to as the "Banks"). The Banks' principal places of business are in Johnstown, Ebensburg and Uniontown, Pennsylvania, respectively. At September 30, 1995, BT Financial had total assets of $1.1 billion. BT Financial also has two non-banking subsidiaries, Bedford Associates, Inc., which holds and leases property used by the Banks in their banking operations, and BT Management Trust Company, a trust company which provides trust and investment services.

         The Banks conduct business through a network of 63 offices located throughout southwestern Pennsylvania. Each Bank operates under the management of its own officers and directors, although auditing, marketing, human resources, investment, accounting, data processing and credit review are coordinated through BT Financial. In addition, the Banks operate 41 automated teller machines ("ATM's") at 40 locations which are part of the "Cirrus" and "MAC" systems. "Cirrus" and "MAC" provide links to national and regional ATM networks.

         The Banks provide a full range of financial services to individuals, businesses and governmental bodies, including accepting demand, savings and time deposits, making secured and unsecured loans, and electronic data processing of payrolls. Lending services include credit cards and consumer, real estate, commercial and industrial loans. BT Financial, through BT Management Trust Company, also offers a wide range of corporate pension and personal trust and trust related services. Each of the Bank's deposits are insured by the FDIC, the majority by the Bank Insurance Fund ("BIF"), with certain deposits insured by the Savings Association Insurance Fund ("SAIF"). While each Bank has trust powers, substantially all trust business of BT Financial's affiliates is conducted by BT Management Trust Company.

         Johnstown Bank was formed in 1934 through the consolidation of five banks. It is a Pennsylvania bank and trust company and member of the Federal Reserve System with 39 offices in Allegheny, Armstrong, Bedford, Butler, Cambria, Indiana, Somerset and Westmoreland Counties. At September 30, 1995, its assets totaled $594 million.

         Laurel Bank is a Pennsylvania bank and trust company and a member of the Federal Reserve System, with total assets of $230 million at September 30, 1995. Laurel Bank operates 14 offices in Cambria, Blair and Indiana Counties. It was acquired by BT Financial for cash and stock on January 1, 1985 in a transaction which was accounted for as a purchase.

         Fayette Bank is a Pennsylvania bank and trust company and a member of the Federal Reserve System. Fayette Bank conducts business at 8 offices located in Uniontown, Fayette County. Its assets totaled $276 million at September 30, 1995. BT Financial acquired Fayette Bank for cash and stock on September 5, 1986 in a transaction which was accounted for as a purchase.

         BT Management Trust Company, located in Johnstown, is a Pennsylvania chartered trust company formed on April 30, 1990. The trust businesses of the Banks were transferred to BT Management Trust Company at that time.

         Bedford Associates, Inc., located in Johnstown, Pennsylvania, is a wholly-owned non-banking subsidiary of BT Financial. Its assets consist principally of properties leased to the Banks for use as community banking offices.

         BT Financial and the Banks are subject to competition in all aspects of their businesses from banks as well as other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies and insurance companies. They also compete with nonfinancial institutions, including retail stores that maintain their own credit programs, and with governmental agencies that make loans available to certain borrowers. Some of BT Financial's competitors are larger and have greater financial resources and facilities than BT Financial.

         As of September 30, 1995, BT Financial, the Banks and BT Management Trust Company had a total of 640 full time equivalent banking and administrative employees. BT Financial's executive offices are located at BT Financial Plaza, 551 Main Street, Johnstown, Pennsylvania 15901. Its telephone number is (814) 532-3801.

         On December 14, 1995, BT Financial acquired Huntington Bank from Huntington Bancshares West Virginia, Inc., for $25,500,000 in cash. Huntington Bank was merged with and into Fayette Bank. As of September 30, 1995, Huntington Bank had total assets of $106 million, total deposits of $81 million and total stockholder's equity of $16 million. The acquisition of Huntington Bank was accounted for under the purchase method of accounting.

         BT Financial has also entered into the Moxham Agreement, which provides for the merger of Moxham with and into BT Financial. At the effective time of the Moxham Merger, each outstanding share of Moxham Common Stock is to be converted into 1.15 shares of BT Financial Common Stock, and each share of Moxham Preferred Stock is to be converted into 6.325 shares of BT Financial Common Stock. Immediately following the Moxham Merger, Moxham's subsidiary banks, The Moxham National Bank of Johnstown and The First National Bank of Garrett, will be merged with and into Johnstown Bank. The acquisition of Moxham is to be accounted for under the pooling of interests method of accounting. As of September 30, 1995, Moxham had total assets of approximately $242 million, total deposits of approximately $217 million and total shareholders' equity of approximately $19 million. On a pro forma basis giving effect to BT Financial's acquisition of Huntington Bank and BT Financial's pending acquisitions of Armstrong and Moxham, BT Financial would have had, on a consolidated basis as of September 30, 1995, approximately $1.5 billion in assets, $1.3 billion in deposits and $125 million in shareholders equity.

PROPERTIES

         In February of 1990, BT Financial acquired BT Financial Plaza, an office building located adjacent to Johnstown Bank's headquarters building. The building is occupied by BT Financial's executive offices, BT Management Trust Company, certain other offices of BT Financial, and other business concerns. The executive offices of Johnstown Bank are located at 532-534 Main Street, Johnstown, Pennsylvania, in a ten- story building owned by Johnstown Bank free of liens and encumbrances. The building contains approximately 62,000 usable square feet of space and is totally occupied by Johnstown Bank
and BT Financial.   The building was erected in 1908 and most recently
renovated in 1977. In 1987, Johnstown Bank purchased a seven-story building located on Clinton Street in Johnstown and is using the building as a storage facility. Some minor renovations were made in 1987. All of the buildings are in good condition.

         The Banks operate 61 banking offices, 44 of which are owned by the Banks free of liens and encumbrances. All properties and buildings are in good condition and are continually maintained against normal wear and tear. The remaining 17 offices are operated under leases which, including renewal options, expire at various times between 1996 and 2025. Bedford Associates, Inc. owns 4 of the 17 leased properties, which are leased to the Banks as community banking offices. All properties of Bedford Associates, Inc. have been recently purchased (1983 or later), and the buildings are either newly constructed or have recently undergone major renovation. Fayette acquired three branch offices with the purchase of The Huntington National Bank of Pennsylvania in December 1995.

CERTAIN REGULATORY CONSIDERATIONS

         As a bank holding company, BT Financial is subject to regulation and supervision by the Federal Reserve. The Banks and BT Management Trust Company are subject to supervision and examination by the Federal Reserve, the Pennsylvania Department of Banking and, to some extent, the FDIC. The Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

         PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

         BT Financial is a legal entity separate and distinct from its subsidiaries, including the Banks. There are various legal and regulatory limitations under federal and state law on the extent to which BT Financial's subsidiaries, including the Banks, can finance or otherwise supply funds to BT Financial.

         The principal source of BT Financial's cash revenues is dividends from its subsidiaries. There are limitations under federal and Pennsylvania law on the payment of dividends by such subsidiaries. Retained earnings of the Banks and the other subsidiaries of BT Financial were approximately $60.4 million as of September 30, 1995. The prior approval of the Federal Reserve is required if the total of all dividends declared by any state member bank of the Federal Reserve System in any calendar year exceeds the bank's net profits (as defined in the applicable law) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Federal and state regulatory agencies also have authority to prohibit a state member bank from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

         Under the Pennsylvania Banking Code, the board of directors of a Pennsylvania bank may, from time to time, declare, and that bank may pay, dividends on its outstanding shares subject to the restrictions described below and any restrictions in the articles of incorporation of that bank.

         The Banking Code permits dividends to be declared and paid only out of accumulated net earnings and to be paid in cash or other property. A dividend may not be declared or paid unless (i) any transfer of net earnings to surplus has been made prior to the declaration of the dividend and (ii) the surplus of the bank would not be reduced by the payment of the dividend.

         The board of directors of a Pennsylvania bank may distribute pro rata to the holders of any class of its shares from time to time treasury shares and authorized but unissued shares of that bank, subject to the restrictions described below and the restrictions, if any, in that bank's articles of incorporation. No distribution may be made in authorized but unissued shares of a Pennsylvania bank unless (i) if the distribution is made in shares having a par value, there can be transferred to capital from accumulated net earnings an amount equal to the aggregate par value of the shares distributed or (ii) if the distribution is made in shares without par value, the board of directors fixes a value for the shares so issued and there can be transferred to capital at the time of distribution an amount of accumulated net earnings equal to the aggregate value so fixed, and (iii) immediately after the distribution, surplus would be at least equal to the amount of capital.

         In addition, the Banks are subject to limitations under Sections 23A and 23B of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, BT Financial and its other subsidiaries. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

         There are no dividend restrictions in the articles of incorporation of any of the Banks.

         CAPITAL ADEQUACY

         The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. When the guidelines became fully phased-in as of December 31, 1992, the minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) was set at 8%. At least half of Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of perpetual preferred stock, less goodwill ("Tier 1 Capital"). The remainder may consist of certain subordinated debt, other preferred stock and a limited amount of loan loss reserves.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to total assets, less goodwill (the "Leverage Ratio"), of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier I Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below under "FDICIA."

         BT Financial's current capital ratios exceed the current requirements under these capital guidelines.

         SUPPORT OF THE BANKS

         Under Federal Reserve policy, BT Financial is expected to act as a source of financial strength to, and to commit resources to support, each of the Banks. This support may be required at times when, absent such Federal Reserve policy, BT Financial might not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and be entitled to priority of payment.

         As a result of the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." The term "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

         FDIC INSURANCE ASSESSMENTS

         The FDIC implemented a risk-based assessment system, effective January 1, 1994, under which a bank's premium assessment is based on the probability that the BIF will incur a loss with respect to the bank, the likely amount of any such loss, and the revenue needs of the BIF. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," currently 1.25%, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .023% of deposits. On August 8, 1995, the FDIC announced that the designated reserve ratio had been achieved and, accordingly, issued final regulations adopting an assessment rate schedule for BIF members of 4 to 31 basis points effective on June 1, 1995. On November 14, 1995, the FDIC further reduced deposit insurance premiums to a range of 0 to 27 basis points effective for the semi-annual period beginning January 1, 1996.

         Federal law has established several mechanisms to increase funds to protect deposits insured by the BIF. The FDIC is authorized to borrow: up to $30 billion from the United States Treasury; up to 90% of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. The result of these provisions is that the assessment rate on deposits of BIF members could increase in the future.
The FDIC also has authority to impose special assessments against insured deposits.

         During fiscal year 1995, BT Financial's FDIC insurance expense decreased by $679,000 due to lower premiums and a retroactive deposit insurance adjustment. The rate adjustment resulted in a $457,000 refund and was received in the third quarter of 1995.

         A number of proposals have recently been introduced in Congress to address the disparity in bank and thrift deposit insurance premiums paid by bank members of the BIF and by the savings associations and other members of SAIF. On September 19, 1995, legislation was introduced and referred to the House Banking Committee that would, among other things: (i) impose a requirement on all SAIF member institutions to fully recapitalize the SAIF by paying a one-time special assessment of approximately 85 basis points on all assessable deposits as of March 31, 1995, which assessment would be due as of January 1, 1996; (ii) spread the responsibility for interest payments on obligations of the Financing Corporation ("FICO") across all FDIC-insured institutions on a pro-rata basis, subject to certain exceptions; (iii) require that deposit insurance premium assessment rates applicable to SAIF member institutions be no less than deposit insurance premium assessment rates applicable to BIF member institutions; (iv) provide for a merger of the BIF and the SAIF as of January 1, 1998; (v) require savings associations to divest any activities not permissible for commercial banks within five years; (vii) eliminate the bad-debt reserve deduction for savings associations, although savings associations would not be required to recapture into income their accumulated bad-debt reserves; (vii) provide for the conversion of savings and loan holding companies into bank holding companies as of January 1, 1998, although unitary savings and loan holding companies authorized to engage in activities as of September 13, 1995 would have such authority grandfathered (subject to certain limitations); and (ix) abolish the OTS and transfer the OTS' regulatory authority to the other federal banking agencies. The legislation would also provide that any savings association that would become undercapitalized under the prompt corrective action regulations as a result of the special deposit premium assessment could be exempted from payment of the assessment, provided that the institution would continue to be subject to the payment of semiannual assessments under the current rate schedule following the recapitalization of the SAIF. The legislation was considered and passed by the House Banking Committee's Subcommittee on Financial Institutions on September 27, 1995, and has not yet been acted on by the full House Banking Committee.

         On September 20, 1995, similar legislation was introduced in the Senate (although the Senate bill does not include a comprehensive approach, as does the House bill, for merging the savings association and commercial bank charters). The Senate bill remains pending before the Senate Banking Committee. A similar proposal is included in pending comprehensive budget legislation. Enactment of any of these proposals could result in increased insurance assestments against the Banks.

         In light of ongoing debate over the content and fate of the budget bill, the different proposals currently under consideration and the uncertainty of the Congressional budget and legislative processes in general, BT Financial cannot predict whether any or all of the proposed legislation will be passed, or in what form. If the proposed legislation is enacted, BT Financial anticipates a one-time deposit insurance assessment of approximately
$1.4 million in 1996, relating to deposits acquired from savings and loan institutions.

         FDICIA

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

         Among other things, FDICIA requires federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below each such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critical capital level is a level of tangible equity equal to not less than 2% of total tangible assets. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System and to growth limitations, and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. Federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring a depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.


                                     - 65

                CERTAIN INFORMATION REGARDING ARMSTRONG

BUSINESS

         Armstrong is a Pennsylvania-chartered bank and trust company organized in 1902. Its deposits are insured by the FDIC under the BIF. Armstrong is not a member of the Federal Reserve System. Armstrong has one office located at 227 Market Street, Kittanning, Pennsylvania 16201. Armstrong owns the land and building on this site. As of December 31, 1995, Armstrong had total assets of approximately $52 million, total deposits of approximately $39 million and total shareholders' equity of approximately $8 million.

         Armstrong is a commercial bank providing loan and deposit services to individuals and small to medium sized businesses in its Kittanning, Pennsylvania market area. Among its services, Armstrong accepts time demand and savings deposits and makes secured and unsecured commercial, real estate and consumer loans. Armstrong's business is not seasonal in nature and is not dependent upon any single customer or small group of customers for deposits or loans. As of December 31, 1995, Armstrong had 13 full-time employees and two part-time employees.

COMPETITION

         Armstrong competes with other local credit unions, commercial banks, thrifts and other financial institutions, as well as with major regional banking and financial institutions. These competitors include First Commonwealth Financial Corporation, Mellon Bank Corporation, National City Corporation, Merchants National Bank, Apollo Trust Company, Farmers National Bank of Kittanning, Elderton State Bank, Peoples Financial Corporation, Inc., Peoples National Bank Rural Valley, Armstrong County Building & Loan, PNC Bank Corporation, S&T Bancorp, Inc., Citizens Incorporated, Pennwood Savings Bank, and BT Financial Corporation. Armstrong is generally competitive in its service area with respect to interest rates paid on time and savings, deposits, service charges on deposit accounts and interest charged on loans.

SUPERVISION AND REGULATION

         The operations of Armstrong are subject to federal and state statutes and regulations applicable to banks chartered under the banking laws of the Commonwealth of Pennsylvania and to banks whose deposits are insured by the FDIC. Federal and state banking laws and regulations govern, among other things, Armstrong's scope of business, investments, reserves against deposits, loans and collateral, mergers and consolidations and establishment of branches. All banks in Pennsylvania are permitted to maintain branch offices in any county of the state. Branches may be established only after approval by the Department. The Department is required to grant approval only if it finds that there is a need for banking services or facilities such as are contemplated by the proposed branch. The Department may disapprove an application if the applicant bank does not have the requisite capital and surplus or if the application relates to the establishment of a branch in a county contiguous to the county in which the applicant's principal place of business is located, and another banking institution that has its principal place of business in the county in which the proposed branch would be located has, in good faith, notified the Department of its intention to establish a branch in the same municipal location in which the proposed branch would be located.

         The laws of Pennsylvania applicable to Armstrong include, among other things, provisions that: (1) require the maintenance of certain reserves against deposits; (2) limit the type and amount of loans that may be made and the interest that may be earned thereon; (3) restrict investments and other activities; and (4) limit the payment of dividends. The amount of funds that Armstrong may lend to a single borrower is limited generally under Pennsylvania law to fifteen percent (15%) of the aggregate of its capital, surplus, undivided profits, loan loss reserves and capital securities (all as defined by statute and regulation).

         Applicable Pennsylvania law also requires that Armstrong obtain the approval of the Department prior to effecting any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing any merger application, the Department would consider, among other things, whether the merger would be consistent with adequate and sound banking practices and whether the merger would be in the public interest on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the area primarily to be served by Armstrong resulting from the merger.

         From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of Armstrong. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of Armstrong. As a consequence of the extensive regulation of commercial banking activities in the United States, Armstrong's business is particularly susceptible to being affected by federal legislation and regulations that may increase the cost of doing business.

EFFECT OF GOVERNMENT MONETARY POLICIES

         The earnings of Armstrong are and will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies.

         The monetary policies of the Federal Reserve have had, and will likely continue to have an important impact on the operating results of commercial banks through the Federal Reserve's power to implement national monetary policy in order, among other things, to curb inflation or combat recession. The Federal Reserve has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation, among other things, of the discount rate on borrowing of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

LEGISLATION AND REGULATORY CHANGES

         From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are also frequently made in Congress, and before various bank regulatory agencies. No prediction can be made as to the likelihood of any major changes or the impact such changes might have on Armstrong.

LEGAL PROCEEDINGS

         There are no proceedings pending or, to the knowledge of Armstrong, threatened against Armstrong or its business, assets, common stock or any of the transactions contemplated by the Merger Agreement.

ENVIRONMENTAL ISSUES

         There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statutes for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, Armstrong is not a party to any pending legal proceedings under any environmental statute. Since January 5, 1989, Armstrong has owned one commercial property that was previously operated as a bulk fuel oil storage depot. In March, 1994, Armstrong had a Phase I environmental site assessment performed. The assessment showed no record of any reportable releases of petroleum products. On February 21, 1996, Armstrong agreed to donate this property to Havin Inc., a non-profit corporation. Armstrong expects to complete this transfer at the end of April, 1996.


REGULATORY CAPITAL REQUIREMENTS

         The following table presents Armstrong's capital ratios at December 31, 1995.

(In Thousands)
Tier 1 Capital  . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 7,899
Tier 2 Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   141
Total Capital . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,040

Adjusted Total Average Assets . . . . . . . . . . . . . . . . . . .    50,173
Total Adjusted Risk-Weighted Assets(1)  . . . . . . . . . . . . . .    11,281

Tier 1 Risk-Based Capital Ratio(2)  . . . . . . . . . . . . . . . .     70.0%
Required Tier 1 Risk-Based Capital Ratio  . . . . . . . . . . . . .      4.0%

Excess Tier 1 Risk-Based Capital Ratio  . . . . . . . . . . . . . . . . . . . .   66.0%

Total Risk-Based Capital Ratio(3) . . . . . . . . . . . . . . . . . . . . . . .   71.2%
Required Total Risk-Based Capital Ratio . . . . . . . . . . . . . . . . . . . .    8.0%
Excess Total Risk-Based Capital Ratio . . . . . . . . . . . . . . . . . . . . .   63.2%

Tier 1 Leverage Ratio(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.7%
Required Tier 1 Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . .    3.0%
Excess Tier 1 Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . .   12.7%
__________________________________

(1) Includes off-balance sheet items at credit-equivalent values less intangible assets.

(2) Tier 1 Risk-Based Capital Ratio is defined as the ratio of Tier 1 Capital to Total Adjusted Risk-Weighted Assets.

(3) Total Risk-Based Capital Ratio is defined as the ratio of Tier 1 and Tier 2 Capital to Total Adjusted Risk-Weighted Assets.

(4) Tier 1 Leverage Ratio is defined as the ratio of Tier 1 Capital to Adjusted Total Average Assets.


         Armstrong was required to implement, on January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). For regulatory capital reporting purposes, Statement 115 changed the composition of stockholders' equity in financial statements prepared in accordance with generally accepted accounting principles by including as a separate component of equity the amount of net unrealized holding gains or losses on debt and equity securities that are deemed to be available-for-sale. The implementation of Statement 115 did not have a material effect during 1994 on the regulatory capital ratios of Armstrong.

         Effective January 27, 1995, the FDIC issued a final rule with respect to the implementation of FASB 115 for regulatory capital reporting purposes. Under this final rule, net unrealized holding losses on available-for-sale equity securities (but not debt securities) with readily determinable fair values are included (i.e., deducted) when calculating Armstrong Tier 1 capital. All other unrealized holding gains and losses on available-for-sale securities are excluded (i.e., not deducted) from Armstrong's Tier 1 capital. Based upon the composition of Armstrong's investment portfolio as of December 31, 1995, such final rule had no material effect on Armstrong's Tier 1 capital.

         Armstrong's ability to maintain the required levels of capital is substantially dependent upon: the success of Armstrong's capital and business plans; the impact of future economic events on Armstrong loan customers; and Armstrong's ability to manage its interest rate risk and investment portfolio and control its growth and other operating expenses.

                     ARMSTRONG MARKET PRICES AND DIVIDENDS

ARMSTRONG COMMON STOCK PRICES AND COMMON STOCK DIVIDENDS

         There is no established public trading market for Armstrong Common Stock. Occasionally, individuals sell and buy shares of the Armstrong Common Stock in privately negotiated transactions. Armstrong acts as its own transfer agent and keeps its own stock transfer ledger. According to such ledger, the following number of shares were transferred during the years indicated:

     Year                                  Number of Shares Transferred
     ----                                  ----------------------------
     1993                                               200
     1994                                                 1
     1995                                             2,384

         The lowest and highest prices per share known by the management of Armstrong for the above years were between $995.14 and $1100 per share, respectively. These prices may or may not include any mark-up, mark-down or commission. The sale price per share of Armstrong Common Stock in the last known trade prior to the execution and delivery of the Merger Agreement and the public announcement thereof, which trade occurred on November 22, 1995, was $995.14. This trade occurred pursuant to the

Exchange Agreement. To the knowledge of Armstrong, since the execution and delivery of the Merger Agreement, there have been no trades of Armstrong Common Stock, except pursuant to the Exchange Agreement.

         The following table shows the per share cash dividends paid by Armstrong in 1995 and 1994:

                                                             CASH DIVIDENDS
                                                               DECLARED
                                                        ----------------------
                                                          1995           1994
                                                        ----------------------
                First Quarter                           $14.00          $ 5.00
                Second Quarter                           15.50           17.25
                Third Quarter                            21.25            8.50
                Fourth Quarter                           10.00           25.00


DIVIDEND RESTRICTIONS ON ARMSTRONG

         Any future dividends of Armstrong are subject to certain regulatory considerations and the discretion of its Board of Directors and will depend upon a number of factors, including operating results, financial conditions and general business conditions. The shareholders are entitled to receive dividends as and when declared by the Board of Directors of Armstrong, out of funds legally available therefor, subject to the restrictions set forth in the Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and the Federal Deposit Insurance Act.

         The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of Armstrong is less than the amount of its capital, Armstrong shall, until surplus is equal to such amount, transfer to surplus an amount which is at least 10% of the net earnings of Armstrong for the period since the end of the last fiscal year or for any shorter period since the declaration of a dividend. If the surplus of Armstrong is less than 50% of the amount of capital, no dividend may be declared or paid without the prior approval of the Department until such surplus is equal to 50% of Armstrong's capital.

         The Federal Deposit Insurance Act generally prohibits all payments of dividends by any bank which is in default on any assessment for deposit insurance premium to the FDIC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF ARMSTRONG

FINANCIAL CONDITION

         GENERAL

         Total assets during 1995 increased by $10.7 million or 26.3% from $40.8 million at December 31, 1994, to $51.5 million at December 31, 1995. The increase in total assets has been primarily in investment securities available for sale, which increased by $8.3 million or 28.9%. The increase in investment securities was primarily funded by increased levels of time deposits and other borrowings.

         SECURITIES

         Armstrong's intent is to use the securities portfolio to manage liquidity and interest rate risk by purchasing high quality securities with medium range maturities. Armstrong has designated substantially all securities, except those municipal securities in Armstrong's local market, as being available for sale. The classification provides Armstrong more flexibility in liquidating securities for interest rate risk management and for liquidity purposes. In a volatile interest rate environment, securities can be liquidated to maximize earnings. At the same time, new securities must generate yields matching current interest rates on deposit products.

         At December 31, 1995, Armstrong's total securities amounted to $38.3 million, $36.9 million available for sale and $1.4 million held to maturity. Total securities are comprised of $21.1 million or 55.3% in U. S. Government corporation and agencies, $13.7 million or 35.7% in mortgage-backed securities which are guaranteed by U. S. Government corporations and agencies, $3.1 million or 8.1% in obligations of states and political subdivisions (municipal tax free securities) and $.4 million or .1% in Federal Home Loan Bank stock. Armstrong maintains levels of municipal securities to assist in tax planning strategies to minimize the effects of federal tax expense.

         All of the growth in investment securities which occurred in 1995 was in U. S. Government corporations and agencies.

         The fully taxable equivalent yield on investment securities was 7.44% and 6.59% for the years ended December 31, 1995 and 1994.

         LOANS

         Total loans net of unearned income amounted to $11.1 million at December 31, 1995, an increase of $1.9 million or 21.1% over the $9.2 million level at December 31, 1994. The increase in loans was made up of increases in mortgage loans of $.9 million and consumer loans to individuals of $1.2 million offset by a decline in commercial loans of $.2 million.

         At December 31, 1995, mortgage loans amounted to $8.0 million or 72.4% of total loans, consumer loans to individuals amounted to $2.3 million or 20.5%, and commercial loans amounted to $.8 million or 7.1% of total loans.

         RISK ELEMENTS OF LOAN PORTFOLIO

         The following table identifies nonperforming loans. Past due loans are loans that were contractually past due 90 days or more as to interest or principal payments. At December 31, 1994 and 1993, there were no restructured loans or loans for which terms have been renegotiated to provide a reduction or deferral of principal or interest as a result of the financial position of the borrower. At December 31, 1995, Armstrong has no loans which were considered impaired loans in accordance with Financial Accounting Standards Board Statement No. 114.

                                                                                            December 31,
                                                                               1995             1994             1993
                                                                             --------         --------         --------
                                                                                        (In Thousands)
Loans accounted for on a non-accrual basis                                    $   114         $     29           $    6
Accruing loans which are contractually past
 due 90 days or more                                                               17              103               --
Impaired or restructured loans                                                     --               --               --
                                                                              -------         --------           ------
 Total non-performing loans                                                       131              132                6
Real estate owned                                                                  --               35               50
                                                                              -------         --------           ------
 Total non-performing assets                                                  $   131         $    167           $   56
                                                                              =======         ========           ======

Non-performing loans as a percent
 of total loans                                                                 1.18%            1.45%            0.09%

Non-performing assets as a percent
 of total assets                                                                0.25%            0.41%            0.14%

         During the year ended December 31, 1995, interest income of $9,224 would have been recorded on loans accounted for on a non-accrual basis if the loans had been current throughout the period. The amount of interest received on non-accrual loans was $6,711 in 1995.

         Based upon current information available and upon measures taken to maintain the allowance for loan losses at an appropriate level, management does not believe there are any loans classified for regulatory purposes as loss, doubtful, substandard, special mention, or otherwise which will result in losses which would reasonably be expected to have a material impact on future operations, liquidity, or capital reserves. At December 31, 1995, there are no loans which were not included as past due, nonaccrual, or impaired where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with present loan repayment terms. Management is not aware of any other information which causes it to have serious doubts as to the ability of borrowers in general to comply with repayment terms.

         DEPOSITS

         Total deposits increased by $5.3 million or 15.9% during 1995. Total time deposits increased by $8.4 million while other forms of deposits declined collectively by $3.1 million. Much of the decline in other deposits resulted in transfers into time deposits as customers desired to lock in at higher rates in a declining rate environment. The growth in time deposits was spurred by marketing efforts to bring in new deposit funds by offering a higher rate on three year instruments. The growth in time deposits was matched off against investment security purchases with yields to provide an appropriate net return on assets.

         OTHER BORROWINGS

         Other Borrowings are comprised of advances made under the Federal Home Loan Bank Flexline. This Flexline arrangement is a revolving line of credit and is renewable annually. During 1995 Armstrong had a borrowing limit of $4,079,600 with a variable rate of interest. This Flexline is utilized as an additional source of liquidity. At December 31, 1995, Armstrong had $4,000,000 in advances outstanding under this borrowing facility.

         STOCKHOLDERS' EQUITY

         Total stockholders' equity amounted to $8.4 million at December 31, 1995. This represents an increase of $1.4 million or 19.3%. This increase is the result of net income of $647,000 and a change in net unrealized gain (loss) on securities of $1.2 million offset by the payment of cash dividends of $486,000.

         Federal banking regulators have established capital adequacy requirements for banks based on risk factors. All banks are required to have a minimum of 4.0% of risk adjusted assets in Tier I capital and 8.0% of risk adjusted assets in total capital. As of December 31, 1995, the Bank's Tier I capital was 70.0%, and its total risk based capital was 71.2%.

         Additionally, Armstrong is required to maintain a minimum ratio of leverage capital to adjusted total assets of 3.0% for the top rated institutions with less highly rated institutions, or those with higher levels of risk, required to maintain ratios of 100 to 200 basis points above the minimum level. Armstrong's ratio under these guidelines as of December 31, 1995, is 15.7%.

         Two key performance ratios in the banking industry are return on average assets and return on average equity. Armstrong's return on average assets for the years ended December 31, 1995 and 1994, are 1.40% and 1.46%.
The Bank's return on equity for the years ended December 31, 1995 and 1994, are 8.41% and 7.95%.

         LIQUIDITY

         Liquidity refers to the ability of Armstrong to satisfy the financial needs of its depositors and borrowers. Liquidity can be provided by the sale or maturity of assets or by the acquisition of additional funds in the form of deposits or other borrowings.

         Management considers its sources of liquidity to be cash and due from banks, federal funds sold, and investment securities maturing in one year or less. Considering these sources of liquidity, Armstrong has $2.7 million in liquid assets at December 31, 1995.

         A measure of liquidity is the average loan to deposit ratio. This ratio was 28.6% at December 31, 1995.

         As of December 31, 1995, management believes Armstrong has adequate liquidity to satisfy its customers' needs. Management is not aware of any known trends or any known demands, commitments, events or uncertainties that will result in a material effect on the Armstrong's liquidity.

RESULTS OF OPERATIONS

         OVERVIEW

         Armstrong had net income of $647,000 for the year ended December 31, 1995, compared to $581,000 for the year ended December 31, 1994. This represents an increase of $66,000 or 11.3%. The increase in net income for the year was primarily the result of an increase in net interest income of $93,000.

         NET INTEREST INCOME

         Total interest income increased by $722,000 from $2,563,000 in 1994 to $3,285,000 in 1995. There were increases in all categories of interest income with the exception of federal funds sold. Although the increases were the result of combined increases in volume and yield, the primary cause of the increase was the volume increase in investment securities. As mentioned above, investment securities increased by $8.3 million during 1995 as part of management's liquidity and interest rate risk strategies.

         The increase in total interest income was offset by increased costs of funds of deposits and borrowings.

         These increases were also made up of increases in the rates paid as well as increases in volume. The most significant factor in the increased cost of funds was the volume increase in time deposits and borrowings. Time deposits increased $8.4 million, and borrowings increased by $4 million during 1995. The increase in time deposits is made up of approximately $3.1 million of funds moving from other deposit sources within Armstrong and approximately $5.3 million in new funds. These increases in time deposits were mirrored by purchases of securities with similar maturities. The net interest spread as a result of these transactions will continue to increase profits in the near future.

         The increase in interest expense on borrowings is based on the increase of average borrowings to $1.8 million during 1995. Armstrong became a member of the Federal Home Loan Bank of Pittsburgh in 1995 which provided it with an additional source of liquidity through the Flexline arrangement. Management has been able to utilize these funds by purchasing securities or funding loans at a higher rate of return than the cost of funds associated with the borrowing.

         Net interest income increased by $93,000 to $1.8 million for 1995 from $1.7 million for 1994.

         PROVISION FOR LOAN LOSSES

         The provision for loan losses amounted to $37,500 for 1995. There was no provision for loan losses in 1994. The provision for loan losses is an expense charged to earnings in anticipation of estimated losses attributable to loans based upon the adequacy of the allowance for loan losses. The adequacy of the allowance for loan losses is based upon management's assessment of, among other things, local and national economic conditions, historical losses, off balance sheet risk and an analysis of loans including specific evaluations of the financial status, cash flow, and adequacy of collateral of borrowers with indebtedness to Armstrong and current levels of non-performing loans. Management uses a specific identification method for large loans, and for loans which fall outside the parameters for specific identification, amounts are allocated based upon percentages derived from historical loan loss data for each category of loans.

         The following table presents an analysis of the reserve for loan losses for the years ended December 31.

                                                                      1995             1994              1993
                                                                  -----------       ----------       ----------
                                                                                  (In thousands)
Loans outstanding at end of period                                 $   11,055      $   9,131          $   6,448
                                                                   ==========      =========          =========

Average loans outstanding                                          $   10,093      $   7,790          $   6,333
                                                                   ==========      =========          =========

Reserve for allowance for losses on
loans:
  Balance, beginning of the period                                 $      148      $     148          $     152
Loans charged off:
  Commercial, financial, and
  agriculture                                                              --             --                 --
  Installment and charge card                                              --             --                  4
  Real estate                                                              35             --                 --
                                                                   ----------      ---------          ---------
    Total loans charged off                                                35             --                  4
                                                                   ----------      ---------          ---------

Recoveries:
  Commercial, financial, and
  agriculture                                                              --             --                 --
  Installment and charge card                                              --             --                 --
  Real estate                                                              --             --                 --
                                                                   ----------      ---------          ---------
    Total recoveries                                                       --             --                 --
                                                                   ----------      ---------          ---------
    Net loans charged off                                                  35             --                  4
                                                                   ----------      ---------          ---------
Provisions charged to expense                                              37             --                 --
                                                                   ----------      ---------          ---------
Balance, end of period                                             $      150      $     148          $     148
                                                                   ==========      =========          =========

Ratios:
  Net charge-offs as a percent of
   average loans outstanding                                            0.35%            --%              0.06%
  Allowance for losses on loans as
   a percent of average loans
   outstanding                                                          1.49%          1.90%              2.34%

         While management uses available information to make evaluations of the adequacy of the allowance, future adjustments may be necessary if conditions differ substantially from the assumptions used in making the evaluation. While management believes it has identified and provided for losses and that the allowance for loan losses is adequate, management cannot assure that further adjustments may not be necessary.

         NONINTEREST INCOME

         Noninterest income is comprised primarily of service charges on deposit accounts and investment securities gains, net. Total noninterest income amounted to $246,000 in 1995 compared to $80,000 in 1994, an increase of $166,000. Of the $166,000 increase in noninterest income, $157,000 was a result of the increase in gains on the sale of securities. During 1995 Armstrong recorded $194,000 in net security gains. In an effort to maximize earnings and to manage the interest rate risk position of Armstrong, investment activity increased during 1995. Armstrong owned a significant volume of high-yielding mortgage-backed securities which in a falling rate environment become highly susceptible to prepayment risk. In an effort to minimize the effects of rapid repayment, those securities were liquidated and replaced with average-yielding mortgaged-backed securities.

         NONINTEREST EXPENSE

         Noninterest expense is primarily made up of salaries and benefits, occupancy and equipment expense, deposit insurance premium, and other items. Total noninterest expense amounted to $1,171,000 in 1995 compared to $975,000 in 1994 or an increase of $196,000.

         Salaries and employee benefits increased by $52,000 during 1995. This increase was made up of $29,000 in expense associated with a deferred compensation arrangement for the prior president of the Bank and $23,000 in general pay rate increases for the year.

         Other expense increased by $142,000 in 1995, which is entirely comprised of the professional fees for legal and consulting services relating to the pending merger of Armstrong with BT Financial.

         INCOME TAX EXPENSE

         Income tax expense amounted to $190,000 in 1995 compared to $230,000 in 1994. The effective tax rate for 1995 was 22.7% compared to 28.4% for 1994. The decline in the effective tax rate was the result of increased earnings on tax free securities. Earnings on tax free securities increased by $128,000 or 72.8%.

                      MANAGEMENT OF ARMSTRONG

DIRECTORS OF ARMSTRONG

         The following list sets forth biographical information concerning the members of the Board of Directors of Armstrong:

                                                Business Experience,
                                                Including Principal
                                                Occupation During Past Five                   Director
         Name and Age                           Years, and Other Directorships                Since
----------------------------------------------------------------------------------------------------------
Raymond A. Boarts (60)                          Secretary, Treasurer & Managing               1986
                                                Partner - Paul's Auto Parts

Coleman J. Clougherty (38)                      Chairman, President & CEO -
                                                The Armstrong County Trust Company            1994

Byron K. Crolley (48)                           Comptroller - SPEDD, Inc. (Non-Profit         1993
                                                Economic Development Company)

Lynn Campbell Durham (47)                       Independent Businessperson/Director-
                                                The Arthur and Pearle Campbell
                                                Charitable Foundation                         1995

Othmer K. Heilman (72)                          Retired President & CEO-                      1971
                                                O.K. Heilman, Inc. (Trucking)

Jerome Lombardi (56)                            Attorney at Law                               1993

Louis A. Vidic (58)                             Chairman & CEO - SPEDD, Inc.                  1993


Principal Officers of Armstrong

         The following table sets forth selected information about the principal officers of Armstrong, each of whom is elected by the Board of Directors of Armstrong and each of whom holds office at the discretion of the Board of Directors of Armstrong:

                                                                                   Number
                                                                    Bank          of Shares       Age as of
                          Office/Position with       Held         Employee      Beneficially    March/April __,
          Name                    Bank               Since          Since           Owned            1996
          ----                    ----               -----          -----           -----            ----
 Coleman J.              President & CEO             1994(1)        1994             1                37
 Clougherty
 Bonnie Rupp             Secretary/Treasurer                                         0                45

 Othmer K. Heilman       Vice President                                              1                72

 Lori Guepfert           Comptroller                                                 0                35

 Faith A. Stitt          Consumer                                                    0                35
                         Loan/Compliance
                         Officer

(1) From 1989-1994, Mr. Clougherty served as the Chief Financial Officer of Summit Bancorp, Johnstown, Pennsylvania.


REMUNERATION OF DIRECTORS AND OFFICERS

         Generally, in 1995, the Board of Directors met once a month. Each director received $325 for each Board of Directors meeting that he or she attended. In addition, each director received $100 for each committee meeting of Armstrong that he or she attended. During 1995, the Board of Directors of Armstrong held twelve meetings. In 1995, directors received $35,675 in the aggregate for attendance at Board Meetings and Committee Meetings of Armstrong. All of the directors attended at least seventh-five percent (75%) of the meetings of Armstrong's Board of Directors.

         The following table sets forth certain summary information concerning compensation paid or accrued by Armstrong on behalf of Armstrong's Chief Executive Officer. The annual salary and bonus of Armstrong's other four most highly compensated officers did not exceed $100,000 during the last three fiscal years.

COMPENSATION TABLE

                                                              Annual compensation
                                                      -----------------------------------
                                                                                 Other
                                                                                 annual        All other
                                                                                 compen-        Compen-
Name and Principal Position                 Year        Salary        Bonus      sation(1)      sation(2)
---------------------------------------------------------------------------------------------------------
Coleman J. Clougherty,                      1995       $72,968       $11,500       $4,075        $1,566
President and Chief Executive               1994        65,965        11,900        3,750             -
Officer and Director                        1993          NA            NA           NA             NA
---------------------------------------------------------------------------------------------------------

(1) Amounts shown represent Board fees. Mr. Clougherty also received certain perquisites, but the cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary or bonus.

(2) Represents amounts contributed to Armstrong's 401(k) plan for the account of Mr. Clougherty for the fiscal year ended December 31, 1995.

BENEFICIAL OWNERSHIP BY OFFICERS AND DIRECTORS

         The following table sets forth as of March/April __, 1996, the amount and percentage of the Common Stock of Armstrong beneficially owned by each director and all officers and directors of Armstrong as a group.

Name of Individual                         Amount and Nature of                Percent
Or Identity of Group                       Beneficial Ownership               of Class
---------------------------------------------------------------------------------------
Raymond A. Boarts                                  50                           0.63%
Coleman J. Clougherty                               1                           0.01%
Byron K. Crolley                                    1                           0.01%
Lynn Campbell Durham                            2,762(1)                       34.52%
Othmer K. Heilman                                   1                           0.01%
Jerome Lombardi                                 1,922                          24.03%
Louis A. Vidic                                    418                           5.23%
All Directors and Officers
  as a Group (10 Persons)                       5,155                          64.44%

(1) Includes 798 shares owned by the Arthur and Pearle Campbell Foundation for which Ms. Durham serves as a director. Ms. Durham disclaims beneficial ownership of such shares.

RETIREMENT PLAN

         On March 1, 1995, Armstrong adopted a defined contribution 401K retirement plan (the "Plan"). An employee who qualifies may elect to contribute into the Plan an amount up to 15% of his or her annual compensation. Armstrong matches 50% of an employee's contribution up to a maximum aggregate amount equal to 4% of an employee's annual compensation. Armstrong's payments to the Plan in 1995 were $5,733.

CERTAIN TRANSACTIONS

         There have been no material transactions, proposed or consummated, between Armstrong and any director or executive officer of Armstrong, or any associate of the foregoing persons. Armstrong has had and intends to continue to have banking and financial transactions in the ordinary course of business with Directors and Officers of Armstrong and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of Armstrong. Total loans outstanding from Armstrong at December 31, 1995, to Armstrong's Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 5% or more was $506,001 or 6.05% of Armstrong's total equity capital accounts. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.


                PRINCIPAL OWNERS OF ARMSTRONG VOTING SECURITIES

         The following table sets forth, as of March/April __, 1996, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of five percent (5%) or more of Armstrong's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the bank's outstanding Common Stock so owned.

                                                                               Percent of Outstanding
                                         Shares Beneficially                       Common Stock
Name and Address                            Owned (1)                          Beneficially Owned
-----------------------------------------------------------------------------------------------------
Scott Campbell                                  438                                    5.48%
P.O. Box 776
Hopeland, CA  95449

Thomas R. Campbell                              438                                    5.48%
7124 Avenida Leon
Alta Loma, CA 91701

The Arthur and Pearle                           798                                    9.98%
Campbell Foundation
201 S. McKean St.
Kittanning, PA  16201

Cheryl E. Curtis                                438                                    5.48%
P.O. Box 15566
Beverly Hills, CA 90209-1566

Lynn Campbell Durham                          1,964                                   24.550
205 Camino Alto,
Suite 225
Mill Valley, CA  94941

Jerome D. Lombardi                            1,922                                   24.550%
201 S. McKean Street
Kittanning, PA  16201

Frank W. Wolfe, III                             418                                    5.225%
725 Route 66
Apollo, PA  15613

(1) Based on Armstrong's stock transfer ledger and information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                 LEGAL MATTERS

         The validity of the shares of BT Financial Common Stock to be issued in connection with the Merger and certain other legal matters regarding BT Financial will be passed upon by Kirkpatrick & Lockhart LLP, Pittsburgh, Pennsylvania. Certain legal matters regarding Armstrong will be passed upon by Manatt, Phelps & Phillips LLP, Washington, D.C., and Blank, Rome, Comiskey & McCauley, Philadelphia, Pennsylvania.

                                    EXPERTS

         The consolidated financial statements of BT Financial as of December 31, 1994 and December 31, 1993 and for the three years ended December 31, 1994 incorporated by reference in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand LLP, independent certified public accountants, as stated in their report appearing therein and are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

         The financial statements of Armstrong as of December 31, 1995 and for the year ended December 31, 1995 included in this Proxy Statement/Prospectus have been included herein in reliance upon the report of SR Snodgrass, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Moxham as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995 included in this Proxy Statement/Prospectus have been included herein in reliance upon the report of Barnes, Saly & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

               INDEX TO ARMSTRONG AND MOXHAM FINANCIAL STATEMENTS

Contents                                                                   Page
-------------------------------------------------------------------------------
ARMSTRONG
  Report of Independent Auditors . . . . . . . .  . . . . . . . . . . . .  F-2
  Balance Sheet at December 31, 1995
   (audited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
  Statements of Income for the year ended December 31,
   1995 (audited) and 1994 (unaudited)  . . . . . . . . . . . . . . . . .  F-4
  Statements of Changes in Stockholders' Equity for the year ended
   December 31, 1995 (audited) and 1994 (unaudited) . . . . . . . . . . .  F-5
  Statements of Cash Flows for the year ended December 31,
   1995 (audited) and 1994 (unaudited)  . . . . . . . . . . . . . . . . .  F-6
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .  F-7

MOXHAM
  Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . .  F-18
  Balance Sheet at December 31, 1995 and 1994 (audited) . . . . . . . . .  F-19
  Statements of Income for the year ended December 31, 1995,
   1994 and 1993 (audited)  . . . . . . . . . . . . . . . . . . . . . . .  F-21
  Statement of Stockholder's Equity for the years ended
   December 31, 1995, 1994 and 1993 (audited) . . . . . . . . . . . . . .  F-23
  Statements of cash flows for the year ended
   December 31, 1995, 1994 and 1993 (audited) . . . . . . . . . . . . . .  F-24
  Notes to Consolidated Financial Statements  . . . . . . . . . . . . . .  F-26

-------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Armstrong County Trust Company

We have audited the accompanying balance sheet of Armstrong County Trust Company as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Armstrong County Trust Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in the notes to the financial statements, effective January 1, 1995, the Bank changed its method of accounting for impaired loans and related credit loss reserves and effective January 1, 1994, changed its method of accounting for investment securities.


S.R. Snodgrass
Wexford, PA
February 16, 1996

                         ARMSTRONG COUNTY TRUST COMPANY
                                 BALANCE SHEET

                                                             December 31,
                                                                 1995
                                                             ------------
ASSETS
Cash and due from banks                                        $ 1,426,834
Federal funds sold                                                      --

Securities available for sale                                   36,929,936
Investment securities (market value of $1,359,516)               1,355,000
                                                               -----------
        Total investment securities                             38,284,936

Loans (net of unearned income of $212,955)                      11,055,188
Less allowance for loan losses                                     150,474
                                                               -----------
        Net loans                                               10,904,714

Premises and equipment                                             312,535
Accrued interest and other assets                                  613,540
                                                               -----------
    TOTAL ASSETS                                               $51,542,559
                                                               ===========

LIABILITIES
Deposits:
  Noninterest-bearing demand                                   $ 4,921,012
  Money market                                                   3,405,305
  Savings                                                        9,513,030
  Time                                                          20,823,328
                                                               -----------
    Total deposits                                              38,662,675

Short-term borrowings                                            4,000,000
Accrued interest and other liabilities                             509,177
                                                                ----------

    TOTAL LIABILITIES                                           43,171,852
                                                               -----------

STOCKHOLDERS' EQUITY
Common stock, par value $50; 8,000 shares
    issued and outstanding                                         400,000
Capital surplus                                                    850,000
Retained earnings                                                6,648,366
Net unrealized gain on securities                                  472,341
                                                               -----------
    TOTAL STOCKHOLDERS' EQUITY                                   8,370,707
                                                               -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $51,542,559
                                                               ===========

See accompanying notes to the financial statements.

                         ARMSTRONG COUNTY TRUST COMPANY
                              STATEMENT OF INCOME

                                                       Year Ended December 31,
                                                        1995            1994
                                                     ----------      ----------
                                                                    (unaudited)
INTEREST INCOME
  Interest and fees on loans                         $  840,730      $  658,636
  Federal funds sold                                      7,368          58,624
  Investment securities:
      Taxable interest                                2,132,098       1,669,381
      Tax exempt interest                               304,388         176,125
                                                     ----------      ----------

          Total interest income                       3,284,584       2,562,766
                                                     ----------      ----------

INTEREST EXPENSE
  Deposits                                            1,358,466         853,283
  Short-term borrowings                                 126,257           2,350
                                                     ----------      ----------

          Total interest expense                      1,484,723         855,633
                                                     ----------      ----------

NET INTEREST INCOME                                   1,799,861       1,707,133

Provision for loan losses                                37,500              --
                                                     ----------      ----------

NET INTEREST INCOME AFTER PROVISIONS FOR LOAN LOSSES  1,762,361       1,707,133
                                                     ----------      ----------

NONINTEREST INCOME
  Service charges and fees                               30,890          17,329
  Investment securities gains, net                      193,854          36,865
  Other income                                           21,060          25,343
                                                     ----------      ----------

          Total noninterest income                      245,804          79,537
                                                     ----------      ----------

NONINTEREST EXPENSE
  Salaries and employee benefits                        473,932         422,158
  Occupancy expense                                      83,911          76,573
  Equipment expense                                      45,975          25,248
  Federal deposit insurance                              37,976          64,380
  Other expense                                         529,135         386,991
                                                     ----------      ----------

          Total noninterest expense                   1,170,929         975,350
                                                     ----------      ----------

Income before income taxes                              837,236         811,320
Income taxes                                            190,000         230,006
                                                     ----------      ----------

NET INCOME                                           $  647,235      $  581,314
                                                     ==========      ==========

EARNINGS PER SHARE                                   $    80.90      $    72.66

AVERAGE SHARES OUTSTANDING                                8,000           8,000

See accompanying notes to the financial statements.

                         ARMSTRONG COUNTY TRUST COMPANY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                      Net Unrealized
                                          Common       Capital        Retained        Gain (Loss)
                                          Stock        Surplus        Earnings        on Securities        Total
                                        --------       --------       ----------      -------------      -----------
Balance, December 31, 1993,
  as previously reported (unaudited)    $400,000       $850,000       $6,247,056       $        --       $ 7,497,056
Prior period adjustment,
  (see Note 2)                                                           104,760                             104,760
                                        --------       --------       ----------       -----------       -----------
Balance, December 31, 1993,
  as restated (unaudited)                400,000        850,000        6,351,816                --         7,601,816
Initial net unrealized gain
  on securities                                                                            794,587           794,587
Net income                                                               581,314                             581,314
Cash dividends declared
  ($55.75 per share)                                                    (446,000)                           (446,000)
Net unrealized loss on
  securities                                                                            (1,514,962)       (1,514,962)
                                        --------       --------       ----------       -----------       -----------

Balance, December 31, 1994 (unaudited)   400,000        850,000        6,487,130          (720,375)        7,016,755


Net income                                                               647,236                             647,236
Cash dividends declared
  ($60.75 per share)                                                    (486,000)                           (486,000)

Net unrealized gain on
  securities                                                                             1,192,716         1,192,716
                                        --------       --------       ----------       -----------       -----------
Balance, December 31, 1995              $400,000       $850,000       $6,648,366       $   472,341       $ 8,370,707
                                        ========       ========       ==========       ===========       ===========


See accompanying notes to the financial statements.

                         ARMSTRONG COUNTY TRUST COMPANY
                            STATEMENT OF CASH FLOWS

                                                                                             Year Ended December 31,
                                                                                              1995             1994
                                                                                          ------------     ------------
OPERATING ACTIVITIES
Net income                                                                                $    647,236     $    581,314
Adjustments to reconcile net income to net cash provided
   by operating activities:
   Provision for loan losses                                                                    37,500               --
   Depreciation and amortization, net                                                          352,549           97,002
   Deferred income taxes                                                                       (20,445)           1,432
   Investment securities gains, net                                                           (193,854)         (36,865)
   Decrease (increase) in accrued interest receivable                                         (127,386)          65,260
   Increase in accrued interest payable                                                         26,170           57,977
   Other, net                                                                                  (14,604)         121,982
                                                                                          ------------     ------------
         Net cash provided by operating activities                                             707,166          888,102
                                                                                          ------------     ------------

INVESTING ACTIVITIES
Securities available for sale:
   Proceeds from sales                                                                      26,067,114       23,738,443
   Proceeds from maturities or paydown                                                       3,650,928        1,297,251
   Purchases of securities                                                                 (37,699,187)     (31,602,717)

Investment securities held to maturity:
   Proceeds from maturities or paydown                                                         570,000          763,000
   Purchases of securities                                                                    (350,000)        (447,845)
Net loan originations                                                                       (1,959,675)      (2,682,944)
Purchases of premises and equipment                                                           (262,139)        (159,078)
Other, net                                                                                        (106)           8,701
                                                                                          ------------     ------------
   Net cash used for investing activities                                                   (9,983,065)      (9,085,189)
                                                                                          ------------     ------------

FINANCING ACTIVITIES
Net increase in deposits                                                                     5,316,179        2,100,815
Increase in other borrowings                                                                 4,000,000               --
Cash dividends paid                                                                           (606,000)        (446,000)
                                                                                          ------------     ------------
         Net cash provided by financing activities                                           8,710,179        1,654,815
                                                                                          ------------     ------------

         Decrease in cash and cash equivalents                                                (565,720)      (6,542,272)


CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               1,992,554        8,534,826
                                                                                          ------------     ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                                  $  1,426,834      $ 1,992,554
                                                                                          ============      ===========


See accompanying notes to the financial statements.

                         ARMSTRONG COUNTY TRUST COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                  (All data related to December 31, 1994, and
                the year ended December 31, 1994, is unaudited.)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         Armstrong County Trust Company (Bank) is a state-chartered bank located in Kittanning, Pennsylvania. The Bank's principal sources of revenue emanate from its interest earnings on its investment securities portfolio, its portfolio of residential real estate, commercial and consumer loans, as well as a variety of deposit services offered to its customers. The Bank is subject to regulation and supervision by the FDIC and the Pennsylvania Department of Banking.

         The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from estimates.

         A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

         INVESTMENT SECURITIES

         The Bank has classified investment securities into held to maturity and available for sale classifications. Debt securities acquired with the intent to hold to maturity are stated at cost adjusted for amortization of premium and accretion of discount which are computed using the interest method and recognized as adjustments of interest income. Certain other debt securities have been classified as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

         LOANS

         Loans are reported at their principal amount net of unearned income and the allowance for loan losses. Interest from certain types of installment loans is recognized as income over their lives using methods of amortization which approximate a level yield related to the principal amounts. Interest on all other loans, including certain types of installment loans is recognized as income when earned on the accrual method. Accrual of interest is discontinued when, in the opinion of management, reasonable doubt exists as to the collectibility of additional interest. Loans are returned to accrual status when past due interest is collected, and the collection of principal is probable.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ALLOWANCE FOR LOAN LOSSES

         Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." Under these standards, the Bank estimates credit losses on impaired loans based on the present value of expected cash flows or the fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Prior to 1995, the credit losses related to these loans were estimated based on undiscounted cash flows or the fair value of the underlying collateral.

         Statement 118 amends Statement 114 to permit a creditor to use existing methods for recognizing interest income on impaired loans eliminating the income recognition provisions of Statement 114. The adoption of Statements 114 and 118 have no material effect on the Bank's financial position or results of operations.

         The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in its portfolio. The Bank uses the allowance method in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based upon management's periodic evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. This evaluation is inherently subjective as it requires material estimates which may be susceptible to significant change in the near-term.

         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

         INCOME TAXES

         Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expense or benefit are based on the changes in the deferred tax asset or liability from period to period.

         EARNINGS PER SHARE

         Earnings per share are calculated using the weighted average number of shares outstanding for the periods.

         CASH FLOW INFORMATION

         The Bank has defined cash and cash equivalents as those amounts included in the balance sheet captions cash and due from banks and federal funds sold.

         Cash paid during the year for:                          1995          1994
                                                                 ----          ----
         Interest on deposits and borrowings                  $1,458,553     $797,656
         Income taxes                                            270,457      260,000

         RECLASSIFICATION OF COMPARATIVE AMOUNTS

         Certain comparative amounts for the prior year have been reclassified to conform to current year classifications.

2.       RESTATEMENT

         Retained earnings have been retroactively restated as of December 31, 1993, for $104,760, to correct an error in recording the initial cumulative effect of the adoption of Statement of Financial Accounting Standards No. 109. The net effect on reported net income for 1993 was an increase of $104,760 or $13.10 per share.

3.       INVESTMENT SECURITIES

         Under adoption of Statement 115, the Bank initially transferred from the investment securities portfolio to the investment securities available for sale classification securities with an amortized cost of $21,651,919 and an estimated market value of $22,855,839. This resulted in an increase to stockholders' equity of $794,587 net of related federal income taxes.

         The amortized cost and estimated market values of investment securities at December 31, 1995, are as follows:

                                                                            Gross               Gross              Estimated
                                                   Amortized             Unrealized          Unrealized              Market
                                                      Cost                  Gains              Losses                Value
                                                  ------------           ----------          ----------           ------------
             AVAILABLE FOR SALE
             U.S. Government corporations
               and agencies                       $ 20,752,058            $ 397,949           $ (3,991)           $ 21,146,016
             Obligations of states and
                political subdivisions               1,615,418               79,080                 --               1,694,498
             Mortgage-backed securities             13,430,091              242,631                 --              13,672,722
                                                  ------------            ---------           --------            ------------

               Total debt securities                35,797,567              719,660             (3,991)             36,513,236

             Equity securities                         416,700                   --                 --                 416,700
                                                  ------------            ---------           --------            ------------

               Total                              $ 36,214,267            $ 719,660           $ (3,991)           $ 36,929,936
                                                  ============            =========           ========            ============

                                                                            Gross               Gross              Estimated
                                                   Amortized             Unrealized          Unrealized              Market
                                                      Cost                  Gains              Losses                Value
                                                  ------------           ----------          ----------           ------------
             HELD TO MATURITY
             Obligations of states and
               political subdivisions             $   1,355,00            $   5,440           $   (924)           $  1,359,516
                                                  ============            =========           ========            ============


The amortized cost and estimated market values of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                        AVAILABLE FOR SALE                               HELD TO MATURITY
                                   Amortized            Estimated              Amortized                 Estimated
                                     Cost             Market Value                Cost                  Market Value
                                 ------------         ------------            ------------              ------------
 Due in one year or less         $  1,000,000         $  1,004,063            $    245,000              $    245,650
 Due after one year through
   five years                         500,000              511,406               1,010,000                 1,011,652
 Due after five years
   through ten years               16,752,059           17,105,001                 100,000                   102,213

 Due after ten years                4,115,417            4,220,044                      --                        --
                                 ------------         ------------            ------------              ------------
                                   22,367,476           22,840,514               1,355,000                 1,359,515
 Mortgage-backed securities        13,430,091           13,672,722                      --                        --
                                 ------------         ------------            ------------              ------------
   Total                         $ 35,797,567         $ 36,513,236            $  1,355,000              $  1,359,515
                                 ============         ============            ============              ============


Proceeds from the sales of investments in debt securities available for sale and the gross realized gains and losses for the years ended December 31, 1995 and 1994, are as follows:


                                                 1995               1994
                                             ------------       ------------
           Proceeds from sales               $ 26,067,114       $ 23,738,443
           Gross gains                            256,716            314,600
           Gross losses                            62,862            277,735


Investment securities with a carrying value of $3,690,814 at December 31, 1995, were pledged to secure public deposits and other purposes as required by law.

4.       LOANS

         Major classifications of loans are summarized as follows:

                                                                                 1995
                                                                              -----------
                     Real estate - mortgage                                   $ 8,001,204
                     Consumer loans to individuals                              2,477,022
                     Commercial                                                   789,917
                                                                              -----------
                                                                               11,268,143
                             Less:  Unearned discount                             212,955
                                    Allowance for loan losses                     150,474
                                                                              -----------

                                Net loans                                     $10,904,714
                                                                              ===========

         As of December 31, 1995, aggregate loans of $60,000 or more extended to directors, executive officers, and their affiliates were $506,001. In management's opinion, all of these loans are on substantially the same terms and conditions as loans to other individuals and businesses of comparable creditworthiness. A summary of loan activity during the year is as follows:

                                Balance                                          Amounts                   Balance
                           December 31, 1994               Additions            Collected             December 31, 1995
                           -----------------               ---------            ---------             -----------------
                                $320,611                    437,000              251,610                  $506,001

         The Bank grants consumer, commercial, and residential loans to customers throughout its trade area which is concentrated in Armstrong County, Pennsylvania. Although the Bank has a diversified loan portfolio at December 31, 1995, a substantial portion of its debtors' ability to honor their loan agreements is dependent upon the economic stability of its immediate trade area.

5.       ALLOWANCE FOR LOAN LOSSES

         Changes in the allowance for loan losses for the years ended December 31, 1995 and 1994, are as follows:


                                                                                                1995               1994
                                                                                                ----               ----
                      Balance, January 1                                                     $   148,292        $   148,267
                      Add:
                              Provision charged to operations                                     37,500                 --
                              Recoveries                                                              --                 25
                      Less loans charged off                                                      35,318                 --
                                                                                             -----------        -----------
                      Balance, December 31                                                   $   150,474        $   148,292
                                                                                             ===========        ===========

6.       PREMISES AND EQUIPMENT

         Major classifications of premises and equipment are summarized as follows:

                                                                                         1995
                                                                                     ----------
        Land and improvements                                                        $  79,309
        Buildings and improvements                                                     274,832
        Furniture, fixtures and equipment                                              640,406
                                                                                     ---------
                                                                                       994,547
        Less accumulated depreciation                                                  682,012
                                                                                     ---------
            Total                                                                    $ 312,535
                                                                                     =========

        Depreciation expense for the years ended December 31, 1995 and 1994, was $46,334 and $19,632 respectively.

7.      DEPOSITS

        Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $4,110,685 at December 31, 1995.

8.      SHORT-TERM BORROWINGS

        The Bank's short-term borrowings at December 31, 1995, consists solely of Federal Home Loan Bank (FHLB) Flexline credit arrangement. During 1995, short-term borrowings also included federal funds purchased.

                                                                        1995
                                                                     ----------
        Balance at year end                                          $4,000,000
        Maximum amount outstanding at any month end                   4,950,000
        Average balance outstanding during the year                   1,922,123
        Weighted average interest rate:
            As of year end                                                 6.05%

        Paid during the year                                               6.22

        The Flexline credit arrangement with the FHLB is a revolving line of credit and is renewable annually. During 1995, the Bank had a borrowing limit of $4,079,600, with a variable rate of interest based upon the FHLB's cost of funds. Additionally, federal funds purchased represent funds acquired for various funding requirements. Certain obligations of U.S. Government corporations and agencies, mortgage-backed securities, and first mortgage loans are pledged to secure such borrowings.

9.      OTHER EXPENSE

        Other expenses for the year ended December 31, 1995 and 1994, consists of the following:


                                                            1995         1994
                                                          --------     --------
        Professional fees relating to pending merger      $142,931     $     --
        Advertising                                         71,487       49,715
        Pennsylvania Shares Tax                             41,405       44,961
        Other                                              273,312      292,315
                                                          --------     --------
                                                          $529,135     $386,991
                                                          ========     ========

10.     INCOME TAXES

        The provision for income taxes consists of:

                                                            1995         1994
                                                          --------     --------
        Current                                           $210,445     $228,574
        Deferred                                           (20,445)       1,432
                                                          --------     --------
            Total                                         $190,000     $230,006
                                                          ========     ========

        The tax effects of deductible and taxable temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, respectively, at December 31, 1995, are as follows:

                                                                                                                  1995
                                                                                                              -------------
               Deferred Tax Assets:
                  Deferred compensation                                                                       $       9,763
                  Allowance for loss on other real estate owned                                                      11,900
                                                                                                              -------------
                     Total gross deferred tax assets                                                                 21,663
                                                                                                              -------------
               Deferred Tax Liabilities:
                  Premises and equipment                                                                             14,247
                  Allowance for loan losses                                                                           4,218
                  Net unrealized gain on securities                                                                 243,328
                  Other, net                                                                                            151
                                                                                                              -------------
                     Total gross deferred tax liabilities                                                           261,944
                                                                                                              -------------

                     Net deferred tax liability                                                               $    (240,281)
                                                                                                              =============

       The following is a reconciliation of the federal statutory rate and the Bank's effective income tax rate for the years ended December 31, 1995 and 1994:

                                                                   1995                                   1994
                                                     ------------------------------          -----------------------------
                                                                             % of                                  % of
                                                                           Pre-tax                                Pre-tax
                                                       Amount               Income              Amount            Income
                                                     ----------            -------           ----------           -------
                 Provision at statutory rate         $  284,660               34.0%          $   275,849            34.0%
                 Effect of tax free income             (106,455)             (12.7)              (62,629)           (7.7)
                 Non-deductible interest expense         10,016                1.2                 5,239             0.6
                 Other, net                               1,779                0.2                11,547             1.5
                                                     ----------              -----           -----------            ----
                 Actual tax expense and effective
                     rate                            $  190,000               22.7%          $   230,006            28.4%
                                                     ==========              =====           ===========           =====


11.     COMMITMENTS

        In the normal course of business, the Bank makes various commitments which are not reflected in the accompanying financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts, as disclosed. Losses, if any, are charged to the allowance for loan losses. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary.

        The off-balance sheet commitments were comprised of the following:

                                                                                                               1995
                                                                                                           -------------
                         Commitments to extend credit                                                      $     185,766
                         Standby letters of credit                                                               108,000


        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised primarily of available commercial lines of credit and mortgage loan commitments. The Bank uses the same credit policies in making loan commitments and conditional obligations as it does for on-balance sheet instruments. The Bank evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained, as deemed necessary, is based upon management's credit evaluation in compliance with the Bank's lending policy guidelines. Customers use credit commitments to ensure that funds will be available for working capital purposes and capital expenditures and to ensure access to funds at specified terms and conditions.

        Standby letters of credit obligate the Bank to disburse funds to a third party if the Bank's customer fails to perform under the terms of the agreement with the beneficiary. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one year period with an annual renewal option subject to prior approval by management. The Bank holds collateral for these instruments, as deemed necessary, which are typically Bank deposit instruments or marketable securities.

12.     REGULATORY RESTRICTIONS

        CASH AND DUE FROM BANKS

        Included in cash and due from banks are required federal reserves of $25,000 at December 31, 1995, for facilitating the implementation of monetary policy by the Federal Reserve system. The required reserves are computed by applying prescribed ratios to the classes of average deposit balances. These reserves are held in the form of cash on hand.

        DIVIDENDS

        The Pennsylvania Banking Code restricts the availability of surplus for dividend purposes. At December 31, 1995, capital surplus funds of $850,000 were not available for dividends.

        CAPITAL REQUIREMENTS (UNAUDITED)

        The Bank is subject to risk-based capital rules. These guidelines include a common framework for defining elements of capital and a system for relating capital to risk. The minimum total risk-based capital requirement is 8%, of which at least half must be Tier 1 capital. The Tier 1 and total risk-based capital positions of the Bank as of December 31, 1995, as calculated by management, amounted to 70.0% and 71.2%, respectively. Additionally, the general regulatory guidelines establish a minimum ratio of leverage capital to adjusted total assets of 3.00% for top rated financial institutions with less highly rated institutions, or those with higher levels of risk, required to maintain ratios of 100 to 200 basis points above the minimum level. The Bank's ratios under these guidelines, as calculated by management, as of December 31, 1995, is 15.74%.

13.     FAIR VALUE DISCLOSURE

        Financial Accounting Standards Board Statement No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure of the estimated fair value of the financial instruments. Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

        Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

        If no readily available market exists, the fair value estimates for financial instruments should be based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

        As certain assets, such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

        The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

        CASH AND DUE FROM BANKS, ACCRUED INTEREST RECEIVABLE, SHORT-TERM BORROWINGS, AND ACCRUED INTEREST PAYABLE

        The fair value is equal to the current carrying value.

        INVESTMENT SECURITIES

        The fair value of securities held as investments is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price of similar securities.

        The fair value of securities available for sale is equal to the current carrying value.

        LOANS AND DEPOSITS

        The fair value of loans and certificates of deposit are estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, non-interest income, credit quality, and prepayment risk. Demand accounts, passbooks, and money market deposit accounts are valued at the amount payable on demand as of year end.

        COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

        These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 11.

        The estimated fair values at December 31, 1995, of the Bank's financial instruments are as follows:

                                                               1995
                                                    ---------------------------
                                                     Carrying          Fair
                                                       Value           Value
                                                    -----------     -----------
            Financial assets:
                Cash and due from banks             $ 1,426,834     $ 1,426,834
                Securities available for sale        36,929,936      36,929,936
                Investment securities                 1,355,000       1,359,516
                Net loans                            10,904,714      11,021,210
                Accrued interest receivable             597,713         597,713
                                                    -----------     -----------
                  Total                             $51,214,197     $51,335,209
                                                    ===========     ===========

            Financial liabilities:
                Deposits                            $38,662,675     $39,136,570
                Short-term borrowings                 4,000,000       4,000,000
                Accrued interest payable                216,689         216,689
                                                    -----------     -----------

                  Total                             $42,879,364     $43,353,259
                                                    ===========     ===========

14.     AGREEMENT AND PLAN OF REORGANIZATION

        On October 24, 1995, the Bank entered into an Agreement and Plan of Reorganization ("Agreement") with BT Financial Corporation ("BTFC"). The Agreement provides for the Bank to be merged with and into Johnstown Bank and Trust Company, a wholly-owned subsidiary of BTFC. The Agreement is subject to approval of the shareholders of the Bank and the appropriate regulatory agencies. Pursuant to the Agreement, each non-dissenting shareholder will receive 26.5 shares of BTFC common stock and $596.25 in cash, subject to adjustment, for each share of common stock of the Bank.

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders
Moxham Bank Corporation
Johnstown, Pennsylvania


        We have audited the accompanying consolidated balance sheets of Moxham Bank Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Moxham Bank Corporation and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

        As discussed in Notes 1, 3 and 10 to the consolidated financial statements, in 1994 the Company changed its method of accounting for investment securities and in 1993 changed its method of accounting for income taxes.


Barnes, Saly & Company
February 15, 1996

                    MOXHAM BANK CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                               ASSETS
                                                               ------
                                                                                                 1995                 1994
                                                                                             ------------         ------------
Cash and due from banks                                                                      $  8,934,600         $  8,339,500
Interest-bearing deposits with banks                                                              296,600            1,460,400
Federal funds sold                                                                              8,665,000                - 0 -
Investment securities available for sale,
 at market:  (Note 3)
      U.S. Treasury                                                                            11,549,700           20,372,300
      U.S. Government agencies                                                                 39,884,300           27,779,500
      Obligations of states and political
        subdivisions                                                                            7,622,000           12,504,800
      Other securities                                                                          1,018,700            1,369,800
                                                                                             ------------         ------------
        Total investment securities available
         for sale                                                                            $ 60,074,700         $ 62,026,400
                                                                                             ------------         ------------
Loans (Note 4)                                                                               $154,398,800         $150,197,800
Less allowance for loan losses (Note 5)                                                         1,962,400            1,826,300
                                                                                             ------------         ------------
        Net loans                                                                            $152,436,400         $148,371,500
                                                                                             ------------         ------------
Premises and equipment, net (Note 6)                                                         $  6,051,800         $  5,908,800
Accrued income receivable and other assets                                                      4,436,000            5,253,600
                                                                                             ------------         ------------

      TOTAL ASSETS                                                                           $240,895,100         $231,360,200
      ------------                                                                           ============         ============


                                                LIABILITIES AND STOCKHOLDERS' EQUITY
                                                ------------------------------------

LIABILITIES:
Deposits: (Note 7)
      Non-interest bearing                                                                   $ 23,103,500        $  22,262,900
      Interest bearing                                                                        194,501,800          177,497,100
                                                                                             ------------         ------------
          Total deposits                                                                     $217,605,300        $ 199,760,000

Short-term borrowings (Note 8)                                                                    100,000           12,060,000
Subordinated capital note (Note 9)                                                                715,000              845,000
Other liabilities                                                                               2,396,800            1,720,700
                                                                                             ------------         ------------

             TOTAL LIABILITIES                                                               $220,817,100        $ 214,385,700
             -----------------                                                               ------------        -------------

Commitments and contingent liabilities
 (Notes 12 and 13)

STOCKHOLDERS' EQUITY:
Preferred stock, no par value,
 250,000 shares authorized, 14,000 and
 15,000 shares issued and outstanding
 at December 31, 1995 and 1994
 (Note 14)                                                                                   $  1,377,700         $  1,476,100
Common stock, $2 par value,
 2,880,000 shares authorized, 903,852
 and 888,781 shares issued and outstanding
 at December 31, 1995 and 1994                                                                  1,807,700            1,777,600
Surplus                                                                                         3,750,600            3,481,500
Retained earnings (Notes 9 and 17)                                                             12,779,800           11,995,100
Unrealized gain (loss) on securities
 available for sale, net                                                                          362,200          (1,755,800)
                                                                                             ------------        -------------

             TOTAL STOCKHOLDERS' EQUITY                                                      $ 20,078,000         $ 16,974,500
             --------------------------                                                      ------------         ------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $240,895,100         $231,360,200
             ------------------------------------------                                      ============         ============


See notes to consolidated financial statements.

                    MOXHAM BANK CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   1995                     1994                        1993
                                                                   ----                     ----                        ----
INTEREST INCOME:
    Interest and fees on loans                                $  14,095,600            $  12,372,000              $  11,534,800
    Interest on investment
     securities and investment
     securities available
     for sale:
      U.S Treasury                                                  871,300                1,075,600                    898,900
      U.S. Government agencies                                    2,240,300                1,405,100                    966,500
      Obligations of state and
       political subdivisions                                       593,000                  829,300                    993,800
      Other                                                          66,400                   61,100                     53,900
    Interest on assets held in
     trading account                                                    300                      200                      - 0 -
    Interest on Federal funds sold                                  138,000                   27,000                     78,500
    Interest on deposits with banks                                  53,500                   83,700                    293,100
                                                              -------------            -------------              -------------

              TOTAL INTEREST INCOME                           $  18,058,400            $  15,854,000              $  14,819,500
                                                              -------------            -------------              -------------

INTEREST EXPENSE:
    Interest on deposits                                      $   8,994,600            $   6,688,600              $   5,956,400
    Interest on borrowings                                          278,200                  292,100                     95,900
                                                              -------------            -------------              -------------

              TOTAL INTEREST EXPENSE                          $   9,272,800            $   6,980,700              $   6,052,300
                                                              -------------            -------------              -------------
      Net interest income                                     $   8,785,600            $   8,873,300              $   8,767,200
    Provision for loan losses                                       307,000                  263,900                    192,900
                                                              -------------            -------------              -------------

      Net interest income after
       provision for loan losses                              $   8,478,600            $   8,609,400              $   8,574,300
                                                              -------------            -------------              -------------

OTHER INCOME:
    Trust department income                                   $     563,900            $     502,300              $     450,700
    Service fees                                                    674,100                  611,200                    578,500
    Other income                                                    163,100                  165,200                    144,000
    Security gains                                                   61,700                  154,300                    137,500
                                                              -------------            -------------              -------------

              TOTAL OTHER INCOME                              $   1,462,800            $   1,433,000              $   1,310,700
                                                              -------------            -------------              -------------

OTHER EXPENSES:
    Salaries and wages                                        $   3,402,300            $   3,195,300              $   3,047,400
    Pension and other employee
     benefits                                                     1,189,800                1,137,800                  1,075,400
    Net occupancy and equipment
     expense                                                      1,223,100                1,159,300                  1,088,900
    Other operating expenses                                      2,490,200                2,585,900                  2,510,300
                                                              -------------            -------------              -------------

              TOTAL OTHER EXPENSES                            $   8,305,400            $   8,078,300              $   7,722,000
                                                              -------------            -------------              -------------

                                                                   1995                     1994                        1993
                                                                   ----                     ----                        ----
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING
 PRINCIPLE                                                    $   1,636,000            $   1,964,100              $   2,163,000

Provision for income taxes
 (Note 10)                                                          161,300                  210,900                    234,700
                                                               ------------            -------------              -------------
INCOME BEFORE CUMULATIVE EFFECT
 OF CHANGE IN ACCOUNTING
 PRINCIPLE                                                    $   1,474,700            $   1,753,200              $   1,928,300

Cumulative effect of change in
 accounting principle - adoption
 of SFAS #109 (Note 10)                                       $       - 0 -            $       - 0 -              $      26,900
                                                              -------------            -------------              -------------

NET INCOME                                                    $   1,474,700            $   1,753,200              $   1,901,400
                                                              =============            =============              =============


Primary:
  Net income per share                                        $        1.52            $        1.84              $        2.03
                                                              =============            =============              =============
  Weighted average number of
  shares outstanding                                                896,592                  885,459                    875,870
                                                              =============            =============              =============

Fully Diluted:
  Net income per share                                        $        1.51            $        1.81              $        1.98
                                                              =============            =============              =============
  Weighted average number of
  shares outstanding                                                976,342                  967,959                    958,370
                                                              =============            =============              =============

Dividends paid per share                                      $        0.64            $        0.58              $        0.56
                                                              =============            =============              =============


See notes to consolidated financial statements.

                   MOXHAM BANK CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                           Net
                                                                                                       Unrealized
                                                                                                        Holdings
                                        Preferred        Common                          Retained        Gains
                                          Stock           Stock          Surplus         Earnings       (Losses)         Total
                                        ---------        ------          -------         --------       ---------        -----
BALANCES, DECEMBER 31, 1992            $1,476,100      $  790,000      $2,027,100      $11,650,500     $    - 0 -      $15,943,700
Net income 1993                                --              --              --        1,901,400             --        1,901,400
Effect of two-for-one stock split              --         793,000        (793,000)              --                              --
Common stock issued:
  Dividend reinvestment
    plan and ESOP                              --          17,600         182,400               --             --          200,000
Cash dividends declared:
  Preferred stock ($8.00 per share)            --              --              --         (120,000)            --         (120,000)
  Common stock ($.56 per share)                --              --              --         (494,100)            --         (494,100)
                                       ----------      ----------      ----------      -----------     -----------     -----------
BALANCES, DECEMBER 31, 1993            $1,476,100      $1,600,600      $1,416,500      $12,937,800     $    - 0 -      $17,431,000

Net income 1994                                --              --              --        1,753,200             --        1,753,200
Common stock issued:
  Dividend reinvestment
    plan and ESOP                              --          15,600         168,800               --              --         184,400
Cash dividends declared:
  Preferred stock ($8.00 pre share)            --              --              --         (120,000)             --        (120,000)
  Common stock ($.58 per share)                --              --              --         (518,300)                       (518,300)
Effect of 10% stock dividend                   --         161,400       1,896,200       (2,057,600)             --              --
Change in unrealized gain (loss)
  on securities available-for-sale,
  net                                          --              --              --               --      (1,755,800)     (1,755,800)
                                       ----------      ----------      ----------      -----------     -----------     -----------
BALANCES, DECEMBER 31, 1994            $1,476,100      $1,777,600      $3,481,500      $11,995,100     $(1,755,800)    $16,974,500

Net income 1995                                --              --              --        1,474,700              --       1,474,700
Common stock issued:
  Dividend reinvestment
    plan and ESOP                              --          19,100         181,700               --              --         200,800
  Conversion of preferred stock           (98,400)         11,000          87,400               --              --              --
Cash dividends declared:
  Preferred stock ($8.00 pre share)            --              --              --         (116,000)             --        (116,000)
  Common stock ($.64 per share)                --              --              --         (574,000)             --        (574,000)
Change in unrealized gain (loss)
  on securities available-for-sale,
  net                                          --              --              --               --       2,118,000       2,118,000
                                       ----------      ----------      ----------      -----------     -----------     -----------
BALANCES, DECEMBER 31, 1995            $1,377,700      $1,807,700      $3,750,600      $12,779,800     $   362,200     $20,078,000
                                       ==========      ==========      ==========      ===========     ===========     ===========

See notes to consolidated financial statements.

                    MOXHAM BANK CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                               1995                 1994                1993
                                                               ----                 ----                ----
CASH FLOWS FROM OPERATING
 ACTIVITIES:
    Net income                                            $  1,474,700          $  1,753,200        $  1,901,400
    Adjustments to reconcile net
     income to net cash provided
     by operating activities:
       Provision for depreciation
        and amortization                                       626,800               569,400             517,900
       Provision for possible
        loan losses                                            307,000               263,900             192,900
       Amortization of investment
        premium, net of accretion
        of investment discount                                  64,800                86,400             289,400
       Provision for deferred income
        taxes (credit)                                        (196,000)             (292,300)            (37,100)
       Investment securities (gains)                           (61,700)             (154,300)           (137,500)
       Equity in loss of limited
        partnership                                            171,600                99,100             118,000
      (Gain) loss on sale/disposal
        of assets                                               26,100                (4,600)             36,600
       (Increase) decrease in accrued
        income receivable and other assets                       3,800               (11,700)           (132,600)
       Increase (decrease) in accrued
        interest payable and other liabilities                 461,400                55,100             149,400
                                                          ------------          ------------        ------------

              Net cash provided by
               operating activities                       $  2,878,500          $  2,364,200        $  2,898,400
                                                          ------------          ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturities of
     investment securities and investment
     securities available for sale                        $ 10,354,500          $ 16,123,100        $ 25,277,500
    Proceeds from sales of investment
     securities and investment securities
     available for sale                                     18,551,700             8,702,400           3,073,300
    Purchase of investment securities
     and investment securities available
     for sale                                              (23,728,400)          (25,274,200)        (41,693,900)
    Net (increase) decrease in interest
     bearing deposits with banks                             1,156,000               558,000          10,775,500
    Net (increase) decrease in federal funds sold           (8,665,000)            2,945,000          (2,945,000)
    Proceeds from sale of loans                              1,264,500               921,000             415,200
    Net (increase) decrease in loans                        (6,102,900)          (16,364,000)        (17,397,100)
    Investment in limited partnership                         (144,400)             (162,600)           (340,400)
    Purchase of premises and equipment                        (582,200)             (209,100)         (1,576,300)
    Proceeds from sale of assets                               346,700               187,100             201,200
                                                          ------------          ------------        ------------

              Net cash provided by (used
               in) investing activities                   $ (7,549,500)         $(12,573,300)       $(24,210,000)
                                                          ------------          ------------        ------------

(Continued)

                    MOXHAM BANK CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                               1995                 1994                1993
                                                               ----                 ----                ----
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in deposits                   $ 17,845,300          $     70,500        $ 22,818,400
    Net increase (decrease) in short-
     term borrowings                                       (11,960,000)           11,960,000          (1,100,000)
    Payments on subordinated capital note                     (130,000)             (130,000)           (130,000)
    Proceeds from sale of common stock                         200,800               184,400             200,000
    Preferred stock cash dividends paid                       (116,000)             (120,000)           (120,000)
    Common stock cash dividends paid                          (574,000)             (518,300)           (494,100)
                                                          ------------          ------------        ------------

              Net cash provided by (used in)
               financing activities                       $  5,266,100          $ 11,446,600        $ 21,174,300
                                                          ------------          ------------        ------------

INCREASE (DECREASE) IN CASH AND DUE FROM BANKS            $    595,100          $  1,237,500        $   (137,300)

Cash and due from banks at beginning of year                 8,339,500             7,102,000           7,239,300
                                                          ------------          ------------        ------------

CASH AND DUE FROM BANKS AT END OF YEAR                    $  8,934,600          $  8,339,500        $  7,102,000
                                                          ============          ============        ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:

Interest paid on deposits and other
 borrowings                                               $  8,863,800          $  6,870,000        $  5,998,700
Federal income taxes paid (net of
 refunds)                                                      323,700               343,800             474,900


SUPPLEMENTAL SCHEDULE OF NON CASH
 INVESTING AND FINANCING ACTIVITIES:

Other real estate acquired in settle-
 ment of loans                                            $    465,300          $    150,900        $     58,700

Net unrealized gains (losses) on
 securities available-for-sale
 (net of deferred taxes)                                     2,118,000            (1,755,800)              - 0 -

Conversion of preferred stock to
 common stock                                                   98,400                 - 0 -               - 0 -

See notes to consolidated financial statements.

                    MOXHAM BANK CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following is a summary of the significant accounting and financial reporting policies of Moxham Bank Corporation (the Company) and its subsidiaries whose operations relate primarily to commercial banking activities which represent one industry segment:

         a.      Basis of presentation:

                 The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries, Moxham National Bank (Moxham), the First National Bank of Garrett (Garrett), and Moxham Community Development Corporation (MCDC). All significant intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

         b.      Cash and cash equivalents:

                 For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, saving accounts, Federal funds purchased and sold, borrowings from Federal Home Loan Bank, Federal Reserve Bank and demand note from U.S. Treasury are reported net since their original maturities are less than three months. The Company adopted the provisions of Financial Accounting Standards Board Statement No. 104 "Statement of Cash Flows - Net Reporting of Certain Cash Receipts and Cash Payments and Clarification of Cash Flows from Hedging Transactions" (FASB 104). FASB 104 allows certain banks and savings institutions to report net cash flows for deposits placed with other financial institutions, time deposits and lending activities.

                 The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         c.      Trust assets:

                 Assets of the Trust Department, other than trust cash on deposit at the bank, are not included in these financial statements because they are not assets of the Company. All trust fees are recorded on the cash basis which approximates the accrual basis for such income.

         d.      Investment securities:

                 Investment securities consist of debt and equity securities. Debt securities consist primarily of obligations of the U.S. government, state governments and domestic corporations. Equity securities consists primarily of Federal Home Loan Bank and Federal Reserve Bank stock.

                 The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of January 1, 1994. SFAS No. 115 requires that management determine the appropriate classification of investment securities at the date of adoption, and thereafter at the date individual investment securities are acquired. The Company has elected to classify their entire investment portfolio as available-for-sale securities.

                 Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholder's equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                 Prior to the adoption of SFAS No. 115, the Company stated its investment securities at amortized cost. Under both the newly adopted accounting standard and the Company's former accounting practices, premiums and discounts on investments in debt securities are amortized over their contractual lives computed by both the interest and straight line methods. Interest and dividends on investment securities is recognized in income as accrued. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income. Realized gains and losses are determined on the basis of the specific securities sold.

                 Note 3 to the financial statements provides further information about the effect of adopting SFAS No. 115.

         e.      Allowance for possible loan losses:

                 The allowance for possible loan losses is maintained at a level considered adequate by management to provide for losses that can be reasonably anticipated. Amounts are added to the allowance for loan losses and charges against current income based on such factors as historical loan loss experience, loan concentrations, overall portfolio quality, and management's evaluation of potential losses in the loan portfolio combined with prevailing and anticipated economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations. A charge is made to the allowance for loan losses when a loan or part thereof is considered by management to be uncollectible. Recoveries on previous charge-offs are added back to the allowance.

                 Effective January 1, 1995, the Company adopted SFAS #114, "Accounting by Creditors for Impairment of a Loan" which was subsequently amended by SFAS #118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". SFAS #114, as amended, addresses the treatment and disclosure of certain loans where it is probable that the creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS #114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on those loans. The adoption of SFAS 114 resulted in one loan totaling $97,400 being specifically identified as impaired and a corresponding allocation reserve of $50,000 was established.

         f.      Premises and Equipment:

                 Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of premises, furniture and equipment are computed by both straight-line and accelerated methods for financial reporting and by use of the accelerated cost recovery system for tax reporting purposes. Listed below are the estimated useful lives used for financial reporting:

                                                              Years
                                                              -----
                 Buildings and improvements                    5-40
                 Furniture and equipment                       5-25
                 Vehicles                                         3

                 Maintenance repairs and minor renewals are charged to income as incurred. Expenditures for betterments and major renewals are capitalized and depreciated over their estimated useful lives.

         g.      Interest income:

                 Interest on installment loans is recorded as income in amounts that will provide an approximate level yield over the terms of the loans. Accrual of interest on other loans is based generally on the daily amount of principal outstanding. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. A commercial loan is placed automatically on non-accrual status when principal or interest becomes 90 days past due and is not expected to be brought current within 30 days. All other loans are placed on non-accrual status when principal or interest becomes 90 days past due, unless the loan is both well secured and full payment of interest and principal is expected. A non-accrual loan may be restored to accrual status when its financial status has been significantly improved and after becoming current and remaining current for three consecutive months.

         h.      Income taxes:

                 The provision for income taxes relates to items of revenue and expenses recognized for financial accounting purposes during each of the years. The actual current tax liability may be more or less than the charge against earnings due to the effect of timing differences between financial and tax accounting resulting in deferred income taxes. The primary differences result from depreciation, non-qualified deferred compensation plan, loan loss provisions and deferred loan fees. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The statement provides that the effect of its adoption may be recorded entirely in the year of adoption or retroactively by restating one or more prior years. The Company adopted SFAS No. 109 as of January 1, 1993 and has recorded the effect of its adoption entirely in 1993. Under the assets and liability method provided for by SFAS No. 109, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. (See further Note 10.) The Corporation and its subsidiaries file a consolidated federal income tax return.

         i.      Shareholders' equity:

                 On December 30, 1994, a 10 percent stock dividend was distributed to shareholders of record on December 27, 1994. Fractional shares were paid in cash. As a result of the stock dividend, 80,692 additional shares were issued and $2,057,600 was transferred from retained earnings to common stock and surplus ($25.50 per share).

                 On December 8, 1992, the Board of Directors authorized a two-for-one stock split of the Company's common stock, effected in the form of a stock dividend. The additional shares were distributed in February 1993 to shareholders of record on February 1, 1993. As a result of the split, 396,492 additional shares were issued and $793,000 was transferred from surplus to common stock. Earnings and dividends per share included in the consolidated financial statements have been adjusted to reflect the stock split and stock dividend.

         j.      Per share data:

                 Net income per share amounts are computed by dividing net income, after deducting preferred stock dividends, by the weighted average number of shares of common stock outstanding during each year and is adjusted for the 10 percent stock dividend and two-for-one stock split. Cash dividends per share are based on the number of shares outstanding at the respective declaration date. Fully diluted earnings per share amounts are calculated assuming that the Series A $8.00 cumulative convertible non-voting preferred stock was converted at the beginning of the year into 5.5 shares of the Company's common stock and that no preferred dividends were paid.

         k.      Loan fees:

                 Certain loan and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized into interest and fees on loans. Generally these fees are amortized over the contractual life of the related loan. Fee amortization is determined by the straight-line method which approximates the level yield method. The following fees and costs are being deferred and amortized over the life of the loan: Dealer retention advances, commercial loan fees and costs, and home equity third-party origination costs.

NOTE 2:  CASH AND DUE FROM BANKS

         Cash and due from banks includes $100,000 at December 31, 1995 and 1994, representing balances required to be maintained with Federal Reserve Banks.

NOTE 3:  INVESTMENT SECURITIES AND INVESTMENT SECURITIES AVAILABLE FOR SALE

         Carrying amounts and fair values of investment securities available for sale are summarized as follows:

                                                                                 December 31, 1995
                                                                                 -----------------
                                                                       Gross             Gross             Approximate
                                                     Amortized         Unrealized        Unrealized        Market
                                                     Cost              Gains             Losses            Value
                                                     ---------         ----------        ----------        -----------
U.S. Treasury securities                           $11,519,000         $   73,300        $   42,600        $11,549,700
U.S. Government agencies                            39,631,100            401,200           148,000         39,884,300
Obligations of states and
 political subdivisions                              7,344,700            282,100             4,800          7,622,000

Other securities                                     1,018,700              - 0 -             - 0 -          1,018,700
                                                   -----------         ----------        ----------        -----------
                                                   $59,513,500         $  756,600        $  195,400        $60,074,700
                                                   ===========         ==========        ==========        ===========


                                                                                 December 31, 1994
                                                                                 -----------------
                                                                       Gross             Gross             Approximate
                                                     Amortized         Unrealized        Unrealized        Market
                                                     Cost              Gains             Losses            Value
                                                     ---------         ----------        ----------        -----------

U.S. Treasury securities                           $21,121,400         $    - 0 -        $  749,100        $20,372,300
U.S. Government agencies                            29,496,700              1,400         1,718,600         27,779,500
Obligations of states and
 political subdivisions                             12,698,800             69,900           263,900         12,504,800

Other securities                                     1,369,800              - 0 -             - 0 -          1,369,800
                                                   -----------         ----------        ----------        -----------
                                                   $64,686,700         $   71,300        $2,731,600        $62,026,400
                                                   ===========         ==========        ==========        ===========

         The amortized cost and fair value of investment securities available for sale as of December 31, 1995 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                            Approximate
                                                                                     Amortized              Market
                                                                                     Cost                   Value
                                                                                   -----------              -----------
Due in one year or less                                                            $12,823,400              $12,751,100
Due after one year through 5 years                                                  37,879,200               38,276,200
Due after 5 years through 10 years                                                   1,676,500                1,701,400
Due after 10 years                                                                   7,134,400                7,346,000
                                                                                   -----------              -----------
                                                                                   $59,513,500              $60,074,700
                                                                                   ===========              ===========

Gross realized gains and losses for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                                               1994                       1993                  1992
                                                               ----                       ----                  ----
Investment securities
---------------------
        Realized gains                                   $  144,900                 $ 193,600                 $ 137,500
        Realized losses                                      83,200                    39,300                     - 0 -

         The other securities category included nonmarketable equity securities, in the amount of $908,800 and $1,299,900 at December 31, 1995 and 1994 respectively, and consists primarily of Federal Home Loan Bank stock and Federal Reserve Bank stock.

         Investment securities with a carrying amount of $20,214,500 at December 31, 1995 and $28,430,800 at December 31, 1994 were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

         As discussed in Note 1, the Company adopted SFAS No. 115 as of January 1, 1994. In accordance with SFAS No. 115, the 1993 comparative financial statements have not been restated for the change in accounting principle. The January 1, 1994 balance of stockholders' equity was increased by $550,000, net of the $283,300 related deferred tax effect, to recognize the net unrealized holding gain on securities available for sale at that date.

NOTE 4: LOANS RECEIVABLE

         The composition of the Company's loan portfolio at December 31, 1995 and 1994 was as follows:

                                                                                        December 31,
                                                                                        ------------
                                                                                  1995                    1994
                                                                                  ----                    ----
         Commercial                                                       $ 57,548,700            $ 51,592,500
         Real estate - construction                                          1,300,800               3,823,200
         Real estate - mortgage                                             51,140,000              50,361,600
         Consumer                                                           43,249,300              44,119,600
         Other                                                               1,160,000                 300,900
                                                                          ------------            ------------
                                                                          $154,398,800            $150,197,800
                                                                          ============            ============

         Included in consumer loans are education loans held-for-sale that totaled $2,412,500 and $2,404,600 at December 31, 1995 and 1994, respectively.

         Loans on which the accrual of interest has been discontinued amounted to $811,000 and $1,131,700 at December 31, 1995 and 1994, respectively. The following reflects the effect of non-accrual loans on both interest income and net interest income for December 31, 1995 and 1994:

                                                                                 1995                   1994
                                                                                 ----                   ----
        Interest income due in accordance
         with original terms                                                $  69,100                $ 100,400
        Interest income recorded and reflected
         in total operating income                                             39,900                   76,800
                                                                            ---------                ---------

        Net reduction in interest income and
         net interest income                                                $  29,200                $  23,600
                                                                            =========                =========

        In the ordinary course of business, the subsidiaries have transactions, including loans, with their officers, directors and their affiliated companies. These transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties and do not involve more than the normal risk. These loans totaled $2,975,000 and $2,049,300 at December 31, 1995 and 1994, respectively. Aggregate loan transactions with related parties were as follows:

                                                                                        December 31,
                                                                                        ------------
                                                                                 1995                     1994
                                                                                 ----                     ----
        Balance, beginning of year                                         $2,049,300               $2,350,300
          New loans                                                         1,341,300                  716,800
          Payments                                                           (415,600)              (1,017,800)
                                                                           ----------               ----------
        Balance, end of year                                               $2,975,000               $2,049,300
                                                                           ==========               ==========

NOTE 5:  ALLOWANCE FOR POSSIBLE LOAN LOSSES

        Transactions in the allowance for possible loan losses were as follows:

                                                               1995                       1994                    1993
                                                               ----                       ----                    ----
        Balance at beginning of year                    $ 1,826,300               $ 1,643,100              $ 1,485,700
        Additions:
          Provision of loan losses                          307,000                   263,900                  192,900
          Recoveries of loans charged
           off                                               37,400                    41,100                   74,600
        Deductions:
          Loans charged off                                (208,300)                 (121,800)                (110,100)
                                                         ----------                ----------              -----------

        Balance at end of year                          $ 1,962,400               $ 1,826,300              $ 1,643,100
                                                        ===========               ===========              ===========

NOTE 6:  PREMISES AND EQUIPMENT

        Major classes of premises and equipment at December 31, 1995 and 1994 were as follows:

                                                               1995                       1994
                                                               ----                       ----
        Land                                            $   783,800                $   783,800
        Buildings and leasehold improvements              5,686,100                  5,178,500
        Furniture and equipment                           3,803,000                  3,561,000
                                                        -----------                -----------
                                                        $10,272,900                $ 9,523,300
        Less:  Accumulated depreciation                  (4,221,100)                (3,614,500)
                                                       ------------                -----------

        Premises and equipment, net                     $ 6,051,800                $ 5,908,800
                                                        ===========                ===========

        Depreciation of premises and equipment amounted to $595,300 in 1995, $551,600 in 1994 and $491,600 in 1993.


NOTE 7:  DEPOSITS

        The composition of deposits is as follows:

                                                                       December 31,
                                                                       ------------
                                                               1995                       1994
                                                               ----                       ----
        Demand                                         $ 23,103,500               $ 22,262,900
        NOW accounts                                     17,995,800                 19,312,900
        Savings                                          48,803,400                 47,568,000
        Time certificates, $100,000 or more              13,091,200                 13,669,900
        Other time deposits                             114,611,400                 96,946,300
                                                       ------------               ------------
                                                       $217,605,300               $199,760,000
                                                       ============               ============

        Interest expense on deposits consisted of the following for the years ending December 31, 1995, 1994 and 1993:

                                           1995           1994          1993
                                           ----           ----          ----
  NOW accounts                         $  517,100     $  431,400     $  311,600
  Savings                               1,605,300      1,178,500      1,154,800
  Time certificates, $100,000
   or more                                832,000        728,700        644,400
  Other time deposits                   6,040,200      4,350,000      3,845,600
                                       ----------     ----------     ----------
  Total interest on deposits           $8,994,600     $6,688,600     $5,956,400
                                       ==========     ==========     ==========

NOTE 8:  SHORT-TERM BORROWINGS

        Short-term borrowings at December 31, 1995 and 1994 consisted of the following:

                                     1995                         1994
                                 -------------               --------------
                            Amount         Rate          Amount           Rate
                            ------         ----          ------           ----
Federal funds
 purchased (a)
Year end balance          $    - 0 -        ---         $4,750,000       6.85%
Average during year        2,156,500       6.02%         2,158,400       4.81%
Maximum month-end
 balance during
 the year                  5,050,000                     4,750,000

Federal home loan
 bank (b)
Year end balance               - 0 -        ---          7,210,000       6.61%
Average during year        1,233,500       6.10%         2,315,700       5.18%
Maximum month-end
 balance during
 the year                  6,950,000                     7,210,000


Other short-term
 borrowings (c)
Year end balance             100,000       4.65%           100,000       5.03%
Average during year           97,600       5.90%           128,900       3.76%
Maximum month-end
 balance during
 the year                  1,139,600                       850,000

Average amounts outstanding during the year represent daily averages. Average interest rates represent interest expense divided by the related average balances.

(a) Federal funds purchased generally represent the overnight federal fund transactions of banking subsidiaries with correspondent banks. The maximum amount available for borrowing is $5,250,000.

(b) During 1993 the Company's banking subsidiaries established lines of credit commitments with the Federal Home Loan Bank (FHLB). The maximum amount available for borrowing under these credit lines was $23,072,700 and $20,983,700 at December 31, 1995 and 1994,
         respectively. The interest rate charged for usage of these lines is the variable rate posted by FHLB at the date of the drawdown. The commitment is partially collateralized at the date of drawdown. Unless extended by the Company in accordance with the terms of the agreement, $4,448,200 of the lines expire October 2, 1996, and $18,624,500 of the lines expire January 2, 1997.

(c) Other short borrowings consist primarily of Federal Reserve Bank borrowings.

NOTE 9:  SUBORDINATED CAPITAL NOTE

         The subordinated capital note outstanding amounted to $715,000 and $845,000 at December 31, 1995 and 1994, respectively. The subordinated capital note requires quarterly payments of $32,500 from July 1, 1991 to April 1, 1998 with a final payment of $390,000 due on January 1, 1999. Interest is payable monthly at the lending bank's prime rate (8.75% at December 31, 1995) on the outstanding unpaid principal balance. The weighted average interest rate on this subordinated capital note was 8.8% during December 31, 1995. The agreement contains restrictions regarding, among other matters, the pledging of assets, the issuance of additional debt, the declaration or payment of cash dividends and the maintenance of certain ratios. As a result, at December 31, 1995, approximately $47,300 of retained net income was available for cash dividends. For the years ended December 31, 1995 and 1994 the Company was in compliance with these restrictions.

         The principal maturities on the subordinated capital note for each of the years following at December 31, 1995 are as follows:

                 Year Ended
                 December 31,
                     1996                     $130,000
                     1997                      130,000
                     1998                       65,000
                     1999                      390,000
                                              --------
                                              $715,000
                                              ========

NOTE 10:  INCOME TAXES

         The Company adopted SFAS No. 109 as of January 1, 1993 and has recorded the effect of its adoption entirely in 1993. The adoption of SFAS No. 109 resulted in the recognition of a non-recurring charge of $26,900 or $.03 per share on both a primary and fully diluted basis.

         The provision for federal income taxes in the consolidated statement of income consists of the following:

                                                               1995                      1994                     1993
                                                               ----                      ----                     ----
                 Currently paid or payable              $   357,300               $   503,200               $  271,800
                 Deferred (benefit) provision              (196,000)                 (292,300)                 (37,100)
                                                        -----------               -----------               ----------
                                                        $   161,300               $   210,900               $  234,700
                                                        ===========               ===========               ==========

        The following is a reconciliation between the amount of income taxes computed at the Federal statutory rate and the income tax expense reflected in the financial statements.

                                                 1995                        1994                        1993
                                                 ----                        ----                        ----
                                                         % of                        % of                         % of
                                                      -------                     -------                      -------
                                          Amount      Pre Tax         Amount      Pre Tax        Amount        Pre Tax
                                          ------      -------         ------      -------        ------        -------
                                                       Income                      Income                       Income
                                                       ------                      ------                      -------
    Provision at
     statutory rate                    $ 556,200       34.0%      $ 667,800        34.0%       $ 735,400        34.0%
    Tax-exempt interest                 (218,700)     (13.4)%      (296,100)      (15.1)%       (367,300)      (17.0)%
    Scale back of
     interest deduction                   28,200        1.7%         33,500         1.7%          41,200         1.9%
    Tax credits                         (216,200)     (13.2)%      (185,400)       (9.4%)       (191,300)       (8.8)%
    Other                                 11,800        0.8%         (8,900)       (0.5%)         16,700         0.8%
                                       ---------      -----       ---------       -----        ---------       -----

Actual tax expense
 and effective rate                    $ 161,300        9.9%      $ 210,900        10.7%       $ 234,700        10.9%
                                       =========      =====       =========       =====        =========       =====

    Deferred income taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. The following is a summary of these timing differences and the related tax effect of each:

                                                1995              1994            1993
                                                ----              ----            ----
         Provision for possible loan
          losses                           $ (46,300)        $ (62,300)       $(53,500)
         Pension expense                     (31,600)          (61,500)        (17,400)
         Depreciation                         12,400            19,200          23,000
         Tax credits                        (123,600)         (183,100)            -0-
         Other                                (6,900)           (4,600)         10,800
                                           ---------         ---------        --------
                                           $(196,000)        $(292,300)       $(37,100)
                                           =========         =========        ========

         The significant components of the Company's deferred tax liabilities and assets at December 31, 1995 and 1994 are as follows:

                                                                         1995                     1994
                                                                         ----                     ----
         Deferred tax liabilities:
           Depreciation                                            $  130,600               $  118,800
           Deferred loan fees, net                                    130,100                  149,000
           Unrealized gains on securities
               available for sale                                     199,000                    - 0 -
                                                                   ----------               ----------
              Total deferred tax liabilities                       $  459,700               $  267,800
                                                                   ----------               ----------

         Deferred tax assets:
           Provision for possible loan losses                      $  547,800               $  501,500
           Pension expense                                            210,300                  178,800
           Non-accrual loan interest                                   14,700                   26,700
           Unrealized losses on securities
            available for sale                                          - 0 -                  904,500
           Tax credits                                                306,700                  183,100
           Other                                                       26,900                   27,300
                                                                   ----------               ----------
              Total deferred tax assets                            $1,106,400               $1,821,900
                                                                   ----------               ----------
              Net deferred tax assets                              $  646,700               $1,554,100
                                                                   ==========               ==========

         At December 31, 1995, the Company had approximately $169,000 of low income housing tax credit available for carryforward, with $65,800 expiring in 2009 and $103,200 in 2010. In addition, the Company had $137,800 in alternative minimum tax credits available for carryforward.

         As required by SFAS No. 109, the Company has determined that it is not required to establish a valuation reserve for the deferred tax asset since it is more likely than not that the deferred tax asset of $1,106,400 will be principally realized through future reversals of existing taxable temporary differences, and to a lesser extent, future taxable income and tax planning strategies. The Company's conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on a history of growth in earnings and prospects for continued growth. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through the reversal of future temporary taxable differences. The Company will continue to review the tax criteria related to the recognition of deferred tax assets on a regular basis.

NOTE 11: EMPLOYEE BENEFIT PLANS

         The Company has a noncontributory target benefit pension plan covering all employees who meet the eligibility requirements. To be eligible, an employee must be 21 years of age and have completed one year of continuous service. Contributions are determined by a formula specified in the target benefit plan based on a participant's annual compensation and years of service. Plan assets are primarily U.S. Treasury and agency securities, corporate notes and bonds, listed common stocks and cash surrender value of life insurance.

         Contributions to the Company's target benefit plan included in the consolidated statements of income was $199,500 for 1995, $176,500 for 1994 and $195,200 for 1993.

         The Company also maintains a non-qualified deferred compensation plan (the plan) for certain employees. To participate in the plan, these employees must have completed at least twelve consecutive months of service with the Company. The plan provides payments from the participant's "account", payable at age sixty-two, or upon the participant's retirement from the Company, whichever is later, or upon the participant's death or becoming totally disabled. Payments are to be made from the participant's account in equal quarterly installments over a period of ten years, or the participant may elect to receive the payment in a lump sum.

         Annually, the Company's Board of Directors determines whether participants' accounts will receive contributions. The final amount of contributions to be received is based on a formula specified in the plan. Contributions to this plan included in the consolidated statements of income was $61,800 for 1995, $61,700 for 1994 and $38,800 for 1993.

         The assets available and liabilities expected under this plan totaled $628,200 and $552,000 at December 31, 1995 and 1994, respectively, and are included as other assets and other liabilities on the consolidated balance sheet.

NOTE 12: LEASE COMMITMENTS

         As of December 31, 1995, the Company is obligated under non-cancelable leases, principally for banking premises and equipment with expiration dates through 2004. These leases are classified as operating leases.

         At December 31, 1995, the minimum future lease payments under operating leases are as follows:

         1996                                  $ 90,400
         1997                                    85,300
         1998                                    73,900
         1999                                    63,900
         2000                                    50,300
         Thereafter                              62,800
                                               --------
         Total minimum payments                $426,600
                                               ========

         In addition to the amounts set forth above, certain of the leases require payments by the Company for taxes, insurance and maintenance.

         The accompanying consolidated statements of income include rent expense of $73,300 for 1995, $60,700 for 1994 and $105,500 for 1993.

NOTE 13: COMMITMENTS AND CONTINGENT LIABILITIES

         a.      Financial instruments with off-balance-sheet risk:

                 The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments and standby letters of credit involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

                 Commitments to extend credit represent the Company's obligation to fund commercial and real estate loans, including home equity lines, lines of credit, revolving lines of credit and other types of commitments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis.
                 The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterpart. Collateral held varies, but may include accounts receivable, inventory and property, plant and equipment for those commitments for which collateral is deemed necessary.

                 Standby letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers. Letters of credit are issued both on an unsecured and secured basis. Collateral securing these types of transactions is similar to collateral securing the Company's commercial loans.

                 The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                 The face amounts of financial instruments with off-balance-sheet risk at December 31, 1995 and 1994 were as follows:

                                                                                 1995                      1994
                                                                                 ----                      ----
                 Loan commitments to extend credit                        $23,040,200               $24,682,300
                 Standby letters of credit                                    926,300                 1,658,300

         b.      Concentrations of credit risk:

                 Most of the Company's loans, commitments to extend credit, and standby letters of credit have been granted to customers located within its primary market area, an area that generally includes the counties of Cambria, Somerset, Westmoreland and Indiana. The distribution of commitments to extend credit was directed primarily to commercial borrowers and those secured by real estate. Standby letters of credit were granted primarily to commercial borrowers. No specific industry concentration exceeded 10 percent of total potential exposure.

         c.      Other Commitment:

                 At December 31, 1995, as part of its investment in limited partnerships, the Company is required to make the following annual capital contributions:

                 1996                                                                         $140,600
                 1997                                                                          140,600
                 1998                                                                          140,600
                 1999                                                                          140,600
                 2000                                                                          140,600
                 Thereafter                                                                    274,200

         d.      Contingencies:

                 Due to the nature of its activities, the Company is at various times engaged in legal proceedings which arise in the normal course of business. While it is difficult to predict or determine the outcome of these proceedings, it is the opinion of management that the ultimate liability, if any, will not materially affect the Company's financial position.

NOTE 14:  PREFERRED STOCK

         In July 1992, the Company issued 15,000 shares of Series A $8.00 cumulative convertible non-voting preferred stock (Series A Preferred Stock). An annual dividend of $8.00 per share, payable quarterly on the last day of March, June, September and December, commenced September 30, 1992. Cash dividends on the Series A preferred stock was cumulative from date of issue. Dividends on Series A preferred stock must be paid or set apart for payment before any dividends may be paid or set apart for payment on the common stock. Each share of the Series A preferred stock is convertible at any time into 5.5 shares of the Company's common stock. 1,000 shares of preferred stock was converted into 5,500 shares of common stock for the year ending December 31, 1995. There were no shares converted for the years ending December 31, 1994 and 1993. The Company may redeem the Series A preferred stock, in whole or in part, at the following prices plus accrued dividends, if any, if redeemed during the twelve month period beginning August 1, in each of the following years:

                 Year                                                                 Redemption Price
                 ----                                                                 ----------------
                 1992                                                                          $104.00
                 1993                                                                           103.00
                 1994                                                                           102.00
                 1995                                                                           101.00
                 1996                                                                           100.00

Any holder of Series A preferred stock who has not redeemed or converted his shares as of July 31, 1997 must, on that date, convert such shares of preferred stock into common stock of the corporation at the conversion rate then in effect as stated above.

         The liquidation preference is $100.00 per share, together with accrued dividends, if involuntary; the redemption price then in effect, together with accrued dividends, if voluntary. The preferred stock ranks senior to the common stock in respect of liquidation rights.

         As of December 31, 1995, the Company has reserved 77,000 shares of authorized and unissued common stock for the conversion of preferred stock.

NOTE 15:  EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has an employee stock ownership plan for the benefit of all eligible employees. The purpose of the plan is to enable full-time employees who are at least 21 years of age and have been employed for at least one year to acquire stock ownership in the Company. Contributions to the plan are determined by the Board of Directors. The Company may contribute cash or shares of company stock to the plan. Employees may also make contributions to the plan by electing to defer between 1 - 15% of their current compensation or through voluntary contributions. The Company will provide a matching contribution of 25% of an employee contribution in the plan up to 4% of compensation for those electing the deferral option for the years ended December 31, 1995 and 1994.

         The Company's contribution to the plan was $143,200 in 1995, $142,200 in 1994 and $142,200 in 1993. Contributions to the plan are included in pension and other employee benefits in the consolidated statements of income.

         In the event a terminated plan participant desires to sell his or her shares of the Company's stock, or for certain employees who elect to diversify their account balances, the Company may decide to purchase the shares from the participant at their fair market value. At December 31, 1995 and 1994 the Plan held 45,556 shares and 35,985 shares, respectively, all of which have been allocated to Plan participants. The fair market value of those shares totaled $1,685,600 and $863,600 as of December 31, 1995 and 1994, respectively. During the years ended December 31, 1995, 1994 and 1993, no stock was purchased by the Company from Plan participants. Dividends paid on the Plan shares are recorded as a reduction of retained earnings.

NOTE 16:  DIVIDEND REINVESTMENT PLAN

         A dividend reinvestment plan (the Plan) was adopted by the Company's Board of Directors on April 9, 1991. The purpose of this plan is to provide shareholders with a convenient and economical method of increasing their equity ownership in the Company without payment of any brokerage commission, service charge or other similar expense. A participant in the plan may elect to reinvest dividends on all of his shares of common stock. The price of shares purchased by a participant in the plan will be at fair market value. A participant may withdraw from the plan at any time. 75,000 shares of Company stock has been reserved for the plan. At the discretion of the Company's Board of Directors, shares reserved for the plan may be provided from authorized but unissued shares or shares bought in the open market. At December 31, 1995, the Company had 74,772 unissued reserved shares available under the plan.

NOTE 17:  PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

         The condensed balance sheets as of December 31, 1995 and 1994, and statements of income and cash flows for each of the three years in the period ended December 31, 1995 of Moxham Bank Corporation are presented below.

                                                                 Balance Sheets
                                                                 --------------

                                                                                                  1995             1994
                                                                                                  ----             ----
Assets:
------
        Cash                                                                              $    169,000     $    189,300
        Investment in banking subsidiaries                                                  20,030,700       17,089,700
        Investment in non-banking subsidiary                                                   287,000          196,200
        Advances to non-banking subsidiary                                                      62,500          238,400
        Other assets                                                                           250,100          116,700
                                                                                          ------------     ------------

                         Total Assets                                                     $ 20,799,300     $ 17,830,300
                         ------------                                                     ============     ============

Liabilities:
-----------
        Capital subordinate note                                                          $    715,000     $    845,000
        Other Liabilities                                                                        6,400           10,800
                                                                                          ------------     ------------

                         Total Liabilities                                                $    721,400     $    855,800
                         -----------------                                                ------------     ------------

Stockholders' Equity:
--------------------
        Preferred Stock                                                                   $  1,377,700     $  1,476,100
        Capital Stock                                                                        1,807,700        1,777,600
        Surplus                                                                              3,750,600        3,481,500
        Retained Earnings                                                                   12,779,700       11,995,100
        Unrealized gain (loss) on securities
         available for sale, net                                                               362,200       (1,755,800)
                                                                                          ------------     ------------

                         Total Stockholder' Equity                                        $ 20,077,900     $ 16,974,500
                         -------------------------                                        ------------     ------------

Total Liabilities and Stockholders' Equity                                                $ 20,799,300     $ 17,830,300
------------------------------------------                                                ============     ============


                                                              Statements of Income
                                                              --------------------

                                                                                 1995             1994             1993
                                                                                 ----             ----             ----
Dividends from subsidiaries                                               $   930,000      $   864,000      $ 1,357,900
Interest Expense                                                               67,400           63,500           61,300
Operating Expense                                                             501,300          492,100          577,600
                                                                          -----------      -----------      -----------

Income before income tax credit
 and equity in undistributed
 income of subsidiaries                                                   $   361,300      $   308,400      $   719,000
Income tax benefit                                                            199,600          188,900          213,900
                                                                          -----------      -----------      -----------

Income before equity in undistributed
 income of subsidiaries                                                   $   560,900      $   497,300      $   932,900
Equity in undistributed income of
 subsidiaries                                                                 913,800        1,255,900          968,500
                                                                          -----------      -----------      -----------

Net Income                                                                $ 1,474,700      $ 1,753,200      $ 1,901,400
----------                                                                ===========      ===========      ===========

                                                            Statements of Cash Flows
                                                            ------------------------

                                                                                 1995             1994             1993
                                                                                 ----             ----             ----
Cash Flows from Operating Activities:
------------------------------------
        Net income                                                       $  1,474,700      $ 1,753,200     $  1,901,400
        Adjustments to reconcile net income
         to net cash provided by operating
         activities:
           Equity in undistributed income
            of subsidiaries                                                  (913,800)      (1,255,900)        (968,500)

           Provision for deferred income taxes                               (125,100)         (78,500)           3,100

           Decrease (increase) in other assets                                 (8,300)         122,100          (94,100)

           Increase (decrease) in other
            liabilities                                                        (4,500)        (111,600)          (5,700)
                                                                          -----------      -----------     ------------

                         Net cash provided by operating
                          activities                                      $   423,000      $   429,300     $    836,200
                                                                          -----------      -----------     ------------

Cash Flows from Investing Activities:
------------------------------------
        Repayments from (advances to)
         subsidiaries, net                                                $   175,900      $    33,600     $   (242,200)
                                                                          -----------      -----------     ------------

                         Net cash provided by (used in)
                          investing activities                            $   175,900      $    33,600     $   (242,200)
                                                                          -----------      -----------     ------------

Cash Flows from Financing Activities:
------------------------------------
        Payments on subordinated capital
         note                                                             $  (130,000)     $  (130,000)    $   (130,000)

        Proceeds from sale of stock -
         common                                                               200,800          184,400          200,000
        Preferred stock cash dividends paid                                  (116,000)        (120,000)        (120,000)

        Common stock cash dividends paid                                     (574,000)        (518,300)        (494,100)
                                                                          -----------      -----------     ------------

                         Net cash provided by
                          (used in) financing
                          activities                                      $  (619,200)     $  (583,900)    $   (544,100)
                                                                          -----------      -----------     ------------

Increase (decrease) in cash                                               $   (20,300)     $  (121,000)    $     49,900

Cash at beginning of year                                                     189,300          310,300          260,400
                                                                          -----------      -----------     ------------
Cash at end of year                                                       $   169,000      $   189,300     $    310,300
                                                                          ===========      ===========     ============

                                                                                 1995             1994             1993
                                                                                 ----             ----             ----
Supplemental Disclosures of Cash Flow
 Information:

        Cash paid during the year for:
           Interest on subordinated capital
            note and long-term debt                                      $     67,400      $    63,500      $    61,300
           Federal income taxes paid (net
            of refunds)                                                       323,700          343,800          474,900


        The Company's subsidiary banks are subject to legal limitations on the amount of dividends that can be paid to the parent company. The approval of the Comptroller of the Currency is required for a national bank to pay dividends if the total of all dividends declared in any calendar year exceeds the bank's retained net profits for that year combined with its retained net profits for the preceding two calendar years. At December 31, 1995, the subsidiary banks could pay an additional $2,891,600 in cash dividends to the parent company. In addition, the Federal Reserve Act requires that extensions of credit by the Company's subsidiary banks to certain affiliates, including the Company, be secured by specified assets. Further, such extensions of credit are limited to 10% of the subsidiary bank's capital and surplus and that extensions of credit to all such affiliates be limited to 20% of capital and surplus.

        Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions and to take into account the different risks among financial institutions' assets and off-balance-sheet items.

        Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a Financial Institution to maintain capital at higher levels.

        A comparison of the Company's capital as of December 31, 1995 with the minimum requirements is presented below:

                                                                      Actual                  Minimum
                                                                      ------                  -------
                                                                                         Requirements
                                                                                         ------------
        Leverage Ratio                                                 7.53%                    3.00%
        Risk Based Capital:
          Tier 1 or core capital                                      11.27%                    4.00%
          Tier 2 or total capital                                     13.78%                    8.00%

NOTE 18:  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

         FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and the methodologies in absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

         The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

         Cash and short-term investments: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate their fair values.

         Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans (primarily commercial real estate and rental property mortgage loans, commercial and industrial loans, financial institution loans, and agricultural loans) are determined using estimated future cash flows, discounted at the interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

         Deposit liabilities: The fair values of demand deposits, savings accounts and money market deposits equal their carrying amounts which represents the amount payable on demand. The carrying amounts for variable-rate time deposits and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate time deposits and certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

         Long-term borrowings: The fair values of the Company's long-term borrowings (other than deposits) are estimated using rates currently available to the Company for debt with similar terms and remaining maturities.

         Commitments to extend credit and standby letters of credit: The fair value of commitments and letters of credit is insignificant and are generally priced at market at the time of funding.

         The estimated fair values of the Company's financial instruments are as follows:

                                                 December 31                      December 31
                                                 -----------                      -----------
                                                     1995                             1994
                                                     ----                             ----
                                           Carrying             Fair        Carrying            Fair
                                           --------             ----        --------            ----
                                             Amount            Value          Amount           Value
                                             ------            -----          ------           -----
Financial Assets:
    Cash and short-term
     investments                       $  9,231,200     $  9,231,200    $  9,799,900     $  9,799,900
    Federal funds sold                    8,665,000        8,665,000             ---              ---
    Investment securities                59,513,500       60,074,700      64,686,700       62,026,400
    Loans, net                          152,436,400      155,708,000     148,371,500      153,558,000

Financial Liabilities:
    Deposits                            217,605,300      214,497,000     199,760,000      197,162,800
    Short term borrowings                   100,000          100,000      12,060,000       12,060,000
    Subordinated capital note               715,000          715,000         845,000          845,000

NOTE 19:  RECLASSIFICATIONS

         For comparative purposes, reclassifications have been made to certain amounts previously reported in the consolidated financial statements.

Note 20:         SUBSEQUENT EVENTS

         a.      Merger

                 The Company and BT Financial Corporation ("BTFC") announced on January 11, 1996, that they have reached a definitive merger agreement effective January 12, 1996, pursuant to which the Company's two banks, Moxham and Garrett would merge into BTFC's largest affiliate, Johnstown Bank and Trust Company. The definitive agreement provides for the payment to the Company's common and preferred stockholders at the closing of the merger 1.15 and 6.325 shares of BTFC's common stock, respectively, for each company share outstanding. The purchase is expected to be accounted for as a pooling of interests. The transaction is subject to regulatory approvals and to the approvals of the stockholders of the Company and BT Financial Corporation.

         b.      Branch Disposition

                 On February 1, 1996, Moxham and NBOC Bank ("NBOC") of Indiana, Pennsylvania entered into a purchase and assumption agreement (the "Branch Agreement"), pursuant to which Moxham agreed to sell certain assets and assign certain liabilities of the Moxham Branch office located in Delmont, Pennsylvania. Pursuant to the Branch Agreement, and subject to certain conditions set forth therein, Moxham will:

                 (i) Assign certain deposit liabilities and a real estate lease relating to the Branch (total deposits were approximately $7,940,000 at December 31, 1995);

                 (ii) Sell furniture, fixtures and equipment owned or leased at the Branch;

                 (iii) Assign contracts that relate to the operation of the Branch; and

                 (iv)   Sell the vault, teller and ATM cash

                 The consummation of the Branch disposition is contingent upon, among other things, receipt of all necessary regulatory approvals.

                                   ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                           BT FINANCIAL CORPORATION,


                       JOHNSTOWN BANK AND TRUST COMPANY,

                                      AND

                       THE ARMSTRONG COUNTY TRUST COMPANY

                         TABLE OF CONTENTS

                                                             PAGE
                                                             ----
                             ARTICLE I
                            DEFINITIONS

1.01      Definitions . . . . . . . . . . . . . . . . . .      1
1.02      Accounting Terms  . . . . . . . . . . . . . . .      4

                            ARTICLE II
                            THE MERGER

2.01      Merger  . . . . . . . . . . . . . . . . . . . .      5
2.02      Conversion of Shares of Armstrong
            Common Stock  . . . . . . . . . . . . . . . .      5
2.03      Articles of Incorporation; By-Laws  . . . . . .      6
2.04      Directors and Officers  . . . . . . . . . . . .      6
2.05      Closing . . . . . . . . . . . . . . . . . . . .      6
2.06      Exchange of Certificates for Stock and Cash . .      7
2.07      Termination of this Reorganization Agreement  .      8
2.08      Confidentiality . . . . . . . . . . . . . . . .     10
2.09      Public Disclosure . . . . . . . . . . . . . . .     10

                           ARTICLE III
                       SHAREHOLDER APPROVAL

3.01      Armstrong Shareholders Meeting  . . . . . . . .     10

                            ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS

4.01      Representations and Warranties of Armstrong . .     10
4.02      Representations and Warranties of BTFC  . . . .     22
4.03      Representations and Warranties of Johnstown . .     26
4.04      Covenants of Armstrong  . . . . . . . . . . . .     27
4.05      Covenants of All Parties  . . . . . . . . . . .     32
4.06      Covenants of BTFC and Johnstown . . . . . . . .     34


                            ARTICLE V
                       CONDITIONS PRECEDENT

5.01      Incidental Registration . . . . . . . . . . . .     38
5.02      Registration on Request . . . . . . . . . . . .     39
5.03      Registration Procedures . . . . . . . . . . . .     41
5.04      Underwritten Offerings  . . . . . . . . . . . .     45
5.05      Preparation; Reasonable Investigation . . . . .     47
5.06      Rights of Requesting Holders  . . . . . . . . .     47
5.07      Indemnification . . . . . . . . . . . . . . . .     47

5.08      Rule 144  . . . . . . . . . . . . . . . . . . .     51

                            ARTICLE VI
                       CONDITIONS PRECEDENT

6.01      Conditions Precedent to the Obligations of
           BTFC and Johnstown . . . . . . . . . . . . . .     51
6.02      Conditions Precedent to the Obligations of
           Armstrong  . . . . . . . . . . . . . . . . . .     54
6.03      Waivers . . . . . . . . . . . . . . . . . . . .     57


                           ARTICLE VII
                       BROKERS AND EXPENSES

7.01      Brokers . . . . . . . . . . . . . . . . . . . .     57
7.02      Expenses  . . . . . . . . . . . . . . . . . . .     58

                           ARTICLE VIII
                           MISCELLANEOUS

8.01      Further Assurances  . . . . . . . . . . . . . .     58
8.02      Survival of Representations, Warranties
           and Covenants  . . . . . . . . . . . . . . . .     58
8.03      Notices . . . . . . . . . . . . . . . . . . . .     58
8.04      Binding Effect  . . . . . . . . . . . . . . . .     59
8.05      Headings  . . . . . . . . . . . . . . . . . . .     59
8.06      Counterparts  . . . . . . . . . . . . . . . . .     59
8.07      Integration   . . . . . . . . . . . . . . . . .     59
8.08      Severability  . . . . . . . . . . . . . . . . .     60
8.09      Amendments  . . . . . . . . . . . . . . . . . .     60
8.10      Governing Law . . . . . . . . . . . . . . . . .     60
8.11      Incorporation by Reference  . . . . . . . . . .     60

Schedules and Exhibits
----------------------

Schedule 4.01(a)        Armstrong - Power and Authority
Schedule 4.01(d)        Armstrong - Financial Statements
Schedule 4.01(k)(ii)    Armstrong - Loans
Schedule 4.01(n)        Armstrong - Real Property
Schedule 4.01(o)        Armstrong - Environmental Conditions
Schedule 4.01(q)        Armstrong - Leases
Schedule 4.01(r)        Armstrong - Material Contracts
Schedule 4.01(t)        Armstrong - Employee Benefits
Schedule 4.01(aa)(iii)  Armstrong - Investments
Schedule 4.06(h)(i)     Certain Employees

----------------
*The Table of Contents is not part of this Agreement.

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into as of the ____ day of October, 1995 (the "Reorganization Agreement"), by and among BT Financial Corporation, a business corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 532-534 Main Street, Johnstown, Pennsylvania 15901 ("BTFC"), Johnstown Bank and Trust Company, a bank and trust company organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 532-534 Main Street, Johnstown, Pennsylvania 15901 ("Johnstown"), and The Armstrong County Trust Company, a bank and trust company organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 227 Market Street, Kittanning, Pennsylvania 16201 ("Armstrong").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of BTFC, Johnstown and Armstrong have determined that it would be in the best interests of their respective organizations, shareholders and customers and the communities served by them for Armstrong to be merged with and into Johnstown (the "Merger") pursuant to this Reorganization Agreement, whereby the shareholders of Armstrong will receive shares of common stock of BTFC and cash; and

     WHEREAS, the respective Boards of Directors of BTFC, Johnstown and Armstrong have approved the acquisition of Armstrong by BTFC through the proposed merger of Armstrong with and into Johnstown upon the terms and conditions set forth in this Reorganization Agreement in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01. Definitions. The terms defined in this Section 1.01 shall have the meanings herein specified, unless the context clearly requires otherwise. Other terms used herein are defined elsewhere in this Reorganization Agreement.

     "Affiliate" of a Party means a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party.

     "Armstrong Common Stock" means the common stock, par value $50.00 per share, of Armstrong.

     "Articles of Merger" means the Articles of Merger delivered to the Department of State of the Commonwealth of Pennsylvania for filing pursuant to Sections 1921 et seq. of the BCL.

     "Banking Code" means the Pennsylvania Banking Code of 1965, as amended.

     "BCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

     "BTFC Common Stock" means the common stock, par value $5.00 per share, of BTFC.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Closing Date" shall have the meaning set forth in Section 2.05(a).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986.

     "Department of Banking" means the Pennsylvania Department of Banking.

     "Dissenters' Shares" mean any shares of Armstrong Common Stock in respect of which the holders thereof shall have objected to the Merger and otherwise complied with such of the requirements of Sections 1571 et seq. of the BCL as may be applicable in order to be entitled to the rights and remedies of dissenting shareholders.

     "Effective Time of the Merger" means the date and time the Articles of Merger are filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the provisions of Sections 1921 et seq. of the BCL, which filing shall be made on the Closing Date or such later date and time as may be mutually agreed upon by the Parties and as specified in the Articles of Merger.

     "Environmental Condition" shall have the meaning set forth in Section 4.01(o).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FDIA" means the Federal Deposit Insurance Act, as amended.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "GNMA" means the Government National Mortgage Association.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the NASD Automated Quotations System.

     "Owned Real Property" shall have the meaning set forth in Section 4.01(n).

     "Parties" means BTFC, Johnstown, and Armstrong in connection with this Reorganization Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

     "Prospectus/Proxy Statement" means the Prospectus/Proxy Statement, together with any supplements thereto, to be sent to the shareholders of Armstrong to solicit their votes in connection with the transactions contemplated by this Reorganization Agreement.

     "Registrable Securities" means (a) all shares of BTFC Common Stock issued to shareholders of Armstrong pursuant to this Reorganization Agreement and (b) any shares of BTFC Common Stock issued or issuable with respect to any BTFC Common Stock referred to in (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by BTFC and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding.

     "Registration Expense" means all expenses incident to BTFC's performance of or compliance with Sections 5.01 through 5.07, including, without limitation,
(i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for BTFC and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one counsel and any one accountant retained by the holder or holders of more than 50% of the Registrable Securities being registered, (vii) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered if BTFC desires such insurance, and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by BTFC such expenses shall not include salaries of BTFC personnel or general overhead expenses of BTFC auditing fees, premiums or other expenses relating to liability insurance required by underwriters of BTFC or other expenses for the preparation of financial statements or other data normally prepared by BTFC in the ordinary course of its business or which BTFC would have incurred in any event.

     "Registration Statement" means the registration statement on Form S-4 (or other appropriate form) of BTFC, including any amendments or supplements thereto, as declared effective by the SEC under the Securities Act with respect to the issuance of BTFC Common Stock in connection with the Merger and the approval by the shareholders of Armstrong of the transactions contemplated by this Reorganization Agreement, which Registration Statement shall include the Prospectus/Proxy Statement.

     "Resulting Company" means Johnstown after consummation of the Merger.

     "Schedules" means the disclosure schedules attached hereto and made a part hereof.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the United States Internal Revenue Service.

     "Subsidiary" means any corporation or other entity, the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly owned or controlled by a Party.

     "Taxes" means all federal, state and local taxes and similar governmental charges.

     "Transactions" means the negotiation and execution of this Reorganization Agreement and the consummation of the transactions contemplated hereby, and all related transactions.

     1.02. Accounting Terms. For all purposes of this Reorganization Agreement, unless the context clearly requires otherwise, any accounting term not specifically defined in this Reorganization Agreement shall have the meaning given to it in accordance with generally accepted accounting principles and practices within the banking industry as in effect as of the date of this Reorganization Agreement.

                                   ARTICLE II
                                   THE MERGER

     2.01. Merger. Upon satisfaction of the conditions set forth herein, at the Effective Time of the Merger, Armstrong shall merge with and into Johnstown in accordance with the provisions and procedures set forth herein, and Johnstown shall be the Resulting Company. At the Effective Time of the Merger, the separate corporate existence of Armstrong shall cease and Johnstown shall succeed to all the rights, privileges, immunities and franchises, and all the property and assets, real, personal and mixed, of Armstrong without the necessity for any separate conveyance or other transfer. Except as set forth in
Section 4.04(g), the Resulting Company shall thereafter be responsible and liable for all liabilities and obligations of Armstrong of every kind and description, and neither the rights of creditors nor any liens on the property of Armstrong shall be impaired by the Merger.

     2.02. Conversion of Shares of Armstrong Common Stock.

     (a) At the Effective Time of the Merger, each share of Armstrong Common Stock then outstanding, except Dissenters' Shares and treasury shares, shall be converted into the right to receive 26.5 shares of BTFC Common Stock and $596.25 in cash (the

"Exchange Ratio"), unless the average closing price per share of BTFC Common Stock on the NASDAQ National Market as reported in the Wall Street Journal for the twenty (20) consecutive trading days ending on the fifth trading day immediately preceding the Closing Date (the "Valuation Period") is less than $27.50 or more than $34.00. If the average per share price of BTFC Common Stock is less than $27.50 for the Valuation Period, Armstrong may request that BTFC adjust the Exchange Ratio by increasing the number of shares of BTFC Common Stock or the amount of cash included in the Exchange Ratio, or both, so as to maintain a total consideration of $1,325.00 per share of Armstrong Common Stock based on the average price per share for BTFC Common Stock for the Valuation Period and so as not to prevent the rendering of the tax opinion contemplated by
Section 6.01(n). If BTFC does not elect to so adjust the Exchange Ratio, Armstrong may elect to terminate this Agreement, and neither party shall have any further liability hereunder. If the average price per share of BTFC Common Stock for the Valuation Period is more than $34.00, BTFC shall have the option to adjust the Exchange Ratio by reducing the number of shares of BTFC Common Stock or cash included in the Exchange Ratio, or both, as determined by Armstrong, so that the total consideration does not exceed $1,497.25 per share of Armstrong Common Stock based on the average price per share of BTFC Common Stock for the Valuation Period and so as not to prevent the rendering of the tax opinion contemplated by Section 6.01(n); provided, however, that if at any time prior to the Closing Date or the ninety (90) day period immediately following the Closing Date, BTFC enters into, or announces its plans to enter into, an agreement, a letter of intent, or an agreement in principle to merge with another entity or to sell substantially all of its assets to another entity or any similar agreement that would result in an acquisition of BTFC or substantially all of its business by another entity, the Exchange Ratio shall remain equal to 26.5 shares of BTFC Common Stock and $596.25 in cash for each share of Armstrong Common Stock. If such an announcement, agreement, letter of intent, or agreement in principle is made within the ninety (90) day period following the Closing Date, BTFC shall pay the shareholders of Armstrong as of the Effective Time of the Merger within thirty (30) days of such announcement, agreement, letter of intent, or agreement in principle the residual consideration required to equal a total consideration of 26.5 shares of BTFC Common Stock and $596.25 in cash for each share of Armstrong Common Stock.

     (b) At the Closing Date, by virtue of the Merger, and without any action on the part of the shareholders of Armstrong, each of the then issued and outstanding shares of Armstrong Common Stock shall cease to exist and shall be deemed canceled, retired and eliminated, and all rights in respect thereof (other than with respect to Dissenters' Shares) shall cease except the herein described rights to receive BTFC Common Stock and cash, regardless of whether the certificates representing such shares are surrendered to BTFC by the shareholders of Armstrong.

     (c) The Exchange Ratio shall be adjusted at the Effective Time of the Merger to reflect any consolidation, split-up, other subdivision or combination of BTFC Common Stock, any dividend payable in BTFC Common Stock, or any capital reorganization involving the reclassification of BTFC Common Stock subsequent to the date of this Reorganization Agreement and prior to such time. BTFC shall register under the Securities Act all shares of BTFC Common Stock to be issued in the Merger prior to the Effective Time of the Merger.

     2.03. Articles of Incorporation; By-Laws. At the Effective Time of the Merger, the articles of incorporation and bylaws of Johnstown as in effect immediately prior to the Effective Time of the Merger shall be the articles of incorporation and bylaws of the Resulting Company.

     2.04. Directors and Officers. The directors and principal officers of Johnstown immediately prior to the Effective Time of the Merger shall be the directors and principal officers of the Resulting Company from and after the Effective Time of the Merger.

     2.05. Closing.

     (a) The closing hereunder ("Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or such other place agreed upon by the Parties, on the Closing Date selected by the Parties which shall be the latest of:

        (i) Any business day within five business days after the receipt of the approval of the Merger by the Department of Banking;

       (ii) Any business day between the thirtieth and thirty-seventh day following the later to occur of (A) approval by the Federal Reserve Board and the FDIC or other applicable federal regulatory agency of the acquisition of control of Armstrong by BTFC or (B) approval of the Merger by the Federal Reserve Board and the FDIC or other applicable federal regulatory agency, if all other conditions set forth in Article VI have been satisfied or waived;

      (iii) The fifth business day after any stay of any approval of the transactions referred to in clause (ii) of this Section 2.05 or any injunction against consummation of such transactions is lifted, discharged or dismissed, if all other conditions set forth in Article VI have been satisfied or waived;

       (iv) Such other date as shall be mutually agreed to in writing by the Parties on which all other conditions set forth in Article VI shall have been satisfied or waived.

     (b) Any Party may postpone the Closing Date fixed under Section 2.05(a) once for a reasonable period of time (which shall be no more than thirty (30) days but in no event ending later than the day of automatic termination in accordance with Section 2.07(g)) if necessary to enable it to perform any obligations hereunder, provided, that such Party provides prompt written notice to the other Parties of such postponement, stating the reasons therefor. If Armstrong, Johnstown or BTFC shall fail to close because all the conditions precedent to its obligation to close shall not have been met on the Closing Date as postponed, such Party may immediately terminate this Reorganization Agreement by giving written notice of such termination to the other Parties.

     2.06. Exchange of Certificates for Stock and Cash.

     (a) Armstrong Common Stock. After the Effective Time of the Merger, each holder of a certificate for theretofore outstanding shares of Armstrong Common Stock, upon surrender of such certificate to BTFC or its exchange agent, together with a duly executed and completed Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of Armstrong Common Stock by BTFC or its exchange agent promptly following the Effective Time of the Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of BTFC Common Stock to which such shareholder is entitled as provided in Section 2.02 and cash (payable by check) in an amount equal to the amount of cash to which such shareholder is entitled as provided in Section 2.02, plus cash (payable by check) in lieu of any fractional share of BTFC Common Stock to which such holder would otherwise be entitled. Neither certificates nor scrip certificates for fractions of shares of BTFC Common Stock shall be issued, and holders of Armstrong Common Stock who would but for this Section 2.06(a) be entitled to receive fractions of shares of BTFC Common Stock shall have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) which a holder shall possess in respect of a full share of BTFC Common Stock, and each such holder shall receive, in lieu of the applicable fraction of a share of BTFC Common Stock, a cash payment therefor equal to such fraction of a share of BTFC Common Stock multiplied by the closing sales price on NASDAQ for a share of BTFC Common Stock on the Closing Date as reported in the Wall Street Journal, or, if the BTFC Common Stock is not traded on such date, the next succeeding day on which such stock is traded. No interest will be paid or accrued on cash payable upon surrender of certificates previously representing Armstrong Common Stock.

     (b) Failure to Surrender Certificates. Until surrendered in accordance with the provisions of this Section 2.06, the certificates which immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Armstrong Common Stock (except for certificates representing Dissenters' Shares and treasury shares) shall from and after the Effective Time of the Merger represent for all purposes only the right to receive BTFC Common Stock and cash as provided in Section 2.02. Upon surrender of a certificate for theretofore outstanding shares of Armstrong Common Stock, there shall be paid to the recordholder of the certificate for shares of BTFC Common Stock issued in exchange therefor (i) on the date of such exchange, the amount of dividends theretofore accrued and payable with respect to such full shares of BTFC Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and
(ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender. No interest shall be payable with respect to such dividends.

     (c) Treasury Shares and Dissenters' Shares. At the Effective Time of the Merger, each share of Armstrong Common Stock held in treasury shall be canceled, retired and cease to exist and no consideration shall be paid therefor, and each Dissenters' Share shall be treated in accordance with Sections 1571 et seq. of the BCL.

     2.07. Termination of this Reorganization Agreement. This Reorganization Agreement and the transactions contemplated hereby may be terminated:

        (a) At any time prior to the Effective Time of the Merger by mutual consent of the Boards of Directors of BTFC, Johnstown and Armstrong;

        (b) As provided in Section 2.02(a);

        (c) As provided in Section 2.05(b);

        (d) At any time, by either Party hereto in writing, if the applications for prior approval referred to in Section 4.05(e) hereof have been denied, and the time period for appeals and requests for reconsideration has run;

        (e) At any time, by either Party hereto in writing, if the stockholders of Armstrong do not approve the transactions contemplated herein at the annual or special meetings duly called for that purpose;

        (f) At any time, by either Party in writing, if any of the conditions precedent to such Party's obligations to consummate the Merger has not been satisfied, fulfilled or waived by the Party entitled to so waive on or before the Closing Date, provided that the terminating Party has given the other Party written notice with respect thereto at least 10 days prior to such termination and has given the other Party a reasonable opportunity to discuss the matter with a view to achieving a mutually acceptable resolution;

        (g) In any event, automatically on March 31, 1996, if the Merger has not been consummated on or before such date, unless extended by mutual consent of the Parties.

Upon any termination hereunder,

            (i) Sections 2.07 and 2.08 and Article VI hereof shall survive any termination;

            (ii) if BTFC terminates this Reorganization Agreement under Section 2.05(b) due to the failure of any of the conditions set forth in
            Section 6.01 (a), (b), (c) or (n) and satisfaction of such condition was within the control of Armstrong, then Armstrong shall reimburse BTFC for attorneys' fees and other expenses reasonably incurred in connection with the Transactions (to the extent not already paid by Armstrong to BTFC or any of its Subsidiaries), and such failure shall constitute a breach of this Reorganization Agreement, and BTFC shall have all rights available in law and at equity for such breach of contract;

            (iii) if Armstrong terminates this Reorganization Agreement under
            Section 2.05(b) due to the failure of any of the conditions set forth in Section 6.02 (a), (b) or (c), and satisfaction of such condition was within the control of BTFC or any of its Subsidiaries, then BTFC shall reimburse Armstrong for attorneys' fees and other expenses reasonably incurred in connection with the Transactions, and such failure shall constitute a breach of this Reorganization Agreement, and Armstrong shall have all rights available in law and at equity for such breach of contract;

            (iv) if BTFC terminates this Reorganization Agreement under Section 2.05(b) due to the failure of any of the conditions set forth in Section 6.01 (d), (g), (h), (j), (k), or
            (m), then Armstrong shall reimburse BTFC for attorneys' fees and other expenses reasonably incurred in connection with the Transactions (to the extent not already paid by Armstrong to BTFC or any of its Subsidiaries) and upon payment in full thereof, Armstrong shall have no further liability or obligation hereunder to BTFC; and

            (v) if Armstrong terminates this Reorganization Agreement under
            Section 2.05(b) due to the failure of any of the conditions set forth in Section 6.02 (f), (g) or (i), then BTFC shall reimburse Armstrong for attorneys' fees and other expenses reasonably incurred in connection with the Transactions and upon payment in full thereof, BTFC shall have no further liability or obligation hereunder to Armstrong.

In no event shall the amount reimbursed for attorneys' fees and other expenses reasonably incurred in connection with the Transactions under clause (iv) or (v) of this Section 2.07 exceed $150,000.

     2.08 Confidentiality. In connection with the Merger, each Party has furnished and will furnish to the other Party, pursuant to this Reorganization Agreement or otherwise, confidential information concerning its business and financial condition. Each Party shall, and shall cause its employees, agents, accountants, attorneys and investment advisors to, maintain the confidentiality of such information received from the other Parties and shall not use such information for any purpose except in furtherance of the Merger and the other transactions contemplated hereby. In the event of a termination of this Reorganization Agreement, upon request by a Party, the other Parties shall return or destroy all copies of written confidential information received from such Party, whether pursuant to this Reorganization Agreement or otherwise, and all documents prepared by them which contain such information.

     2.09. Public Disclosure. Each Party shall consult with the other Parties before issuing any press release or making any other public disclosure regarding the proposed Merger or the other transactions contemplated hereby and shall not issue any press release or make any other public disclosure prior to such consultations, except as may be required by law or by the rules of NASD in the opinion of counsel. A copy of such press release or public disclosure (or, if not in written form, a written description thereof) shall be provided to the other Parties prior to the dissemination thereof.

                                  ARTICLE III
                              SHAREHOLDER APPROVAL

     3.01. Armstrong Shareholders Meeting. Armstrong shall submit this Reorganization Agreement to its shareholders for approval in accordance with the BCL at a meeting duly convened and held on such date as shall be agreed upon by the Parties. In connection with such meetings, Armstrong shall furnish the Prospectus/Proxy Statement to its shareholders. The Board of Directors of Armstrong shall recommend the proposed Merger to its shareholders and use their best efforts to obtain the affirmative vote of the shareholders required to approve the transactions contemplated by this Reorganization Agreement.


                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.01. Representations and Warranties of Armstrong. Armstrong represents and warrants to BTFC and Johnstown as follows:

     (a) Organization and Capitalization. Armstrong is a bank and trust company duly organized and validly existing under the Banking Code and is not a member of the Federal Reserve System. Except as set forth in Schedule 4.01(a), Armstrong has the corporate power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. Armstrong's deposits are insured by the Bank Insurance Fund of the FDIC. The authorized capital stock of Armstrong consists of 8,000 shares of common stock having a par value of $50.00 per share, of which 8,000 shares are issued and outstanding as of the date hereof and no shares are held in the treasury of Armstrong. To the knowledge of Armstrong, all issued and outstanding shares of Armstrong Common Stock are validly issued, fully paid and nonassessable. There is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating Armstrong to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation.

     (b) Authority for Transactions. This Reorganization Agreement has been, and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by Armstrong, subject only to the approval of the shareholders of Armstrong, the Department of Banking, the FDIC or other applicable federal regulatory agency, and each constitutes the valid and binding obligations of Armstrong and are and will be enforceable in accordance with their respective terms.

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
     (c) No Conflicts. Neither the execution, delivery and performance of this Reorganization Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Armstrong with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Armstrong under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of Armstrong or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Armstrong is a party or by which Armstrong is bound or to which any of Armstrong's properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on Armstrong's business or financial condition, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Armstrong or any of its properties or assets.

     (d) Financial Statements. Armstrong has delivered to BTFC true, correct and complete copies of its unaudited financial statements for the years ended December 31, 1992, 1993 and 1994, including its statements of financial condition, statements of income, statements of stockholders' equity, the notes thereto, and for the nine months ended September 30, 1994 and 1995, its statements of financial condition and income. Such financial statements present fairly, completely and accurately in all material respects Armstrong's financial position, assets and liabilities and results of operations as of the dates and for the periods covered thereby and were prepared in accordance with generally accepted accounting principles and practices within the banking industry consistently applied, except that any unaudited interim financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles. To the knowledge of Armstrong, there are no material obligations or liabilities (whether absolute, accrued or contingent) which, in accordance with generally accepted accounting principles, should be reflected in the financial statements of Armstrong or otherwise disclosed in the footnotes thereto and which are not so reflected or disclosed, except as set forth in Schedule 4.01(d). Since December 31, 1994, there has been no material adverse change in the financial condition, assets, liabilities, income or operations of Armstrong.

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
     (e) Certain Changes. Since December 31, 1994, there has been (i) no material change in the organization, key personnel or method of doing business of Armstrong, except for changes in the ordinary course of business, none of which, individually or in the aggregate, has been material to the business or financial condition of Armstrong; (ii) no material damage, destruction or casualty loss with respect to property owned or leased by Armstrong (whether or not covered by insurance) which affected or could affect the business or financial condition or results of Armstrong; (iii) no changes in the authorized or issued shares of Armstrong Common Stock and no declaration or payment of distributions with respect to the Armstrong Common Stock or redemption or repurchase of any such shares, except for dividends distributed on April 4, July 5 and September 28, 1995 of $14.00, $15.50 and $21.25 per share, respectively; or (iv) no acquisition by Armstrong of the assets or more than 5% of the outstanding voting capital stock of another bank or trust company.

     (f) Taxes. Armstrong has filed when due all returns ("Returns") for and paid in full all Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true, correct and complete in all material respects. Any amounts set up as accruals or reserves in the audited financial statements of Armstrong are sufficient for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of Armstrong prior to the dates of such financial statements. No claims are currently being made by any taxing authority with respect to any Return, and Armstrong has no knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by Armstrong from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. Armstrong has not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit of any Return or the assessment or collection of any Tax. Armstrong has not made any payment, nor is it obligated to make any payment, nor is it a party to any agreement that under certain circumstances could obligate it to make any payment, that would not be deductible under Code Sections 280G or 162(m).

     (g) Litigation. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any governmental body or arbitrator ("Litigation") is pending or, to the knowledge of Armstrong, threatened against or affecting Armstrong, its business, any of Armstrong's assets, any Armstrong Common Stock, or any of the transactions contemplated by this Reorganization Agreement, and, to the knowledge of Armstrong, there is no basis for any Litigation. Armstrong has not been a party to any other

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
Litigation since December 31, 1990. There is presently no outstanding judgment, decree or order of any governmental body against or affecting Armstrong, its business, any of Armstrong's assets, any of Armstrong's Common Stock, or any of the transactions contemplated by this Reorganization Agreement. Armstrong does not have pending any Litigation against any third party.

     (h) Compliance with Laws. To the knowledge of Armstrong, Armstrong is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. Armstrong has paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Department of Banking and the FDIC.

     (i) Agreements with Banking Authorities. Armstrong is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Department of Banking, the FDIC or any other regulatory agency which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of Armstrong, nor has Armstrong been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

     (j) Regulatory Reports. Armstrong has made available for inspection by BTFC
(i) copies of all reports, if any, to the Department of Banking or the FDIC and
(ii) all material notices, reports and review letters received from the FDIC or any other governmental agency.

     (k) Loans. Each loan outstanding on the books of Armstrong is reflected correctly in all material respects by the loan documentation relating thereto, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, and was made in accordance with Armstrong's standard loan policies. Armstrong has not received notice from any obligor on any such loan of a dispute with respect to the loan or that the loan may be unenforceable against the obligor. All loans sold by Armstrong, including whole loans and participations, were sold without recourse.

     As of December 31, 1994, except as set forth in Schedule 4.01(k) attached hereto, Armstrong: (i) had no loans, of any type or character, in its portfolio
(A) exceeding its lending limits under applicable provisions of Pennsylvania and federal law, or (B) in violation of Regulation 0 or 12 C.F.R. Part 215, or

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
similar provisions under Pennsylvania law; (ii) had no loan in its portfolio in excess of $100,000 which was not secured by a mortgage, note, deed of trust, security agreement or other security and (iii) had no loans, of any type or character, in its portfolio in excess of $100,000 which were or should have been as of such date (A) considered non-performing or placed on a non- accrual status or (B) classified by Armstrong as other loans specially mentioned, substandard, doubtful or loss loans, except in any case such loans as were listed on Armstrong's most recent internal classified asset report, a copy of which has been made available to BTFC. For purposes of this Reorganization Agreement, "non-performing" and "non-accrual" shall mean any loan delinquent for 90 days or more as to the payment of interest and/or principal.

     (l) Loan Loss Reserve. The loan loss reserve maintained by Armstrong for all loans in its portfolio is in the best judgment of Armstrong management, adequate in all material respects under the requirements of generally accepted accounting principles and practices within the banking industry to cover all material known and anticipated risks of nonpayment with regard to Armstrong's loan portfolio.

     (m) Core Deposits. Armstrong has delivered to, or made available for inspection by, BTFC a summary of the total amounts held by depositors that in the aggregate each have less than $100,000 on deposit with Armstrong ("Core Deposits"). In addition, Armstrong has delivered to, or made available for inspection by, BTFC a complete list of all depositors that have monies on deposit at Armstrong that are not Core Deposits.

     (n) Real Property. Armstrong has good and marketable title to the real property (including real estate owned or acquired through foreclosure) listed in
Schedule 4.01(n) ("Owned Real Property"), free and clear of all material liens, leases, security interests, title retention agreements, encumbrances, restrictions, conditions, charges, equities and claims, except those referred to in Armstrong's statement of financial condition dated December 31, 1994 or the notes thereto, liens for current Taxes not yet due and payable, any unfilled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or do not otherwise materially impair Armstrong. The present uses of the Owned Real Property are in compliance with the present zoning classifications assigned to such real property, and all improvements constructed on the land included in the Owned Real Property have been constructed in all material respects in accordance with the requirements of all applicable building, health, safety, environmental, zoning and other federal, state and local laws, ordinances, regulations, codes, licenses or permits applicable at the time of such construction, do not contain any defect in design or construction or otherwise, and have access to existing

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
highways, roads and utility services. Armstrong has not received any notice or request from any governmental authority, utility, insurer, board of fire authorities or similar organization for the performance of any work or alteration with respect to the Owned Real Property or for the termination or limitation of any access, services or insurance with respect thereto. All such Owned Real Property is adequately insured against loss, except with respect to Environmental Conditions. Armstrong does not own any real property not listed in
Schedule 4.01(n).

     (o) Environmental. Except as disclosed in Schedule 4.01(o) attached hereto:

        (i) To the best of Armstrong's knowledge, there are no Environmental Conditions. The term "Environmental Condition" means (x) the presence in surface water, groundwater, drinking water supply, land surface, subsurface strata, above-ground or underground storage tanks or other containers, or ambient air of any pollutant, contaminant, industrial waste, hazardous waste, polychlorinated biphenyls, radioactive materials, toxic or hazardous substances ("Hazardous Substances") or (y) any violation of any statute, ordinance, regulation, administrative order, judicial order or decree or other governmental requirement relating to the emission, discharge, deposit, disposal, leaching, migration or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation or disposal of any Hazardous Substance (i) arising out of or otherwise related to the operations or other activities (including the disposition of such materials or substances) of Armstrong or of any predecessor in title, interest or line of business to Armstrong, conducted or undertaken prior to the Closing, or (ii) existing at or prior to the Closing at any Owned Real Property, any real property leased by Armstrong ("Leased Real Property"), any real property securing outstanding loans ("Secured Real Property"), or any property previously owned, leased, occupied, used or foreclosed upon ("Prior Property");

        (ii) No investigation, administrative order, consent order, agreement, litigation or settlement with respect to any Environmental Condition is proposed, threatened or in existence, and Armstrong has received no communication from or on behalf of any governmental authority that alleges that any such Environmental Condition exists;

        (iii) Armstrong has obtained, holds, and will maintain all permits, licenses, authorizations, consents, approvals, waivers, variances or exemptions ("Governmental Approvals") issued by any federal, state, local, foreign, regional or other judicial, governmental, administrative or regulatory authority or instrumentality ("Governmental Authority") required under any federal, state, local or foreign statutory or common law, rule, regulation, ordinance, code, policy, guidelines or Governmental

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
Approvals, relating to Environmental Law for the ownership, use, occupation, operation and other activities of Armstrong, any Owned Real Property, Leased Real Property, Secured Real Property and Prior Property. Armstrong has made to any Governmental Authority all filings, reports, registrations, notices or other submissions ("Governmental Filings") required under Environmental Laws with respect to the ownership, use, occupation, operation and other activities of Armstrong and the Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property. Such required Governmental Approvals and Governmental Filings are listed on Schedule 4.01(o) attached hereto. The term Environmental Law means all statutory and common law, rules, regulations, ordinances, Governmental Approvals, guidelines, policies, judicial or administrative orders or decrees of any federal, state or local Governmental Authority relating to the protection of human health and safety or the environment.

        (iv) Armstrong has not transported or disposed of any Hazardous Substances or arranged for the transportation or disposal of such Hazardous Substances to any location which is listed or to the knowledge of Armstrong proposed for listing under CERCLA, a comparable state statute or other Environmental Law, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Armstrong for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA. None of the Owned Real Property, Leased Real Property, Secured Real Property or Prior Property is listed or, to the knowledge of Armstrong, proposed for listing under CERCLA or a comparable state or other Environmental Law.

        (v) Each of the Governmental Approvals set forth in Schedule 4.01(o) is in full force and effect and is final, any fixed period for appeal or review having elapsed (other than as to ongoing compliance or modification during the term of such Governmental Approval as otherwise provided by law or as indicated in Schedule 4.01(o)). No such Governmental Approval is subject to any pending suit, action, investigation of which Armstrong has notice, proceeding or appeal (whether judicial, administrative or otherwise) and, to the best of Armstrong's knowledge, no such matter is threatened.

        (vi) To the knowledge of Armstrong, Armstrong, with respect to its operation or other activities, any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, has complied in all material respects with, and currently is in compliance in all material respects with: (A) the terms and conditions of all Governmental Approvals issued or required pursuant to any Environmental Law, and (B) all other limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any

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
Environmental Law, or in any written notice, order, or demand letter issued, entered, promulgated, or approved pursuant to any Environmental Law;

        (vii) Armstrong has not received any notice of violation or other notification from any Governmental Authority, or any written notice from any third party, alleging that Armstrong is now or has been in violation of any Environmental Law;

        (viii) To the knowledge of Armstrong, no ozone depleting substances ("ODS"), polychlorinated biphenyls ("PCBs"), asbestos containing material ("ACM"), or urea formaldehyde insulation is present on or at any Owned Real Property, Leased Real Property, Secured Real Property or any Prior Property and Armstrong has complied with all regulatory requirements relating to the storage, removal, disposal or release, if any, of ODS, ACM or PCBs which currently are or may in the past have been located on or at any Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property.

        (ix) To the knowledge of Armstrong, there are not now any underground or aboveground storage tanks and associated piping ("Storage Tanks") on or at any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, nor has Armstrong owned or operated Storage Tanks at any time.

        (x) Armstrong, with respect to the ownership, use, occupation, operation and other activities of Armstrong, any Owned Real Property, Leased Real Property, Secured Real Property and any Prior Property, has not received any written request for information from any Governmental Authority or other Person related to any site which is, or may be, subject to actions for removal, response, remediation or cleanup of Hazardous Substances, including, but not limited to, any information request pursuant to CERCLA, comparable state statutes, or other Environmental Law;

        (xi) Neither Armstrong nor, to the knowledge of Armstrong, any other Person ever caused or permitted any Hazardous Substances to be placed, stored, treated, handled or located on, under or at any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property or any part thereof other than in the ordinary course of business and in compliance with all Environmental Laws.

        (xii) Armstrong has complied in all material respects with all applicable provisions of any Environmental Laws that condition, restrict or prohibit the transfer, sale, lease or closure of any property for environmental reasons; no environmental lien has attached to any portion of Armstrong or any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, and no governmental actions have been

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
taken or are in progress that could subject any or all of the foregoing to any such lien.

        (xiii) There have been no past and there are no pending or contemplated claims by Armstrong, under any Environmental Laws based on actions of others that may have impacted any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property, and Armstrong has not entered into any agreement with any Person regarding liabilities or responsibilities with respect to (i) any Environmental Law, (ii) remedial action or (iii) other environmental expense (including contingent liabilities).

        (xiv) Armstrong has not agreed to retain, assume or guarantee the costs of any investigation, removal, response, remediation or cleanup of any property.

        (xv) Armstrong has provided copies of all material reports, documents and other information pertaining to compliance with Environmental Laws and environmental matters or liabilities arising out of, resulting from or in connection with the operations of Armstrong, any Owned Real Property, Leased Real Property, Secured Real Property or Prior Property.

     (p) Personal Property. All personal property used by Armstrong in its business is either owned or leased by Armstrong and is suitable for the operations and business as currently conducted by Armstrong.

     (q) Leases. All leased real property and leased personal property of Armstrong is listed in Schedule 4.01(q) attached hereto. Except as disclosed in
Schedule 4.01(q), no consents or approvals are required under the leases for such property in connection with the transactions contemplated by this Reorganization Agreement.

     (r) Material Contracts. True, correct and complete copies of all material contracts, agreements, plans, loans, leases, indentures, mortgages, instruments, or other commitments, arrangements, understandings, letters of credit or undertakings, oral or written, formal or informal, to which Armstrong is a party or otherwise bound or to which its assets may be affected have been submitted or made available to BTFC or are included as part of Schedule 4.01(r) (hereinafter referred to individually as a "Contract" and collectively as the "Contracts"). There is no breach or default (or an event which, with notice or lapse of time or both, would constitute a default) by Armstrong of or with respect to any provision of any Contract to which Armstrong is a party that could have a material adverse effect upon the financial condition, operations, results of operations or business of Armstrong. All such Contracts, including but not limited to all contracts relating to the purchase and sale of loans, are or will be assignable to BTFC or Johnstown, as the

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
case may be, without further action thereby effective as of the Closing Date, except as listed in Schedule 4.01(r). Armstrong is not currently renegotiating any Contract.

     (s) Insurance. Armstrong is not in default with respect to any provisions of any liability or other forms of insurance held by it or has failed to give any notice or present any claim thereunder in a due and timely fashion. All polices of insurance are in full force and effect and are carried in an amount and are otherwise adequate to protect Armstrong from any material adverse loss on a consolidated basis. Armstrong has not been denied any application for insurance or had any policy of insurance terminated during the past three years, nor has Armstrong been notified of any pending termination.

     (t) Employee Benefits.

        (i) Benefit Plans; Company Plans. Schedule 4.01(t) discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, consultant, bonus, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other incentive, welfare or employee benefit plan, agreement, contract, policy, trust fund or arrangement (each a "Benefit Plan"), whether or not funded and whether or not terminated, (i) maintained or sponsored by Armstrong, or (ii) with respect to which Armstrong has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of Armstrong or their beneficiaries, or (iv) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "Company Plan"). For each Company Plan, to the extent applicable to each such Company Plan, complete copies of the following have been delivered to BTFC (but in any event, no later than seven (7) days prior to the Closing Date): (i) the documents embodying the Company Plans, including the plan documents, all amendments thereto, the related trust or funding agreements, investment management agreements, administrative service contracts, insurance contracts, union or trade agreements and, in the case of any unwritten Company Plans, written descriptions thereof; (ii) annual reports including Forms 5500 and all schedules thereto for the last three years; (iii) financial statements for the last three years; (iv) actuarial reports, if applicable, for the last three years; and (v) each communication (other than routine communications) received by Armstrong from or furnished by Armstrong to the Service, DOL, PBGC or other governmental authorities. Armstrong has also furnished to BTFC a copy of the current summary plan description and each summary of material

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
modification prepared in the last three years for each Company Plan, and all employee manuals, handbooks, policy statements and other written materials given to employees relating to any Company Plans. No oral or written representations or commitments inconsistent with such written materials have been made to any employee of Armstrong by any member of the Company Group or any employee or agent thereof.

        (ii) Company Group Matters. Armstrong has never been a member of a controlled group of corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

        (iii) Compliance. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all material respects in compliance with all applicable Laws including, without limitation, all applicable requirements of the Code and any predecessor federal income tax laws, ERISA, the health care continuation requirements of COBRA, and any applicable collective bargaining agreements. Without limiting the generality of the foregoing, Armstrong has provided all notices and other correspondence to employees and former employees required by the health care continuation provisions of COBRA. Each of the Company Plans and all related trusts, insurance contracts and funds have also been created, maintained, funded and administered in all material respects in compliance with applicable law, the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. To the knowledge of Armstrong, no Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty.

        (iv) Qualified Plans. Schedule 4.01(t) discloses each Company Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "Qualified Plan"). Each Qualified Plan has received a determination letter (or opinion or notification letter, if applicable) from the Service that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under
Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter in a manner that might adversely affect the qualification of such plan under sections 401(c) and 501(a) of the Code. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

        (v) Defined Benefit Plans; Multiemployer Plans. Armstrong has never had a Company Plan that was a defined benefit plan as defined in Section 3(35) of ERISA (a "Defined Benefit Plan"). No Company Plan is a multiemployer plan as defined in

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
Section 3(37) or 4001(a)(3) of ERISA. Armstrong has no material liability for any Company Plan that is not accrued on the December 31, 1994 Balance Sheet or, that has arisen after December 31, 1994 and on and before the Closing.

        (vi) Prohibited Transactions; Fiduciary Duties; Post-Retirement Benefits. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Plan exists or has occurred that could subject Armstrong, directly or indirectly, to any material liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Company Plan exists or has occurred that could result in any tax or liability material to Armstrong. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that could subject Armstrong, directly or indirectly, to any material liability for a breach of fiduciary or other duty under ERISA or any other applicable law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1).

        (vii) Except as set forth on Schedule 4.01(t), the consummation of the transactions contemplated hereby will not create, accelerate or increase any liability under any Company Plan because of the creation, acceleration or increase of any rights or benefits to which employees are entitled hereunder, and no payment required under any Company Plan in connection with the transactions contemplated hereby shall be non-deductible for federal income tax purposes by reason of Section 280G of the Code.

     (u) Labor Relations. There are no pending or threatened labor disputes with any employees of Armstrong. Armstrong is not a party to a collective bargaining agreement with any of its employees. Armstrong has no existing employment contracts with any of its current or former employees, directors or officers.

     (v) Related Party Transactions. Armstrong has no current contractual arrangement with or commitment to or from any of its officers, directors or employees other than such as are terminable at will. All current extensions of credit to the shareholders, officers, directors and employees of Armstrong as well as business organizations and individuals associated with Armstrong have been made in the ordinary course of Armstrong's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other banking customers, and did not, at the time they were entered into, involve more than the normal risk of collectibility or present other unfavorable

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
features and are in compliance with all applicable regulations of the FDIC. Since January 1, 1990, all transactions with the shareholders, officers, directors and employees of Armstrong have complied in all material respects with the rules of the FDIC regarding such transactions, including delivery of all reports required thereunder. The transactions contemplated by this Reorganization Agreement will not (either alone, or upon the occurrence of any act or event, lapse of time or the giving of notice or failure to cure) result in any payment (severance or otherwise) becoming due from any of the Parties to any director, officer or employee of Armstrong, except as contemplated herein.

     (w) Fidelity Bonds. Armstrong maintained continuously fidelity bonds insuring it against acts of dishonesty by each of its employees in aggregate amounts as are customary, usual and prudent for banking institutions of its size, which coverage currently is $1,000,000.00. Since January 1, 1990, there have been no claims under such bonds, and Armstrong is not aware of any facts which would form the basis of a claim under such bonds. Armstrong has no reason to believe that its fidelity coverage will not continue to be available on substantially the same terms as its existing coverage.

     (x) Representations Not Misleading. No representation or warranty by Armstrong in this Reorganization Agreement contains, and no written statement, exhibit or schedule furnished to BTFC by or on behalf of Armstrong under this Reorganization Agreement will contain as of the date thereof, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect, when taken as a whole.

     (y) Information Provided by Armstrong. All information to be provided in writing by Armstrong for use in the Prospectus/Proxy Statement in connection with the meeting of shareholders of Armstrong contemplated hereby or in any application made by BTFC to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by Armstrong for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with applicable laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     (z) Consents and Approvals. Except for: (i) the filing with any federal or state governmental authority of a Prospectus/Proxy Statement, a Registration Statement and any other applicable securities filings relating to the issuance of BTFC Common Stock and the meeting of the shareholders of Armstrong; (ii) the approval of the Department of Banking, the

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
Federal Reserve Board and the FDIC of BTFC's acquisition of all of the issued and outstanding shares of Armstrong; (iii) the approval of the shareholders of Armstrong; (iv) the obtaining of third party consents as set forth in the Schedules attached hereto; and (v) the expiration of any regulatory waiting period, no consents or approvals of or filings or registrations with any third party or any public body, agency or authority are necessary in connection with the execution and delivery by Armstrong of this Reorganization Agreement and its performance of the transactions contemplated hereby.

     (aa) Investments. Except as set forth in Schedule 4.01(aa)(iii) attached hereto: (i) the investments reflected in Armstrong's statement of financial condition as of December 31, 1994 are a true, correct and complete list of the investments of Armstrong; (ii) none of such investments are in real estate, equity securities or corporate debt securities not of investment grade as defined in Section 28(d) of the FDIA; (iii) no restrictions, contractual, statutory or other, exist which would impair the ability of BTFC to freely dispose of such investments at any time; (iv) Armstrong does not engage in interest rate hedging contracts; (v) Armstrong does not engage in other off-balance sheet activities requiring disclosure under Statement on Financial Accounting Standards Number 105; (vi) all mortgage-backed securities contained in the portfolio of Armstrong are insured or guaranteed by the FHLMC, FNMA, or GNMA, or qualify as high quality mortgage related securities; and (vii) the investment portfolio of Armstrong does not contain any agreement, document or instrument that could be considered a high risk collateralized mortgage obligation under applicable financial institutions regulatory guidelines.

     (bb) Intellectual Property. Armstrong has no (i) patents, trademarks, tradenames, and copyrights and applications therefor or (ii) trade secrets (collectively referred to as the "Intellectual Property"). No claim, suit or action is pending or, to the knowledge of Armstrong, threatened alleging that Armstrong is infringing upon the intangible property rights of others, or that their use of the Intellectual Property infringes or conflicts with the rights of others.

     (cc) Minute Books. The minute books of Armstrong, which have been and will continue to be made available through the Closing Date to BTFC, contain true, correct and complete records of all meetings of the shareholders, the Board of Directors and all committees thereof and accurately reflect all of the corporate action of the shareholders, the Board of Directors and all committees thereof.

     (dd) Reverse Repurchase Agreements. Armstrong has no agreements pursuant to which Armstrong has purchased securities subject to an agreement to resell.

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
     (ee) Shareholder and FDIC Reports. Armstrong has delivered to, or made available for inspection by, BTFC copies of all reports to its shareholders and the FDIC made by it with respect to the three (3) years ended December 31, 1994 and for all calendar quarters subsequent thereto. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (ff) Deposit Insurance. The deposits of Armstrong are insured by the Bank Insurance Fund of the FDIC in accordance with the provisions of the FDIA, and Armstrong has paid all assessments and filed all reports required by the FDIA.

     (gg) Stock Exchange and Redemption Agreement. Armstrong has provided to BTFC a true, correct and complete copy of the Stock Exchange and Redemption Agreement dated August 16, 1995 by and between certain shareholders of Armstrong, The Farmers National Bank of Kittanning ("Farmers") and certain shareholders of Farmers (the "Stock Exchange and Redemption Agreement") and any related side agreements between the parties to the Stock Exchange and Redemption Agreement.

     4.02. Representations and Warranties of BTFC. BTFC represents and warrants to Armstrong as follows:

     (a) Organization and Capitalization. BTFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of BTFC consists of 10,000,000 shares of common stock having a par value of $5.00 per share, of which 3,826,581 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, none of which are issued and outstanding. All issued and outstanding shares of BTFC Common Stock are validly issued, fully paid and nonassessable and all shares of BTFC Common Stock to be issued in the Merger shall be validly issued, fully paid and nonassessable.

     (b) Authority for Transactions. This Reorganization Agreement has been and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by BTFC, subject only to the approval of the Department of Banking, the Federal Reserve Board and the FDIC, and each constitute and will constitute the valid and binding obligations of BTFC and are and will be enforceable in accordance with their respective terms.

     (c) No Conflicts. Neither the execution, delivery and performance of this Reorganization Agreement by BTFC, nor the consummation of the transactions contemplated hereby, nor compliance by BTFC with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BTFC or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of BTFC, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BTFC or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on BTFC's business or financial condition on a consolidated basis, or (ii) subject to compliance with all applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

     (d) Financial Statements. BTFC has delivered to Armstrong correct and complete copies of its audited consolidated financial statements, including its consolidated balance sheets, consolidated statements of income, consolidated statements of cash flows, consolidated statements of changes in shareholders' equity and the notes thereto, for the years ended December 31, 1992, 1993 and 1994, and its unaudited interim consolidated balance sheets, statements of income and statements of cash flow for the six months ended June 30, 1994 and 1995 included in its quarterly report Form 10-Q for the six months then ended as filed with the SEC. Such financial statements present fairly, completely and accurately BTFC's consolidated financial position, assets and liabilities and results of operations as of the dates of and for the periods covered thereby and were prepared in accordance with generally accepted accounting principles and practices within the banking industry consistently applied, except that any unaudited interim financial statements are subject to normal, recurring year-end adjustments and do not contain all footnotes required under generally accepted accounting principles. To the knowledge of BTFC, there are no material obligations or liabilities (whether absolute, accrued or contingent) which, in accordance with generally accepted accounting principles, should be reflected in the consolidated financial statements of BTFC or otherwise disclosed in the footnotes thereto and which are not so reflected or disclosed.

Since December 31, 1994, there has been no material adverse change in the consolidated financial condition, assets, liabilities, income or operations of BTFC taken as a whole.

     (e) Certain Changes. Since December 31, 1994, there has been: (i) no material adverse change in the organization, key personnel or method of doing business of BTFC or any of its Subsidiaries, except for changes in the ordinary course of business, none of which, individually or in the aggregate, has been material to the business or financial condition of BTFC on a consolidated basis;
(ii) no material damage, destruction or casualty loss with respect to property owned or leased by BTFC or any of its Subsidiaries (whether or not covered by insurance) which affected or could affect the business or financial condition or results of BTFC on a consolidated basis; or (iii) no acquisition by BTFC of the assets or more than 5% of the outstanding voting capital stock of another savings association, bank or company, except for the acquisition of The Huntington National Bank under the Stock Purchase Agreement dated September 1, 1995 by and among Huntington Bancshares West Virginia, Inc., The Huntington National Bank of Pennsylvania and BTFC, and except for any future acquisitions.

     (f) Litigation. There are no suits, actions, investigations (formal or informal), proceedings or claims pending or, to the knowledge of BTFC, threatened against BTFC or any of its Subsidiaries or their respective assets or business or against their respective officers or directors (in their capacity as such) in law or at equity or before any governmental agency which are reasonably expected by BTFC to have a material adverse effect on the business, properties, assets, operations or liabilities of BTFC on a consolidated basis, or its right to conduct its business as presently conducted. Neither BTFC nor any of its Subsidiaries is presently subject to any injunction, order or other decree of any court or other governmental agency of competent jurisdiction.

     (g) Compliance with Laws. To the knowledge of BTFC, BTFC and each of its Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply which, in the aggregate, would not have a material adverse effect on the conduct of, or the financial or other condition of, BTFC's business on a consolidated basis. BTFC and its Subsidiaries have paid all assessments and filed all reports and statements required to be filed with respect thereto under the rules and regulations of the Department of Banking, the Federal Reserve and the FDIC.

     (h) SEC and Shareholder Reports. BTFC has delivered to, or made available for inspection by, Armstrong of all reports to its

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
shareholders and the SEC made by it with respect to the four (4) years ended December 31, 1994. All such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (i) Registration Statement. All information relating to BTFC and its Subsidiaries which is included in the Registration Statement at the time it becomes effective and each amendment or supplement thereto will be accurate and complete, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (j) Representations Not Misleading. No representation or warranty by BTFC in this Reorganization Agreement contains, and no written statement, exhibit or schedule furnished to Armstrong by or on behalf of BTFC under this Reorganization Agreement will contain as of the date thereof, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect, when taken as a whole.

     (k) Information Provided by BTFC. All information to be provided in writing by BTFC for use in the Prospectus/Proxy Statement in connection with the meeting of shareholders of Armstrong contemplated hereby or in any application made by BTFC to the Service or to any other governmental or regulatory body in connection with the Merger, and the information to be provided in writing by BTFC for use in the Registration Statement, including any prospectus contained therein, will comply in all material respects with applicable laws and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     (l) Consents and Approvals. Except for: (i) the filing with any federal or state governmental authority of a Prospectus/Proxy Statement, a Registration Statement and any other applicable securities filings relating to the issuance of BTFC Common Stock and the meeting of Armstrong shareholders at which the Merger is to be considered and the review and clearance thereof by such governmental authorities, (ii) the approval of the Department of Banking, the Federal Reserve Board and the FDIC of BTFC's acquisition of all of the issued and outstanding shares of Armstrong and the Merger, and (iii) the expiration of any regulatory waiting period, no consents or approvals of or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with the execution and


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
delivery by BTFC of this Reorganization Agreement and its performance of the transactions contemplated hereby.

     (m) Taxes. BTFC and its Subsidiaries have filed when due all returns ("Returns") for and paid in full all Taxes to the extent such filings and payments were required prior to the date of this Reorganization Agreement. Such filings comply with all applicable laws and are true and correct. Any amounts set up as accruals or reserves in the audited consolidated financial statements of BTFC are sufficient for the payment of all Taxes, whether or not presently being asserted or assessed, the liability for which has arisen from any action of BTFC or any of its Subsidiaries prior to the dates of such financial statements. No claims are currently being made by any taxing authority with respect to any Return, and BTFC has no knowledge of any basis for any such claims. Proper and accurate amounts have been withheld and remitted by BTFC and its Subsidiaries from and for their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local law. BTFC has not had any Tax deficiencies proposed or assessed against it and has not executed any waiver or extended the statute of limitations on the audit for any Return or the assessment or collection of any Tax.

     (n) Agreements with Banking Authorities. Neither BTFC nor any of its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, the Department of Banking, the Federal Reserve or the FDIC, which restricts its activities in any manner, or in any manner relates to the capital adequacy, credit policies or management of BTFC and its Subsidiaries, nor has BTFC or any of its Subsidiaries been advised by any such regulatory agency that it is contemplating, issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, commitment letter or similar undertaking.

     4.03. Representations and Warranties of Johnstown.

     (a) Organization and Capitalization. Johnstown is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a member of the Federal Reserve System. Johnstown has full power and authority to carry on its business as it is now being operated and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Johnstown consists of 981,864 shares of common stock having a par value of $5.00 per share. All issued and outstanding shares of Johnstown Common Stock are validly issued, fully paid and nonassessable and are owned of record and beneficially by BTFC.

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
     (b) Authority for Transactions. This Reorganization Agreement has been and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by Johnstown, subject only to the approval of the Department of Banking, the Federal Reserve Board and the FDIC, and constitute and will constitute the valid and binding obligations of Johnstown and are and will be enforceable in accordance with their respective terms.

     (c) No Conflicts. Neither the execution, delivery and performance of this Reorganization Agreement by Johnstown, nor the consummation of the transactions contemplated hereby, nor compliance by Johnstown with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Johnstown or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of Johnstown, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Johnstown is a party or by which Johnstown is bound or to which any of its properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, rights or creations which would not, in the aggregate, have a material adverse effect on Johnstown's business or financial condition, or (ii) subject to compliance with all applicable statutes and regulations, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Johnstown or any of its properties or assets.

     4.04. Covenants of Armstrong. Armstrong hereby covenants and agrees that:

     (a) Access to Corporate Records. Until the Closing Date, Armstrong shall give BTFC and its representatives full access during normal business hours to all their respective property, documents, contracts and records and such information with respect to their business affairs and properties as BTFC from time to time may reasonably request; provided, however, that Armstrong shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this Section 4.04(a) shall be and remain subject to the confidentiality provisions of Section
2.08 of this Reorganization Agreement.

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
     (b) Financial Statements and Internal Audit Reports. Armstrong shall promptly provide BTFC with copies of its annual, quarterly and monthly financial statements for the periods ending between the date of this Reorganization Agreement and the Effective Time of the Merger. Armstrong shall promptly forward to BTFC copies of its periodic internal audit reports. Armstrong shall also promptly provide or permit inspection of all reports filed by it during such period with the Department of Banking and the FDIC and copies of all notices or reports sent to its shareholders to the extent permitted by law and all material notices, reports, and review letters received from the Department of Banking and the FDIC. Until the Closing Date, Armstrong will provide copies of all such financial statements and notices, reports and review letters to BTFC on a prompt and timely basis.

     (c) Negative Covenants - Conduct of Business. Except with the prior written consent of BTFC, Armstrong shall not on or after the date hereof:

        (i) issue any capital notes or shares of its capital stock, declare or distribute any dividend, including any stock dividend, authorize a stock split, or authorize, issue or make any other distribution of, on, or with respect to, its capital stock; provided, however, that Armstrong shall be permitted to distribute regular quarterly cash dividends for any full calendar quarter beginning with the quarter ending December 31, 1995 of the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned by Armstrong during that quarter and a closing dividend equal to the lesser of $17.25 per share or seventy-five percent (75%) of the net income earned during the period between the end of the last full calendar quarter for which a dividend was paid and ten (10) days prior to the Closing Date.

        (ii) merge with, consolidate with, sell its assets to, or acquire substantially all the assets of, any other corporation, bank or Person, or enter into any other transaction not in the ordinary course of business;

        (iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

        (iv) create or award any pension or profit sharing plan, bonus, deferred compensation, death benefit or retirement plan, or any other employee benefit, enter into any employment or consulting contract (written or otherwise), or grant any bonuses to any officer, director or employee;

        (v) amend its articles of incorporation or bylaws except as may be necessary to consummate the transactions

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
     contemplated by this Reorganization Agreement or as required by law;

        (vi) incur any liability or obligation or make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of business;

        (vii) increase the rate of compensation of any director, officer, employee or agent or enter into any agreement to increase the rate of compensation of any director, officer or employee, other than normal increases in the ordinary course of business and consistent with past practice;

        (viii) unless permitted by BTFC, take any action that would entitle any employee to receive severance pay prior to the Closing Date;

        (ix) intentionally do anything or intentionally fail to do anything which will cause a breach or a default under any contract, agreement, commitment or obligation to which it is a party or by which it may be bound;

        (x) except for securities transactions effected in the ordinary course of business with the prior consent of BTFC (which consent shall not be unreasonably withheld), make any capital expenditures in excess of $15,000 in the aggregate;

        (xi) modify or extend any service bureau contracts, hardware/software maintenance agreements, lease agreements or other contracts that involve annual payments by Armstrong that exceed $15,000 per contract or $50,000 in the aggregate;

        (xii) change its lending, borrowing, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, regulation or regulatory directives, except that, in connection with the closing of the transactions contemplated hereby, Armstrong shall cooperate in good faith with BTFC to adopt policies, practices and procedures consistent with those utilized by BTFC and its affiliates;

        (xiii) open any branch offices;

        (xiv) fail to pay any tax or any other liability or charge when due, other than charges contested in good faith by appropriate proceedings; or


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
        (xv) make, change or revoke any tax election or make any agreement or settlement with any taxing authority.

     (d) Consents and Approvals. Armstrong shall cooperate with BTFC in furnishing such information concerning Armstrong's business and affairs and its directors and officers as is reasonably necessary or requested in order to enable BTFC to prepare and file the Registration Statement and all applications for regulatory approvals of the Merger, including applications to the Department of Banking, the Federal Reserve Board and the FDIC, and in obtaining such other consents required under any agreements which BTFC shall request to be obtained to the extent required to consummate the Merger. Armstrong shall use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

     (e) Notice of Changes. Until the Effective Time of the Merger, Armstrong shall give BTFC prompt written notice of any material change or inaccuracies in any data previously given or made available to BTFC pursuant to this Reorganization Agreement. Notice of changes to Schedules 4.01(k) of this Reorganization Agreement shall be effected by Armstrong by promptly furnishing to BTFC current monthly lists of doubtful, nonperforming or problem loans.

     (f) Acquisition Proposals. Neither Armstrong nor any of its officers, directors or other affiliates (as defined in Rule 12b-2 under the Exchange Act) (each, an "Affiliate") shall, and Armstrong shall cause their employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by Armstrong and any individual member or employee of the foregoing) (each, an "Agent") not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of them or their respective shareholders) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, Armstrong (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or
(iii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal. Notwithstanding the foregoing, nothing herein shall prohibit Armstrong or its board of directors and officers from: (iv) fulfilling their fiduciary duties under Pennsylvania or federal law to the shareholders of Armstrong; or (v) permitting to occur the transactions

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
contemplated by the Stock Exchange and Redemption Agreement dated August 16, 1995 by and between certain shareholders of Armstrong, The Farmers National Bank of Kittanning ("Farmers") and certain shareholders of Farmers. Armstrong shall notify BTFC immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, them or any individual or entity referred to in the first sentence of this Section 4.04(f).

     (g) Indemnification.

        (i) Armstrong will indemnify and hold harmless BTFC and Johnstown and each Person, if any, who controls BTFC or Johnstown within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which BTFC or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus/Proxy Statement or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission was provided in writing by Armstrong to BTFC or (B) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any Armstrong shareholder to the extent that any such statement or omission was provided in writing by Armstrong to BTFC, and will reimburse BTFC and each such controlling Person for any legal or other expenses reasonably incurred by BTFC or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Armstrong will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, the Prospectus/Proxy Statement or any amendment or supplement thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by the other Parties specifically for use therein. This indemnity agreement will be in addition to any liability which Armstrong may otherwise have.

        (ii) Promptly after receipt by an indemnified party under this Section 4.04(g) of notice of the commencement of any

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
action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.04(g), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.04(g). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.04(g) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        (iii) If recovery is not available under the foregoing indemnification provisions of this Section 4.04(g) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Armstrong, Johnstown and BTFC agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocations.

     (h) Deposits. Armstrong shall offer rates on all deposits which are in accordance with present institutional guidelines and which are priced within local competitor offerings. Further, Armstrong shall not accept any broker or out of area deposits and shall price all "jumbo deposits" in accordance with existing practice. Such jumbo deposits shall be offered only to local retail, public or corporate accounts.

     (i) Furnishing Information. Armstrong shall cooperate with BTFC in furnishing such information concerning the business of Armstrong as is reasonably necessary or requested in order to prepare and file the Registration Statement and Prospectus/Proxy

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
Statement to be used in connection with the meeting of the stockholders of Armstrong as provided in Section 3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals.

     (j) Certain Tax Matters.

        (i) Tax Returns and Payment of Taxes for Periods Through the Closing Date. Armstrong shall include its income on its federal income tax return for all periods up to and including the Closing Date and will pay any tax due thereon. Armstrong also shall pay its state or local income Tax for all taxable periods up to and including the Closing Date. The income of Armstrong shall be apportioned for the period up to and including the Closing Date and the period after the Closing Date by closing the books of Armstrong as of the close of business on the Closing Date.

        (ii) Carrybacks. If Armstrong is required to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date to a Tax return of Armstrong for any taxable period ending on or before the Closing Date, BTFC will be entitled to an amount equal to the refund or credit of taxes realized as a result thereof.


     4.05. Covenants of All Parties. Each of the Parties covenants and agrees that:

     (a) Conduct of Business. From and after the date hereof and until the Closing Date, each Party shall, and shall cause each of its Subsidiaries to:

        (i) carry on its business diligently and substantially in the same manner as heretofore and, except as otherwise provided in this Reorganization Agreement, will not institute any unusual or novel methods of management or operation of its properties or business;

        (ii) maintain its books and records in the usual, ordinary and normal course;

        (iii) promptly advise the other Parties in writing of (A) the initiation of any litigation of any kind against it or any litigation by it and (B) the happening of any event which in the reasonable belief of its management may have an adverse effect on either Armstrong or BTFC on a consolidated basis, as the case may be;

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
        (iv) continue in effect its present insurance coverage at the present levels on all properties, assets, business and personnel;

        (v) use its best efforts to preserve its business organization intact, to keep available its present employees, to preserve its relationships with customers and others having business dealings with it and to maintain all of its tangible property in customary repair, order and condition (reasonable wear and tear excepted); and

        (vi) ensure that its executive officers shall meet periodically with the executive officers of the other Parties to exchange information on their respective institutions, and to facilitate an orderly transition following the Closing Date.

     (b) Environmental Studies.

        (i) Within forty-five days following the date of this Reorganization Agreement, BTFC shall cause to be completed, at its sole cost and expense, a Phase I environmental assessment ("Phase I assessment") of all real estate owned by Armstrong other than the Lentz Property referred to in clause (ii) below (the "Armstrong Premises") and shall deliver a copy of each such Phase I assessment to Armstrong. If BTFC should determine pursuant to the results of any such Phase I assessment that (A) there has been an Environmental Condition affecting the Armstrong Premises or any storage, discharge, disposal, release or emission of any Hazardous Substance in, on or from the Armstrong Premises and (B) BTFC reasonably believes that it could become responsible for the remediation of such storage, discharge, disposal, release or emission or become liable for monetary damages resulting therefrom, and (C) the remediation costs or potential liability is greater than $100,000, then BTFC shall inform Armstrong in writing with specificity, including a good faith estimate of the cost of remediation, within thirty (30) days of BTFC's receipt of the Phase I assessment, and BTFC may, in its sole discretion, terminate this Reorganization Agreement.

        (ii) Within forty-five days following the date of this Reorganization Agreement, BTFC shall cause to be completed, at its sole cost and expense, a Phase II environmental assessment ("Phase II assessment") of Armstrong's Owned Real Property on Route 66 in Manorville, Pennsylvania (the "Lentz Property") and shall deliver a copy of such Phase II assessment to Armstrong. If BTFC should determine pursuant to the results of such Phase II assessment that (A) there has been an Environmental Condition affecting the Lentz Property or any storage, discharge, disposal, release or emission of any Hazardous Substance in, on or from the Lentz Property and (B) BTFC reasonably believes that it could become responsible for the remediation of such storage, discharge, disposal, release or emission or become liable for monetary damages resulting therefrom, and (C) remediation costs or potential liability is greater than $200,000, then BTFC shall inform Armstrong in writing with specificity, including a good faith estimate of the cost of remediation, within thirty (30) days of BTFC's receipt of the Phase II assessment, and BTFC may, in its sole discretion, terminate this Reorganization Agreement.

     (c) Mutual Cooperation on Tax Matters. Armstrong and BTFC shall each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any Tax audit, or any judicial or administrative proceedings relating to any Tax, and each will retain and provide the other with any records or information that may be relevant to such Tax return, Tax audit, proceeding or determination. The party requesting assistance hereunder shall reimburse the other for direct expenses incurred in providing such assistance.

     (d) Fulfillment of Agreements. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other under Article VI that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Reorganization Agreement.

     (e) Bank Regulatory Applications. As promptly as practicable after the date hereof, BTFC and/or Johnstown, as appropriate, (i) shall submit any requisite applications for prior approval of the transactions contemplated herein and in the Articles of Merger between Armstrong and Johnstown to the appropriate federal and state (if applicable) financial institution regulatory authorities depending upon the structure of the Merger, (ii) BTFC shall submit an application for prior approval of the Merger to the Federal Reserve Board pursuant to the Bank Merger Act and Section 5(d)(3) of the FDIA, and (iii) each of the parties hereto shall, and they shall cause their respective Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body the approval of which is required for consummation of the Merger. BTFC and Armstrong each represents and warrants to the other that all information concerning it, its Affiliates and their respective directors, officers, stockholders and Subsidiaries included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     4.06. Covenants of BTFC and Johnstown. BTFC and Johnstown hereby covenant and agree that:

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
     (a) Access to Corporate Records. Until the Closing Date, BTFC and Johnstown shall give Armstrong and its representatives full access during normal business hours to all its property, documents, contracts and records and such information with respect to its business affairs and properties (in each case including those of its Subsidiaries) as Armstrong from time to time may reasonably request; provided, however, that BTFC and Johnstown shall not be required to give such access or information to the extent that it is prohibited therefrom by a rule, regulation or order of any regulatory body. All documents, contracts, records or information obtained pursuant to this Section 4.06(a) shall be and remain subject to the confidentiality provisions of Section 2.08 of this Reorganization Agreement.

     (b) Financial Statements. BTFC shall promptly provide Armstrong with copies of its annual and quarterly financial statements, as included in its reports on Form 10-K or 10-Q, respectively, as filed with the SEC pursuant to the requirements of the Exchange Act, for the periods ending between the date of this Reorganization Agreement and the Effective Time of the Merger. Until the Closing Date, BTFC will provide copies of any reports it files with the SEC under the Exchange Act to Armstrong on a prompt and timely basis.

     (c) Consents and Approvals. BTFC and Johnstown shall use their best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction to the extent that such approvals or consents are required to effect the Merger and the other transactions contemplated hereby.

     (d) Notice of Changes. Until the Effective Time of the Merger, BTFC and Johnstown shall give Armstrong written notice of any material change or inaccuracies in any data previously given or made available to Armstrong pursuant to this Reorganization Agreement.

     (e) Furnishing Information. BTFC and Johnstown shall cooperate with Armstrong in furnishing such information concerning the business of BTFC and Johnstown as is reasonably necessary or requested in order to prepare and file the Registration Statement and Prospectus/Proxy Statement to be used in connection with the meetings of the shareholders of Armstrong as provided in
Section 3.01 hereof, or to prepare and file any applications for regulatory or governmental approvals. BTFC shall provide to Armstrong and their respective counsel a copy of the Registration Statement and each application for regulatory or governmental approval, including all amendments to such documents, in draft form prior to filing and, as soon as practicable after the date of filing, a copy of the filing. BTFC shall provide to Armstrong and their respective counsel a copy of all correspondence to and from the various regulatory agencies

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
with respect to the Registration Statement and the regulatory applications.

     (f) Indemnification of and Liability Insurance for Armstrong Officers and Directors.

        (i) After the Effective Time of the Merger, BTFC, as successor to Armstrong, shall indemnify and hold harmless any former directors, officers, employees or agents of Armstrong who have rights to indemnification under the articles of incorporation and bylaws of Armstrong and the BCL from and against any and all claims, losses, liabilities or damages arising out of or in connection with any of their activities in such capacities or on behalf of, or at the request of, Armstrong prior to the Effective Time of the Merger ("Claims") in accordance with and to the extent required under the articles of incorporation and bylaws of BTFC and the BCL. Further, BTFC shall be obligated to advance expenses incurred with respect to the foregoing, as they are incurred, in each case only to the extent such advances are required under the articles of incorporation and bylaws of BTFC as in effect on the date hereof and the BCL. The obligations of BTFC specified in the preceding sentences shall survive the Merger and shall continue in full force and effect following the Effective Time of the Merger for a period of no more than one year; provided, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. BTFC shall provide officers and directors liability insurance coverage for all former directors and officers of Armstrong, whether or not they become part of the BTFC organization after the Effective Time of the Merger, to the same extent as such coverage is provided to Johnstown's officers and directors for a period of one year following the Effective Time of the Merger. This section shall not increase, in any manner, any liabilities or obligations BTFC would otherwise have as the successor by merger to Armstrong.

        (ii) BTFC will indemnify and hold harmless Armstrong and each Person, if any, who controls Armstrong within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which BTFC or such controlling Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus/Proxy Statement or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that any such statement or omission relates to BTFC or (B) arise out of or are based upon

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
any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in any document distributed to any Armstrong shareholder to the extent that any such statement or omission relates to BTFC, and will reimburse Armstrong and each such controlling Person for any legal or other expenses reasonably incurred by Armstrong or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that BTFC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Prospectus/Proxy Statement or any amendment or supplement thereto, or any related preliminary prospectus that was made or omitted in reliance upon and in conformity with written information furnished by Armstrong specifically for use therein. This indemnity agreement will be in addition to any liability which BTFC may otherwise have.

        (iii) Promptly after receipt by an indemnified party under this Section 4.06(f) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.06(f), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.06(f). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.06(f) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        (iv) If recovery is not available under the foregoing indemnification provisions of this Section 4.06(f) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be

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
considered the relative benefits received by each party from the transactions contemplated hereby, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Armstrong, Johnstown and BTFC agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocations.

     (g) Sale of Computer System. At the request of Farmers National Bank of Kittanning ("Farmers") on or before the Closing, BTFC shall sell to Farmers the computer system that Farmers has jointly owned with Armstrong for the book value as of September 30, 1995 of that system.

     (h) Employee Matters.

        (i) Any full-time employee of Armstrong (except Coleman Clougherty) whose employment with the Resulting Bank is terminated, other than for cause, by BTFC within six months after the Effective Time of the Merger, and not offered a comparable job with BTFC or an affiliate of BTFC, will be paid severance pay equal to one week's W-2 compensation multiplied by each year of service with Armstrong not exceeding three months salary (except that the individuals listed on Schedule 4.06(h) shall be entitled to a maximum of six months salary). For purposes of this section, a job shall not be considered comparable if it requires the employee to work less than 30 hours per week or is at a location more than 30 miles from Armstrong's main office.

        (ii) BTFC shall pay Coleman Clougherty severance pay equal to $200,000 on the Closing Date.

        (iii) All employees of Armstrong immediately prior to the Effective Time of the Merger who are employed by Johnstown following the Effective Time of the Merger ("Transferred Employees") will be entitled to participate in BTFC's employee benefit plans as to which they are eligible without fulfilling any vesting requirement but shall not be entitled to any credit for their length of service, compensation, job classification or position with Armstrong. BTFC agrees that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Armstrong on the date of the Merger and then change coverage to BTFC's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in BTFC's

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
     health plans. Except with respect to any defined benefit pension plan sponsored by BTFC or an Affiliate of BTFC, a Transferred Employee's service with Armstrong shall be recognized as service with BTFC for purposes of eligibility, participation and vesting, but not benefit accruals, subject to applicable break-in-service rules and to the extent permissible under all applicable laws and regulations and the terms and benefits of BTFC's current benefit plans or those of its Affiliates. With respect to any defined benefit pension plans sponsored by BTFC or an Affiliate of BTFC, Transferred Employees will be provided such service and benefits thereunder, if any, as may be required by the Code, ERISA, or other applicable law.

Nothing contained in this Section shall be deemed to be a contract for employment nor a guaranty or right to employment with BTFC or its Affiliates for any Person, nor shall anything contained in this Section constitute an agreement by BTFC or its Affiliates not to revise, amend, revoke, or terminate any employee benefit plan or arrangement that it may in the future make available to its employees, including Transferred Employees. Notwithstanding anything contained herein to the contrary, the obligations of BTFC contained in this Section shall survive the Closing.

     (i) Registration Statement and Joint Proxy Statement. BTFC shall prepare, and shall file with the SEC, and shall use its best efforts to cause to become effective, the Registration Statement covering the shares of BTFC Common Stock to be delivered pursuant to this Reorganization Agreement and shall use its best efforts to register or qualify such securities, if required, under applicable state securities laws. If any material change occurs in the facts set forth in the Registration Statement, BTFC shall promptly notify Armstrong in writing of such change (other than with respect to information supplied by Armstrong for inclusion therein) and shall prepare, in accordance with the requirements of the Securities Act of 1933, as amended, and file amendments to the Registration Statement that may be appropriate or required.


                                   ARTICLE V
                              REGISTRATION RIGHTS

     5.01. Incidental Registration.

     (a) If prior to three years after the Effective Time of the Merger, BTFC proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, S-8, or any successor or similar forms), whether or not for sale for its own account, it will at such time give prompt written notice to all holders of Registrable Securities of its intention to do so

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
and of such holders' rights under this Section 5.01. Upon the written request of any such holder made within 20 days after the receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), BTFC will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which BTFC has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which BTFC proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, BTFC shall determine for any reason either not to register or to delay registration of such securities, BTFC may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 5.02, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 5.01 shall relieve BTFC of its obligation to effect any registration upon request under Section 5.02, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 5.02.

     (b) If (i) the registration pursuant to this Section 5.01 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of BTFC, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because BTFC has not been requested so to include such Registrable Securities pursuant to Section 5.04(b) or, if requested to do so, is not obligated to do so under Section 5.04(b)), and (iii) the managing underwriter of such underwritten offering shall inform BTFC and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities

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
being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then BTFC may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

     (c) BTFC shall pay all Registration Expenses in connection with all registrations requested pursuant to this Section 5.01.

     5.02. Registration on Request.

     (a) If, at any time prior to three years after the Effective Date of the Merger, holders of at least a majority (in number of shares) of Registrable Securities then held, or, at any time during March 1998, any holder of Registrable Securities then held, requests in writing that BTFC effect the registration under the Securities Act of all or part of their shares of BTFC Common Stock, BTFC will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon BTFC will use its best efforts to effect the registration under the Securities Act of:

        (i) the Registrable Securities which BTFC has been so requested to register by the holders of Registrable Securities,

        (ii) all other Registrable Securities the holders of which shall have made a written request to BTFC for registration thereof within 30 days after the giving of such written notice by BTFC, and

        (iii) all shares of Common Stock which BTFC may elect to register in connection with the offering of Registrable Securities pursuant to this
        Section 5.02,

all to the extent requisite to permit the disposition of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered, in an underwritten offering, provided that the shareholders of Armstrong shall be entitled to not more than one registration upon request, and provided further that BTFC will not be required to register securities under this Section 5.02 to the extent that in the opinion of BTFC's counsel, which shall be reasonably satisfactory to the holders of

Registrable Securities, the sale of Registrable Securities covered by the written request for registration may be affected pursuant to Rule 144 or otherwise without registration within a 90 day period.

     (b) Registrations under this Section 5.02 shall be on such appropriate registration form of the SEC (i) as shall be selected by BTFC and (ii) as shall permit the disposition of such Registrable Securities in an underwritten offering. BTFC agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

     (c) BTFC will pay all Registration Expenses in connection with registrations requested pursuant to this Section 5.02.

     (d) A registration requested pursuant to this Section 5.02 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after BTFC has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holders of Registrable Securities (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to BTFC) shall be deemed to have been effected by BTFC at the request of the holders of Registrable Securities unless the holders of Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the holders of Registrable Securities.

     (e) If a requested registration pursuant to this Section 5.02 shall involve an underwritten offering, the underwriter or underwriters thereof shall be selected by BTFC and shall be reasonably acceptable to the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested.

     (f) If a requested registration pursuant to this Section 5.02 shall involve an underwritten offering, and the managing underwriter shall advise BTFC in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of BTFC which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a

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
majority of the Registrable Securities so requested to be included, BTFC will include in such registration, to the extent of the number which BTFC is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, other BTFC Common Stock, including that held by the holders of Registrable Securities, and (iii) third, BTFC Common Stock that BTFC proposes to sell and other BTFC Common Stock included in such registration by the holders thereof.

     5.03. Registration Procedures. If and whenever (a) BTFC is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 5.01 and 5.02 or (b) there is a Requesting Holder (as defined in Section 5.06) in connection with any other proposed registration by BTFC under the Securities Act, BTFC shall, as expeditiously as possible:

        (i) prepare and (within 60 days after the request of a holder of Registrable Securities eligible to make such a request under Sections
        5.01 or 5.02 or as soon thereafter as possible) file with the SEC the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective, provided however that BTFC may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 5.02(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, BTFC will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

        (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for 60 days after such registration statement becomes effective;

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
        (iii) furnish to each seller of Registrable Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

        (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter, if any, of the securities being sold by such seller and any Requesting Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter, if any, to consummate the disposition in such jurisdictions of the securities owned by such seller, except that BTFC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

        (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (vi) furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller, such Requesting Holder and the underwriters, if any, of:

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
        (x) an opinion of counsel for BTFC, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

        (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified BTFC's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder or the underwriters, if any may reasonably request;

     (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

        (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

        (B) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

        (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose;

        (D) if at any time the representations and warranties of BTFC made as contemplated by Section 5.04 below cease to be true and correct;

        (E) of the receipt by BTFC of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

     (viii) notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon BTFC's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which the holders of at least a majority of the Registrable Securities shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

     (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

     (xii) use its best efforts to list all Registrable Securities covered by such registration statement on NASDAQ; and

     (xiii) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

     BTFC may require each seller of Registrable Securities as to which any registration is being effected to furnish BTFC such information regarding such seller and the distribution of such securities as BTFC may from time to time reasonably request in writing.

     BTFC will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration) to which the holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that BTFC may file such document in a form required by law or upon the advice of its counsel.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from BTFC to the effect that any event of the kind described in subdivision (viii) of this Section 5.03 has or might occur, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until notified by BTFC that such disposition may resume and such holder's receipt of the copies of the supplemented or amended prospectus if required by subdivision (viii) of this
Section 5.03 and, if so directed by BTFC, will deliver to BTFC (at BTFC's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event BTFC shall give any such notice, the period mentioned in paragraph (ii) of this Section 5.03 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this Section 5.03.

     If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of BTFC, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of BTFC's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of BTFC, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

     5.04. Underwritten Offerings.

     (a) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under
Section 5.02, BTFC will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to BTFC, each such holder and the underwriters, and to contain such representations and warranties by BTFC and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.07. The holders of the Registrable Securities will cooperate with BTFC in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of BTFC regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of BTFC. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and shall be required to make such holder's proportionate share of the representations and warranties contained therein, provided that the foregoing shall only be applicable if such underwriting agreement or a separate agreement between BTFC and such holder shall contain a provision that limits the liability of such holder to the proceeds to be received by such holder from the sale of such holder's Registrable Securities and that provides that such holder's liability shall be pro rata in accordance with the number of Registrable Securities sold by such holder as compared to the aggregate number of Registrable Securities and other securities sold in such underwritten offering.

     (b) If BTFC at any time proposes to register any of its securities under the Securities Act as contemplated by Section 5.01 and such securities are to be distributed by or through one or more underwriters, BTFC will, if requested by any holder of Registrable Securities as provided in Section 5.01 and subject to the provisions of Section 5.01(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any other shares of Common Stock which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under Section 5.01 by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other shares of Common Stock so requested to be included would interfere with the successful marketing of the Common Stock (other than such Registrable Securities and other shares of Common Stock so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities and shares of other Common Stock so requested to be included which may be included in such underwritten offering without such effect), then BTFC may, upon written notice to all holders of such Registrable Securities and of such other shares of Common Stock so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other Common Stock so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other Common Stock so that the resultant aggregate number of such Registrable Securities and of such other shares of Common Stock so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between BTFC and such underwriters and shall be required to make such holder's proportionate share of the representations and warranties contained therein, provided that the foregoing shall only be applicable if such underwriting agreement or a separate agreement between BTFC and such holder shall contain a provision that limits the liability of such holder to the proceeds to be received by such holder from the sale of such holder's Registrable Securities and that provides that such holder's liability shall be pro rata in accordance with the number of Registrable Securities sold by such holder as compared to the aggregate number of Registrable Securities and other securities sold in such underwritten offering.

     (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of BTFC, during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 5.01 or 5.02 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration. Each holder of Registrable Securities agrees that BTFC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 5.04(c).

     (d) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by BTFC and the holders of a majority of Registrable Securities to be included in such underwritten offering, (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements and (iii) makes the representations and warranties provided for in
Section 5.04(a) or 5.04(b), as the case may be.

     5.05. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, BTFC will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of BTFC with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     5.06. Rights of Requesting Holders. BTFC will not file any registration statement under the Securities Act (other than by a registration on Form S-4 or S-8), unless it shall first have given to each holder of Registrable Securities at the time outstanding (other than any such Person who acquired all such securities held by such Person in a public offering registered under the Securities Act or as the direct or indirect transferee of shares initially issued in such an offering), at least 20 days prior written notice thereof. Any such Person who shall so request within 20 days after such notice (a "Requesting Holder") shall have the rights of a Requesting Holder provided in Sections 5.03, 5.05 and
5.07. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise as the holder of any securities of BTFC, then such holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling Person" of BTFC within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of BTFC's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of BTFC, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

     5.07. Indemnification.

     (a) In the event of any registration of any securities of BTFC under the Securities Act, BTFC will, and hereby does, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to Section 5.01 or 5.02, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of BTFC, any Requesting Holder, its directors and officers and each other Person, if any, who controls such Requesting Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or Requesting Holder or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and BTFC will reimburse such holder, such Requesting Holder and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that BTFC shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to BTFC through an instrument duly executed by such holder or Requesting Holder, as the case may be, specifically stating that it is for use in the preparation thereof, provided further that BTFC shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such Requesting Holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.

     (b) BTFC may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 5.03, that BTFC shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 5.07) BTFC, each director of BTFC, each officer of BTFC and each other Person, if any, who controls BTFC within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to BTFC through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of

BTFC or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.07, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.07, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     (d) Indemnification similar to that specified in the preceding subdivisions of this Section 5.07 (with appropriate modifications) shall be given by BTFC and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

     (e) The indemnification required by this Section 5.07 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

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
     (f) If the indemnification provided for in the preceding subdivisions of this Section 5.07 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by BTFC on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of BTFC on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by BTFC on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by BTFC from the initial sale of the Registrable Securities by BTFC to the purchasers bear to the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of BTFC on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by BTFC, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 5.07, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions
(a) or (b) of this Section 5.07 had been available under the circumstances.

     BTFC and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders, Requesting Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 5.07 and any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     5.08 Rule 144. BTFC will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, BTFC will deliver to such holder a written statement as to whether it has complied with such requirements.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.01. Conditions Precedent to the Obligations of BTFC and Johnstown. The obligations of BTFC and Johnstown to consummate the transactions contemplated by this Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by BTFC and Johnstown to the extent permitted by law:

     (a) Performance of Covenants. Each of the covenants to be performed by Armstrong hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of Armstrong shall have executed and delivered to BTFC a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (b) Representations True at Closing. The representations and warranties made by Armstrong herein and in any certificate provided to BTFC hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), except that the representations made in Section 4.01(o) shall be modified by the results of the Phase I assessment referred to in Section 4.05(b)(i) or the Phase II assessment referred to in Section 4.05(b)(ii), and the President and Secretary of Armstrong shall have executed and delivered to BTFC a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (c) Certified Resolutions. Armstrong shall have furnished BTFC with a certified copy of resolutions duly adopted by its Board of Directors authorizing and approving this Reorganization Agreement and the transactions contemplated hereby.

     (d) Shareholder Approval. This Reorganization Agreement shall have been approved by the affirmative vote of a majority of the votes cast by all holders of Armstrong Common Stock entitled to vote thereon, and Armstrong shall have furnished BTFC with a certified copy of resolutions duly adopted by its shareholders authorizing and approving this Reorganization Agreement and the transactions contemplated hereby.

     (e) Government Approvals and Other Consents. BTFC, Johnstown and Armstrong shall have received in form and substance satisfactory to BTFC all necessary federal and state governmental and regulatory approvals and other consents necessary to permit consummation of the Merger and the transactions contemplated hereby (including but not limited to approvals of the Federal Reserve Board, the FDIC or other applicable federal regulatory agency and the Department of Banking). No such approvals and consents shall require BTFC or such Subsidiary to enter into any agreement or stipulation that is inconsistent with prior FDIC or Department of Banking practice or procedure, and all applicable waiting periods required by law shall have expired or elapsed.

     (f) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Reorganization Agreement, the consummation of the transactions contemplated hereby or the Merger, which, in the good faith judgment of BTFC, would make it inadvisable to consummate such transactions.

     (g) No Material Misstatements or Omissions. Subject to the cure provisions of Section 2.07(f), BTFC shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to BTFC hereunder, or in the information to be furnished by Armstrong and contained in the Registration Statement.

     (h) Changes in Financial Condition. Since the date of this Reorganization Agreement, there shall not have occurred any material adverse change in the business, financial condition results of operation or prospects of Armstrong, other than changes resulting from or attributable to (i) changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally, or (ii) the payment of any severance benefits to Coleman Clougherty or any other key employee pursuant to any employment arrangement, if such payment is made by Armstrong at the request of BTFC.

     (i) Registration Statement. The Registration Statement covering the shares of BTFC Common Stock to be issued to the shareholders of Armstrong under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

     (j) Opinion of Armstrong Counsel. An opinion of Manatt, Phelps & Phillips, counsel for Armstrong, and Blank, Rome, Comisky & McCauley with respect to the opinions set forth in the first sentence of (i) and (ii) below, shall have been delivered to BTFC, dated the Closing Date, and in form and substance satisfactory to BTFC and its counsel, substantially to the effect that:

        (i) Armstrong is a bank and trust company duly incorporated and validly existing under the Banking Code and has the corporate power and authority to carry on its business as described in the Prospectus/Proxy Statement and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of Armstrong consists of 8,000 shares of common stock having a par value of $50.00 per share, of which no more than 8,000 shares are issued and outstanding as of the date hereof and no shares are held in the treasury of Armstrong. To our knowledge, there is no subscription, option, warrant, call, right, stock appreciation right or commitment of any kind obligating Armstrong to issue any of its stock or to acquire any of its stock under any circumstances or to pay cash on account of stock appreciation.

        (ii) The execution and delivery of this Reorganization Agreement and the Plan of Merger have been duly authorized by all necessary director and shareholder action. This Reorganization Agreement and the Plan of Merger have been duly executed and delivered by Armstrong and, assuming due authorization, execution and delivery by the other parties hereto, this Reorganization Agreement and the Plan of Merger will constitute valid and binding obligations of Armstrong, and will be enforceable in accordance with their respective terms, except as the enforceability of each of the above documents may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions, (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (iii) The execution and delivery by Armstrong of, and the performance by Armstrong of its agreements in this Reorganization Agreement, do not (i) violate the articles of incorporation or bylaws, as amended, of Armstrong;
     (ii) breach or result in a default under any existing obligation of Armstrong under any of the agreements identified in an officer's certificate to be attached to the opinion; or (iii) breach or otherwise violate any existing obligation of Armstrong under a court order which has been identified by Armstrong in an officer's certificate to be attached to the opinion.

In expressing such opinion, Manatt, Phelps & Phillips and Blank, Rome, Comisky & McCauley may rely on certificates of officers and other representatives of Armstrong as to matters of fact and certificates of public officials as to matters within their jurisdiction. Such opinion shall be governed by the Legal Opinion Accord of the ABA Section of Business Law (1991).

     (k) Dissenters' Shares. The number of Dissenters' Shares as of the Closing Date shall be less than 800 shares of Armstrong Common Stock, but in no event shall the total cash consideration paid by BTFC for Armstrong County Stock exceed fifty percent (50%) of the total consideration paid by BTFC.

     (l) Employment Agreements. Coleman Clougherty shall have waived in writing all rights to severance pay and any other obligations Armstrong has to him in exchange for the agreement by BTFC to pay him $200,000.00 on the Closing Date.

     (m) Expenses. Armstrong shall have paid all out-of-pocket expenses and disbursements, including legal, accounting and investment banking fees incurred by Armstrong in connection with the Transactions, except for reasonable out-of-pocket expenses actually incurred that the parties acknowledge have not been billed on or before the Closing Date; and the President and Secretary of Armstrong shall each have executed and delivered to BTFC a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (n) Tax Opinion. BTFC shall have received an opinion of Kirkpatrick & Lockhart LLP, in form and substance reasonably satisfactory to BTFC, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code and that accordingly no gain or loss will be recognized by BTFC, Johnstown or Armstrong as a result of the Merger; and (ii) no gain or loss will be recognized by Armstrong's shareholder as a result of the receipt of BTFC Common Stock in the Merger. In rendering such opinion, Kirkpatrick & Lockhart may require and rely upon representations contained in certificates of officers of BTFC, Armstrong, Johnstown and others.

     6.02. Conditions Precedent to the Obligations of Armstrong. The obligations of Armstrong to consummate the transactions contemplated by this Reorganization Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Armstrong to the extent permitted by law:

     (a) Performance of Covenants. Each of the covenants to be performed by BTFC and Johnstown hereunder on or before the Closing Date shall have been duly performed in all material respects; and the President and Secretary of BTFC and Johnstown shall each have executed and delivered to Armstrong a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (b) Representations True at Closing. The representations and warranties made by BTFC and Johnstown herein and in any Certificate provided by BTFC hereunder shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such time (or as of the date when made in the case of any representation and warranty which specifically relates to an earlier date), and the President and Secretary of BTFC and Johnstown shall each have executed and delivered to Armstrong a certificate, dated as of the Closing Date, to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition.

     (c) Certified Resolutions. BTFC and Johnstown shall each have furnished Armstrong with a certified copy of resolutions duly adopted by the Board of Directors of BTFC and Johnstown authorizing this Reorganization Agreement and the transactions contemplated hereby and by the shareholder of Johnstown approving this Reorganization Agreement and the transactions contemplated hereby.

     (d) Government Approvals and Other Consents. BTFC, Johnstown and Armstrong shall have received in form and substance satisfactory to Armstrong all necessary federal and state governmental and regulatory approvals, shareholder approvals and other consents necessary to permit consummation of the Merger (including but not limited to approvals of the Federal Reserve Board, the FDIC, the Department of Banking and the shareholders of Armstrong), and all applicable waiting periods required by law shall have expired or elapsed.

     (e) No Injunction. No injunction shall have been issued by any court or governmental agency which prohibits or restricts the consummation of the transactions contemplated by this Reorganization Agreement which, in the good faith judgment of Armstrong, would make it inadvisable to consummate such transactions.

     (f) No Material Misstatements or Omissions. Armstrong shall not have discovered any material error, misstatement or omission in any information furnished in writing or to be furnished in writing to Armstrong hereunder, or in the information to be furnished by BTFC or Johnstown and contained in the Registration Statement.

     (g) Changes in Financial Condition. Since the date of this Reorganization Agreement, there shall not have occurred any material adverse change in the financial condition of BTFC on a consolidated basis, other than changes resulting from or attributable to changes in laws or regulations, generally accepted accounting principles, or interpretations thereof, that affect the banking industry generally.

     (h) Registration Statement. The Registration Statement covering the shares of BTFC Common Stock to be issued to the shareholders of Armstrong under this Reorganization Agreement shall have been declared effective by the SEC, shall be exempt or declared effective in each state having jurisdiction thereon, and no stop order proceeding shall be pending or threatened with respect thereto.

     (i) Opinion of BTFC and Counsel. An opinion of Kirkpatrick & Lockhart LLP, counsel for BTFC and Johnstown, shall have been delivered to Armstrong, dated the Closing Date, and in form and substance satisfactory to Armstrong and its counsel, substantially to the effect that:

        (i) BTFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as described in the Prospectus/Proxy Statement and to carry out the transactions contemplated by this Reorganization Agreement. The authorized capital stock of BTFC consists of 10,000,000 shares of common stock having a par value of $5.00 per share, of which 3,826,581 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, no par value, none of which are issued and outstanding as of the date hereof. All issued and outstanding shares of BTFC Common Stock are validly issued, fully paid and nonassessable.

        (ii) Johnstown is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and a member of the Federal Reserve System. Johnstown has full power and authority to carry on its business as described in the Prospectus/Proxy Statement and to carry out the transactions contemplated by this Reorganization Agreement. The authorized, issued and outstanding capital stock of Johnstown consists of 981,864 shares of common stock having a par value of $5.00 per share. All issued and outstanding shares of Johnstown Common Stock are validly issued, fully paid and nonassessable.

        (iii) This Reorganization Agreement has been, and the Articles of Merger, when executed and delivered, will have been, duly and validly authorized, executed and delivered by BTFC and Johnstown, and constitute and will constitute the valid and binding obligations of BTFC and Johnstown and are and will be enforceable in accordance with their respective terms, except as limited by (a) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions, (b) general equitable principles, (c) laws relating to the safety and soundness of insured depository institutions, (d) the possible unavailability of certain remedies in the event of non-material breaches of such agreements, and (e) the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (iv) Neither the execution, delivery and performance of this Reorganization Agreement by BTFC and Johnstown, nor the consummation of the transactions contemplated hereby, nor compliance by BTFC and Johnstown with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BTFC or any of its Subsidiaries under any of the terms, conditions or provisions of, (A) the articles of incorporation or bylaws, as amended, of BTFC or Johnstown, or
     (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BTFC or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, etc. which would not, in the aggregate, have a material adverse effect on BTFC's business or financial condition on a consolidated basis, or (ii) to its knowledge, violate any judgement, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to them or any of their respective properties or assets.

        (iv) BTFC and Johnstown has obtained all necessary federal and state governmental and regulatory approvals in order to consummate the Merger.

        (v) The Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

In expressing such opinion, counsel may rely on opinions of other counsel to BTFC and Johnstown, certificates of officers and other representatives of BTFC and Johnstown as to matters of fact and certificates of public officials as to matters within their jurisdiction.

     (j) Fairness Opinion. Armstrong shall have received an opinion from Bahia Advisors, Inc. dated prior to the date of the Prospectus/Proxy Statement that the consideration to be paid to shareholders of Armstrong pursuant to this Reorganization Agreement is fair from a financial point of view to the shareholders of Armstrong.

     6.03. Waivers. A condition precedent as set forth in this Article VI shall be deemed to be satisfied if it has been materially and reasonably satisfied, and no Party shall fail to consummate the transactions described herein by reason of a breach of any covenant or the failure to satisfy a condition precedent unless such breach or failure is material to such transactions as a whole. Any condition waived in writing by the Party entitled to the benefit thereof shall thereafter cease to be a condition precedent for purposes of this
Article VI.

                                  ARTICLE VII
                              BROKERS AND EXPENSES

     7.01. Brokers. BTFC represents and warrants to Armstrong that no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby, except for Berwind Financial Group, Inc. Armstrong represents and warrants to BTFC that no broker or finder has acted for it in connection with the execution and delivery of this Reorganization Agreement or the transactions contemplated hereby, except for Bahia Advisors, Inc. Each Party shall be indemnified and held harmless by the other from any claim, suit, loss or expense resulting from a breach of the other party's foregoing representation and warranty.

     7.02. Expenses. Except as otherwise provided in this Reorganization Agreement, all expenses incurred by each Party in connection with or related to the authorization, preparation and execution of this Reorganization Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such Party and the broker referred to in
Section 6.01, shall be borne solely and entirely by the Party which has incurred the same.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.01 Further Assurances. From time to time as and when requested by BTFC or Johnstown, or their respective successors or assigns, Armstrong, or the officers and directors of Armstrong last in office prior to consummation of the Merger, shall execute and deliver such further agreements, documents, deeds and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise in the Resulting Company title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Armstrong, as shall be necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Reorganization Agreement.

     8.02. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Reorganization Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished on, the Closing Date, other than covenants that by their terms are to survive or be performed after the Closing Date.

     8.03. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by first-class registered or certified mail, postage prepaid, with return receipt requested, as follows:


                     (a) If to Armstrong, to:

                         Coleman J. Clougherty
                         Chairman, President and Chief Executive Officer The Armstrong County Trust Company
                         227 Market Street
                         Kittanning, Pennsylvania 16201

                         with a copy to:

                         Edward L. Lublin, Esq.
                         Manatt, Phelps and Phillips
                         1501 M Street, N.W.
                         Washington, D.C. 20005


                     (b) If to BTFC or Johnstown, to:

                         John H. Anderson
                         Chairman and Chief Executive Officer
                         BT Financial Corporation
                         532-534 Main Street
                         Johnstown, Pennsylvania 15901
                         with a copy to:

                         Dennis M. Sheedy, Esquire
                         Kirkpatrick & Lockhart LLP
                         1500 Oliver Building
                         Pittsburgh, Pennsylvania 15222

or to such other address as any such Person may designate in writing to the other Parties at the addresses listed above, in accordance with this Section.

     8.04. Binding Effect. This Reorganization Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Reorganization Agreement may not be assigned by any Party without the express written consent of the other Parties.

     8.05. Headings. The Article, Section, paragraph and other headings in this Reorganization Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Reorganization Agreement.

     8.06. Counterparts. This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.07. Integration; No Third-Party Beneficiaries. This Reorganization Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the Parties hereto with respect to the subject matter hereunder. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Section 4.04(g), 4.06(f) and 4.06(h).

     8.08. Severability. If any term or other provision of this Reorganization Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Reorganization Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Reorganization Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     8.09. Amendments. This Reorganization Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder, except for the provisions of Section 4.04(g), 4.06(f) and 4.06(h). Any of the terms or conditions of this Reorganization Agreement may be waived at any time by the Party which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time before or after the vote of the shareholders of Armstrong on this Reorganization Agreement to the extent permitted by law by agreement in writing, executed in the same manner as this Reorganization Agreement after authorization to do so by the Board of Directors of each Party; provided, however, that such action shall be taken only if, in the judgment of the Boards of Directors of each Party taking the action, such waiver or such amendment or modification will not have a material adverse effect on the benefits intended under this Reorganization Agreement to such Party and its shareholders following approval of this Reorganization Agreement by the shareholders of Armstrong, unless this Reorganization Agreement, as modified, is resubmitted to the shareholders of Armstrong for their approval.

     8.10. Governing Law. This Reorganization Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and, where the context so requires, under applicable federal law.

     8.11. Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Reorganization Agreement.

     IN WITNESS HEREOF, each Party hereto has caused this Reorganization Agreement to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first above set forth.

ATTEST:                                      THE ARMSTRONG COUNTY TRUST COMPANY


/s/ BONNIE RUPP                              By: /s/ COLEMAN J. CLOUGHERTY
-------------------------------                 -----------------------------
Bonnie Rupp                                     Coleman J. Clougherty
Secretary                                       Chairman, President and Chief
                                                Executive Officer
(Corporate Seal)


ATTEST:                                      BT FINANCIAL CORPORATION


/s/ STEVEN C. ACKMANN                        By: /s/ JOHN H. ANDERSON
-------------------------------                 -----------------------------
Steven C. Ackmann                               John H. Anderson
President and Chief Operating                   Chairman and Chief Executive
Officer                                         Officer

(Corporate Seal)


ATTEST:                                      JOHNSTOWN BANK AND TRUST COMPANY


/s/ JOHN W. EGNOT                            By: /s/ ERIC F. RUMMEL
-------------------------------                 -----------------------------
John W. Egnot                                   Eric F. Rummel
Executive Vice President                        President

(Corporate Seal)

                                    ANNEX B


                                FIRST AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS FIRST AMENDMENT, is made and entered into as of the ____ day of March, 1996 (the "First Amendment"), by and among BT Financial Corporation, a business corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 532-534 Main Street, Johnstown, Pennsylvania 15901 ("BTFC"), Johnstown Bank and Trust Company, a bank and trust company organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 532-534 Main Street, Johnstown, Pennsylvania 15901 ("Johnstown"), and The Armstrong County Trust Company, a bank and trust company organized and existing under the laws of the Commonwealth of Pennsylvania with its principal office at 227 Market Street, Kittanning, Pennsylvania 16201 ("Armstrong").

                                  WITNESSETH:

     WHEREAS, the above-named entities are parties to that certain Agreement and Plan of Reorganization dated October 24, 1995 (the "Reorganization Agreement");

     WHEREAS, Section 2.07(g) of the Reorganization Agreement provides that the Reorganization Agreement and the transactions contemplated thereby may be terminated, in any event, automatically on March 31, 1996, if the Merger has not been consummated on or before such date, unless extended by mutual consent of the Parties;

     WHEREAS, the Parties desire to amend Section 2.07(g) of the Reorganization Agreement as hereinafter provided;

     WHEREAS, Section 4.04(c)(i) of the Reorganization Agreement provides that Armstrong shall not, except with the prior written consent of BTFC, declare or distribute any dividend besides the regular quarterly cash dividends and closing dividend described in Section 4.04(c)(i);

     WHEREAS, BTFC consents to the distribution of the special dividend hereinafter described;

     WHEREAS, the SEC requires that certain of Armstrong's financial statements be audited, and such audit will be performed by the accounting firm of S.R. Snodgrass ("Snodgrass"); and

     WHEREAS, BTFC agrees to bear the costs of the Snodgrass audit whether or not the Reorganization Agreement is terminated;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

     2. Section 2.07(g) of the Reorganization Agreement is amended to read as follows:

               In any event, automatically on June 30, 1996, if the Merger has not been consummated on or before such date, unless extended by mutual consent of the Parties.

     3. Section 4.04(c)(i) of the Reorganization Agreement is amended by adding at the end thereof:

               In addition, Armstrong is permitted to declare and distribute during the first quarter of 1996 a special cash dividend in the amount of one hundred sixty-one thousand, two hundred thirty-six dollars ($161,236.00).

     4. Section 7.02 of the Reorganization Agreement is amended by adding at the end thereof:

               Notwithstanding the foregoing, BTFC shall bear the costs of the audit of Armstrong's financial statements for the year ended December 31, 1995 by the firm of S. R. Snodgrass, whether or not the Merger is consummated. BTFC shall pay such costs directly to S. R. Snodgrass. The costs associated with the audit shall not be deemed an expense of Armstrong for dividend or other purposes.

     5. Except as hereby amended, the Reorganization Agreement shall remain in full force and effect.

     6. This First Amendment may be executed in one or more duplicate counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same document.


     IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized officers, all as of the day and year first above set forth.

ATTEST:                            THE ARMSTRONG COUNTY TRUST
                                   COMPANY


                                   By:
-------------------------------       ---------------------------------------
Secretary                             Coleman J. Clougherty
                                      Chairman, President and Chief Executive
                                      Officer

(Corporate Seal)


ATTEST:                            BT FINANCIAL CORPORATION


                                   By:
-------------------------------       ---------------------------------------
Secretary                             John H. Anderson
                                      Chairman and Chief Executive Officer

(Corporate Seal)


ATTEST:                            JOHNSTOWN BANK AND TRUST COMPANY


                                   By:
-------------------------------       ---------------------------------------
Secretary                             Eric F. Rummel
                                      President

(Corporate Seal)

                                    ANNEX C


                                                October 24, 1995


The Board of Directors
Armstrong County Trust Company
227 Market Street
Kittanning, PA 16201


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the common stockholders of Armstrong County Trust Company ("Armstrong") of the Consideration (as defined below) to be received by such holders, for the exchange of Armstrong common stock, par value $50.00 per share (the "Armstrong Common Stock"), in the proposed acquisition (the "Acquisition") of Armstrong by BT Financial Corporation ("BT Financial") by means of a merger of Armstrong with and into Johnstown Bank and Trust Company ("Johnstown B&T"), a wholly owned subsidiary of BT Financial pursuant to the Agreement and Plan of Reorganization dated as of October 24, 1995 by and among BT Financial, Johnstown B&T and Armstrong (the "Agreement"). Under the terms of the Agreement, each outstanding share of Armstrong Common Stock will be exchanged for 26.5 shares of BT Financial common stock and $596.25 in cash (the "Consideration"), provided that BT Financial's common stock price is between $27.50 and $34.00 per share. If BT Financial's common stock price is above or below this range, the exchange ratio will be adjusted to a minimum of $1,325.00 per share of Armstrong Common Stock and a maximum of $1,497.25 per share of Armstrong Common Stock. The terms and conditions of the Acquisition are more fully set forth in the Agreement.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following:

     (1)  the Agreement;

     (2) BT Financial's Annual Reports, BT Financial's Annual Reports on Form 10-K and related financial information for the five years ended December 31, 1994, BT Financial's Quarterly Reports on Form 10-Q and related unaudited financial information for the three months ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995 and
          June 30, 1995, as well as unaudited financial

Bahia Advisors, Inc.
Armstrong County Trust Company
Fairness Opinion - October 24, 1995
Page 2


          information for the one month ended July 31, 1995, August 31, 1995 and September 30, 1995 respectively;

     (3) Armstrong's Annual Report and related financial information for the five years ended December 31, 1994, Armstrong's Quarterly Reports and related unaudited financial information for the three months ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995 and
          June 30, 1995, as well as unaudited financial information for the one month ended July 31, 1995, August 31, 1995 and September 30, 1995, respectively;

     (4) Certain other public and non-public information, including financial and operating forecasts, relating to Armstrong and BT Financial, including: (i) the historical and current financial condition and results of operations of Armstrong and BT Financial, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on stockholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the allowance for loan losses; and (ii) the assets and liabilities of Armstrong and BT Financial, including the loan and investment portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity.

     (5) Conducted discussions with members of senior management of Armstrong and BT Financial concerning the financial condition, business, assets and prospects of Armstrong and BT Financial, respectively;

     (6) The historical market prices and trading activity for BT Financial common shares;

     (7) The valuation of BT Financial common shares, and compared this valuation with those of certain other publicly traded depository institutions which we deemed to be relevant;

     (8) Compared the results of operation and financial condition of BT Financial with those of certain publicly traded companies which we deemed relevant to BT Financial;

     (9) Compared the results of operation and financial condition of Armstrong with those of certain Pennsylvania-based financial institutions which we deemed relevant to Armstrong;

Bahia Advisors, Inc.
Armstrong County Trust Company
Fairness Opinion - October 24, 1995
Page 3


     (10) Compared the proposed financial terms of the Acquisition contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant; and

     (11) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary to the rendering of this opinion.

In conducting our review and in arriving at our opinion, we have relied upon, and assumed the accuracy and completeness of, the financial and other information provided to us or publicly available and have not attempted independently to verify the same or undertaken an independent evaluation or appraisal of the assets or liabilities of Armstrong or BT Financial nor have we been furnished any such evaluation or appraisal. In addition, we have not examined any individual loan credit files or conducted evaluations of the adequacy of either company's allowances for loan losses. We have relied upon the management of Armstrong and of BT Financial as to the reasonableness and achievablility of the financial and operating forecasts and other financial information provided to us, and we have assumed that such information reflects the best currently available estimates and judgments of such managements. It is understood that we were retained by the Board of Directors of Armstrong and that our opinion, as expressed herein, is limited to the fairness, from a financial point of view, to the holders of Armstrong Common Stock of the Consideration to be received by such holders, in the Acquisition and does not address Armstrong's underlying business decision to proceed with the Acquisition. Our opinion has been rendered without regard to the necessity for, or level of, any restrictions, obligations or undertakings which may be imposed or required in the course of obtaining regulatory approval for the Acquisition.

Our opinion is necessarily based on economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. This letter does not constitute a recommendation to the Board of Directors or any holder of Armstrong Common Stock with respect to any approval of the Agreement. Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Armstrong Common Stock.


                                   Very truly yours,


                                   /s/ BAHIA ADVISORS, INC.

                                    ANNEX D

           PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED,
                     PROVISIONS FOR DISSENTING SHAREHOLDERS

SECTION 1930.  DISSENTERS RIGHTS

     (A) GENERAL RULE.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (B) PLANS ADOPTED BY DIRECTORS ONLY.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (C) CROSS REFERENCES.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

SUBCHAPTER D.  DISSENTERS RIGHTS

SECTION 1571.  APPLICATION AND EFFECT OF SUBCHAPTER

     (A) GENERAL RULE.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

     (B)  EXCEPTIONS.--

        (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

            (i)  listed on a national securities exchange; or

            (ii) held of record by more than 2,000 shareholders;

     shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

        (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

            (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

            (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative

                                     - A2 -
        vote of a majority of the votes cast by all shareholders of the class.

            (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

        (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (C) GRANT OF OPTIONAL DISSENTERS RIGHTS.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (D) NOTICE OF DISSENTERS RIGHTS.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

        (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

        (2)  a copy of this subchapter.

     (E) OTHER STATUTES.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE.--This subchapter may not be relaxed by any provision of the articles.

     (G) CROSS REFERENCES.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto

                                     - A3 -
transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

SECTION 1572.  DEFINITIONS

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

SECTION 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS

     (A) RECORD HOLDERS OF SHARES.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (B) BENEFICIAL OWNERS OF SHARES.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the

                                     - A4 -
terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574.  NOTICE OF INTENTION TO DISSENT

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575.  NOTICE TO DEMAND PAYMENT

     (A) GENERAL RULE.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

        (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

        (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

        (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

        (4)  Be accompanied by a copy of this subchapter.

                                     - A5 -

     (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

     (A) EFFECT OF FAILURE OF SHAREHOLDER TO ACT.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (B) RESTRICTION ON UNCERTIFICATED SHARES.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (C) RIGHTS RETAINED BY SHAREHOLDER.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

     (A) FAILURE TO EFFECTUATE CORPORATE ACTION.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (B) RENEWAL OF NOTICE TO DEMAND PAYMENT.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (C) PAYMENT OF FAIR VALUE OF SHARES.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                                     - A6 -

        (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

        (2) A statement of the corporation's estimate of the fair value of the shares.

        (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (D) FAILURE TO MAKE PAYMENT.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

SECTION 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

     (A) GENERAL RULE.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (B) EFFECT OF FAILURE TO FILE ESTIMATE.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

SECTION 1579.  VALUATION PROCEEDINGS GENERALLY

                                     - A7 -

     (A)  GENERAL RULE.--Within 60 days after the latest of:

        (1)  effectuation of the proposed corporate action;

        (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

        (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (B) MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (C) JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (D) MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

SECTION 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS

     (A) GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally),

                                     - A8 -
including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                     - A9 -

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1741 of the BCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, Section 1742 limits such indemnification to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1744 of the BCL provides that, unless ordered by a court, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

                 (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

                 (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3) by the shareholders.

         Notwithstanding the above, Section 1743 of the BCL provides that to the extent a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1745 of the BCL provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

         Section 1746 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the provisions described above are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right to the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 24.1 of the registrant's By-laws provides that the registrant shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the registrant who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an authorized representative of the registrant, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding.

         Section 24.2 of the registrant's By-laws provides that the registrant shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the registrant referred to in Section 24.1 in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 24.1 in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the registrant.

         Section 1747 of the BCL permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

         Section 24.5 of the registrant's By-laws provides that, except in the circumstances set forth therein, the registrant shall purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the By-laws.

         The registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Such insurance may provide coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the above-described By-law indemnification provision.

         As permitted by Section 1713 of the BCL, the By-laws of the registrant provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by law. The BCL states that this exculpation from liability does not apply (i) where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and (ii) to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the federal securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                                    Description
-----------                                    -----------
2.1.1                     Agreement and Plan of Reorganization dated as of October 24, 1995 by and among BT Financial Corporation,
                          Johnstown Bank and Trust Company and The Armstrong County Trust Company  (a copy of which is attached as
                          Annex A to the Proxy Statement/Prospectus forming part of this registration statement).


2.1.2                     First Amendment to Agreement and Plan of Reorganization dated March __, 1996 by and among BT Financial
                          Corporation, Johnstown Bank and Trust Company and The Armstrong County Trust Company (a copy of which is attached as Annex B to the Proxy Statement/Prospectus forming part of this registration statement).

2.2                       Agreement and Plan of Reorganization by and between BT Financial Corporation and Moxham Bank Corporation,
                          dated January 12, 1996.(1)

2.3                       Stock Purchase Agreement dated September 1, 1995 by and among Huntington Bancshares West Virginia, Inc.,
                          The Huntington National Bank of Pennsylvania and BT Financial Corporation.(2)

3.1                       Articles of Incorporation of BT Financial Corporation as amended to August 16, 1991.(3)


3.2                       By-laws of BT Financial Corporation as amended to September 23, 1992.(4)


5.1                       Opinion of Kirkpatrick & Lockhart LLP as to legality of the shares of common stock, par value $5.00 per share, of BT Financial Corporation being registered.*


8.1                       Opinion of Kirkpatrick & Lockhart LLP as to certain tax matters.*


24.1                      Consent of Coopers & Lybrand LLP


24.2                      Consent of S.R. Snodgrass.


24.3                      Consent of Kirkpatrick & Lockhart LLP (included in opinion filed as Exhibit 5.1).*


24.4                      Consent of Kirkpatrick & Lockhart LLP (included in opinion filed as Exhibit 8.1).*


24.5                      Consent of Bahia Advisors, Inc.


24.6                      Consent of Barnes, Saly & Company.


25.1                      Power of Attorney (filed herewith).


99.1                      Form of Proxy to be delivered to shareholders of The Armstrong County Trust Company

----------------
          (1)    Incorporated by reference to Current Report on Form 8-K dated January 12, 1996.

          (2)    Incorporated by reference to Current Report on Form 8-K dated December 14, 1995 (as amended).

          (3)    Incorporated by reference to Registration Statement on Form S-4 (No. 33-69112).

          (4)    Incorporated by reference to Registration Statement on Form S-4 (No. 33-69112).


          *      To be filed by amendment.

         (b) All financial statement schedules of BT Financial and Armstrong are omitted because they are not required, are not applicable or the required information is given in the consolidated financial statements or notes thereto incorporated by reference herein (in the case of BT Financial Corporation) or as presented elsewhere herein (in the case of Armstrong).

         (c) The opinion of Bahia Advisors, Inc. is included as Annex C to the Proxy Statement/Prospectus which forms a part of this registration statement.

ITEM 22.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6)     That every prospectus (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 19, 1996.

                                  BT FINANCIAL CORPORATION


                                  By:  /s/ JOHN H. ANDERSON
                                      ----------------------------------------
                                           John H. Anderson
                                           Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, John H. Anderson, Steven Ackman and Carl J. Motter, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                   Capacity                                     Date
       ---------                                   --------                                     ----
/s/ JOHN H. ANDERSON                       Chairman, Chief Executive                     March 19, 1996
----------------------------------------   Officer and Director
John H. Anderson                           (Principal Executive Officer)


/s/ MARK L. SOLLENBERGER                   Executive Vice President,                     March 19, 1996
----------------------------------------   Treasurer and Assistant Secretary
Mark L. Sollenberger                       (Principal Financial Officer)


/s/ DAVID A. CASADO                        Vice President and Controller                 March 19, 1996
----------------------------------------   (Principal Accounting Officer)
David A. Casado


/s/ MARTIN L. BEARER                       Director                                      March 19, 1996
----------------------------------------
Martin L. Bearer


/s/ BRUNO DEGOL                            Director                                      March 19, 1996
----------------------------------------
Bruno DeGol


/s/ LOUIS G. GALLIKER                      Director                                      March 11, 1996
----------------------------------------
Louis G. Galliker

       Signature                                   Capacity                                     Date
       ---------                                   --------                                     ----
/s/ WILLIAM B. KANIA                       Director                                      March 9, 1996
----------------------------------------
William B. Kania


/s/ L. ROBERT KIMBALL                      Director                                      March 12, 1996
----------------------------------------
L. Robert Kimball


/s/ EDWARD L. MEARS                        Director                                      March 14, 1996
----------------------------------------
Edward L. Mears


/s/ ROGER S. NAVE                          Director                                      March 12, 1996
----------------------------------------
Roger S. Nave


/s/ ETHEL J. OTROSINA                      Director                                      March 9, 1996
----------------------------------------
Ethel J. Otrosina


/s/ ROBERT G. SALATHE, JR.                 Director                                      March 9, 1996
----------------------------------------
Robert G. Salathe, Jr.


/s/ WILLIAM R. SNODDY                      Director                                      March 11, 1996
----------------------------------------
William R. Snoddy


/s/ GERALD W. SWATSWORTH                   Director                                      March 19, 1996
----------------------------------------
Gerald W. Swatsworth


/s/ W.A. THOMAS                            Director                                      March 19, 1996
----------------------------------------
W.A. Thomas


/s/ ROWLAND H. TIBBOTT, JR.                Director                                      March 9, 1996
-----------------------------------------
Rowland H. Tibbott, Jr.

                               INDEX TO EXHIBITS

                                                                                                                   Prior Filing
                                                                                                                       or
Exhibit No.                           Description                                                            Sequential Page Number
-----------                           -----------                                                            ----------------------
2.1.1                     Agreement and Plan of Reorganization dated as of October 24, 1995 by and among BT Financial Corporation, Johnstown Bank and Trust Company, and The
                          Armstrong County Trust Company (a copy of which is attached as Annex A to the Proxy Statement/Prospectus forming part of this registration statement).


2.1.2                     First Amendment to Agreement and Plan of Reorganization dated March __, 1996 by and among BT Financial Corporation, Johnstown Bank and Trust Company and
                          The Armstrong County Trust Company (a copy of which is attached as Annex B to the Proxy Statement/Prospectus forming part of this registration statement).


2.2                       Agreement and Plan of Reorganization by and between BT Financial Corporation            Incorporated by
                          and Moxham Bank Corporation dated January 12, 1996.                                     reference to
                                                                                                                  Current Report
                                                                                                                  on Form 8-K
                                                                                                                  dated January 12,
                                                                                                                  1996

2.3                       Stock Purchase Agreement dated September 1, 1995 by and among Huntington                Incorporated by
                          Bancshares West Virginia, Inc., The Huntington National Bank of                         reference to
                          Pennsylvania and BT Financial Corporation.                                              Current Report
                                                                                                                  on Form 8-K
                                                                                                                  dated December 14,
                                                                                                                  1995 (as amended)

3.1                       Articles of Incorporation of BT Financial Corporation as amended to August 16, 1991.    Incorporated by
                                                                                                                  reference to
                                                                                                                  Registration
                                                                                                                  Statement on Form
                                                                                                                  S-4 (No. 33-69112)


3.2                       By-laws of BT Financial Corporation as amended to September 23, 1992.                   Incorporated by
                                                                                                                  reference to
                                                                                                                  Registration
                                                                                                                  Statement on Form
                                                                                                                  S-4 (No. 33-69112)


5.1                       Opinion of Kirkpatrick & Lockhart LLP as to legality of the shares of common stock, par value $5.00 per share, of BT Financial Corporation being registered.*


8.1                       Opinion of Kirkpatrick & Lockhart LLP as to certain tax matters.*


24.1                      Consent of Coopers & Lybrand.


24.2                      Consent of S.R. Snodgrass.


24.3                      Consent of Kirkpatrick & Lockhart LLP (included in opinion filed as Exhibit 5.1).*


24.4                      Consent of Kirkpatrick & Lockhart LLP (included in opinion filed as Exhibit 8.1).*


24.5                      Consent of Bahia Advisors, Inc.


24.6                      Consent of Barnes, Saly & Company.


25.1                      Power of Attorney (included on page II-3 herewith).


99.1                      Form of Proxy to be delivered to shareholders of The Armstrong County Trust Company

--------
*   To be filed by amendment.